SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Chicopee Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Joint Proxy Statement/Prospectus

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On April 4, 2016, the boards of directors of Westfield Financial, Inc., or Westfield, and Chicopee Bancorp, Inc., or Chicopee, each unanimously approved a merger agreement between Westfield and Chicopee, pursuant to which Chicopee will merge with and into Westfield, with Westfield surviving the merger. Immediately following the merger, Chicopee Savings Bank, the wholly-owned subsidiary of Chicopee, will merge with and into Westfield Bank, the wholly-owned subsidiary of Westfield, with Westfield Bank surviving the merger.

Westfield is holding an annual meeting for its shareholders and Chicopee is holding a special meeting for its shareholders to vote on the proposals necessary to complete the merger. The merger cannot be completed unless the holders of at least two-thirds of the shares of Westfield common stock outstanding and entitled to vote and the holders of at least a majority of the shares of Chicopee common stock outstanding and entitled to vote at each company’s shareholder meeting vote to adopt and approve the merger agreement. The boards of directors of Westfield and Chicopee each unanimously recommends that their respective shareholders vote “FOR” adoption and approval of the merger agreement.

The annual meeting of Westfield shareholders will be held at the Sheraton Springfield Monarch Place, One Monarch Place, Springfield, Massachusetts 01144 on September 29, 2016, at 10:00 a.m., local time. The special meeting of Chicopee shareholders will be held at the Castle of the Knights, 1599 Memorial Drive, Chicopee, Massachusetts 01020 on September 28, 2016, at 10:00 a.m., local time.

If the merger is completed, Chicopee shareholders will receive 2.425 shares of Westfield common stock for each share of Chicopee common stock they own on the effective date of the merger. Chicopee shareholders will also receive cash in lieu of any fractional shares they would have otherwise received in the merger. Westfield has registered 15,500,072 shares of its common stock for issuance to the Chicopee shareholders, which represents the estimated maximum number of shares of Westfield common stock that may be issued upon the completion of the merger described herein. Although the number of shares of Westfield common stock that holders of Chicopee common stock will be entitled to receive is fixed, the market value of the stock consideration will fluctuate with the market price of Westfield common stock and will not be known at the time Chicopee shareholders vote on the merger. However, as described in more detail elsewhere in this joint proxy statement/prospectus, under the terms of the merger agreement, if the average price of Westfield common stock over a specified period of time prior to completion of the merger decreases 20% or more below the average price of Westfield common stock over a specified period of time prior to the date of the merger agreement, and the average price of Westfield common stock during the same period prior to completion of the merger similarly declines relative to the performance of the NASDAQ Bank Index, Chicopee would have a right to terminate the merger agreement, unless Westfield elects to increase the exchange ratio, which would result in additional shares of Westfield common stock being issued.

Westfield common stock is listed on the NASDAQ Global Select Market under the symbol “WFD” and Chicopee common stock is listed on the NASDAQ Global Market under the symbol “CBNK.” On April 4, 2016, which was the last trading day preceding the public announcement of the proposed merger, the closing price of Westfield common stock was $8.42 per share, which after giving effect to the exchange ratio has an implied value of $20.42 per share. On August 4, 2016, which was the most recent practicable trading day before the printing of this joint proxy statement/prospectus, the closing price of Westfield common stock was $7.55, which after giving effect to the exchange ratio, has an implied value of approximately $18.31 per share and would result in total merger consideration valued at $117.0 million assuming the issuance of the maximum number of shares Westfield common stock set forth above. The market prices of Westfield and Chicopee will fluctuate between now and the closing of the merger. We urge you to obtain current market quotations for both Westfield and Chicopee common stock.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend your company’s shareholder meeting, please take the time to vote by completing and mailing the enclosed proxy card or by submitting a proxy through the Internet or by telephone as described in the instructions on the enclosed proxy card as soon as possible to make sure your shares are represented at the shareholder meeting. If you hold shares through a bank or broker, please use the voting instructions you have received from your bank or broker. If you submit a properly signed proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” each of the proposals being voted on at your company’s shareholder meeting. The failure to vote by submitting your proxy or attending your company’s shareholder meeting and voting in person will have the same effect as a vote against adoption and approval of the merger agreement.

The accompanying document serves as the joint proxy statement for the annual meeting of Westfield and the special meeting of Chicopee, and as the prospectus for the shares of Westfield common stock to be issued in connection with the merger. This joint proxy statement/prospectus describes the shareholder meetings, the merger, the documents related to the merger and other related matters. Westfield and Chicopee have sent you this joint proxy statement/prospectus and the proxy card because their respective board of directors is soliciting your proxy to vote at the respective shareholder meeting. Please carefully review and consider this joint proxy statement/prospectus. Please give particular attention to the discussion under the heading “Risk Factors” beginning on page 27 for risk factors relating to the merger which you should consider.

We look forward to the successful completion of the merger.

Sincerely,

James C. Hagan Westfield Financial, Inc. President and Chief Executive Officer	William J. Wagner Chicopee Bancorp, Inc. President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved of the securities to be issued in the merger or determined if the attached joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The shares of Westfield common stock to be issued in the merger are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by any federal or state governmental agency.

This joint proxy statement/prospectus is dated August 8, 2016, and is first being mailed to Westfield shareholders and Chicopee shareholders on or about August 12, 2016.

P.O. Box 300

Chicopee, Massachusetts 01014

(413) 594-6692

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON

A special meeting of shareholders of Chicopee Bancorp, Inc., or Chicopee, will be held at the Castle of the Knights, 1599 Memorial Drive, Chicopee, Massachusetts 01020 on September 28, 2016, at 10:00 a.m., local time, for the following purposes:

1.	to consider and vote on a proposal to approve the Agreement and Plan of Merger, or the merger agreement, by and between Westfield Financial, Inc., or Westfield, and Chicopee, dated as of April 4, 2016, pursuant to which Chicopee will merge with and into Westfield with Westfield surviving;

2.	to consider and vote on an advisory (non-binding) proposal to approve the compensation payable to the named executive officers of Chicopee in connection with the merger; and

3.	to consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

The merger agreement and proposed merger of Chicopee with and into Westfield is more fully described in the attached joint proxy statement/prospectus, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Annex A to the attached joint proxy statement/prospectus.

The board of directors of Chicopee has established the close of business on August 3, 2016 as the record date for the special meeting. Only record holders of Chicopee common stock as of the close of business on that date will be entitled to notice of and vote at the special meeting or any adjournment or postponement of that meeting. A list of shareholders entitled to vote at the special meeting will be available for inspection at the special meeting and before the special meeting, during the period beginning two business days after notice of the meeting is given and upon written request by any Chicopee shareholder. The affirmative vote of holders of at least a majority of the shares of Chicopee common stock outstanding and entitled to vote at the special meeting is required to approve the merger agreement.

Your vote is important, regardless of the number of shares that you own. Please complete, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope or submit a proxy through the Internet or by telephone as described in the instructions contained on the enclosed proxy card. Voting by proxy will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend. You may revoke your proxy at any time before the meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions furnished to you by such record holder with these materials. If you do not vote in person or by proxy, the effect will be a vote “AGAINST” approval of the merger agreement.

The Chicopee board of directors unanimously recommends that you vote “FOR” approval of the merger agreement, “FOR” approval, on an advisory (non-binding) basis, of the compensation payable to the named executive officers of Chicopee in connection with the merger, and “FOR” the adjournment proposal as described above.

By Order of the Board of Directors,

Theresa C. Szlosek

Corporate Secretary

Chicopee, Massachusetts

August 8, 2016

141 Elm Street

Westfield, Massachusetts 01085

(413) 568-1911

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

An annual meeting of shareholders of Westfield Financial, Inc., or Westfield, will be held at the Sheraton Springfield Monarch Place, One Monarch Place, Springfield, Massachusetts 01144 on September 29, 2016, at 10:00 a.m., local time, for the following purposes:

1.	to consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, or the merger agreement, by and between Westfield and Chicopee Bancorp, Inc., or Chicopee, dated as of April 4, 2016, pursuant to which Chicopee will merge with and into Westfield with Westfield surviving;

2.	to consider and vote on a proposal to elect the nominees named in the attached joint proxy statement/prospectus as directors to serve on the Westfield board of directors for a term of office stated therein;

3.	to consider and vote on a proposal to approve an advisory (non-binding) resolution on the compensation of Westfield’s named executive officers;

4.	to consider and vote on a proposal to ratify the appointment of Wolf & Company, P.C. as Westfield’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

5.	to consider and vote on a proposal to approve one or more adjournments of the annual meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the annual meeting, or at any adjournment or postponement of that meeting, to adopt and approve the merger agreement; and

6.	to consider and act upon such other matters as may properly come before the annual meeting or any adjournment or postponement of that meeting.

The merger agreement and proposed merger of Chicopee with and into Westfield is more fully described in the attached joint proxy statement/prospectus, which you should read carefully and in its entirety before voting. A copy of the merger agreement is included as Annex A to the attached joint proxy statement/prospectus.

The board of directors of Westfield has established the close of business on August 5, 2016 as the record date for the annual meeting. Only record holders of Westfield common stock as of the close of business on that date will be entitled to notice of and vote at the annual meeting or any adjournment or postponement of that meeting. A list of shareholders entitled to vote at the annual meeting will be available for inspection at the annual meeting and before the annual meeting, during the period beginning two business days after notice of the meeting is given and upon written request by any Westfield shareholder. The affirmative vote of holders of at least two-thirds of the shares of Westfield common stock outstanding and entitled to vote at the annual meeting is required to adopt and approve the merger agreement.

Your vote is important, regardless of the number of shares that you own. Please complete, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope or submit a proxy through the Internet or by telephone as described in the instructions contained on the enclosed proxy card. Voting by proxy will not prevent you from voting in person at the annual meeting, but will assure that your vote is counted if you are unable to attend. You may revoke your proxy at any time before the meeting. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions furnished to you by such record holder with these materials. If you do not vote in person or by proxy, the effect will be a vote “AGAINST” adoption and approval of the merger agreement.

The Westfield board of directors unanimously recommends that you vote “FOR” adoption and approval of the merger agreement, “FOR” all of the nominees for election as directors, “FOR” approval of the advisory (non-binding) resolution on the compensation of Westfield’s named executive officers, “FOR” ratification of the appointment of Wolf & Company, P.C. as Westfield’s independent registered public accounting firm, and “FOR” the adjournment proposal as described above.

By Order of the Board of Directors,

James C. Hagan

Chief Executive Officer

Westfield, Massachusetts

August 8, 2016

ADDITIONAL INFORMATION

The accompanying joint proxy statement/prospectus incorporates by reference important business and financial information about Westfield and Chicopee from documents that are not included in or delivered with the joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Westfield Financial, Inc. 141 Elm Street Westfield, Massachusetts 01085 Attention: Leo R. Sagan, CFO (413) 568-1911 www.westfieldbank.com (“Investor Relations” tab)	Chicopee Bancorp, Inc. P.O. Box 300 Chicopee, Massachusetts 01014 Attention: Theresa C. Szlosek (413) 594-6692 www.chicopeesavings.com (“Investor Relations” tab)

To obtain timely delivery, you must request the information no later than five business days before the applicable shareholder meeting. In the case of Chicopee shareholders, this means that you must make your request no later than September 21, 2016, and in the case of Westfield shareholders, this means that you must make your request no later than September 22, 2016.

For a more detailed description of the information incorporated by reference into the accompanying joint proxy statement/prospectus and how you may obtain it, see “Where You Can Find More Information” beginning on page 157.

The accompanying joint proxy statement/prospectus provides a detailed description of the merger and the merger agreement. We urge you to read the joint proxy statement/prospectus, including any documents incorporated by reference into the joint proxy statement/prospectus, and its annexes carefully and in their entirety. If you have any questions concerning the merger, the other meeting matters or the joint proxy statement/prospectus, or need assistance voting your shares, please contact Alliance Advisors, the proxy solicitor for Westfield and Chicopee, at the address or telephone number listed below:

Alliance Advisors LLC 200 Broadacres Drive, 3rd floor Bloomfield, NJ 07003 (855) 928-4494

Please do not send your stock certificates at this time. Chicopee shareholders will be sent separate instructions regarding the surrender of their stock certificates.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SHAREHOLDER MEETINGS

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger and the shareholder meetings. These questions and answers may not address all questions that may be important to you as a shareholder. To better understand these matters, and for a description of the legal terms governing the merger, you should carefully read this entire joint proxy statement/prospectus, including the annexes, as well as the documents that have been incorporated by reference into this joint proxy statement/prospectus.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:	Westfield and Chicopee have agreed to the acquisition of Chicopee by Westfield under the terms of the merger agreement that is described in this joint proxy statement/prospectus. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. In order to complete the merger, Westfield and Chicopee shareholders must adopt and approve the merger agreement. Westfield will hold an annual meeting of shareholders and Chicopee will hold a special meeting of shareholders to obtain this approval. This joint proxy statement/prospectus contains important information about the merger, the merger agreement, the shareholder meetings of Westfield and Chicopee and other related matters, and you should read it carefully. The enclosed voting materials for each shareholder meeting allow you to vote your shares of common stock without attending your company’s shareholder meeting in person.

We are delivering this joint proxy statement/prospectus to you as both a joint proxy statement of Westfield and Chicopee and a prospectus of Westfield. It is a joint proxy statement because the boards of directors of both Westfield and Chicopee are soliciting proxies from their respective shareholders. Your proxy will be used at your respective shareholder meeting or at any adjournment or postponement of that shareholder meeting. It is also a prospectus because Westfield will issue Westfield common stock to Chicopee shareholders as consideration in the merger, and this prospectus contains information about that common stock.

Q:	What will happen in the merger?

A:	In the proposed merger, Chicopee will merge with and into Westfield, with Westfield being the surviving entity. Following the merger, Chicopee Savings Bank will be merged with and into Westfield Bank, with Westfield Bank being the surviving entity. Following the effective time of the merger, the combined company will be renamed Western New England Bancorp with the NASDAQ trading symbol “WNEB.” The combined bank will do business under the Westfield Bank name.

Q:	What will I receive in the merger?

A:	Chicopee Shareholders. If the merger is completed, Chicopee shareholders will be entitled to receive 2.425 shares of Westfield common stock for each outstanding share of Chicopee common stock held at the time of the merger.

The value of the stock consideration is dependent upon the value of Westfield common stock and therefore will fluctuate with the market price of Westfield common stock. Accordingly, any change in the price of Westfield common stock prior to the merger will affect the market value of the stock consideration that Chicopee shareholders will receive as a result of the merger.

Westfield Shareholders. Westfield shareholders will continue to hold their existing shares. Following the merger, Westfield common stock will continue to trade on the NASDAQ Global Select Market under the symbol “WNEB.”

Q:	Will I receive any fractional shares of Westfield common stock as part of the merger consideration?

A:

No. Westfield will not issue any fractional shares of Westfield common stock in the merger. Instead, Westfield will pay you the cash value of a fractional share (without interest) in an amount determined by multiplying the fractional share interest to which you would otherwise be entitled by the average of the closing sales prices of one share of Westfield common stock on The NASDAQ Stock Market, or NASDAQ, for the 10 trading days immediately preceding the closing date, as reported by The Wall Street Journal.

Q:	What will happen to shares of Westfield common stock in the merger?

A:	Westfield shareholders will not receive any merger consideration for their Westfield common stock. Each share of Westfield common stock outstanding will remain outstanding as a share of Westfield common stock. Following the merger, Westfield common stock will continue to trade on the NASDAQ Global Select Market under the symbol “WNEB.”

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of shares of Chicopee common stock?

A:	The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. Accordingly, Chicopee shareholders generally will not recognize any gain or loss on the conversion of shares of Chicopee common stock solely into shares of Westfield common stock. However, a Chicopee shareholder generally will be subject to tax on cash received in lieu of any fractional share of Westfield common stock that a Chicopee shareholder would otherwise be entitled to receive. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88.

Q:	Will I be able to trade the shares of Westfield common stock that I receive in the merger?

A:	You may freely trade the shares of Westfield common stock issued in the merger, unless you are an “affiliate” of Westfield as defined by Rule 144 under the Securities Act of 1933, as amended. Affiliates consist of individuals or entities that control, are controlled by or are under the common control with Westfield, and include the executive officers and directors of Westfield after the merger and may include significant shareholders of Westfield.

Q:	What are the conditions to completion of the merger?

A:	The obligations of Westfield and Chicopee to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals and tax opinions, and the adoption and approval of the merger agreement by the shareholders of both Westfield and Chicopee.

Q:	When do you expect the merger to be completed?

A:	We will complete the merger when all of the conditions to completion contained in the merger agreement are satisfied or waived, including obtaining required regulatory approvals and the adoption and approval of the merger agreement by Westfield and Chicopee shareholders at their respective shareholder meetings. While we expect the merger to be completed in the fourth quarter of 2016, because fulfillment of some of the conditions to completion of the merger is not entirely within our control, we cannot assure you of the actual timing.

Q:	What shareholder approvals are required to complete the merger?

A:	The merger cannot be completed unless the holders of at least two-thirds of the shares of Westfield common stock outstanding and entitled to vote and the holders of at least a majority of the shares of Chicopee common stock outstanding and entitled to vote at each company’s shareholder meeting vote to adopt and approve the merger agreement.

Q:	Are there any shareholders already committed to voting in favor of the merger agreement?

A:	Yes. Each of the directors and executive officers of Chicopee have entered into a voting agreement with Westfield, requiring each of them to vote all shares of Chicopee common stock owned by such person in favor of approval of the merger agreement. As of the record date, these directors and executive officers held shares of Chicopee common stock, which represented approximately 4.34% of the outstanding shares of Chicopee common stock. In addition, Westfield holds 91,863 shares of Chicopee common stock, which represented approximately 1.76% of the outstanding shares of Chicopee common stock as of the record date.

Q:	When and where are the shareholder meetings?

A:	The special meeting of shareholders of Chicopee will be held at the Castle of the Knights, 1599 Memorial Drive, Chicopee, Massachusetts 01020 on September 28, 2016, at 10:00 a.m., local time. The annual meeting of shareholders of Westfield will be held at the Sheraton Springfield Monarch Place, One Monarch Place, Springfield, Massachusetts 01144 on September 29, 2016, at 10:00 a.m., local time.

Q:	What will happen at the shareholder meetings?

A:	At the shareholder meetings, Westfield and Chicopee shareholders will consider and vote on the proposal to adopt and approve the merger agreement. Additionally, Chicopee shareholders will consider and vote on an advisory (non-binding) proposal to approve the compensation payable to the named executive officers of Chicopee in connection with the merger. Additionally, Westfield shareholders will consider and vote on proposals to elect the nominees named in this joint proxy statement/prospectus as directors to serve on the Westfield board of directors, approve an advisory (non-binding) resolution on the compensation of Westfield’s named executive officers, and ratify the appointment of Wolf & Company, P.C. as Westfield’s independent registered public accounting firm. If, at the time of the Westfield or Chicopee shareholder meeting, there are insufficient votes for the shareholders to adopt and approve the merger agreement, you may be asked to consider and vote on a proposal to adjourn such shareholder meeting, so that additional proxies may be collected.

Q:	Who is entitled to vote at the Chicopee shareholder meeting?

A:	All holders of Chicopee common stock who held shares at the close of business on August 3, 2016, which is the record date for the special meeting of Chicopee shareholders, are entitled to receive notice of and to vote at the Chicopee special meeting. Each holder of Chicopee common stock is entitled to one vote for each share of Chicopee common stock owned as of the record date.

Q:	Who is entitled to vote at the Westfield shareholder meeting?

A:	All holders of Westfield common stock who held shares at the close of business on August 5, 2016, which is the record date for the annual meeting of Westfield shareholders, are entitled to receive notice of and to vote at the Westfield annual meeting. Each holder of Westfield common stock is entitled to one vote for each share of Westfield common stock owned as of the record date.

Q:	What constitutes a quorum for a shareholder meeting?

A:	The quorum requirement for each company’s shareholder meeting is the presence in person or by proxy of a majority of the total number of outstanding shares of common stock entitled to vote.

Q:	How do the boards of directors of Westfield and Chicopee recommend I vote?

A:	After careful consideration, each of the Westfield and Chicopee boards of directors unanimously recommends that all of their respective shareholders vote “FOR” adoption and approval of the merger agreement, and “FOR” the adjournment proposal, if necessary. The Chicopee board of directors also unanimously recommends that shareholders vote “FOR” approval, on an advisory (non-binding) basis, of the compensation payable to Chicopee’s named executive officers in connection with the merger. The Westfield board of directors also unanimously recommends that shareholders vote “FOR” all of the nominees for election as directors, “FOR” approval of the advisory (non-binding) resolution on the compensation of Westfield’s named executive officers, and “FOR” ratification of the appointment of Wolf & Company, P.C. as Westfield’s independent registered public accounting firm.

Q:	Are there any risks that I should consider in deciding whether to vote for adoption and approval of the merger agreement?

A:	Yes. You should read and carefully consider the risk factors set forth in the section in this joint proxy statement/prospectus entitled “Risk Factors,” beginning on page 27, as well as the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in the section of this joint proxy statement/prospectus entitled “Information Regarding Forward-Looking Statements” on page 32.

Q:	Why am I being asked to cast an advisory (non-binding) vote to approve the compensation payable to certain Chicopee officers in connection with the merger?

A:	The Securities and Exchange Commission, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, adopted rules that require Chicopee to seek an advisory (non-binding) vote with respect to certain payments that will or may be made to Chicopee’s named executive officers in connection with the merger. See “The Merger—Interests of Chicopee’s Directors and Executive Officers in the Merger” beginning on page 69.

Q:	What will happen if Chicopee shareholders do not approve the compensation at the special meeting?

A:	Approval of the compensation payable in connection with the merger is not a condition to completion of the merger. The vote with respect to the compensation is an advisory vote and will not be binding on Chicopee regardless of whether the merger agreement is adopted and approved. Accordingly, as the compensation to be paid to the Chicopee executives in connection with the merger is contractual, such compensation will or may be payable if the merger is completed regardless of the outcome of the advisory vote.

Q:	What do I need to do now?

A:	You should carefully read and consider the information contained in or incorporated by reference into this joint proxy statement/prospectus, including its annexes. It contains important information about the merger, the merger agreement, Westfield and Chicopee. After you have read and considered this information, you should complete and sign your proxy card and return it in the enclosed postage-paid envelope or submit a proxy through the Internet or by telephone as soon as possible so that your shares will be represented and voted at your company’s shareholder meeting.

Q:	How may I vote my shares for the shareholder meeting proposals presented in this joint proxy statement/prospectus?

A:	You may vote by accessing the Internet website or calling the telephone number specified on the proxy card or by completing, signing, dating and returning the proxy card in the enclosed postage-paid envelope as soon as possible. This will enable your shares to be represented and voted at your company’s shareholder meeting. If you attend the meeting, you may deliver your completed proxy card in person or may vote by completing a ballot that will be available at the meeting. If your shares are registered in “street name” in the name of a broker or other nominee and you wish to vote at the meeting, you will need to obtain a legal proxy from your bank or brokerage firm. Please consult the voting form sent to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the meeting.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

A:	No. Your broker, bank or other nominee will not vote your shares unless you provide instructions to your broker, bank or other nominee on how to vote. You should instruct your broker, bank or other nominee to vote your shares by following the instructions provided by the broker, bank or nominee with this joint proxy statement/prospectus.

Q:	How will my shares be represented at the shareholder meeting?

A:	At the shareholder meetings for each of Westfield and Chicopee, the individuals named in your proxy card will vote your shares in the manner you requested if you properly signed and submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted: (1) “FOR” the adoption and approval of the merger agreement; and (2) “FOR” the approval of the adjournment of the shareholder meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt and approve the merger agreement at the time of the shareholder meeting. Additionally, shares of Chicopee common stock will be voted “FOR” the approval, on an advisory (non-binding) basis, of the compensation payable to Chicopee’s named executive officers in connection with the merger. Additionally, shares of Westfield common stock will be voted “FOR” all of the nominees for election as directors, “FOR” approval of the advisory (non-binding) resolution on the compensation of Westfield’s named executive officers, and “FOR” ratification of the appointment of Wolf & Company, P.C. as Westfield’s independent registered public accounting firm.

Q:	What if I fail to submit my proxy card or to instruct my broker, bank or other nominee?

A:	If you fail to properly submit your proxy card or to instruct your broker, bank or other nominee to vote your shares of Westfield or Chicopee common stock, and you do not attend your company’s shareholder meeting and vote your shares in person, your shares will not be voted. This will have the same effect as a vote “AGAINST” adoption and approval of the merger agreement, but will have no impact on the outcome of the other proposals.

Q:	Can I attend the shareholder meeting and vote my shares in person?

A:	Yes. Although the Westfield and Chicopee boards of directors request that you return the proxy card accompanying this joint proxy statement/prospectus, all shareholders are invited to attend their company’s shareholder meeting. Shareholders of record on August 3, 2016 can vote in person at the Chicopee special meeting, and shareholders of record on August 5, 2016 can vote in person at the Westfield annual meeting. If your shares are held by a broker, bank or other nominee, then you are not the shareholder of record and you must bring to the shareholder meeting appropriate documentation from your broker, bank or other nominee to enable you to vote at the shareholder meeting.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. If you do not hold your shares in “street name,” there are three ways you can change your vote at any time after you have submitted your proxy and before your proxy is voted at the shareholder meeting:

•	you may deliver a written notice bearing a date later than the date of your proxy card to the company’s Secretary at the address listed below, stating that you revoke your proxy;

•	you may submit a new signed proxy card bearing a later date or vote again by telephone or Internet (any earlier proxies will be revoked automatically); or

•	you may attend the shareholder meeting and vote in person, although attendance at the shareholder meeting will not, by itself, revoke a proxy.

You should send any notice of revocation to the appropriate company at:

Westfield Financial, Inc. 141 Elm Street Westfield, Massachusetts 01085 Attention: Gerald P. Ciejka, Secretary	Chicopee Bancorp, Inc. P.O. Box 300 Chicopee, Massachusetts 01014 Attention: Theresa C. Szlosek, Corporate Secretary

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your voting instructions.

Q:	What if I hold stock of both Westfield and Chicopee?

A:	If you hold shares of both Westfield and Chicopee, you will receive two separate packages of proxy materials. A vote as a Chicopee shareholder for the merger proposal or any other proposals to be considered at the Chicopee special meeting will not constitute a vote as a Westfield shareholder for the merger proposal or any other proposals to be considered at the Westfield annual meeting, and vice versa. Therefore, please sign, date and return all proxy cards that you receive (or vote via the Internet or by telephone), whether from Westfield or Chicopee.

Q:	What happens if I sell my shares after the record date but before the shareholder meeting?

A:	The record dates of the shareholder meetings are earlier than the dates of the shareholder meetings and the date that the merger is expected to be completed. If you sell or otherwise transfer your shares after the record date for the shareholder meeting of the company in which you own such shares, but before the date of such company’s shareholder meeting, you will retain your right to vote at such company’s shareholder meeting, but if you are a Chicopee shareholder, you will not have the right to receive the merger consideration to be received by Chicopee shareholders in the merger. In order to receive the merger consideration, a Chicopee shareholder must hold his or her shares through completion of the merger.

Q:	What do I do if I receive more than one joint proxy statement/prospectus or set of voting instructions?

A:	If you hold shares directly as a record holder and also in “street name” or otherwise through a nominee, you may receive more than one joint proxy statement/prospectus and/or set of voting instructions relating to the shareholder meeting. These should each be voted and/or returned separately in order to ensure that all of your shares are voted.

Q:	Are Chicopee shareholders entitled to seek appraisal or dissenters’ rights if they do not vote in favor of the approval of the merger agreement?

A:	No. Under the Massachusetts Business Corporation Act, or the MBCA, Chicopee shareholders will not have appraisal rights in connection with the merger.

Q:	Should Chicopee shareholders send in their stock certificates now?

A:	No. Chicopee shareholders will receive a letter of transmittal and instructions for surrendering their stock certificates. In the meantime, you should retain your stock certificates because they are still valid. Please do not send in your stock certificates with your proxy card.

Q:	Will a proxy solicitor be used?

A:

Yes. Westfield and Chicopee have each engaged Alliance Advisors to assist in the solicitation of proxies for their respective shareholder meetings. Westfield and Chicopee will pay a joint fee of approximately $25,000, split equally, plus reasonable out-of-pocket expenses to Alliance Advisors. Each of Westfield and

Chicopee will bear the cost of preparing, assembling, printing and mailing these proxy materials for their respective meeting. The solicitation of proxies or votes for the meetings may also be made in person, by telephone, or by electronic communication by each of Westfield and Chicopee’s directors, officers, and employees, none of whom will receive any additional compensation for such solicitation activities. In addition, each of Westfield and Chicopee may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	Where can I find more information about the companies?

A:	You can find more information about Westfield and Chicopee from the various sources described under “Where You Can Find More Information” beginning on page 157.

Q:	Whom should I call with questions?

A:	If you have any questions concerning the merger, the other meeting matters or the joint proxy statement/prospectus, or need assistance voting your shares, please contact Alliance Advisors, proxy solicitor for Westfield and Chicopee, at the address or telephone number listed below:

Alliance Advisors LLC

200 Broadacres Drive, 3rd floor

Bloomfield, NJ 07003

(855) 928-4494

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the information that may be important to you. We urge you to read carefully the entire document and the other documents to which this joint proxy statement/prospectus refers in order to fully understand the merger and the related transactions. See “Where You Can Find More Information” beginning on page 157. Each item in this summary refers to the page of this joint proxy statement/prospectus on which that subject is discussed in more detail.

The Companies (Page 34)

Westfield Financial, Inc.

Westfield is a Massachusetts-chartered stock holding company incorporated in Massachusetts in 2001, with its principal headquarters located in Westfield, Massachusetts. Westfield is the parent company of Westfield Bank. Westfield Bank was formed in 1853 and is a federally chartered savings bank regulated by the Office of Comptroller of the Currency, or the OCC. As a community bank, Westfield Bank focuses on servicing commercial customers, including originating commercial and industrial loans and offering commercial deposits. Westfield believes that this business focus is best for its long-term success and viability, and complements its existing commitment to high quality customer service.

Elm Street Securities Corporation, a Massachusetts-chartered corporation, was formed by Westfield Bank to hold qualified securities. In February 2007, Westfield formed WFD Securities, Inc., a Massachusetts-chartered corporation, to hold qualified securities. In October 2009, Westfield Bank formed WB Real Estate Holdings, LLC, a Massachusetts-chartered limited liability company, to hold real property acquired as security for debts previously contracted by Westfield Bank.

Westfield Bank operates 13 banking offices in Agawam, Feeding Hills, East Longmeadow, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts and Granby and Enfield, Connecticut. Westfield’s banking offices in Granby and Enfield, Connecticut, which opened in June 2013 and November 2014, respectively, are its first locations outside of western Massachusetts. Westfield Bank also has 12 free-standing ATM locations in Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts. Westfield Bank’s primary deposit gathering area is concentrated in the communities surrounding these locations and its primary lending area includes all of Hampden County in western Massachusetts and Hartford and Tolland Counties in northern Connecticut. In addition, Westfield Bank provides online banking services through its website located at www.westfieldbank.com.

At March 31, 2016, Westfield had $1.37 billion in assets, $928.1 million in deposits and $143.0 million of shareholders’ equity.

Westfield’s principal executive offices are located at 141 Elm Street, Westfield, Massachusetts 01085, its phone number is (413) 568-1911 and its website is www.westfieldbank.com. Information that is included in this website does not constitute part of this joint proxy statement/prospectus.

Chicopee Bancorp, Inc.

Chicopee, a Massachusetts corporation, was formed in 2006 by Chicopee Savings Bank to become the holding company for Chicopee Savings Bank upon completion of its conversion from a mutual savings bank to a stock savings bank. The conversion and the offering were completed on July 19, 2006.

Chicopee Savings Bank, a Massachusetts stock savings bank, was organized in 1845 under the name Cabot Savings Bank and adopted its present name in 1854. Chicopee Savings Bank is a full-service, community oriented financial institution offering products and services to individuals and businesses. Chicopee Savings Bank operates eight full service branch offices, four in Chicopee, Massachusetts, and one each in Ludlow, West Springfield, South Hadley and Ware, Massachusetts. Chicopee Savings Bank also operates a seasonal branch office in West Springfield, Massachusetts and a lending and operations center in Chicopee, Massachusetts. In addition, Chicopee Savings Bank has 11 free-standing ATM locations and 22 seasonal ATM locations. Chicopee Savings Bank’s deposits are insured by the Federal Deposit Insurance Corporation, or FDIC, and the Depositors’ Insurance Fund of Massachusetts. Chicopee Savings Bank is also a member of the Federal Home Loan Bank of Boston, or FHLB, and is regulated by the FDIC and the Massachusetts Division of Banks. Chicopee Savings Bank’s business consists primarily of making loans to its customers, including residential mortgages, commercial real estate loans, commercial loans, consumer loans and home equity loans, and investing in a variety of investment securities. Chicopee Savings Bank funds these lending and investment activities with deposits from the general public, funds generated from operations and borrowings. Chicopee Savings Bank also sells a portion of its residential one- to four-family real estate loans to the secondary market to reduce interest rate risk. During the years ended December 31, 2015 and 2014, Chicopee Savings Bank sold 18.2% and 24.0%, respectively, of the one- to four-family real estate loans it originated to the secondary market. Chicopee Savings Bank maintains the servicing rights on all loans originated and sold into the secondary market. Chicopee Savings Bank’s revenues are derived from the generation of interest and fees on loans, interest and dividends on investment securities, fees from its retail banking operation, and investment management. Chicopee Savings Bank’s primary sources of funds are deposits, principal and interest payments on loans and investments, advances from the FHLB and proceeds from loan sales. Chicopee Savings Bank also provides access to insurance and investment products through its financial services division, the Financial Services Center of Chicopee Savings Bank.

At March 31, 2016, Chicopee had $692.2 million in assets, $528.1 million in deposits and $89.8 million of shareholders’ equity.

Chicopee’s principal executive offices are located at 70 Center Street, Chicopee, Massachusetts 01013, its phone number is (413) 594-6692 and its website is www.chicopeesavings.com. Information that is included in this website does not constitute part of this joint proxy statement/prospectus.

The Special Meeting of Shareholders of Chicopee

Date, Time and Place of the Special Meeting (Page 36)

Chicopee will hold its special meeting of shareholders at the Castle of the Knights, 1599 Memorial Drive, Chicopee, Massachusetts 01020 on September 28, 2016, at 10:00 a.m., local time.

Purpose of the Special Meeting (Page 36)

At the special meeting, you will be asked to vote on proposals to:

1.	approve the merger agreement;

2.	approve, on an advisory (non-binding) basis, the compensation payable to the named executive officers of Chicopee in connection with the merger; and

3.	approve one or more adjournments of the special meeting, if necessary.

Recommendation of Chicopee Board of Directors (Page 36)

The Chicopee board of directors unanimously recommends that you vote “FOR” approval of the merger agreement, “FOR” approval, on an advisory (non-binding) basis, of the compensation payable to the named executive officers of Chicopee in connection with the merger, and “FOR” approval of the proposal to adjourn the special meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote (Page 36)

Only holders of record of Chicopee common stock at the close of business on the record date of August 3, 2016 are entitled to notice of and to vote at the special meeting. As of the record date, there were 5,233,939 shares of Chicopee common stock outstanding, held of record by approximately 567 shareholders.

Quorum; Vote Required (Pages 36 and 40)

A quorum of Chicopee shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of outstanding shares of Chicopee common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. Chicopee will include proxies marked as abstentions and broker non-votes in determining the presence of a quorum at the special meeting.

The affirmative vote of holders of at least a majority of the shares of Chicopee common stock outstanding and entitled to vote at the special meeting is required to approve the merger agreement. The affirmative vote of holders of at least a majority of votes cast at the special meeting is required to approve, on an advisory (non-binding) basis, the compensation payable to the named executive officers of Chicopee in connection with the merger, and the proposal to adjourn the special meeting.

Share Ownership of Management; Voting Agreement (Page 37)

As of the record date, the directors and executive officers of Chicopee and their affiliates collectively owned 227,170 shares of Chicopee common stock, or approximately 4.34% of Chicopee’s outstanding shares. In addition, Westfield holds 91,863 shares of Chicopee common stock, which represented approximately 1.76% of the outstanding shares of Chicopee common stock as of the record date.

Each of the directors and executive officers of Chicopee has entered into a voting agreement with Westfield, requiring each of them to vote all shares of Chicopee common stock beneficially owned by such person in favor of approval of the merger agreement.

The Annual Meeting of Shareholders of Westfield

Date, Time and Place of the Annual Meeting (Page 42)

Westfield will hold its annual meeting of shareholders at Sheraton Springfield Monarch Place, One Monarch Place, Springfield, Massachusetts 01144, on September 29, 2016, at 10:00 a.m., local time.

Purpose of the Annual Meeting (Page 42)

At the annual meeting, you will be asked to vote on proposals to:

1.	adopt and approve the merger agreement;

2.	elect the nominees named in this joint proxy statement/prospectus as directors to serve on the Westfield board of directors;

3.	approve an advisory (non-binding) resolution on the compensation of Westfield’s named executive officers;

4.	ratify the appointment of Wolf & Company, P.C. as Westfield’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	approve one or more adjournments of the annual meeting, if necessary.

Recommendation of Westfield Board of Directors (Page 42)

The Westfield board of directors unanimously recommends that you vote “FOR” adoption and approval of the merger agreement, “FOR” all of the nominees for election as directors, “FOR” approval of the advisory (non-binding) resolution on the compensation of Westfield’s named executive officers, “FOR” ratification of the appointment of Wolf & Company, P.C. as Westfield’s independent registered public accounting firm, and “FOR” approval of the proposal to adjourn the annual meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote (Page 42)

Only holders of record of Westfield common stock at the close of business on the record date of August 5, 2016 are entitled to notice of and to vote at the annual meeting. As of the record date, there were 18,330,487 shares of Westfield common stock outstanding, held of record by approximately 1,987 shareholders.

Quorum; Vote Required (Pages 43 and 46)

A quorum of Westfield shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of outstanding shares of Westfield common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. Westfield will include proxies marked as abstentions and broker non-votes in determining the presence of a quorum at the annual meeting.

The affirmative vote of holders of at least two-thirds of the shares of Westfield common stock outstanding and entitled to vote at the annual meeting is required to adopt and approve the merger agreement. At least a majority of votes cast at the annual meeting by the holders of shares present in person or represented by proxy and entitled to vote is required to approve the advisory (non-binding) resolution on the compensation of Westfield’s named executive officers, ratify Wolf & Company, P.C. as Westfield’s independent registered public accounting firm, and approve the proposal to adjourn the annual meeting. Directors will be elected by a plurality of the votes cast at the annual meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.

Share Ownership of Management (Page 43)

As of the record date, the directors and executive officers of Westfield and their affiliates collectively owned 865,108 shares of Westfield common stock, or approximately 4.72% of Westfield’s outstanding shares. In addition, Chicopee holds 30,000 shares of Westfield common stock, which represented approximately 0.16% of the outstanding shares of Westfield common stock as of the record date.

The Merger and the Merger Agreement

The proposed merger is of Chicopee with and into Westfield, with Westfield as the surviving corporation in the merger. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. Please carefully read the merger agreement as it is the legal document that governs the merger.

Structure of the Merger (Page 93)

Subject to the terms and conditions of the merger agreement, and in accordance with the MBCA and the regulations promulgated thereunder, at the completion of the merger, Chicopee will merge with and into Westfield. Westfield will be the surviving corporation in the merger and will continue its corporate existence under the laws of the Commonwealth of Massachusetts. The name of the surviving corporation will be changed to Western New England Bancorp, Inc. and it will trade on the NASDAQ Global Select Market with the trading symbol “WNEB.” Upon completion of the merger, the separate corporate existence of Chicopee will terminate.

Consideration to be Received in the Merger (Page 49)

Upon completion of the merger, each outstanding share of Chicopee common stock (other than shares held directly or indirectly by Westfield and shares held by Chicopee as treasury shares) will be converted into the right to receive 2.425 shares of Westfield common stock. No fractional shares of Westfield common stock will be issued to any holder of Chicopee common stock upon completion of the merger. For each fractional share that would otherwise be issued, Westfield will pay each shareholder cash (without interest) in an amount determined by multiplying the fractional share interest to which such shareholder would otherwise be entitled by the average of the closing sales prices of one share of Westfield common stock on NASDAQ for the 10 trading days immediately preceding the effective time, as reported by The Wall Street Journal.

Treatment of Chicopee’s Equity Awards (Page 94)

Under the terms of the merger agreement, each option to purchase shares of Chicopee common stock issued by Chicopee and outstanding at the effective time of the merger pursuant to the Chicopee 2007 Equity Incentive Plan will fully vest and convert into an option to purchase shares of Westfield common stock on the same terms and conditions as were applicable before the merger, except (1) the number of shares of Westfield common stock subject to the new option will be equal to the product of the number of shares of Chicopee common stock subject to the existing option and the exchange ratio (rounding fractional shares to the nearest whole share) and (2) the exercise price per share of Westfield common stock under the new option will be equal to the exercise price per share of Chicopee common stock of the existing option divided by the exchange ratio (rounded to the nearest whole cent).

Treatment of Chicopee’s Employee Stock Ownership Plan (Page 95)

Chicopee’s employee stock ownership plan, or Chicopee’s ESOP, will terminate immediately prior to and effective as of the effective time of the merger, and all shares held by Chicopee’s ESOP will convert into the right to receive the merger consideration. A portion of the unallocated shares held by Chicopee’s ESOP will be sold and the proceeds of such sale applied to the repayment of all outstanding indebtedness of Chicopee’s ESOP, or a sufficient number of unallocated shares of Chicopee common stock will be delivered to Chicopee in order to repay all outstanding indebtedness of Chicopee’s ESOP, and the balance of the unallocated shares and any other assets remaining unallocated will be allocated and distributed to the participants of Chicopee’s ESOP, as provided for in Chicopee’s ESOP unless otherwise required by applicable law.

Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-Term Incentive Plan (Page 95)

The Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-Term Incentive Plan provides for the grant of phantom stock units, which represents the right to receive a cash payment on the date the award vests. As a result of the merger, (1) the phantom stock units held by a participant will be deemed to have been fully earned, (2) the cash value of outstanding awards will be paid no later than 10 days after the change in control, (3) any performance measure attached to an award will be deemed satisfied as of the date of the change in control, and (4) the cash value of the phantom stock unit will be determined by multiplying the book value of a share of Chicopee common stock by the price-to-book value multiple of a share of the Chicopee stock, where the price reflects the merger consideration per share.

Opinion of Piper Jaffray & Co., Financial Advisor to Chicopee (Page 57)

On April 4, 2016, Piper Jaffray & Co. or “Piper Jaffray” rendered to the Chicopee board of directors its oral opinion, subsequently confirmed in writing that, as of such date, the exchange ratio in the merger was fair to Chicopee shareholders from a financial point of view. The full text of Piper Jaffray’s written opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex B. Chicopee shareholders are urged to read the opinion in its entirety. Piper Jaffray’s opinion speaks only as of the date of the opinion. The opinion is directed to the Chicopee board of directors and is limited to the fairness, from a financial point of view, to the shareholders of Chicopee with regard to the exchange ratio employed in the merger. Piper Jaffray does not express an opinion as to the underlying decision by Chicopee to engage in the merger or the relative merits of the merger compared to other strategic alternatives that may be available to Chicopee. Piper Jaffray’s opinion is not a recommendation to any Chicopee shareholder as to how such shareholder should vote at Chicopee’s special meeting with respect to the merger agreement or any other matter.

Opinion of Griffin Financial Group LLC, Financial Advisor to Westfield (Page 75)

On April 4, 2016, Griffin Financial Group LLC, or Griffin, rendered to the Westfield board of directors its oral opinion, subsequently confirmed in writing that, as of such date, the exchange ratio in the merger was fair to Westfield shareholders from a financial point of view. The full text of Griffin’s written opinion, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/prospectus as Annex C. Westfield shareholders are urged to read the opinion in its entirety. Griffin’s opinion speaks only as of the date of the opinion. The opinion is directed to the Westfield board of directors and is limited to the fairness, from a financial point of view, to the shareholders of Westfield with regard to the exchange ratio employed in the merger. Griffin does not express an opinion as to the underlying decision by Westfield to engage in the merger or the relative merits of the merger compared to other strategic alternatives that may be available to Westfield. Griffin’s opinion is not a recommendation to any Westfield shareholder as to how such shareholder should vote at Westfield’s annual meeting with respect to the merger agreement or any other matter.

Interests of Chicopee’s Directors and Executive Officers in the Merger (Page 69)

In considering the information contained in this joint proxy statement/prospectus, you should be aware that Chicopee’s directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of Chicopee shareholders generally. These interests include, among other things:

•	the accelerated vesting of the outstanding Chicopee equity awards and phantom stock unit awards;

•	the right to receive cash severance, bonus payments and additional supplemental retirement plan benefits under certain circumstances;

•	the right to continued health insurance coverage under certain circumstances;

•	the right to the allocation of surplus assets under Chicopee’s employee stock ownership plan upon its termination in connection with the merger;

•	the right to continued indemnification and liability insurance coverage by Westfield after the merger for acts or omissions occurring before the merger; and

•	the right to five seats on the combined company’s board of directors, and any related compensation for such services.

Also, Westfield and Westfield Bank entered into employment agreements with William J. Wagner and Darlene Libiszewski regarding their continuing roles with the combined company following the merger. See the section of this joint proxy statement/prospectus entitled “The Merger—Interests of Chicopee’s Directors and Executive Officers in the Merger” beginning on page 69 for a discussion of these financial interests.

Westfield and Westfield Bank’s Boards of Directors After the Merger (Page 87)

Immediately following the effective time of the merger, Westfield will expand the size of its board of directors by five seats and designate William J. Wagner, the current Chairman, President and Chief Executive Officer of Chicopee, and four other members of the Chicopee board, Gary G. Fitzgerald, William D. Masse, Gregg F. Orlen and Paul C. Picknelly, to serve as members of the boards of directors of the combined company. Each of the designees meet the qualifications for directors as set forth in Westfield’s bylaws. The designees will be appointed to the combined company’s board of directors in a manner such that the classes of the combined company’s board of directors are as nearly equal in number as possible, with Mr. Wagner being elected to the class of directors whose term expires at the 2017 annual meeting of shareholders. The designees will also be appointed to the board of directors of Westfield Bank, effective immediately following the effective time of the bank merger. Mr. Wagner will serve as Vice Chairman of the board of directors of Westfield and Westfield Bank.

Bank Merger (Page 88)

The merger agreement provides that as soon as practicable after the consummation of the merger, Chicopee Savings Bank will merge with and into Westfield Bank, with Westfield Bank being the surviving entity.

No Solicitation of Alternative Transactions (Page 100)

The merger agreement restricts Chicopee’s ability to solicit or engage in discussions or negotiations with a third party regarding a proposal to acquire a significant interest in Chicopee. However, if Chicopee receives a bona fide unsolicited written acquisition proposal from a third party that its board determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its financial advisor, is, or is reasonably likely to be, more favorable to Chicopee shareholders than the terms of the merger agreement, Chicopee may furnish non-public information to that third party and engage in negotiations regarding an acquisition proposal with that third party, subject to specified conditions in the merger agreement. In addition, the Chicopee board of directors may approve or recommend to the shareholders an acquisition proposal, and withdraw, change, qualify or modify its recommendation to approve the merger agreement with Westfield, if it determines in good faith, after consultation with its outside legal counsel and financial advisor, that the acquisition proposal is a superior proposal and that the failure to take such actions would be reasonably likely to violate its fiduciary duties to shareholders under applicable law.

Conditions to Completion of the Merger (Page 104)

As more fully described in this joint proxy statement/prospectus and the merger agreement, the completion of the merger depends on a number of conditions being satisfied or waived, including:

•	shareholders of Westfield and Chicopee having approved the merger agreement;

•	Westfield and Chicopee having obtained all regulatory approvals required to consummate the transactions contemplated by the merger agreement and all related statutory waiting periods having expired;

•	the absence of any judgment, order, injunction or decree, or any statute, rule or regulation enacted, entered, promulgated or enforced, preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by the merger agreement;

•	Westfield and Chicopee having each received a legal opinion from their respective counsel regarding treatment of the merger as a “reorganization” for federal income tax purposes;

•	the representations and warranties of each of Westfield and Chicopee in the merger agreement being accurate, subject to exceptions that would not have a material adverse effect;

•	Westfield and Chicopee having each performed in all material respects all obligations required to be performed by it; and

•	the shares of Westfield common stock to be issued in the merger having been approved for listing on the NASDAQ stock market.

Termination of the Merger Agreement (Page 106)

Westfield and Chicopee can mutually agree to terminate the merger agreement before the merger has been completed, and either company can terminate the merger agreement if:

•	any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final, nonappealable action of any regulatory authority, or an application for regulatory approval has been permanently withdrawn at the request of a governmental authority;

•	the required approval of the merger agreement by the Westfield or Chicopee shareholders is not obtained;

•	the other party materially breaches any of its representations, warranties, covenants or other agreements set forth in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), which breach is not cured within 30 days of written notice of the breach, or by its nature cannot be cured prior to the closing of the merger, and such breach would entitle the non-breaching party not to consummate the merger; or

•	the merger is not consummated by December 31, 2016, unless the failure to consummate the merger by such date is due to a material breach of the merger agreement by the terminating party.

In addition, Westfield may terminate the merger agreement if:

•	the Chicopee board of directors:

•	fails to recommend approval of the merger agreement, or withdraws, modifies or changes such recommendation in a manner adverse to Westfield’s interests; or

•	recommends, proposes or publicly announces its intention to recommend or propose to engage in an acquisition transaction with any person other than Westfield or any of its subsidiaries;

•	Chicopee materially breaches the non-solicitation provisions in the merger agreement; or

•	Chicopee fails to call, give notice of, convene and hold its special meeting.

In addition, Chicopee may terminate the merger agreement if:

•	it decides to accept a superior proposal in accordance with the merger agreement;

•	the Westfield board of directors fails to recommend adoption and approval of the merger agreement, or withdraws, modifies or changes such recommendation in a manner adverse to Chicopee’s interests;

•	Westfield fails to call, give notice of, convene and hold its annual meeting; or

•	the price of Westfield common stock decreases by a certain percentage and also decreases by a certain percentage relative to the NASDAQ Bank Index; provided, however, that Westfield will have the option to increase the amount of Westfield common stock to be provided to Chicopee shareholders, in which case no termination will occur.

Termination Fee (Page 107)

Chicopee has agreed to pay Westfield a termination fee of $4.0 million if:

•	Westfield terminates the merger agreement as a result of any of the following, and in each case an acquisition proposal shall have been publically announced:

•	Chicopee materially breaching the non-solicitation provisions in the merger agreement;

•	the Chicopee board of directors failing to recommend approval of the merger agreement, or withdrawing, modifying or changing such recommendation in a manner adverse to Westfield’s interests; or

•	the Chicopee board of directors recommending, proposing or publicly announcing its intention to recommend or propose to engage in an acquisition transaction with any person other than Westfield or any of its subsidiaries;

•	Chicopee failing to call, give notice of, convene and hold its special meeting;

•	Chicopee terminates the merger agreement as a result of its board of directors deciding to accept a superior proposal; or

•	Chicopee enters into a definitive agreement relating to an acquisition proposal or consummates an acquisition proposal within 12 months following the termination of the merger agreement by Westfield as a result of a willful breach of any representation, warranty, covenant or other agreement by Chicopee after an acquisition proposal has been publicly announced or otherwise made known to Chicopee.

Alternatively, Chicopee may be required to reimburse Westfield for up to $750,000 in expenses in specified circumstances.

Waiver or Amendment of Merger Agreement Provisions (Page 108)

Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefited by the provision, or amended or modified by a written agreement between Westfield and Chicopee. However, after the Chicopee special meeting and the Westfield annual meeting, no amendment will be made which by law requires further approval by the shareholders of Chicopee or Westfield, respectively, without obtaining such approval.

Material U.S. Federal Income Tax Consequences of the Merger (Page 88)

The merger is intended to qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, Chicopee shareholders generally will not recognize any gain or loss on the conversion of shares of Chicopee common stock solely into shares of Westfield common stock. However, a Chicopee shareholder generally will be subject to tax on cash received in lieu of any fractional share of Westfield common stock that a Chicopee shareholder would otherwise be entitled to receive.

Regulatory Approvals Required for the Merger (Page 90)

To complete the merger and the bank merger, various approvals or consents must be obtained from state and federal governmental authorities, including the Board of Governors of the Federal Reserve System, or the FRB, the OCC, the Massachusetts Board of Bank Incorporation and the Massachusetts Division of Banks. The U.S. Department of Justice is able to provide input into the approval process of federal banking agencies to challenge the merger and the bank merger on antitrust grounds. Westfield and Chicopee have filed or will file all required applications, notices and waiver requests to obtain the regulatory approvals and non-objections necessary to consummate the merger and the bank merger. Westfield and Chicopee cannot predict whether the required regulatory approvals will be obtained, when they will be received or whether such approvals will be subject to any conditions.

Accounting Treatment of the Merger (Page 91)

The merger will be accounted for using the acquisition method of accounting with Westfield treated as the acquirer. Under this method of accounting, Chicopee’s assets and liabilities will be recorded by Westfield at their respective fair values as of the closing date of the merger and added to those of Westfield. Any excess of purchase price over the net fair values of Chicopee’s assets and liabilities will be recorded as goodwill. Any excess of the fair value of Chicopee’s net assets over the purchase price will be recognized in earnings by Westfield on the closing date of the merger.

Appraisal Rights (Page 92)

Under the MBCA, Chicopee shareholders will not have appraisal rights in connection with the merger.

Name Change of Combined Holding Company (Page 92)

Following the effective time of the merger, the combined company will be renamed Western New England Bancorp with the NASDAQ trading symbol “WNEB.” The combined bank will do business under the Westfield Bank name.

Listing of Westfield Common Stock to be Issued in the Merger (Page 92)

Westfield common stock is listed on the NASDAQ Global Select Market under the trading symbol “WFD.” Following the merger, the shares of Westfield common stock will continue to trade on the NASDAQ Global Select Market under the symbol “WNEB.”

Differences Between Rights of Westfield and Chicopee Shareholders (Page 109)

As a result of the merger, holders of Chicopee common stock will become holders of Westfield common stock. Following the merger, Chicopee shareholders will have different rights as shareholders of Westfield than as shareholders of Chicopee due to the different provisions of the governing documents of Westfield and Chicopee. For additional information regarding the different rights as shareholders of Westfield than as shareholders of Chicopee, see “Comparison of Shareholder Rights” beginning on page 109.

Risk Factors (Page 27)

You should consider all the information contained in or incorporated by reference into this joint proxy statement/prospectus in deciding how to vote for the proposals presented in the joint proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors.”

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF WESTFIELD FINANCIAL, INC.

The following tables set forth selected historical financial and other data of Westfield for the periods and at the dates indicated. The information is derived in part from and should be read together with the audited consolidated financial statements and notes thereto of Westfield incorporated by reference elsewhere in this joint proxy statement/prospectus. The information at and for the three months ended March 31, 2016 and 2015 is unaudited. However, in the opinion of management of Westfield, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of operations for the unaudited periods, have been made. The selected operating data presented below for the three months ended March 31, 2016 and 2015 is not necessarily indicative of the results that may be expected for future periods.

	Three Months Ended
	March 31,		Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
		(In thousands, except per share data)
Results of Operations:
Interest income	$10,961	$10,188	$42,476	$40,991	$41,031	$43,104	$45,005
Interest expense	2,718	2,598	10,794	9,923	10,290	12,663	14,467

Net interest income	8,243	7,590	31,682	31,068	30,741	30,441	30,538
(Credit) provision for loan losses	(600)	300	1,275	1,575	(256)	698	1,206

Net interest and dividend income after (credit) provision for loan losses	8,843	7,290	30,407	29,493	30,997	29,743	29,332
Noninterest income	1,245	1,005	4,659	4,140	4,516	4,100	3,392
Loss on prepayment of borrowings	(915)	(593)	(1,300)	—	(3,370)	(1,017)	—
Gains on sales of securities, net	685	817	1,506	320	3,126	2,907	414
Noninterest expense	7,072	6,711	27,433	25,909	26,642	27,223	25,958

Income before provision for income taxes	2,786	1,808	7,839	8,044	8,627	8,510	7,180
Income tax expense	822	470	2,124	1,882	1,871	2,256	1,306

Net income	$1,964	$1,338	$5,715	$6,162	$6,756	$6,254	$5,874

Per Common Share Data:
Basic earnings per share (EPS)	$0.11	$0.08	$0.33	$0.34	$0.34	$0.26	$0.22
Diluted earnings per share	$0.11	$0.08	$0.33	$0.34	$0.34	$0.26	$0.22

Dividends per share declared and paid	$0.03	$0.03	$0.12	$0.21	$0.29	$0.44	$0.54
Book value per share	$7.83	$7.56	$7.63	$7.61	$7.65	$8.28	$8.14
Shares outstanding	18,268	18,558	18,268	18,735	20,141	22,844	26,918
Average shares outstanding for basic EPS	17,304	17,684	17,498	18,184	20,079	24,502	26,482
Average shares outstanding for diluted EPS	17,304	17,684	17,498	18,184	20,079	24,520	26,589

	At or For the Three Months Ended
	March 31,		At or For the Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Dollars in thousands)
Selected Balance Sheet Data:
Total assets	$1,368,944	$1,329,011	$1,339,930	$1,320,096	$1,276,841	$1,301,462	$1,263,264
Loans, net(1)	818,108	722,319	809,373	716,738	629,968	587,124	546,392
Securities available for sale	302,224	233,591	182,590	215,750	243,204	621,507	617,537
Securities held to maturity(2)	—	266,718	238,219	278,080	295,013	—	—
Deposits	928,124	873,303	900,363	834,218	817,112	753,413	732,958
Short-term borrowings	158,593	82,625	128,407	93,997	48,197	69,934	52,985
Long-term debt	90,943	212,637	153,358	232,479	248,377	278,861	247,320
Total shareholders’ equity	142,995	140,290	139,466	142,543	154,144	189,187	218,988
Allowance for loan losses	8,855	8,035	8,840	7,948	7,459	7,794	7,764
Nonperforming loans	8,288	8,340	8,080	8,830	2,586	3,009	2,933
Selected Other Balance Sheet Data:
Average assets	$1,359,206	$1,319,428	$1,346,678	$1,291,276	$1,285,562	$1,303,099	$1,247,458
Average earning assets	1,278,696	1,241,344	1,267,740	1,217,942	1,215,809	1,238,470	1,177,325
Average shareholders’ equity	140,579	141,990	139,436	147,493	167,365	210,760	221,919
Selected Financial and Liquidity Ratios:
Return on average assets	0.58%	0.41%	0.42%	0.48%	0.53%	0.48%	0.47%
Return on average equity	5.61	3.82	4.10	4.18	4.04	2.97	2.65
Net interest margin(3)	2.61	2.52	2.53	2.60	2.58	2.53	2.67
Loan to deposit ratio	89.10	83.63	90.88	86.87	78.01	78.96	75.61
Efficiency ratio(4)	74.54	78.08	75.49	73.59	76.79	78.81	76.22
Shareholders’ equity to total assets ratio	10.45	10.56	10.41	10.80	12.07	14.54	17.34
Dividend payout ratio	0.27	0.38	0.36	0.62	0.85	1.69	2.45
Capital Ratios:
Tier 1 leverage capital ratio	11.19%	11.33%	11.16%	11.30%	12.28%	13.91%	16.76%
Common equity tier 1 capital ratio	16.33	16.84	16.23	—	—	—	—
Tier 1 risk-based capital ratio	16.33	16.84	16.23	17.73	20.21	24.33	30.46
Total risk-based capital ratio	17.30	17.76	17.20	18.68	21.17	25.41	31.60
Selected Asset Quality Ratios:
Nonaccrual loans to total loans	1.00%	1.14%	0.99%	1.22%	0.41%	0.51%	0.53%
Nonaccrual assets to total assets	0.61	0.63	0.60	0.67	0.20	0.31	0.32
Allowance for loan losses to total loans	1.07	1.10	1.09	1.10	1.17	1.31	1.40
Allowance for loan losses to nonaccrual loans	1.07	0.96	1.09	0.90	2.88	1.96	1.91
Net (recoveries) charge-offs to average loans	(0.07)	0.03	0.05	0.16	0.01	0.12	0.07

(1)	Net loans equals total loans net of allowance for loan losses and deferred fees.
(2)	Securities held to maturity at cost.
(3)	Net interest margin represents net interest income divided by total average interest-earning assets.
(4)	The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest income and noninterest income, excluding gains.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF CHICOPEE BANCORP, INC.

The following tables set forth selected historical financial and other data of Chicopee for the periods and at the dates indicated. The information is derived in part from and should be read together with the audited consolidated financial statements and notes thereto of Chicopee incorporated by reference elsewhere in this joint proxy statement/prospectus. The information at and for the three months ended March 31, 2016 and 2015 is unaudited. However, in the opinion of management of Chicopee, all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the results of operations for the unaudited periods, have been made. The selected operating data presented below for the three months ended March 31, 2016 and 2015 is not necessarily indicative of the results that may be expected for future periods.

	Three Months Ended March 31,		Years Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
		(In thousands, except per share data)
Results of Operations:
Interest income	$6,473	$5,999	$25,202	$23,354	$23,069	$24,397	$24,850
Interest expense	1,033	976	4,075	3,683	4,349	5,627	6,902

Net interest income	5,440	5,023	21,127	19,671	18,720	18,770	17,948
Provision for loan losses	55	400	941	5,271	425	442	842

Net interest and dividend income after provision for loan losses	5,385	4,623	20,186	14,400	18,295	18,328	17,106
Noninterest income	646	642	3,028	2,817	3,100	3,023	2,650
Noninterest expense	5,043	4,870	19,186	18,900	18,155	18,305	18,734

Income (loss) before provision for income taxes	988	395	4,028	(1,683)	3,240	3,046	1,022
Income tax expense (benefit)	290	82	1,029	(1,105)	687	581	(78)

Net income (loss)	$698	$313	$2,999	$(578)	$2,553	$2,465	$1,100

Per Common Share Data:
Basic earnings (loss) per share (EPS)	$0.14	$0.06	$0.61	$(0.12)	$0.51	$0.49	$0.21
Diluted earnings (loss) per share	$0.14	$0.06	$0.60	$(0.12)	$0.50	$0.48	$0.21
Dividends per share declared and paid	$0.09	$0.07	$0.30	$0.28	$0.20	$—	$—
Book value per share	$17.20	$16.74	$17.13	$16.72	$16.97	$16.57	$15.83
Shares outstanding	5,222	5,271	5,211	5,271	5,436	5,429	5,736
Average shares outstanding for basic EPS	4,915	4,943	4,920	5,020	5,038	5,073	5,336
Average shares outstanding for diluted EPS	5,028	5,013	4,996	5,020	5,130	5,089	5,361

	At or For the Three Months Ended
	March 31,		At or For the Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(Dollars in thousands)
Selected Balance Sheet Data:
Total assets	$692,242	$660,832	$678,574	$639,222	$587,727	$599,982	$616,306
Loans, net(1)	585,006	540,327	580,959	519,757	485,619	465,211	443,471
Securities available for sale	423	399	426	414	602	621	613
Securities held to maturity(2)	31,908	33,424	32,229	33,747	48,606	59,568	73,852
Deposits	528,081	488,706	507,109	483,558	449,766	466,177	453,377
Long-term debt	73,645	83,537	81,330	67,039	44,992	33,332	59,265
Total shareholders’ equity	89,827	88,215	89,274	88,134	92,230	89,969	90,782
Allowance for loan losses	5,684	5,184	5,615	4,927	4,596	4,364	4,576
Nonperforming loans	6,803	8,756	6,397	11,193	6,834	3,987	4,711
Selected Other Balance Sheet Data:
Average assets	$683,909	$644,095	$666,884	$603,521	$586,580	$598,911	$583,244
Average earning assets	647,478	607,353	629,552	566,169	549,635	558,747	544,893
Average shareholders’ equity	89,953	88,657	89,059	90,575	91,413	89,934	91,670
Selected Financial and Liquidity Ratios:
Return (loss) on average assets	0.41%	0.20%	0.45%	(0.10)%	0.44%	0.41%	0.19%
Return (loss) on average equity	3.12	1.43	3.37	(0.64)	2.79	2.75	1.20
Net interest margin(3)	3.53	3.52	3.51	3.65	3.60	3.54	3.47
Loan to deposit ratio	111.86	111.62	115.67	108.50	108.99	100.73	98.82
Efficiency ratio(4)	78.49	82.43	76.22	80.09	79.00	79.43	88.06
Shareholders’ equity to total assets ratio	12.98	13.35	13.16	13.79	15.69	15.00	14.73
Dividend payout ratio	0.50	1.50	0.49	(2.33)	0.39	—	—
Capital Ratios:
Tier 1 leverage capital ratio	13.10%	13.40%	12.80%	13.80%	15.80%	15.00%	14.80%
Common equity tier 1 capital ratio	15.60	16.00	15.50	—	—	—	—
Tier 1 risk-based capital ratio	15.60	16.00	15.50	16.50	18.60	18.40	18.70
Total risk-based capital ratio	16.60	17.00	16.50	17.50	19.60	19.30	19.60
Selected Asset Quality Ratios:
Nonaccrual loans to total loans	1.15%	1.61%	1.09%	2.14%	1.40%	0.85%	1.05%
Nonaccrual assets to total assets	1.15	1.46	1.15	1.92	1.23	0.76	0.91
Allowance for loan losses to total loans	0.96	0.95	0.96	0.94	0.94	0.93	1.02
Allowance for loan losses to nonaccrual loans	83.55	59.21	87.78	44.02	67.25	109.46	97.13
Net charge-offs to average loans	—	0.03	0.04	0.98	0.04	0.14	0.16

(1)	Net loans equals total loans net of allowance for loan losses and deferred fees.
(2)	Securities held to maturity at cost.
(3)	Net interest margin represents net interest income divided by total average interest-earning assets.
(4)	The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest income and non-interest income, excluding gains. This ratio excludes gains (losses) on sales of investment securities, property, loans held for sale and other, net.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA FOR WESTFIELD FINANCIAL, INC.

The following selected unaudited pro forma condensed combined financial data is based on the historical financial data of Westfield and Chicopee, and has been prepared to illustrate the effects of the merger. It is also based on certain assumptions that Westfield and Chicopee believe are reasonable, which are described in the notes to the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus. The selected unaudited pro forma condensed combined financial data does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the merger.

The results of operations data below is presented using the acquisition method of accounting, as if the merger was completed on January 1, 2016 and the balance sheet data below is presented as if the merger was completed on March 31, 2016.

Certain reclassifications were made to Chicopee’s historical financial information to conform to Westfield’s presentation of financial information. This data should be read in conjunction with the Westfield and Chicopee historical consolidated financial statements and accompanying notes in Westfield’s and Chicopee’s respective Quarterly Reports on Form 10-Q as of and for the three months ended March 31, 2016, and Westfield’s and Chicopee’s respective Annual Reports on Form 10-K, as amended, as of and for the year ended December 31, 2015.

Westfield has not performed the detailed valuation analysis necessary to determine the fair market values of Chicopee’s assets to be acquired and liabilities to be assumed. Accordingly, the unaudited pro forma condensed combined financial data does not include an allocation of the purchase price, unless otherwise specified. The pro forma adjustments included in this joint proxy statement/prospectus are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of Chicopee’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined financial data may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact Westfield’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Chicopee’s shareholders’ equity, including results of operations from March 31, 2016 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this joint proxy statement/prospectus.

Westfield anticipates that the merger with Chicopee will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits of the combined company would have been had the two companies been combined during these periods.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Westfield common stock or the actual or future results of operations of Westfield for any period. Actual results may be materially different than the pro forma information presented.

See also the unaudited pro forma condensed combined financial statements and notes thereto beginning on page 118.

	For the Three Months Ended March 31, 2016	For the Year Ended December 31, 2015
	(In thousands)
Consolidated Statements of Income
Interest income	$17,237	$66,891
Interest expense	3,571	14,147

Net interest	13,666	52,744
(Credit) provision for loan losses	(545)	2,216
Noninterest income	1,661	7,893
Noninterest expense	12,074	47,455

Income before provision for income taxes	3,798	10,966
Income tax expense	1,120	2,838

Net income	$2,678	$8,128

UNAUDITED COMPARATIVE PER SHARE DATA

The table below summarizes selected per share data about Westfield and Chicopee. Westfield share data is presented on a pro forma basis to reflect the proposed merger with Chicopee as if the merger had become effective at the end of the period presented, in the case of balance sheet information, and at the beginning of the period presented, in the case of income statement information. Westfield expects to issue approximately 11,975,166 shares of its common stock in the merger.

The data in the table should be read together with the financial information and the financial statements of Westfield and Chicopee incorporated by reference into this joint proxy statement/prospectus. The pro forma per share data or combined results of operations per share data is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included in this joint proxy statement/prospectus to reflect potential effects of merger integration expenses, cost savings or operational synergies which may be obtained by combining the operations of Westfield and Chicopee, or the costs of combining the companies and their operations.

	Unaudited Comparative Per Common Share Data
	Westfield	Chicopee	Westfield Pro Forma Combined(1)	Chicopee Pro Forma Equivalent Per Share(2)
Basic Earnings
Year ended December 31, 2015	$0.33	$0.61	$0.27	$0.65
Three months ended March 31, 2016	$0.11	$0.14	$0.09	$0.21

Diluted Earnings
Year ended December 31, 2015	$0.33	$0.60	$0.27	$0.66
Three months ended March 31, 2016	$0.11	$0.14	$0.09	$0.22

Cash Dividends Paid
Year ended December 31, 2015	$0.12	$0.30	$0.12	$0.29
Three months ended March 31, 2016	$0.03	$0.09	$0.03	$0.07

Book Value
December 31, 2015	$7.63	$17.13	$7.96	$19.30
March 31, 2016	$7.83	$17.20	$8.08	$19.60

(1)	Pro forma combined dividends per share represent Westfield’s historical dividends per share.
(2)	The pro forma equivalent per share is based upon the pro forma combined amounts multiplied by the exchange ratio of 2.425.

COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION

Westfield common stock is listed and traded on the NASDAQ Global Select Market under the symbol “WFD”, and Chicopee common stock is listed and traded on the NASDAQ Global Market under the symbol “CBNK.” The following table sets forth, for the calendar quarters indicated, the high and low sales prices per share of Westfield and Chicopee common stock, as reported on NASDAQ. The table also sets forth the quarterly cash dividends per share declared by Westfield and Chicopee with respect to their common stock. On August 4, 2016, the last practicable trading day prior to the date of this joint proxy statement/prospectus, there were 18,330,487 shares of Westfield common stock outstanding, which were held by 1,987 shareholders of record, and 5,233,939 shares of Chicopee common stock outstanding, which were held by 567 shareholders of record.

For the calendar quarterly period ended:	Westfield			Chicopee
	High	Low	Dividends Declared	High	Low	Dividends Declared
2016
March 31, 2016	$8.85	$7.57	$0.03	$18.25	$17.03	$0.09
June 30, 2016	8.50	7.35	0.03	18.66	17.50	0.09
Period from June 30, 2016 to August 4, 2016	7.97	7.54	0.03	19.00	18.11	0.09
2015
March 31, 2015	$7.74	$7.05	$0.03	$16.90	$15.65	$0.07
June 30, 2015	8.02	7.12	0.03	17.25	16.19	0.07
September 30, 2015	7.82	7.06	0.03	17.10	16.00	0.08
December 31, 2015	8.49	7.30	0.03	18.19	16.06	0.08
2014
March 31, 2014	$8.00	$7.10	$0.06	$17.96	$16.65	$0.07
June 30, 2014	7.58	6.85	0.06	17.70	16.00	0.07
September 30, 2014	7.68	7.00	0.06	16.93	14.50	0.07
December 31, 2014	7.55	6.88	0.03	17.50	13.56	0.07

The following table presents the last reported sale price per share of Westfield and Chicopee common stock, as reported on NASDAQ, on April 4, 2016, the last full trading day prior to the public announcement of the proposed merger, and on August 4, 2016, the last practicable trading day prior to the date of this joint proxy statement/ prospectus. The following table also presents the equivalent per share value of Westfield common stock that Chicopee shareholders would receive for each share of their Chicopee common stock if the merger was completed on those dates:

	Westfield Common Stock	Chicopee Common Stock	Equivalent Value Per Share of Chicopee Common Stock(1)
April 4, 2016	$8.42	$17.75	$20.42
August 4, 2016	7.55	18.30	18.31

(1)	Calculated by multiplying the closing price of Westfield common stock as of the specified date by the exchange ratio of 2.425.

The market value of Westfield common stock to be issued in exchange for shares of Chicopee common stock upon the completion of the merger will not be known at the time of the Westfield or Chicopee shareholder meeting. The above tables show only historical comparisons. Because the market prices of Westfield common stock and Chicopee common stock will likely fluctuate prior to the merger, these comparisons may not provide meaningful information to Westfield and Chicopee shareholders in determining whether to adopt and approve the merger agreement. Shareholders are encouraged to obtain current market quotations for Westfield common stock and Chicopee common stock, and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 157.

The holders of Westfield common stock receive dividends as and when declared by Westfield’s board of directors out of statutory surplus or from net profits. Following the completion of the merger, subject to approval and declaration by Westfield’s board of directors, Westfield expects to continue paying quarterly cash dividends on a basis consistent with past practice. The current annualized rate of distribution on a share of Westfield common stock is $0.12 per share. Following the merger, Westfield is targeting a dividend payout ratio equal to 30% of net income of the combined company. However, the payment of dividends by Westfield is subject to numerous factors, and no assurance can be given that Westfield will pay dividends following the completion of the merger or that dividends will not be reduced in the future.

Prior to completion of the merger, the merger agreement permits Chicopee to continue to pay regular quarterly cash dividends, not greater than the rate paid during the fiscal quarter immediately preceding the date of the merger agreement, with record and payment dates consistent with past practice.

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint proxy statement/ prospectus, including the matters addressed under the caption “Information Regarding Forward-Looking Statements” on page 32, you should carefully consider the following risk factors in deciding whether to vote for adoption and approval of the merger agreement.

Risks Related to the Merger

The value of the merger consideration will vary with changes in Westfield’s stock price.

Upon completion of the merger, all of the outstanding shares of Chicopee common stock will be converted into shares of Westfield common stock. The ratio at which the shares will be converted is fixed at 2.425 shares of Westfield common stock for each share of Chicopee common stock. There will be no adjustment in the exchange ratio for changes in the market price of either Chicopee common stock or Westfield common stock. Any change in the price of Westfield common stock will affect the aggregate value Chicopee shareholders will receive in the merger. Stock price changes may result from a variety of factors, including changes in businesses, operations and prospects, regulatory considerations, and general market and economic conditions. Many of these factors are beyond our control. Accordingly, at the time of the shareholder meeting, Chicopee shareholders will not know the value of the stock consideration they will receive in the merger.

Shareholders may be unable to timely sell shares after completion of the merger.

There will be a time period between the completion of the merger and the time at which former Chicopee shareholders actually receive their shares of Westfield common stock. Until shares are received, former Chicopee shareholders may not be able to sell their Westfield shares in the open market and, therefore, will not be able to avoid losses resulting from any decrease, or secure gains resulting from any increase, in the trading price of Westfield common stock during this period.

The market price of Westfield common stock after the merger may be affected by factors different from those affecting the shares of Westfield or Chicopee currently.

The businesses of Westfield and Chicopee differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of Westfield and Chicopee. For a discussion of the businesses of Westfield and Chicopee and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this joint proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 157.

Both Chicopee and Westfield shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management of the combined company.

Each of Chicopee and Westfield shareholders currently have the right to vote in the election of their respective board of directors and on other matters affecting their respective company. Upon completion of the merger, each Chicopee shareholder will become a shareholder of Westfield with a percentage ownership of the combined company that is much smaller than such shareholder’s current percentage ownership of Chicopee. It is expected that the former shareholders of Chicopee as a group will receive shares in the merger constituting approximately 40% of the outstanding shares of Westfield common stock immediately after the merger. Furthermore, because shares of Westfield common stock will be issued to existing Chicopee shareholders, current Westfield shareholders will have their ownership and voting interests diluted approximately 40%. Accordingly, both Chicopee and Westfield shareholders will have less influence on the management and policies of the combined company than they now have on the management and policies of their respective company.

After the merger is completed, Chicopee shareholders will become Westfield shareholders and will have different rights that may be less advantageous than their current rights.

Upon completion of the merger, Chicopee shareholders will become Westfield shareholders. Differences in Chicopee’s articles of organization and amended and restated bylaws and Westfield’s articles of organization, as amended, and amended and restated bylaws will result in changes to the rights of Chicopee shareholders who become Westfield shareholders. For more information, see “Comparison of Shareholder Rights,” beginning on page 109 of this joint proxy statement/prospectus.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire Chicopee.

Until the completion of the merger, Chicopee is prohibited from soliciting, initiating, encouraging, or with some exceptions, considering any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than Westfield. In addition, Chicopee has agreed to pay a termination fee of $4.0 million or up to $750,000 in expenses to Westfield in specified circumstances. These provisions could discourage other companies from trying to acquire Chicopee even though those other companies might be willing to offer greater value to Chicopee shareholders than Westfield has offered in the merger. The payment of the termination fee also could have a material adverse effect on Chicopee’s results of operations.

Chicopee will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees, suppliers and customers may have an adverse effect on Chicopee. These uncertainties may impair Chicopee’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers, suppliers and others who deal with Chicopee to seek to change existing business relationships with Chicopee. Chicopee employee retention and recruitment may be particularly challenging prior to the effective time of the merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

The pursuit of the merger and the preparation for the integration may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect the financial results of Chicopee and, following the merger, the combined company. In addition, the merger agreement requires that Chicopee operate in the ordinary course of business consistent with past practice and restricts Chicopee from taking certain actions prior to the effective time of the merger or termination of the merger agreement. These restrictions may prevent Chicopee from pursuing attractive business opportunities that may arise prior to the completion of the merger.

Chicopee’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, the interests of Chicopee shareholders.

In considering the information contained in this joint proxy statement/prospectus, you should be aware that Chicopee’s directors and executive officers have financial interests in the merger that are different from, or in addition to, the interests of Chicopee shareholders generally. These interests include, among other things:

•	the accelerated vesting of the outstanding Chicopee equity awards and phantom stock unit awards;

•	the right to receive cash severance, bonus payments and additional supplemental retirement plan benefits under certain circumstances;

•	the right to continued health insurance coverage under certain circumstances;

•	the right to the allocation of surplus assets under Chicopee’s employee stock ownership plan upon its termination in connection with the merger;

•	the right to continued indemnification and liability insurance coverage by Westfield after the merger for acts or omissions occurring before the merger; and

•	the right to five seats on the combined company’s board of directors, and any related compensation for such services.

Also, Westfield and Westfield Bank entered into employment agreements with William J. Wagner and Darlene Libiszewski regarding their continuing roles with the combined company following the merger. See the section of this joint proxy statement/prospectus entitled “The Merger—Interests of Chicopee’s Directors and Executive Officers in the Merger” beginning on page 69 for a discussion of these financial interests.

The unaudited pro forma financial data included in this joint proxy statement/prospectus is illustrative only, and may differ materially from the combined company’s actual financial position and results of operations after the merger.

The unaudited pro forma financial data in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The pro forma financial data reflects adjustments, which are based on preliminary estimates, to record Chicopee’s identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this joint proxy statement/prospectus is preliminary and final allocation of the purchase price will be based on the actual purchase price and the fair value of the assets and liabilities of Chicopee as of the date of the completion of the merger. As a result, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus.

The fairness opinion obtained by each of Westfield and Chicopee from its financial advisor will not reflect changes in circumstances subsequent to the date of the fairness opinion.

Piper Jaffray, Chicopee’s financial advisor in connection with the proposed merger, orally delivered to the board of directors of Chicopee its opinion, which was subsequently confirmed in writing dated as of April 4, 2016. Griffin Financial Group LLC, Westfield’s financial advisor in connection with the proposed merger, orally delivered to the board of directors of Westfield its opinion, which was subsequently confirmed in writing dated as of April 4, 2016. The opinions stated that as of such dates, and based on and subject to the factors and assumptions set forth therein, the exchange ratio was fair to the Chicopee and Westfield shareholders, respectively, from a financial point of view. The opinions do not reflect changes that may occur or may have occurred after the dates of the opinions, including changes to the operations and prospects of Westfield or Chicopee, changes in general market and economic conditions or regulatory or other factors. Any such changes, or changes in other factors on which the opinions were based, may materially alter or affect the relative values of Westfield and Chicopee.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed.

The merger agreement is subject to a number of conditions that must be fulfilled in order to complete the merger. Those conditions include, but are not limited to:

•	approval of the merger agreement by Westfield and Chicopee shareholders;

•	receipt of required regulatory approvals;

•	absence of orders prohibiting the completion of the merger;

•	continued accuracy of the representations and warranties by both parties and the performance by both parties of their covenants and agreements; and

•	receipt by both parties of legal opinions from their respective tax counsels.

In addition, Chicopee may choose to terminate the merger agreement during the five-day period commencing on the 10th day prior to the closing date of the merger, if the price of Westfield common stock decreases by a certain percentage and also decreases by a certain percentage relative to the NASDAQ Bank Index. Any such termination would be subject to the right of Westfield to increase the amount of Westfield common stock to be provided to Chicopee shareholders pursuant to the formula prescribed in the merger agreement. See the section of this joint proxy statement/prospectus entitled “The Merger Agreement—Termination” beginning on page 106 for a more complete discussion of the circumstances under which the merger agreement could be terminated.

The merger and the bank merger are each subject to the receipt of consents and approvals from governmental authorities that may delay the date of completion of each merger or impose conditions that could have an adverse effect on Westfield.

Before the merger and the bank merger may each be completed, various approvals or consents must be obtained from state and federal governmental authorities, including the Board of Governors of the Federal Reserve System, the Office of Comptroller of the Currency, the Massachusetts Board of Bank Incorporation and the Massachusetts Division of Banks. Satisfying the requirements of these governmental authorities may delay the dates of completion of the merger and the bank merger. In addition, these governmental authorities may include conditions on the completion of the merger and the bank merger, or require changes to the terms of the merger and the bank merger. While Westfield and Chicopee do not currently expect that any such conditions or changes would result in a material adverse effect on Westfield, there can be no assurance that they will not, and such conditions or changes could have the effect of delaying completion of the merger or the bank merger, or imposing additional costs on or limiting the revenues of Westfield following the merger or the bank merger, any of which might have a material adverse effect on Westfield following the merger or the bank merger. The parties are not obligated to complete the merger or the bank merger should any regulatory approval contain a condition, restriction or requirement that materially alters the benefit to which Westfield bargained for in the merger agreement or the plan of bank merger between Westfield Bank and Chicopee Savings Bank.

Failure to complete the merger could negatively impact the stock prices and future businesses and financial results of Westfield and Chicopee.

If the merger is not completed, the ongoing businesses of Westfield and Chicopee may be adversely affected, and Westfield and Chicopee will be subject to several risks, including the following:

•	Chicopee may be required, under certain circumstances, to pay Westfield a termination fee of $4.0 million under the merger agreement or pay Westfield’s out-of-pocket costs and expenses incurred in connection with the merger agreement or the transactions contemplated thereby up to $750,000;

•	Westfield and Chicopee will be required to pay certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisor and printing fees;

•	under the merger agreement, Chicopee is subject to certain restrictions on the conduct of its business prior to completing the merger, which may adversely affect its ability to execute certain of its business strategies; and

•	matters relating to the merger may require substantial commitments of time and resources by Westfield’s and Chicopee’s management, which could otherwise have been devoted to other opportunities that may have been beneficial to Westfield and Chicopee as independent companies, as the case may be.

In addition, if the merger is not completed, Westfield and/or Chicopee may experience negative reactions from the financial markets and from their respective customers and employees. Westfield and/or Chicopee also could be subject to litigation related to any failure to complete the merger or to enforcement proceedings commenced against Westfield or Chicopee to perform their respective obligations under the merger agreement. If the merger is not completed, Westfield and Chicopee cannot assure their respective shareholders that the risks described above will not materialize and will not materially affect the business, financial results and stock prices of Westfield and/or Chicopee.

Risks Related to the Combined Company if the Merger is Completed

The integration of the companies will present significant challenges that may result in the combined business not operating as effectively as expected or in the failure to achieve some or all of the anticipated benefits of the transaction.

The benefits and synergies expected to result from the proposed transaction will depend in part on whether the operations of Chicopee can be integrated in a timely and efficient manner with those of Westfield. Westfield will face challenges in consolidating its functions with those of Chicopee, and integrating the organizations, procedures and operations of the two businesses. The integration of Westfield and Chicopee will be complex and time-consuming, and the management of both companies will have to dedicate substantial time and resources to it. These efforts could divert management’s focus and resources from other strategic opportunities and from day-to-day operational matters during the integration process. Failure to successfully integrate the operations of Westfield and Chicopee could result in the failure to achieve some of the anticipated benefits from the transaction, including cost savings and other operating efficiencies, and Westfield may not be able to capitalize on the existing relationships of Chicopee to the extent anticipated, or it may take longer, or be more difficult or expensive than expected to achieve these goals. This could have an adverse effect on the business, results of operations, financial condition or prospects of Westfield after the transaction.

Unanticipated costs relating to the merger could reduce Westfield’s future earnings per share.

Westfield believes that it has reasonably estimated the likely costs of integrating the operations of Westfield and Chicopee, and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of the combined company. If unexpected costs are incurred, the merger could have a dilutive effect on the combined company’s earnings per share. In other words, if the merger is completed, the earnings per share of Westfield common stock could be less than anticipated or even less than they would have been if the merger had not been completed.

Estimates as to the future value of the combined company are inherently uncertain. You should not rely on such estimates without considering all of the information contained or incorporated by reference into this joint proxy statement/prospectus.

Any estimates as to the future value of the combined company, including estimates regarding the earnings per share of the combined company, are inherently uncertain. The future value of the combined company will depend upon, among other factors, the combined company’s ability to achieve projected revenue and earnings expectations and to realize the anticipated synergies described in this joint proxy statement/prospectus, all of which are subject to the risks and uncertainties described in this joint proxy statement/prospectus, including these risk factors. Accordingly, you should not rely upon any estimates as to the future value of the combined company, whether made before or after the date of this joint proxy statement/prospectus by Westfield’s and Chicopee’s respective management or affiliates or others, without considering all of the information contained or incorporated by reference into this joint proxy statement/prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus, including information included or incorporated by reference into this joint proxy statement/prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the benefits of the merger between Westfield and Chicopee, including future financial and operating results and performance; statements about Westfield’s and Chicopee’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may” or words of similar meaning. These forward-looking statements are based on the current beliefs and expectations of Westfield’s and Chicopee’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Westfield and Chicopee. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the failure of the parties to satisfy the closing conditions in the merger agreement in a timely manner or at all;

•	the failure of the shareholders of Westfield and/or Chicopee to adopt and approve the merger agreement;

•	the failure to obtain governmental approvals of the merger or the imposition of adverse regulatory conditions in connection with regulatory approvals of the merger;

•	disruptions to the parties’ businesses as a result of the announcement and pendency of the merger;

•	costs or difficulties related to the integration of the businesses following the merger;

•	operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

•	the risk that the future business operations of Westfield or Chicopee will not be successful;

•	the risk that the anticipated benefits, cost savings and any other savings from the merger may not be fully realized or may take longer than expected to realize;

•	changes in the interest rate environment that reduce margins;

•	changes in the regulatory environment;

•	the highly competitive industry and market area in which Westfield and Chicopee operate;

•	general economic conditions, either nationally or regionally, resulting in, among other things, a deterioration in credit quality;

•	changes in business conditions and inflation;

•	changes in credit market conditions leading to increases in Westfield’s or Chicopee’s loan losses or level of non-performing loans;

•	changes in the securities markets which affect investment management revenues;

•	increases in FDIC deposit insurance premiums and assessments could adversely affect financial condition;

•	changes in technology used in the banking business;

•	the soundness of other financial services institutions which may adversely affect credit risk;

•	certain intangible assets may become impaired in the future;

•	internal controls and procedures may fail or be circumvented;

•	new lines of business or new products and services, which pose additional risks;

•	changes in key management personnel which may adversely impact operations;

•	the effect on operations of governmental legislation and regulation, including changes in accounting regulation or standards, the nature and timing of the adoption and effectiveness of new requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, Basel guidelines, capital requirements and other applicable laws and regulations; and

•	severe weather, natural disasters, acts of war or terrorism and other external events which could significantly impact the business.

Additional factors that could cause Westfield’s and Chicopee’s results to differ materially from those described in the forward-looking statements can be found in the section of this joint proxy statement/prospectus entitled “Risk Factors” beginning on page 27, and Westfield’s and Chicopee’s filings with the Securities and Exchange Commission, or the SEC, including Westfield’s and Chicopee’s respective Annual Reports on Form 10-K, as amended, for the fiscal year ended December 31, 2015 and their respective Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference into this joint proxy statement/prospectus. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to Westfield or Chicopee or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, Westfield and Chicopee undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

INFORMATION ABOUT THE COMPANIES

Westfield Financial, Inc.

Westfield is a Massachusetts-chartered stock holding company incorporated in Massachusetts in 2001, with its principal headquarters located in Westfield, Massachusetts. Westfield is the parent company of Westfield Bank. Westfield Bank was formed in 1853 and is a federally chartered savings bank regulated by the Office of Comptroller of the Currency, or the OCC. As a community bank, Westfield Bank focuses on servicing commercial customers, including originating commercial and industrial loans and offering commercial deposits. Westfield believes that this business focus is best for its long-term success and viability, and complements its existing commitment to high quality customer service.

Elm Street Securities Corporation, a Massachusetts-chartered corporation, was formed by Westfield Bank to hold qualified securities. In February 2007, Westfield formed WFD Securities, Inc., a Massachusetts-chartered corporation, to hold qualified securities. In October 2009, Westfield Bank formed WB Real Estate Holdings, LLC, a Massachusetts-chartered limited liability company, to hold real property acquired as security for debts previously contracted by Westfield Bank.

Westfield Bank operates 13 banking offices in Agawam, Feeding Hills, East Longmeadow, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts and Granby and Enfield, Connecticut. Westfield’s banking offices in Granby and Enfield, Connecticut, which opened in June 2013 and November 2014, respectively, are its first locations outside of western Massachusetts. Westfield Bank also has 12 free-standing ATM locations in Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts. Westfield Bank’s primary deposit gathering area is concentrated in the communities surrounding these locations and its primary lending area includes all of Hampden County in western Massachusetts and Hartford and Tolland Counties in northern Connecticut. In addition, Westfield Bank provides online banking services through its website located at www.westfieldbank.com.

At March 31, 2016, Westfield had $1.37 billion in assets, $928.1 million in deposits and $143.0 million of shareholders’ equity.

Westfield’s principal executive offices are located at 141 Elm Street, Westfield, Massachusetts 01085, its phone number is (413) 568-1911 and its website is www.westfieldbank.com. Information that is included in this website does not constitute part of this joint proxy statement/prospectus. Westfield common stock is traded on the NASDAQ Global Select Market under the symbol “WFD.”

Chicopee Bancorp, Inc.

Chicopee, a Massachusetts corporation, was formed in 2006 by Chicopee Savings Bank to become the holding company for Chicopee Savings Bank upon completion of its conversion from a mutual savings bank to a stock savings bank. The conversion and the offering were completed on July 19, 2006.

Chicopee Savings Bank, a Massachusetts stock savings bank, was organized in 1845 under the name Cabot Savings Bank and adopted its present name in 1854. Chicopee Savings Bank is a full-service, community oriented financial institution offering products and services to individuals and businesses. Chicopee Savings Bank operates eight full service branch offices, four in Chicopee, Massachusetts, and one each in Ludlow, West Springfield, South Hadley and Ware, Massachusetts. Chicopee Savings Bank also operates a seasonal branch office in West Springfield, Massachusetts and a lending and operations center in Chicopee, Massachusetts. In addition, Chicopee Savings Bank has 11 free-standing ATM locations and 22 seasonal ATM locations. Chicopee Savings Bank’s deposits are insured by the Federal Deposit Insurance Corporation, or FDIC, and Depositors’ Insurance Fund of Massachusetts. Chicopee Savings Bank is also a member of the Federal Home Loan Bank of Boston, or FHLB, and is regulated by the FDIC and the Massachusetts Division of Banks. Chicopee Savings Bank’s business consists primarily of making loans to its customers, including residential mortgages, commercial real estate loans, commercial loans, consumer loans and home equity loans, and investing in a variety of investment securities. Chicopee Savings Bank funds these lending and investment activities with deposits from the general public, funds generated from operations and borrowings. Chicopee Savings Bank also sells a portion of its residential one- to four-family real estate loans to the secondary market to reduce interest rate risk. During the years ended December 31, 2015 and 2014, Chicopee Savings Bank sold 18.2% and 24.0%, respectively, of the one- to four-family real estate loans it originated to the secondary market. Chicopee Savings Bank maintains the servicing rights on all loans originated and sold into the secondary market. Chicopee Savings Bank’s revenues are derived from the generation of interest and fees on loans, interest and dividends on investment securities, fees from its retail banking operation, and investment management. Chicopee Savings Bank’s primary sources of funds are deposits, principal and interest payments on loans and investments, advances from the FHLB and proceeds from loan sales. Chicopee Savings Bank also provides access to insurance and investment products through its financial services division, the Financial Services Center of Chicopee Savings Bank.

At March 31, 2016, Chicopee had $692.2 million in assets, $528.1 million in deposits and $89.8 million of shareholders’ equity.

Chicopee’s principal executive offices are located at 70 Center Street, Chicopee, Massachusetts 01013, its phone number is (413) 594-6692 and its website is www.chicopeesavings.com. Information that is included in this website does not constitute part of this joint proxy statement/prospectus. Chicopee common stock is traded on the NASDAQ Global Market under the symbol “CBNK.”

THE SPECIAL MEETING OF CHICOPEE SHAREHOLDERS

This joint proxy statement/prospectus is being furnished to holders of Chicopee common stock for use at a special meeting of Chicopee shareholders and any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

Chicopee will hold its special meeting of shareholders at the Castle of the Knights, 1599 Memorial Drive, Chicopee, Massachusetts 01020 on September 28, 2016, at 10:00 a.m., local time.

Purpose of the Special Meeting

At the special meeting, Chicopee shareholders as of the record date will be asked to consider and vote on the following proposals:

1.	to approve the Agreement and Plan of Merger by and between Westfield and Chicopee, dated as of April 4, 2016, pursuant to which Chicopee will merge with and into Westfield with Westfield surviving;

2.	an advisory (non-binding) proposal to approve the compensation payable to the named executive officers of Chicopee in connection with the merger; and

3.	to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

Recommendation of the Chicopee Board of Directors

The Chicopee board of directors has unanimously approved the merger agreement and recommends that you vote your shares as follows:

•	“FOR” approval of the merger agreement;

•	“FOR” approval, on an advisory (non-binding) basis, of the compensation payable to the named executive officers of Chicopee in connection with the merger; and

•	“FOR” approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of Chicopee common stock at the close of business on the record date of August 3, 2016, are entitled to notice of and to vote at Chicopee’s special meeting. As of the record date, there were 5,233,939 shares of Chicopee common stock outstanding, held of record by approximately 567 shareholders. Each holder of Chicopee common stock is entitled to one vote for each share of Chicopee common stock owned as of the record date.

A list of shareholders entitled to vote at the special meeting will be available for inspection at the special meeting and before the special meeting, during the period beginning two business days after notice of the meeting is given and upon written request by any Chicopee shareholder.

Quorum

A quorum of Chicopee shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of Chicopee common stock entitled to vote are represented in person or by proxy at the special meeting, a quorum will exist. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), vote in person at the annual meeting, or vote by proxy over the telephone or the Internet as described in the enclosed instructions. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the annual meeting in person or represented by proxy may adjourn the annual meeting to another date.

Share Ownership of Management; Voting Agreement

As of the record date, the directors and executive officers of Chicopee and their affiliates collectively owned 227,170 shares of Chicopee common stock, or approximately 4.34% of Chicopee’s outstanding shares. In addition, Westfield holds 91,863 shares of Chicopee common stock, which represented approximately 1.76% of the outstanding shares of Chicopee common stock as of the record date.

Each of the directors and executive officers of Chicopee has entered into a voting agreement with Westfield, requiring each of them to vote all shares of Chicopee common stock beneficially owned by such person in favor of approval of the merger agreement.

When considering the Chicopee board of directors’ recommendation that you vote in favor of the approval of the merger agreement, you should be aware that the directors and executive officers of Chicopee have financial interests in the merger that may be different from, or in addition to, the interests of shareholders of Chicopee. See “The Merger—Interests of Chicopee’s Directors and Executive Officers in the Merger” beginning on page 69.

Voting of Proxies

If you are a Chicopee shareholder, the Chicopee board of directors requests that you return the proxy card accompanying this joint proxy statement/prospectus for use at the Chicopee special meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed postage-paid envelope, or submit a proxy through the Internet or by telephone as described in the instructions contained on the enclosed proxy card.

All properly signed proxies received prior to the special meeting and not revoked before the vote at the special meeting will be voted at the special meeting according to the instructions indicated on the proxies or, if no instructions are given, the shares will be voted “FOR” approval of the merger agreement, “FOR” approval, on an advisory (non-binding) basis, of the compensation payable to the named executive officers of Chicopee in connection with the merger, and “FOR” an adjournment of the special meeting to solicit additional proxies, if necessary.

If you have any questions concerning the merger, the other meeting matters or this joint proxy statement/prospectus or need assistance voting your shares, please contact Chicopee’s proxy solicitor at the address or telephone number listed below:

Alliance Advisors LLC

200 Broadacres Drive, 3rd floor

Bloomfield, NJ 07003

Banks, brokers and shareholders should call:

(855) 928-4494

If you hold your shares of Chicopee common stock in “street name,” meaning in the name of a bank, broker or other nominee who is the record holder, you must either direct the record holder of your shares of Chicopee common stock how to vote your shares or obtain a proxy from the record holder to vote your shares in person at the special meeting.

If you fail to properly submit your proxy card or to instruct your broker, bank or other nominee to vote your shares of Chicopee common stock and you do not attend the special meeting and vote your shares in person, your shares will not be voted. This will have the same effect as a vote “AGAINST” approval of the merger agreement, but will have no impact on the outcome of the other proposals.

Employee Stock Ownership Plan

If you participate in the Chicopee Savings Bank Employee Stock Ownership Plan, or Chicopee’s ESOP, you will receive a voting instruction card for the plan that reflects all shares you may vote under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to the participant’s account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Chicopee common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.

401(k) Plan

Each participant in Chicopee Savings Bank’s 401(k) Plan has the right to direct the trustee of the 401(k) Plan as to how to vote his or her proportionate interests in all allocated shares of common stock held in the 401(k) Plan. The trustee will vote any unallocated shares, as well as any allocated shares as to which no voting instructions are received, in the same proportion as the shares for which voting instructions have been received. The trustee’s duties with respect to voting the common stock in the 401(k) Plan are governed by the fiduciary provisions of ERISA. The fiduciary provisions of ERISA may require, in certain limited circumstances, that the trustee override the votes of participants with respect to the common stock held by the trust and to determine, in trustee’s best judgment, how to vote the shares.

How to Revoke Your Proxy

If you are a Chicopee shareholder, you may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the special meeting:

•	delivering a written notice bearing a date later than the date of your proxy card to the Corporate Secretary of Chicopee, stating that you revoke your proxy;

•	submitting a new signed proxy card bearing a later date or vote again by telephone or Internet (any earlier proxies will be revoked automatically); or

•	attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy.

You should send any notice of revocation to Theresa C. Szlosek, Corporate Secretary, at the following address:

Chicopee Bancorp, Inc.

P.O. Box 300

Chicopee, Massachusetts 01014

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.

Voting in Person

If you are a Chicopee shareholder and plan to attend the Chicopee special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from the broker, bank or other nominee in order to vote your shares.

Whether or not you plan to attend the special meeting, Chicopee requests that you complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope, or submit a proxy through the Internet or by telephone as described in the instructions accompanying this joint proxy statement/prospectus. This will not prevent you from voting in person at the special meeting, but will assure that your vote is counted if you are unable to attend.

Abstentions and Broker Non-Votes

Only shares affirmatively voted for each proposal, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the proposal.

Brokers who hold shares of Chicopee common stock in street name for a customer who is the beneficial owner of those shares may not exercise voting authority on the customer’s shares with respect to the actions proposed in this joint proxy statement/prospectus without specific instructions from the customer. When a broker does not vote on a particular proposal because the broker does not have discretionary voting power with respect to a proposal and has not received voting instructions from the beneficial owner it is referred to as broker non-votes. If your broker holds your Chicopee stock in street name, your broker will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this joint proxy statement/prospectus.

Accordingly, you are urged to mark and return the enclosed proxy card to indicate your vote, or fill out the voter instruction form, if applicable. Abstentions and broker non-votes will be included in determining the presence of a quorum at the special meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the approval of the merger agreement, but will have no effect on the other proposals.

Proxy Solicitation

If you are a Chicopee shareholder, the enclosed proxy is solicited by and on behalf of the Chicopee board of directors. Chicopee will pay the expenses of soliciting proxies to be voted at the special meeting, including any attorneys’ and accountants’ fees, except Chicopee and Westfield have each agreed to share equally the costs of printing this joint proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, Chicopee and its agents may also solicit proxies by mail, telephone, facsimile or in person. No additional compensation will be paid to directors, officers or other employees of Chicopee for making these solicitations. Chicopee has retained a proxy solicitation firm, Alliance Advisors, to aid in the solicitation process. Westfield and Chicopee will pay a joint fee of approximately $25,000, split equally, plus reasonable out-of-pocket expenses to Alliance Advisors. Chicopee intends to reimburse persons who hold Chicopee common stock of record but not beneficially, such as brokers, custodians, nominees and fiduciaries, for their reasonable expenses in forwarding copies of proxies and other soliciting materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

This joint proxy statement/prospectus and the proxy card are first being sent to Chicopee shareholders on or about August 12, 2016.

Stock Certificates

If you are a Chicopee shareholder, you should not send in any certificates representing Chicopee common stock. Following the completion of the merger, you will receive separate instructions for the exchange of your certificates representing Chicopee common stock.

CHICOPEE PROPOSALS

Merger Proposal

Chicopee is requesting that holders of the outstanding shares of Chicopee common stock consider and vote on a proposal to approve the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. Approval of the merger proposal by Chicopee shareholders is a condition to the closing of the merger. If the merger proposal is not approved by Chicopee shareholders, the merger will not occur.

Vote Required for Approval

The affirmative vote of holders of at least a majority of the shares of Chicopee common stock outstanding and entitled to vote at the special meeting is required to approve the merger agreement. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the approval of the merger agreement.

Recommendation of the Chicopee Board of Directors

THE CHICOPEE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE MERGER PROPOSAL.

Compensation Proposal

Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which was enacted as part of the Dodd-Frank Act, requires that Chicopee provide its shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the payment of certain compensation that will or may become payable by Chicopee to its named executive officers in connection with the merger, as disclosed in the section of this joint proxy statement/prospectus entitled “The Merger—Interests of Chicopee’s Directors and Executive Officers in the Merger” beginning on page 69.

Chicopee is requesting its shareholders indicate their approval of the compensation that will or may become payable by Chicopee to its named executive officers in connection with the merger. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Chicopee’s overall compensation program for its named executive officers, and previously have been disclosed to Chicopee shareholders as part of the “Compensation Discussion and Analysis” and related sections of Chicopee’s annual proxy statements or in other publicly available filings.

Accordingly, Chicopee is seeking approval of the following resolution at the special meeting:

“RESOLVED, that the compensation that will or may become payable to Chicopee Bancorp, Inc.’s named executive officers in connection with the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “The Merger—Interests of Chicopee’s Directors and Executive Officers in the Merger” in Chicopee Bancorp, Inc.’s joint proxy statement/prospectus for the special meeting is hereby APPROVED.”

Shareholders should note that this proposal is not a condition to closing of the merger, and as an advisory vote, the result will not be binding on Chicopee, Chicopee’s board of directors or Westfield. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated, Chicopee’s named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to the arrangements that provide for the payments or benefits.

Vote Required for Approval

The affirmative vote of holders of at least a majority of votes cast at the Chicopee special meeting is required to approve, on an advisory (non-binding) basis, the compensation payable to the named executive officers of Chicopee in connection with the merger. Abstentions and broker non-votes are not counted as votes cast and will not affect the outcome of this proposal.

Recommendation of the Chicopee Board of Directors

THE CHICOPEE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION PROPOSAL.

Adjournment Proposal

Chicopee is requesting that holders of the outstanding shares of Chicopee common stock consider and vote on a proposal to authorize the named proxies to approve one or more adjournments of the Chicopee special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that Chicopee may not receive sufficient votes to approve the merger agreement by the time of the special meeting. In that event, Chicopee would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted on pursuant to the discretionary authority granted by the proxy card. The Chicopee board of directors retains full authority to the extent set forth in Chicopee’s amended and restated bylaws, or Chicopee’s bylaws, and Massachusetts law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Chicopee shareholders.

If Chicopee shareholders approve the adjournment proposal, Chicopee could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Chicopee shareholders who have previously voted. Chicopee is not required to notify shareholders of any adjournment if the new place, date and time are announced at the special meeting before adjournment. If, after the adjournment, a new record date is fixed for the adjourned special meeting, notice of the adjourned special meeting shall be given to each shareholder of record entitled to vote at the special meeting.

Vote Required for Approval

The affirmative vote of holders of at least a majority of votes cast at the Chicopee special meeting is required to approve the proposal to adjourn the special meeting. Abstentions and broker non-votes are not counted as votes cast and will not affect the outcome of this proposal.

Recommendation of the Chicopee Board of Directors

THE CHICOPEE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE ANNUAL MEETING OF WESTFIELD SHAREHOLDERS

This joint proxy statement/prospectus is being furnished to holders of Westfield common stock for use at an annual meeting of Westfield shareholders and any adjournments or postponements thereof.

Date, Time and Place of the Annual Meeting

Westfield will hold its annual meeting of shareholders at Sheraton Springfield Monarch Place, One Monarch Place, Springfield, Massachusetts 01144, on September 29, 2016, at 10:00 a.m., local time.

Purpose of the Annual Meeting

At the annual meeting, Westfield shareholders as of the record date will be asked to consider and vote on the following proposals:

1.	to adopt and approve the Agreement and Plan of Merger by and between Westfield and Chicopee, dated as of April 4, 2016, pursuant to which Chicopee will merge with and into Westfield with Westfield surviving;

2.	to elect the nominees named in this joint proxy statement/prospectus as directors to serve on the Westfield board of directors for a term of office stated herein;

3.	to approve an advisory (non-binding) resolution on the compensation of Westfield’s named executive officers;

4.	to ratify the appointment of Wolf & Company, P.C. as Westfield’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

5.	to approve one or more adjournments of the annual meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the annual meeting, or at any adjournment or postponement of that meeting, to adopt and approve the merger agreement; and

6.	such other matters as may properly come before the annual meeting or any adjournment or postponement of that meeting.

Recommendation of the Westfield Board of Directors

The Westfield board of directors has unanimously approved the merger agreement and recommends that you vote your shares as follows:

•	“FOR” adoption and approval of the merger agreement;

•	“FOR” all of the nominees for election as directors;

•	“FOR” approval of the advisory (non-binding) resolution on the compensation of Westfield’s named executive officers;

•	“FOR” ratification of the appointment of Wolf & Company, P.C. as Westfield’s independent registered public accounting firm; and

•	“FOR” approval of the proposal to adjourn the annual meeting, if necessary, to permit further solicitation of proxies.

Record Date; Outstanding Shares; Shares Entitled to Vote

Only holders of record of Westfield common stock at the close of business on the record date of August 5, 2016 are entitled to notice of and to vote at Westfield’s annual meeting. As of the record date, there were 18,330,487 shares of Westfield common stock outstanding, held of record by approximately 1,987 shareholders. Each holder of Westfield common stock is entitled to one vote for each share of Westfield common stock owned as of the record date.

A list of shareholders entitled to vote at the annual meeting will be available for inspection at the annual meeting and before the annual meeting, during the period beginning two business days after notice of the meeting is given and upon written request by any Westfield shareholder.

Quorum

A quorum of Westfield shareholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of Westfield common stock entitled to vote are represented in person or by proxy at the annual meeting, a quorum will exist. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), vote in person at the annual meeting, or vote by proxy over the telephone or the Internet as described in the enclosed instructions. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the annual meeting in person or represented by proxy may adjourn the annual meeting to another date.

Share Ownership of Management

As of the record date, the directors and executive officers of Westfield and their affiliates collectively owned 865,108 shares of Westfield common stock, or approximately 4.72% of Westfield’s outstanding              shares. In addition, Chicopee holds 30,000 shares of Westfield common stock, which represented approximately 0.16% of the outstanding shares of Westfield common stock as of the record date.

Voting of Proxies

If you are a Westfield shareholder, the Westfield board of directors requests that you return the proxy card accompanying this joint proxy statement/prospectus for use at the Westfield annual meeting. Please complete, date and sign the proxy card and promptly return it in the enclosed postage-paid envelope, or submit a proxy through the Internet or by telephone as described in the instructions contained in the enclosed proxy card.

All properly signed proxies received prior to the annual meeting and not revoked before the vote at the annual meeting will be voted at the annual meeting according to the instructions indicated on the proxies or, if no instructions are given, the shares will be voted “FOR” adoption and approval of the merger agreement, “FOR” all of the nominees for election as directors, “FOR” approval of the advisory (non-binding) resolution on the compensation of Westfield’s named executive officers, “FOR” ratification of the appointment of Wolf & Company, P.C. as Westfield’s independent registered public accounting firm, and “FOR” an adjournment of the annual meeting to solicit additional proxies, if necessary.

If you have any questions concerning the merger, the other meeting matters or this joint proxy statement/ prospectus or need assistance voting your shares, please contact Westfield’s proxy solicitor at the address or telephone number listed below:

Alliance Advisors LLC

200 Broadacres Drive, 3rd floor

Bloomfield, NJ 07003

Banks, brokers and shareholders should call:

(855) 928-4494

If you hold your shares of Westfield common stock in “street name,” meaning in the name of a bank, broker or other nominee who is the record holder, you must either direct the record holder of your shares of Westfield common stock how to vote your shares or obtain a proxy from the record holder to vote your shares in person at the annual meeting.

If you fail to properly submit your proxy card or to instruct your broker, bank or other nominee to vote your shares of Westfield common stock and you do not attend the annual meeting and vote your shares in person, your shares will not be voted. This will have the same effect as a vote “AGAINST” adoption and approval of the merger agreement, but will have no impact on the outcome of the other proposals.

If any other matter is presented at the annual meeting, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of Westfield’s board of directors determines. As of the date of this joint proxy statement/prospectus, Westfield knows of no other matters that may be presented at the annual meeting, other than those listed above.

Employee Stock Ownership Plan

Each participant in Westfield Bank’s Employee Stock Ownership Plan Trust, or Westfield’s ESOP, has the right to direct First Bankers Trust Services, Inc., or First Bankers Trust, as trustee of Westfield’s ESOP, as to how to vote his or her proportionate interests in all allocated shares of common stock held in Westfield’s ESOP. First Bankers Trust will vote any unallocated shares, as well as any allocated shares as to which no voting instructions are received, in the same proportion as the shares for which voting instructions have been received. First Bankers Trust’s duties with respect to voting the common stock in Westfield’s ESOP is governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA. The fiduciary provisions of ERISA may require, in certain limited circumstances that First Bankers Trust override the votes of participants with respect to the common stock held by First Bankers Trust and to determine, in First Bankers Trust’s best judgment, how to vote the shares.

401(k) Plan

Each participant in Westfield Bank’s 401(k) Plan has the right to direct Delaware Charter & Trust Company, a Delaware Corporation conducting business under the trade name of The Principal Trust Company, or Principal Trust, as trustee of the 401(k) Plan, as to how to vote his or her proportionate interests in all allocated shares of common stock held in the 401(k) Plan. Principal Trust will vote any unallocated shares, as well as any allocated shares as to which no voting instructions are received, in the same proportion as the shares for which voting instructions have been received. Principal Trust’s duties with respect to voting the common stock in the 401(k) Plan are governed by the fiduciary provisions of ERISA. The fiduciary provisions of ERISA may require, in certain limited circumstances, that Principal Trust override the votes of participants with respect to the common stock held by Principal Trust and to determine, in Principal Trust’s best judgment, how to vote the shares.

How to Revoke Your Proxy

If you are a Westfield shareholder, you may revoke your proxy at any time by taking any of the following actions before your proxy is voted at the annual meeting:

•	delivering a written notice bearing a date later than the date of your proxy card to the Secretary of Westfield, stating that you revoke your proxy;

•	submitting a new signed proxy card bearing a later date or vote again by telephone or Internet (any earlier proxies will be revoked automatically); or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy.

You should send any notice of revocation to Gerald P. Ciejka, Secretary, at the following address:

Westfield Financial, Inc.

141 Elm Street

Westfield, Massachusetts 01085

If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from your bank, broker or other nominee to change your vote.

Voting in Person

If you are a Westfield shareholder and plan to attend the Westfield annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy from the broker, bank or other nominee in order to vote your shares.

Whether or not you plan to attend the annual meeting, Westfield requests that you complete, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-paid envelope, or submit a proxy through the Internet or by telephone as described in the instructions accompanying this joint proxy statement/ prospectus. This will not prevent you from voting in person at the annual meeting but will assure that your vote is counted if you are unable to attend.

Abstentions and Broker Non-Votes

Only shares affirmatively voted for each proposal, including shares represented by properly executed proxies that do not contain voting instructions, will be counted as votes “FOR” the proposal.

“Broker non-votes” occur when brokers or other nominees holding shares on behalf of their clients have not been given specific voting instructions from their clients with respect to non-routine matters and, therefore, do not have discretionary voting power to vote these matters. Brokers may, under applicable rules, sign and submit proxies for shares it holds on routine matters, which typically consist of the ratification of the appointment of an independent registered public accounting firm. The other Westfield proposals are considered “non-routine” under the NASDAQ Listing Rules. If your broker returns a proxy but does not vote on a proposal, this will constitute a “broker non-vote.”

Accordingly, you are urged to mark and return the enclosed proxy card to indicate your vote, or fill out the voter instruction form, if applicable. Abstentions and broker non-votes will be included in determining the presence of a quorum at the annual meeting. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the adoption and approval of the merger agreement, but will have no effect on the other proposals.

Proxy Solicitation

If you are a Westfield shareholder, the enclosed proxy is solicited by and on behalf of the Westfield board of directors. Westfield will pay the expenses of soliciting proxies to be voted at the annual meeting, including any attorneys’ and accountants’ fees, except Chicopee and Westfield have each agreed to share equally the costs of printing this joint proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, Westfield and its agents may also solicit proxies by mail, telephone, facsimile or in person. No additional compensation will be paid to directors, officers or other employees of Westfield for making these solicitations. Westfield has retained a proxy solicitation firm, Alliance Advisors, to aid in the solicitation process. Westfield and Chicopee will pay a joint fee of approximately $25,000, split equally, plus reasonable out-of-pocket expenses to Alliance Advisors. Westfield intends to reimburse persons who hold Westfield common stock of record but not beneficially, such as brokers, custodians, nominees and fiduciaries, for their reasonable expenses in forwarding copies of proxies and other soliciting materials to, and requesting authority for the exercise of proxies from, the persons for whom they hold the shares.

This joint proxy statement/prospectus and the proxy card are first being sent to Westfield shareholders on or about August 12, 2016.

WESTFIELD PROPOSALS

Merger Proposal

Westfield is requesting that holders of the outstanding shares of Westfield common stock consider and vote on a proposal to adopt and approve the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. Approval of the merger proposal by Westfield shareholders is a condition to the closing of the merger. If the merger proposal is not approved by Westfield shareholders, the merger will not occur.

Vote Required for Approval

The affirmative vote of holders of at least two-thirds of the shares of Westfield common stock outstanding and entitled to vote at the annual meeting is required to adopt and approve the merger agreement. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” the adoption and approval of the merger agreement.

Recommendation of the Westfield Board of Directors

THE WESTFIELD BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE MERGER PROPOSAL.

Election Proposal

Westfield’s bylaws provide for a classified board of directors, divided into three staggered classes. Upon the recommendation of the Nominating and Corporate Governance Committee, Westfield’s board of directors has nominated Kevin M. Sweeney and Christos A. Tapases for election as directors at Westfield’s annual meeting. If the nominees are elected, they will hold office until the annual meeting of shareholders in 2019 or until their successors have been elected and qualified. Charles E. Sullivan will retire from Westfield’s board at the annual meeting. Additional information relating to the election proposal is set forth in the section of this joint proxy statement/prospectus entitled “Westfield Annual Meeting Matters” beginning on page 126.

Vote Required for Approval

Directors will be elected by a plurality of the votes cast at the annual meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Plurality means that the nominees for director who receive the most votes will be elected. If a Westfield shareholder does not vote for a nominee, or he indicates “WITHHOLD” for any nominee on the proxy card, his vote will not count “FOR” or “AGAINST” the nominee. Shareholders may not vote their shares cumulatively for the election of directors. Abstentions and broker non-votes are not counted as votes cast and will not affect the outcome of this proposal.

Recommendation of the Westfield Board of Directors

THE WESTFIELD BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

Compensation Proposal

The Dodd-Frank Act requires Westfield to provide its shareholders an opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of its named executive officers as disclosed in the sections of this joint proxy statement/prospectus entitled “Westfield Annual Meeting Matters—Compensation Discussion and Analysis” and “Westfield Annual Meeting Matters—Executive and Director Compensation” beginning on pages 137 and 146, respectively. This vote does not address any specific item of compensation, but rather the overall compensation of Westfield’s named executive officers and its compensation philosophy, policies and practices, as disclosed in this joint proxy statement/prospectus. At the 2011 annual meeting of shareholders, the Westfield shareholders recommended that Westfield hold an advisory vote on executive compensation each year. Westfield’s board of directors affirmed the shareholders’ recommendation and will hold “say-on-pay” advisory votes on an annual basis until the next required shareholder vote on “say-on-pay” frequency, which is scheduled to be held at the 2017 annual meeting of shareholders.

The compensation of Westfield’s named executive officers is disclosed in the sections of this joint proxy statement/prospectus entitled “Westfield Annual Meeting Matters—Compensation Discussion and Analysis” and “Westfield Annual Meeting Matters—Executive and Director Compensation” beginning on pages 137 and 146, respectively. As discussed in those disclosures, Westfield’s board of directors believes that Westfield’s executive compensation philosophy, policies and procedures provide a strong link between each named executive officer’s compensation and Westfield’s short and long-term performance. The objective of Westfield’s executive compensation program is to provide compensation that is competitive based on its performance and aligned with the long-term interests of its shareholders.

Westfield is requesting its shareholders to indicate their support for its named executive officer compensation as described in this joint proxy statement/prospectus. This proposal will be presented at the annual meeting as a resolution in substantially the following form:

“RESOLVED, on an advisory basis, that the compensation paid to Westfield Financial, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the sections entitled “Westfield Annual Meeting Matters—Compensation Discussion and Analysis” and “Westfield Annual Meeting Matters—Executive and Director Compensation” in Westfield Financial, Inc.’s joint proxy statement/prospectus for the annual meeting is hereby APPROVED.”

The shareholders’ vote on this proposal is advisory, and therefore not binding on Westfield, its Compensation Committee or its board of directors. This advisory vote will serve as an additional tool to guide Westfield’s board of directors and its Compensation Committee in continuing to align executive compensation with the best interests of Westfield and its shareholders.

Vote Required for Approval

At least a majority of votes cast at the Westfield annual meeting by the holders of shares present in person or represented by proxy and entitled to vote is required to approve an advisory (non-binding) resolution on the compensation of Westfield’s named executive officers. Abstentions and broker non-votes are not counted as votes cast and will not affect the outcome of this proposal.

Recommendation of the Westfield Board of Directors

THE WESTFIELD BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION PROPOSAL.

Auditor Ratification Proposal

Westfield’s Audit Committee has appointed Wolf & Company, P.C. to act as Westfield’s independent registered public accounting firm and to audit Westfield’s financial statements for the fiscal year ending December 31, 2016. This appointment will continue at the pleasure of the Audit Committee and is presented to the Westfield shareholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the shareholders, the Audit Committee will consider that fact when it selects Westfield’s independent registered public accounting firm for the following fiscal year.

Representatives of Wolf & Company, P.C. are expected to be present at Westfield’s annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Additional information relating to the auditor ratification proposal is set forth in the section of this joint proxy statement/prospectus entitled “Westfield Annual Meeting Matters” beginning on page 126.

Vote Required for Approval

At least a majority of votes cast at the Westfield annual meeting by the holders of shares present in person or represented by proxy and entitled to vote is required to ratify the appointment of Wolf & Company, P.C. as Westfield’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Abstentions and broker non-votes are not counted as votes cast and will not affect the outcome of this proposal.

Recommendation of the Westfield Board of Directors

THE WESTFIELD BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AUDITOR RATIFICATION PROPOSAL.

Adjournment Proposal

Westfield is requesting that holders of the outstanding shares of Westfield common stock consider and vote on a proposal to authorize the named proxies to approve one or more adjournments of the Westfield annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the annual meeting. Even though a quorum may be present at the annual meeting, it is possible that Westfield may not receive sufficient votes to adopt and approve the merger agreement by the time of the annual meeting. In that event, Westfield would need to adjourn the annual meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the annual meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to adopt and approve the merger agreement. Any other adjournment of the annual meeting (e.g., an adjournment required because of the absence of a quorum) would be voted on pursuant to the discretionary authority granted by the proxy card. The Westfield board of directors retains full authority to the extent set forth in Westfield’s amended and restated bylaws, or Westfield’s bylaws, and Massachusetts law to adjourn the annual meeting for any other purpose, or to postpone the annual meeting before it is convened, without the consent of any Westfield shareholders.

If Westfield shareholders approve the adjournment proposal, Westfield could adjourn the annual meeting and any adjourned session of the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Westfield shareholders who have previously voted. Westfield is not required to notify shareholders of any adjournment if the new place, date and time are announced at the annual meeting before adjournment. If the date of any adjourned annual meeting is more than 30 days after the date of the original annual meeting or if a new record date is fixed for the adjourned annual meeting, written notice of the adjourned annual meeting shall be given to each shareholder of record entitled to vote at the annual meeting.

Vote Required for Approval

At least a majority of votes cast at the Westfield annual meeting by the holders of shares present in person or represented by proxy and entitled to vote is required to approve the proposal to adjourn the annual meeting. Abstentions and broker non-votes are not counted as votes cast and will not affect the outcome of this proposal.

Recommendation of the Westfield Board of Directors

THE WESTFIELD BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE MERGER

The following discussion contains material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement and financial advisors’ opinions attached as annexes to this joint proxy statement/prospectus. We urge you to read carefully this entire joint proxy statement/prospectus, including the merger agreement and financial advisors’ opinions attached as annexes to this joint proxy statement/ prospectus, for a more complete understanding of the merger.

General

On April 4, 2016, the boards of directors of Westfield and Chicopee each unanimously approved the merger agreement. The merger agreement provides for the merger of Chicopee with and into Westfield, with Westfield as the surviving corporation. Following the merger, Chicopee Savings Bank will be merged with and into Westfield Bank, with Westfield Bank as the surviving entity.

See “The Merger Agreement,” beginning on page 93, for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the merger and the provisions for terminating or amending the merger agreement.

Consideration to be Received in the Merger

Upon completion of the merger, Chicopee shareholders will be entitled to receive 2.425 shares of Westfield common stock for each outstanding share of Chicopee common stock held at the time of the merger (other than shares held directly or indirectly by Westfield and shares held by Chicopee as treasury shares).

Background of the Merger

Chicopee’s board of directors and senior management have periodically reviewed Chicopee’s strategic alternatives and assessed various opportunities for increasing long-term shareholder value. These reviews included analysis compiled by senior management and/or Chicopee’s financial advisor of Chicopee’s financial performance and trends in the financial marketplace, including merger and acquisition activity in the western New England market. In some instances, these reviews included a discussion by Chicopee’s legal counsel Luse Gorman, PC (“Luse Gorman”) of the legal standards applicable to the decisions and actions of Chicopee’s board of directors.

Similarly, Westfield’s board of directors and senior management have periodically reviewed Westfield’s strategic opportunities and alternatives as part of their on-going efforts to improve Westfield’s banking franchise and enhance long-term shareholder value. These reviews have focused on assessing opportunities for increasing earnings through internally generated growth and for growth through acquisitions of other banks or de novo branching. As part of the strategic reviews, Westfield’s board of directors and senior management have considered potential acquisition targets, including Chicopee.

Beginning in 2011, William J. Wagner, Chicopee’s Chairman, President and Chief Executive Officer, James C. Hagan, Westfield’s President and Chief Executive Officer, and Donald A. Williams, Westfield’s Chairman, had discussed from time to time the economic conditions as well as the business and regulatory climate for banks operating in their market areas and the value of a potential merger of Chicopee and Westfield.

During 2012 through 2015, Mr. Wagner also met with the chief executive officers of several other banking organizations to assess whether there may be other attractive merger opportunities for Chicopee and the opportunity for Chicopee to create a more efficient banking organization that would better serve the Springfield market area.

In early and mid-2014, discussions between Chicopee and Westfield and their respective financial and legal advisors were held regarding a combination of the two companies and the parties engaged in preliminary negotiations. However, negotiations were broken off when the parties could not come to an agreement on the general structure, price and other terms of the potential transaction.

In late 2014 and early 2015, Mr. Wagner held informal discussions with a banking organization that operates outside Chicopee’s market area that demonstrated significant interest in a possible merger with Chicopee. Those discussions resulted in the organization, which we refer to herein as Institution A, providing Chicopee with an unsolicited non-binding letter of intent that set forth the general terms of a possible merger with Chicopee, the terms of which were subject to due diligence and further negotiations. Chicopee’s financial advisor prepared an analysis of the terms of the letter of intent and a possible transaction with such organization, including an analysis of the value of Chicopee on a stand-alone basis, national and regional merger market trends and metrics and the recent results of operations of the other banking organization and trends in the market value of their stock. Based on such analysis and the input from the executive management of Chicopee, the board determined that the terms of the letter of intent, which included an initial per share price range of $17.00 to $18.00 per share, which was subsequently increased to $18.50, were insufficient to warrant further negotiations. More importantly, the board determined that a combination with Institution A: (1) did not meet the goals of a strategic alliance determined by the Chicopee board of directors to be in the best interests of its shareholders; and (2) would not yield significant realizable efficiencies and improvements such that the resulting combined company would be a more attractive franchise. As a result, the discussions with Institution A were halted in early 2015.

In late May 2015, Chicopee and representatives of Piper Jaffray revisited the possibility of a combination with Westfield and, on June 16, 2015, Mr. Wagner and representatives of Piper Jaffray met with Mr. Hagan and Leo R. Sagan, Jr., Westfield’s Senior Vice President, Chief Financial Officer and Treasurer, to discuss the potential of a combination between Chicopee and Westfield.

From June 2015 to early October 2015, Mr. Wagner maintained a dialogue with Westfield’s management regarding a potential combination, and Piper Jaffray and Luse Gorman continued to provide Mr. Wagner and Chicopee with analysis and counsel regarding the pertinent issues associated with a combination with Westfield. Concurrently, Mr. Wagner engaged in informal discussions with executives from other Western New England area banks regarding merger and acquisition activity in the market; however, none of these discussions materialized into serious discussions or indications of interest at attractive levels regarding a combination with Chicopee.

The discussions from June 2015 to early October 2015 between Mr. Wagner and Chicopee’s representatives and Mr. Hagan and Westfield’s representatives covered topics including the potential structure and forms of the merger and the merger consideration, the branding of the combined entity, and representation of Chicopee directors on the board of the combined entity. The parties made progress on these issues, focusing on structuring the potential transaction as a strategic combination that would maximize the long-term potential of the combined franchise for shareholders of both companies. As a result of such progress, on October 15, 2015, representatives from Piper Jaffray and Griffin, Westfield’s financial advisor, met to discuss the due diligence process and the next steps in pursuing a potential transaction between Chicopee and Westfield.

Between mid-October 2015 and early November 2015, Mr. Wagner and representatives of Piper Jaffray had discussions with members of senior management of Westfield and representatives of Griffin to identify the anticipated strategic and operational benefits of a combination between the two parties, highlighting the parties’ potentially strong market share position within the Western New England market as a combined institution and the financial benefits to the parties and their respective shareholders in a strategic partnership. In the context of a strategic partnership, both Westfield and Chicopee shareholders would maintain significant equity ownership in the combined institution and benefit from the long-term value proposition of the combined entity.

On November 6, 2015, Westfield submitted preliminary terms to Chicopee, which included 100% stock consideration, and offered a preliminary price of $20.00 per share and five seats on the board of the resulting institution. Using Westfield’s stock price of $7.86 on November 6, 2015, Westfield’s preliminary proposal implied an exchange ratio of 2.5445.

On November 10, 2015, Chicopee’s board held a special meeting. Representatives of Piper Jaffray made a presentation to the Chicopee board regarding the merger and acquisition market in general and among peer institutions, and the strategic rationale for a combination with Westfield. The presentation included a summary of the discussions that had been held to date between the management teams of the two institutions, the possible terms of the transaction, the potential costs savings of a combination and the financial benefits of a combination between the two institutions. At the conclusion of the discussion, the Chicopee board voted unanimously in favor of continuing discussion of a potential combination with Westfield and directed management to gather information and work with Westfield to assess in detail the cost savings and efficiencies that could realistically be realized by the combined bank and report back to the board as to those findings.

On November 17, 2015, Westfield’s board of directors held a special meeting. Representatives of Griffin in attendance at the meeting made a presentation to the board regarding the potential terms of the proposed transaction with Chicopee, the strategic and business rationale for the potential transaction, and the merger and acquisition market in general. At the conclusion of this meeting, the board of directors of Westfield authorized management to execute a confidentiality agreement on behalf of Westfield and perform due diligence to further explore the potential transaction. On December 1, 2015, Westfield formally engaged Griffin as its financial advisor.

On December 7, 2015, the Executive Committee of the Chicopee board met to discuss a mutual confidentiality agreement between Chicopee and Westfield, which had been reviewed by the management teams and legal advisors of both institutions. The Executive Committee voted to provide Mr. Wagner with the authority to execute the confidentiality agreement on behalf of Chicopee and the parties executed the confidentiality agreement on that date.

From December 17, 2015 throughout January and February 2016, the executives of Chicopee met with executives from Westfield to conduct further due diligence on each other and to discuss the possible cost savings and efficiencies that could be realized in connection with the possible combination. These meetings included identifying any overlapping products and services and possible changes to personnel and the resulting management structure of the combined entity. These meetings also focused on the data processing vendor that both companies utilized and the expected costs and fees associated with the termination of Chicopee’s data processing and other vendor agreements. The parties noted Westfield’s ability to negotiate more favorable provisions under a new data processing agreement for the combined company due to both parties using the same vendor and the short-term nature of Westfield’s existing agreement, including the potential avoidance of a significant termination fee Chicopee or any other acquiror would have to pay upon the termination of Chicopee’s multi-year agreement. During this time, the parties each also made documentation available to each other for review in connection with the performance of due diligence.

On February 4, 2016, the Chicopee Board authorized management to formally engage Piper Jaffray as its financial advisor.

On February 25, 2016, the Chicopee board held its regular meeting. Mr. Wagner updated the board on the status of the potential combination with Westfield and noted that both parties were in the midst of conducting due diligence and analyzing the cost savings and synergies that could be realized in the merger. The board determined at such time to form a special board committee consisting entirely of independent directors (the “Special Committee”), to review and assess the potential combination with Westfield and whether Chicopee should be pursuing any other strategic alternatives. The Chicopee board expressed full support for the efforts regarding the potential combination with Westfield and approved the creation of the Special Committee.

On March 3 and 4, 2016, Chicopee and Westfield, together with their legal and financial advisors, conducted reciprocal off-site document review and management interviews at which questions regarding cost savings and strategic benefits of a combination between the two parties were further addressed.

On March 4, 2016, a meeting of the Special Committee of Chicopee’s board of directors was held. Luse Gorman reviewed with the Special Committee its purpose and responsibilities, including the board’s determination that the full board would not pursue the possible transaction with Westfield unless such transaction was approved by the Special Committee. Representatives of Luse Gorman addressed the independence of the Special Committee and confirmed that the members of the committee were independent and did not have any special interests in or relationships with Westfield. At the meeting, representatives of Piper Jaffray distributed an analysis of the proposed transaction with Westfield and a summary of the negotiations between the two parties that had occurred up to that point. The Piper Jaffray analysis included information as to the strategic and financial rationale for the proposed transaction, pro forma analysis of the combined company and a valuation analysis of Chicopee. The Special Committee also addressed and considered the proposed resulting executive management team and other officers of the combined company, the composition of the resulting board and board leadership and the proposed severance payments to certain executives. The Special Committee reviewed the due diligence findings of the Chicopee management team and advisers and the projected cost savings and efficiencies that had been identified and agreed upon by the Chicopee and Westfield management teams. The Special Committee also considered and discussed the termination fees associated with the Chicopee vendor agreements, including the data processing contract termination fees and the ability to mitigate such fees. After review of these items, the Special Committee unanimously determined that the terms of the proposed Westfield transaction were in the best interest of Chicopee shareholders and that Chicopee management and its advisors should continue to pursue the transaction and finalize a definitive merger agreement for review by the full Chicopee board in lieu of pursuing other strategic alternatives.

In making its determination not to pursue other strategic alternatives, the Special Committee considered: (1) the value of the consideration that was offered in the letter of intent provided by Institution A in early 2015 of $18.50; (2) the strategic fit and financial advantages of the Westfield transaction, including that Chicopee shareholders would recognize 40% accretion to Chicopee’s estimated earnings per share in the first full year after completion of the transaction; (3) the increased operating scale provided by becoming one of the largest pro forma banking institutions in Hampden County and in the Springfield Metropolitan Statistical Area (“MSA”) by deposit market share; (4) that Chicopee shareholders would own approximately 41% of the outstanding shares in the combined company; (5) the stand-alone valuation of Chicopee relative to the value being paid in the proposed transaction; and (6) the prospect of other possible acquirors being interested in a combination with Chicopee on terms that would be economically attractive to Chicopee. The Special Committee discussed that a merger with Westfield would represent a unique strategic alliance offering the opportunity for the combined organization to realize significant efficiencies and improvements that could enable Chicopee shareholders to realize long-term benefits through their ownership interest in the combined entity. The Special Committee also discussed the likelihood that Westfield would terminate negotiations if it believed that Chicopee was soliciting other possible merger partners.

On March 8, 2016, the Chicopee board met to be updated on the Special Committee’s deliberations and determination to pursue the Westfield transaction and on the status of the Westfield transaction and negotiations and due diligence. At such meeting, the Chicopee board unanimously approved the determinations of the Special Committee and directed Chicopee’s management and advisors to pursue a strategic transaction with Westfield and not to solicit other interest in Chicopee.

On March 10, 2016, Hogan Lovells LLP, the legal counsel for Westfield, provided Luse Gorman with a draft of the merger agreement.

On March 14, 2016, representatives of Griffin informed representatives of Piper Jaffray that Westfield desired to use their current stock trading price for purposes of setting the exchange ratio, which would have resulted in an exchange ratio of 2.2675 at that time, comparatively lower than the exchange rate of 2.5445 that had been previously implied in Westfield’s preliminary offer of $20.00 per share by using the $7.86 stock price of Westfield on November 6, 2015. Negotiations regarding the proposed exchange ratio and the subsequent increase in the trading price of Westfield’s stock resulted in the parties preliminarily agreeing to adjust the proposed exchange ratio to 2.425, which was based on an agreed upon implicit value for Westfield common stock price of $8.25 per share.

Negotiations regarding the terms of the definitive merger agreement and further due diligence and cost savings analyses were conducted during the following two weeks. During this time, discussions among the parties continued regarding compensation matters given that Westfield required that all such compensation matters, including any release agreements, new employment agreements or consulting agreements, be resolved and agreed upon by all parties and affected executives before the merger agreement was executed. Westfield determined that it would like to retain certain executives of Chicopee in new or altered roles at the combined company that were of strategic importance, and therefore proposed to make change in control severance payments to such executives even though the executives would be continuing employment with the combined company. In particular, Westfield focused on Mr. Wagner’s importance to the success of the combined entity as a result of his relationships with customers and reputation in the communities Chicopee serves, Darlene Libiszewski’s proposed new role filling a vacated information technology position, Guida Sadjak’s proposed new role as Chief Risk Officer, and Cidalia Inacio’s importance in maintaining continuity for customers of Chicopee’s branches.

On March 24, 2016, the Chicopee board and Special Committee held a concurrent meeting regarding the proposed strategic transaction between Chicopee and Westfield. During the meeting, representatives of Piper Jaffray provided an update on the key items of the transaction that had changed since the March 4 Special Committee meeting due to further negotiations between the parties. Particularly, representatives of Piper Jaffray noted that Chicopee had requested a termination provision in the merger agreement, allowing Chicopee to terminate the transaction, subject to a Westfield option to offer more shares of its common stock, if Westfield’s stock price fell by 20% or more and by 20% or more relative to the NASDAQ Bank Index. Representatives of Piper Jaffray noted that, in addition to the five board seats that would be provided to Chicopee, four of Chicopee’s senior management members would remain with the combined institution in senior management capacities to fill, in large part, vacant or otherwise previously identified senior management needs. Representatives of Piper Jaffray further stated that the parties continued to agree on naming and branding matters related to the combined company and banking subsidiary. The Chicopee board and Special Committee also addressed the negotiations regarding the proposed exchange ratio and the rise in Westfield’s stock price over the past several weeks and the agreement in principle to an exchange ratio of 2.425 based on Westfield’s stock price at $8.25 per share, which would result in Chicopee shareholders owning 41% of the outstanding shares of the combined company. Chicopee’s senior management reported that assuming a 2.425 exchange ratio: (1) tangible book value per share dilution to the pro forma company would be approximately 6% at deal closing; (2) the tangible book value earnback period would be under five years using the crossover method; and (3) earnings per share accretion for the combined company in the first full year of operations, during which cost savings will be phased in, would be in the range of 14%-15% and over 40% accretive to Chicopee’s projected earnings per share. The terms of the draft merger agreement were also discussed with Luse Gorman highlighting material changes since it was last presented to the board and Special Committee, including the successful negotiation of a lower termination fee as compared to the fee proposed by Westfield. The Special Committee and board unanimously voted to continue with the proposed Westfield merger transaction and directed management and the advisors to finalize the merger agreement and any ancillary agreements.

On March 29, 2016, the board of directors of Westfield held its regularly scheduled meeting, during which representatives of Griffin reviewed financial analysis of the proposed transaction with Chicopee following the substantial completion of due diligence, representatives of Hogan Lovells reviewed in detail the terms of the draft merger agreement and ancillary documents. The terms of the draft merger agreement were discussed and the board of directors encouraged management to continue negotiations with Chicopee toward finalizing the documents.

On April 4, 2016, a joint meeting of the Special Committee and the Chicopee board of directors was convened. Chicopee’s senior management and legal and financial advisors participated in the meeting. A copy of the merger agreement that had been negotiated to date, as well as certain ancillary documents, had been provided to the members of the board of directors on April 1, 2016. Representatives of Luse Gorman reviewed in detail the terms of the merger agreement and ancillary documents, including the: (1) voting agreements to be entered into by the directors and senior management; (2) settlement agreements and non-competition agreements to be entered into by certain of Chicopee’s senior management. Representatives of Luse Gorman also discussed the proposed resolutions that the board would be requested to approve. Representatives of Piper Jaffray made a presentation, a copy of which had been provided in advance to the directors, regarding the fairness of the proposed merger exchange ratio to Chicopee shareholders from a financial point of view and delivered its written opinion to the effect that, as of April 4, 2016 and subject to the limitations and qualifications set forth in the opinion, the merger exchange ratio of 2.425 was fair to Chicopee shareholders from a financial point of view.

Following these presentations and review and discussion among the Special Committee and the members of the Chicopee board of directors, including consideration of the factors described under “—Chicopee’s Reasons of the Merger” the Special Committee and the Chicopee board of directors determined that the merger agreement and the transactions contemplated thereby were advisable and in the best interests of Chicopee and its shareholders and the Special Committee and the board of directors unanimously voted to approve the merger agreement and the transactions contemplated thereby and recommended that Chicopee’s shareholders approve the merger agreement.

Also on April 4, 2016, Westfield’s board of directors held a special meeting to review and consider the proposed transaction with Chicopee. Copies of the merger agreement and related materials were distributed to the members of the Westfield board of directors in advance of the meeting. At the meeting, members of Westfield’s senior executive management, together with representatives of Hogan Lovells and Griffin, discussed the outcome of negotiations with Chicopee and certain of its employees and updated the Westfield board of directors as to the changes to terms and conditions of the merger agreement and ancillary documents since the March 29, 2016 meeting of the Westfield board of directors. Representatives of Hogan Lovells also reviewed in detail the resolutions that the Westfield board of directors were being asked to approve. Representatives of Griffin made, and the Westfield board of directors considered, a presentation as to the fairness, from a financial point of view, to the shareholders of Westfield, of the exchange ratio. Griffin Financial concluded its presentation by giving its oral opinion, later confirmed in writing, that such exchange ratio, as defined in the merger agreement, is fair, from a financial point of view, to the shareholders of Westfield. After these presentations and further discussion, Westfield’s board of directors unanimously approved the merger agreement, authorized Westfield’s management to execute and deliver the merger agreement, and recommended that Westfield’s shareholders approve the merger agreement.

Following the completion of the Westfield and Chicopee board meetings, the merger agreement and ancillary documents were executed and delivered. Following the close of the market on April 4, 2016, Westfield and Chicopee issued a joint press release announcing the execution of the merger agreement.

Chicopee’s Reasons for the Merger

In the course of its evaluation of the merger and the merger agreement, the Chicopee board of directors and Special Committee held numerous meetings, consulted with its senior management as well as its legal counsel and financial advisor. In reaching their decision to approve the merger and the merger agreement and recommend the approval of the merger agreement by its shareholders, the Special Committee and Chicopee board of directors considered a number of factors, including, among others, the following, which are not presented in order of priority:

•

that the merger would represent a strategic alliance of Westfield and Chicopee and that shareholders of each entity could realize the expected long-term benefits of such alliance (including, but not limited to, the future stock value and earnings per share of the combined corporation, the combined corporation’s financial strength and its consequent enhanced ability to invest in its existing businesses as well as develop new products and services, the cost savings to be realized through consolidation of operations, the potential for cross-marketing services to customers of the combining companies, the opportunity to diversify earnings, the business synergies that might be realized, and the potential effect of the merger on the perception of the combined corporation’s businesses by the financial markets);

•	that the merger will result in the combined company being the largest, locally-based, independent banking institution headquartered in Hampden County, Massachusetts with one of the largest deposit market share in such county as well as the Springfield MSA;

•	Chicopee shareholders will own 41% of the outstanding shares in the pro forma entity;

•	on a pro forma basis the transaction is estimated to be over 40% accretive to Chicopee’s estimated earnings in the first full year after completion of the transaction;

•	the 100% tax-free nature of the merger consideration to be received by Chicopee’s shareholders (other than cash in lieu of fractional shares) and their ability to fully participate in the cost-saving benefits and efficiencies of the combined company;

•	the continued participation of Chicopee’s directors and management in the combined company, which enhances the likelihood that the expected benefits of the merger will be realized, in particular:

•	that five representatives from the Chicopee board of directors will become directors of Westfield following the closing of the merger; and

•	the continuing role of certain executive officers of Chicopee at the combined company.

•	that Westfield and Chicopee have highly complementary operations, including complementary lending platforms and personnel with Westfield having a larger commercial and industrial loan platform, which would mesh well with Chicopee’s larger small business lending and commercial real estate platforms;

•	that there is little branch and market presence overlap in the Springfield market area, which will provide both companies the ability to further penetrate the markets that are not being served by each respective company;

•	the Special Committee’s and Chicopee board of directors’ and management’s knowledge of Chicopee’s business, operations, properties, assets, financial condition, operating results, historical market prices and prospects, and their understanding of Westfield’s business, operations, properties, assets, financial condition, operating results, historical market prices and prospects, including the information obtained through due diligence and several years of a working relationship resulting from both institutions operating in the same market area;

•	that the transaction is estimated to be approximately 14% accretive from an earnings per share perspective for the pro forma company in the first full year after completion;

•	the consideration offered by Westfield, which represents: 132% of Chicopee’s core tangible book value (which assumes a tangible equity to tangible assets ratio of 8%) and 34.2x of Chicopee’s trailing twelve-month earnings;

•	a review of the potential risks and prospects of Chicopee remaining independent, including the uncertainty regarding higher capital requirements and an increase in the cost of regulatory compliance as a consequence of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the regulations adopted pursuant to that Act, all of which would likely impede Chicopee’s ability to develop the scale necessary to achieve the premium to Chicopee’s trading price that Westfield’s offer price presented;

•	that Chicopee shareholders will receive registered shares of Westfield common stock pursuant to the merger and have improved stock liquidity after the completion of the merger;

•	the challenges facing Chicopee’s management to grow Chicopee’s franchise and enhance shareholder value given current market conditions, including increased operating costs resulting from regulatory and compliance mandates, continued pressure on net interest margin from the current interest rate environment and competition;

•	the strong capital position of the combined company and the larger scale of the combined company;

•	the ability of Westfield to execute a merger transaction from a financial and regulatory perspective;

•	the April 4, 2016 financial presentation of Piper Jaffray (including the assumptions and methodologies underlying the analyses in connection therewith) and the written opinion of Piper Jaffray delivered to the Chicopee board of directors on April 4, 2016, a copy of which is attached to this joint proxy statement/prospectus as Annex B, to the effect that, as of April 4, 2016 and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken in preparing such opinion, the merger exchange ratio was fair, from a financial point of view, to the holders of Chicopee common stock, as more fully described under “—Opinion of Chicopee, Inc.’s Financial Advisor”;

•	the geographic fit and increased customer convenience of the expanded branch network of the combined institution;

•	the ability of Chicopee under the terms of the merger agreement to negotiate with third parties concerning certain unsolicited competing acquisition proposals if Chicopee were to receive such a proposal prior to the approval of the merger agreement by Chicopee shareholders, and to terminate the merger agreement upon the payment to Westfield of a termination fee of $4.0 million;

•	the ability of Chicopee under the terms of the merger agreement to terminate the merger if Westfield’s stock price declines by 20% from $8.42 and by 20% compared to the Nasdaq Bank Index, as determined and calculated under the terms of the merger agreement, subject to Westfield’s option to increase the exchange ratio; and

•	the efforts made to negotiate a merger agreement favorable to Chicopee and its shareholders and the terms and conditions of the merger agreement, including the termination fees and circumstances under which such fees are payable to Chicopee.

The Chicopee board of directors also weighed the factors described above against certain factors and potential risks associated with entering into the merger agreement, including, among others, the following:

•	that the exchange ratio is fixed, which means that Chicopee shareholders could be adversely affected by a decrease in the trading price of Westfield common stock following the signing of the merger agreement;

•	the possibility of costs and delays resulting from seeking the regulatory approvals necessary to complete the transactions contemplated by the merger agreement, the possibility that the merger may not be completed if such approvals are not obtained, and the potential negative impacts on Chicopee, its business and the price of Chicopee common stock if such approvals are not obtained;

•	that the integration of Chicopee and Westfield may be complex and time consuming and may require substantial resources and effort, and the risk that if the banks are not successfully integrated, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected;

•	the possibility that the anticipated strategic and other benefits to Chicopee and the combined bank following the completion of the merger, including the expected synergies, will not be realized or will take longer to realize than expected;

•	the potential for diversion of management and employee attention and for increased employee attrition during the period prior to the completion of the merger, and the potential effect of the merger on Chicopee’s customers and business relationships;

•	the restrictions on the conduct of Chicopee’s business prior to the completion of the merger, requiring Chicopee to conduct its business only in the ordinary course, subject to specific limitations, which could delay or prevent Chicopee from undertaking business opportunities that may arise pending completion of the merger and could negatively impact Chicopee’s customers and business relationships;

•	that the merger agreement contains certain restrictions on the ability of Chicopee to solicit proposals for alternative transactions or engage in discussions regarding such proposals, including the requirement for Chicopee to pay Westfield a termination fee of up to $4.0 million in certain circumstances;

•	the transaction costs to be incurred by Chicopee in connection with the merger;

•	the interests of Chicopee’s directors and executive officers in the merger described in “—Interests of Chicopee’s Directors and Executive Officers in the Merger”; and

•	the various other applicable risks associated with Chicopee, Westfield and the merger, including the risks described in “Information Regarding Forward-Looking Statements” and “Risk Factors.”

In considering the recommendation of the Chicopee board of directors with respect to the proposal to approve the merger agreement, you should be aware that certain of Chicopee’s directors and executive officers may have interests in the merger that are different from yours. The Chicopee board of directors was aware of and considered these interests, among other matters, in evaluating the merger agreement and the transactions contemplated by the merger agreement and in recommending that the merger agreement be approved by the Chicopee shareholders. See “—Interests of Chicopee’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by the Chicopee board of directors in reaching its conclusions and recommendations is not intended to be exhaustive, but includes the material factors considered by the Chicopee board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger agreement and the transactions contemplated by the merger agreement, and the complexity of these matters, the Chicopee board of directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign any relative or specific weights to the various specific factors considered in reaching its determination and making its recommendation. The Chicopee board of directors considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.

Recommendation of the Chicopee Board of Directors

The Chicopee board of directors has unanimously approved the merger agreement and recommends that Chicopee shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby.

Opinion of Piper Jaffray, Financial Advisor to Chicopee

Pursuant to an engagement letter dated February 4, 2016, the Chicopee board of directors engaged Piper Jaffray as financial advisor to Chicopee in connection with the merger with Westfield. Piper Jaffray is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Chicopee and its business. As part of its investment banking business, Piper Jaffray is routinely engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions. The Piper Jaffray written opinion, dated April 4, 2016, is sometimes referred to in this section as the “Piper Jaffray opinion.”

Piper Jaffray acted as financial advisor to Chicopee in connection with the proposed transaction and participated in certain of the negotiations leading to the execution of the merger agreement. At the meeting of the board of directors of Chicopee held on April 4, 2016, Piper Jaffray delivered to the board of directors its oral opinion, followed by delivery of its written opinion, that, as of such date, and based upon and subject to the various factors, assumptions and limitations set forth in its opinion, the exchange ratio offered in the merger was fair, from a financial point of view, to the holders of Chicopee common stock.

The full text of Piper Jaffray’s written opinion dated April 4, 2016, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Piper Jaffray’s opinion speaks only as of the date of the opinion. You are urged to read the opinion carefully and in its entirety. Piper Jaffray’s opinion was addressed to, and provided for the information and benefit of, the Chicopee board of directors (in its capacity as such) in connection with its evaluation of the fairness of the merger exchange ratio from a financial point of view, and did not address any other aspect or implication of the merger. The opinion does not constitute a recommendation to the Chicopee board of directors or to any other person in respect of the merger, including as to how any holder of Chicopee common stock should vote at any stockholders’ meeting held in connection with the merger or as to any other action a holder of Chicopee common stock may or may not take in respect of the merger. Piper Jaffray’s opinion does not address the relative merits of the merger as compared to any other business or financial strategies that might be available to Chicopee, nor does it address the underlying business decision of Chicopee to engage in the merger. The issuance of the Piper Jaffray opinion was approved by a fairness opinion committee of Piper Jaffray. The summary of the opinion of Piper Jaffray set forth below is qualified in its entirety by reference to the full text of the opinion attached as Annex B to this joint proxy statement/prospectus. Piper Jaffray has consented to the inclusion of this summary of its opinion in this joint proxy statement/prospectus.

In rendering its opinion, Piper Jaffray reviewed, among other things:

•	a draft of the merger agreement dated as of April 1, 2016;

•	certain financial and other data with respect to Chicopee and Westfield, which was publicly available or made available to us by Chicopee or Westfield;

•	certain forward-looking information relating to Westfield that was publicly available, as well as that was furnished to us by Chicopee or Westfield, including internally prepared forecasts of Chicopee’s and Westfield’s expected operating results on a stand-alone basis;

•	materials detailing the merger prepared by Chicopee, Westfield and by their respective legal and accounting advisors including the estimated amount and timing of the cost savings and related expenses and purchase accounting adjustments expected to result from the merger (which are collectively referred to in this section as the “Synergies”);

•	discussions with members of senior management and representatives of Chicopee and Westfield concerning the matters described in the previous four bullets, as well as their respective businesses and prospects before and after giving effect to the Merger and the Synergies;

•	current and historical reported prices and trading activity of Chicopee and Westfield and similar information for certain other publicly traded companies deemed by us to be comparable to Chicopee and Westfield;

•	the financial performance of Chicopee and Westfield with that of certain other publicly traded companies that Piper Jaffray deemed relevant;

•	certain financial analyses for Chicopee and Westfield on a pro forma combined basis giving effect to the merger based on assumptions relating to the Synergies;

•	relative financial contribution percentages of Chicopee and Westfield to the surviving corporation on a pro forma basis;

•	the relative ownership percentages of shareholders of Chicopee on a pro forma basis following the closing of the merger;

•	the merger consideration relative to Chicopee’s tangible book value, tangible book value adjusted for excess capital (capital greater than 8%), core deposits (deposits less all jumbo time deposits and brokered deposits) and last twelve months earnings as of December 31, 2015;

•	the current market environment generally and the community banking environment in particular;

•	the financial terms of certain business combination transactions in the banking industry that Piper Jaffray deemed relevant; and

•	such other analyses, examinations and inquiries, and such other financial, economic and market criteria, as Piper Jaffray deemed necessary in arriving at its opinion.

Piper Jaffray also held several discussions with certain members of senior management and representatives of both Chicopee and Westfield with respect to certain aspects of the merger, and the past and current business operations of Chicopee and Westfield, the financial condition and future prospects and operations of Chicopee and Westfield, the effects of the merger on the financial condition and future prospects of Westfield, and certain other matters Piper Jaffray believed necessary or appropriate to its inquiry.

In arriving at its opinion, Piper Jaffray relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available to, or discussed with or reviewed by Piper Jaffray. Piper Jaffray further relied upon the assurances of the management of Chicopee and Westfield that the financial information provided was prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to Piper Jaffray materially incomplete or misleading. Without limiting the generality of the foregoing, Piper Jaffray assumed that with respect to financial forecasts, estimates and other forward-looking information (including the Synergies) reviewed by Piper Jaffray, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Chicopee and Westfield as to the expected future results of operations and financial condition of Chicopee and Westfield, respectively, to which such financial forecasts, estimates and other forward-looking information (including the Synergies) relate and Piper Jaffray assumed that such results would be achieved. Piper Jaffray expressed no opinion as to any such financial forecasts, estimates or forward-looking information (including the Synergies) or the assumptions on which they were based. Piper Jaffray further assumed that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. Piper Jaffray also expressed no opinion as to any of the legal, accounting and tax matters relating to the merger and any other transactions contemplated in connection therewith.

In arriving at its opinion, Piper Jaffray assumed that the executed merger agreement would be in all material respects identical to the last draft reviewed by it. Piper Jaffray relied upon and assumed, without independent verification, that:

•	the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein are true and correct;

•	each party to such agreement will fully and timely perform all of the covenants and agreements required to be performed by such party;

•	the merger will be consummated pursuant to the terms of the merger agreement without any amendment thereto; and

•	all conditions to the consummation of the merger will be satisfied without waiver by any party of any conditions or obligations thereunder.

Additionally, Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the merger will be obtained in a manner that will not adversely affect Chicopee and Westfield or the contemplated benefits of the merger.

For purposes of rendering its opinion, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent, derivative, off-balance sheet, or other) of Chicopee or Westfield, and did not evaluate the solvency of Chicopee or Westfield under any state or federal law relating to bankruptcy, insolvency or similar matters. Accordingly, Piper Jaffray expressed no opinion regarding the liquidation value of Chicopee, Westfield or any other entity. Piper Jaffray assumed that there was no material change in the respective assets, financial condition, results of operations, business or prospects of Chicopee or Westfield since the date of the most recent financial data made available to Piper Jaffray. Piper Jaffray also assumed in all respects material to its analysis that Chicopee and Westfield would remain as a going concern for all periods relevant to its analysis. Without limiting the generality of the foregoing, Piper Jaffray did not conduct a review of:

•	any individual credit files of Chicopee or Westfield, or the adequacy of the loan or lease reserves of Chicopee or Westfield;

•	any credit mark that may be taken in connection with the merger, or the adequacy of any contemplated credit mark to be so taken; or

•	the collectability of any asset or the future performance of any loan of Chicopee or Westfield.

Piper Jaffray also assumed, with Chicopee’s consent, that the respective allowances for loan and lease losses for both Chicopee and Westfield, and the credit mark are adequate to cover any losses and will be adequate on a pro forma basis for the combined company. Accordingly, Piper Jaffray expressed no opinion with respect to these matters.

In addition, Piper Jaffray did not make any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which Chicopee or Westfield is a party or may be subject, and at the direction of Chicopee and with its consent, Piper Jaffray’s opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Jaffray also assumed that neither Chicopee nor Westfield is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger and the merger of the principal banking subsidiaries of Chicopee and Westfield contemplated by the merger agreement.

The Piper Jaffray opinion is necessarily based on economic, market and other conditions and upon the information made available to Piper Jaffray and facts and circumstances as they existed and were subject to evaluation as of the date of the Piper Jaffray opinion. It should be understood that events occurring after the date of the Piper Jaffray opinion could materially affect the assumptions used in preparing the Piper Jaffray opinion. Further, Piper Jaffray expressed no opinion as to the price at which shares of the common stock of Chicopee or Westfield may trade following announcement of the merger or at any future time.

The Piper Jaffray opinion addresses solely the fairness, from a financial point of view, to holders of Chicopee common stock of the proposed merger exchange ratio set forth in the merger agreement and does not address any other terms or agreement relating to the merger or any other terms of the agreement. Piper Jaffray was not requested to opine as to, and the Piper Jaffray opinion does not address, the basic business decision to proceed with or effect the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to Chicopee, any other term contemplated by the merger agreement or the fairness of the merger to any other class of securities, creditor or other constituency of Chicopee. Furthermore, Piper Jaffray expressed no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the merger, or any class of such persons, relative to the merger consideration to be received by holders of Chicopee common stock in the merger or with respect to the fairness of any such compensation, including whether such payments are reasonable in the context of the merger.

The internal Chicopee and Westfield earnings and balance sheet projections furnished to Piper Jaffray and used by it in certain of its analyses were prepared by Chicopee’s management team (the “Chicopee Projections”) and Westfield’s management team (the “Westfield Projections”). Chicopee and Westfield do not publicly disclose internal management projections of the type provided to Piper Jaffray in connection with its review of the merger. As a result, such projections were not prepared with an expectation of public disclosure. The Chicopee Projections and Westfield Projections were based on numerous variables and assumptions, which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the Chicopee Projections and Westfield Projections. The Chicopee Projections are summarized below under “—Prospective Financial

Information Regarding Chicopee” and the Westfield Projections are summarized below under “—Prospective Financial Information Regarding Westfield.”

In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Piper Jaffray, Chicopee and Westfield. Any of the estimates contained in the analyses performed by Piper Jaffray are not necessarily indicative of actual values or future results, which may be more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Piper Jaffray opinion was among several factors taken into consideration by the Chicopee board in making its determination to approve the merger agreement. The type and amount of consideration payable in the merger were determined through negotiation between Chicopee and Westfield, and the decision to enter into the merger agreement was solely that of the Chicopee board.

Piper Jaffray’s opinion was necessarily based upon conditions as they existed and could be evaluated on April 4, 2016, the date of such opinion, and the information made available to Piper Jaffray through such date. Developments subsequent to the date of Piper Jaffray’s opinion may have affected, and may affect, the conclusion reached in Piper Jaffray’s opinion, and Piper Jaffray did not and does not have an obligation to update, revise or reaffirm its opinion.

The following is a summary of the material financial analyses performed and presented by Piper Jaffray to the Chicopee board of directors on April 4, 2016 in connection with Piper Jaffray’s fairness opinion. The following summary, however, does not purport to be a complete description of all the analyses performed and reviewed by Piper Jaffray underlying the Piper Jaffray opinion or the presentation made by Piper Jaffray to the Chicopee board on April 4, 2016, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. A fairness opinion is thus not susceptible to partial analysis or summary description. In arriving at its opinion, Piper Jaffray did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Piper Jaffray believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a potentially misleading or incomplete view of the process underlying its analyses and Piper Jaffray’s opinion. Also, no company or transaction used in Piper Jaffray’s analysis for purposes of comparison is identical to Chicopee and Westfield or the merger. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which Chicopee and Westfield and the merger were compared and other factors that could affect the public trading value or transaction value of the companies to which they are being compared. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before April 1, 2016, and is not necessarily indicative of current market conditions.

Summary of Proposal:

Pursuant to the terms of the merger agreement, at the effective time of the merger, each share of Chicopee common stock, no par value, will be converted into the right to receive 2.4250 shares of Westfield common stock, par value $0.01. Based on Westfield’s closing price on April 1, 2016 of $8.46, the merger consideration was equivalent to a price of $20.52 per share of Chicopee common stock at that date. Based on this deemed value per share to Chicopee shareholders and based on an aggregate of 5,210,739 shares of Chicopee common stock outstanding and 646,098 options and warrants outstanding with a weighted average exercise price of $14.55 per share, the aggregate merger consideration to holders of Chicopee common stock, options and warrants was approximately $110.8 million on April 1, 2016.

Selected Publicly Traded Companies Analyses:

Using publicly available information, Piper Jaffray compared the financial performance, financial condition, and market performance of Chicopee to twelve selected publicly traded bank and thrift holding companies headquartered in New England that report GAAP financials with total assets between $200 million and $1.0 billion, a last twelve months return on average assets less than 0.75%, and excluding merger targets, mutual holding companies (“MHCs”), and mutuals that converted in 2016. The companies included in this group were:

Company	Ticker	State
Northway Financial, Inc.	NWYF	NH
Katahdin Bankshares Corporation	KTHN	ME
Patriot National Bancorp, Inc.	PNBK	CT
Wellesley Bancorp, Inc.	WEBK	MA
Coastway Bancorp, Inc.	CWAY	RI
SBT Bancorp, Inc.	SBTB	CT
Guaranty Bancorp, Inc.	GUAA	NH
Georgetown Bancorp, Inc.	GTWN	MA
First Colebrook Bancorp, Inc.	FCNH	NH
Peoples Trust Company of St. Albans	PPAL	VT
Melrose Bancorp, Inc.	MELR	MA
Pilgrim Bancshares, Inc.	PLRM	MA

Using publicly available information, Piper Jaffray compared the financial performance, financial condition, and market performance of Westfield to seven selected publicly traded bank and thrift holding companies headquartered in New England with total assets between $900 million and $2.2 billion, a last twelve months return on average assets less than 0.75%, and excluding merger targets, MHCs and mutual that converted in 2016. The companies included in this group were:

Company	Ticker	State
Blue Hills Bancorp, Inc.	BHBK	MA
Merchants Bancshares, Inc.	MBVT	VT
BSB Bancorp, Inc.	BLMT	MA
Lake Sunapee Bank Group	LSBG	NH
SI Financial Group, Inc.	SIFI	CT
Bankwell Financial Group, Inc.	BWFG	CT
Northway Financial, Inc.	NWYF	NH

To perform this analysis, Piper Jaffray used financial information as of the period ended December 31, 2015 (or as of the most recently available quarter). Market price information was as of April 1, 2016.

Piper Jaffray’s analysis showed the following concerning the selected public companies for Chicopee’s market performance:

	CBNK		CBNK Group 25th Percentile		CBNK Group Median		CBNK Group 75th Percentile
Stock Price / Tangible Book Value per Share	103.4%		79.3%		86.4%		90.7%
Stock Price / Core Tangible Book Value per Share(1)	105.5%		79.3%		86.4%		90.7%
Core Deposit Premium	0.7%		(3.1%)		(2.4%)		(1.5%)
Stock Price / Last Twelve Months EPS	29.5	x	9.8	x	14.9	x	16.8	x

(1)	Calculated to represent the premium to core tangible book, assumed to be 8% of tangible common equity, and excess capital matched dollar for dollar

Piper Jaffray’s analysis showed the following concerning the selected public companies for Westfield’s market performance:

	WFD		WFD Group 25th Percentile		WFD Group Median		WFD Group 75th Percentile
Stock Price / Tangible Book Value per Share	110.8%		107.6%		127.4%		138.3%
Stock Price / Core Tangible Book Value per Share(1)	114.1%		109.3%		131.8%		138.3%
Core Deposit Premium	1.9%		1.4%		3.0%		4.0%
Stock Price / Last Twelve Months EPS	25.6	x	13.4	x	15.6	x	25.5	x

(1)	Calculated to represent the premium to core tangible book, assumed to be 8% of tangible common equity, and excess capital matched dollar for dollar

Dividend Discount Analyses:

Piper Jaffray performed a dividend discount analysis to estimate a range of the present values of after-tax cash flows that Chicopee could provide to equity holders through 2020 on a stand-alone basis. In performing this analysis, Piper Jaffray used Chicopee Projections for 2016 through 2021. The analysis assumed discount rates ranging from 12.4% to 14.4%, which were assumed deviations, both up and down, as selected by Piper Jaffray based on the Chicopee discount rate of 13.4% as determined by Piper Jaffray. The range of values for the dividend discount analysis was determined by adding (1) the present value of projected cash flows to Chicopee’s stockholders from 2016 to 2020 and (2) the present value of the terminal value at 2020 of Chicopee’s common stock utilizing 2021 earnings projections. In determining cash flows available to Chicopee stockholders, Piper Jaffray assumed that Chicopee would maintain a tangible common equity to tangible asset ratio of 8% and would retain sufficient earnings to maintain these levels. Any earnings in excess of what would need to be retained were assumed to be distributed as dividends to Chicopee stockholders. In calculating the terminal value of Chicopee, Piper Jaffray applied terminal multiples ranging from 13.0 times to 15.0 times 2021 estimated earnings. These multiples were selected based on a review of trading multiples of selected public bank and thrift holding companies headquartered in New England with total assets between $400 million and $2.5 billion and excluding former mutual organizations that converted in 2016. This analysis resulted in a range of values of Chicopee from $14.85 to $16.91 per share.

Piper Jaffray also performed a dividend discount analysis to estimate a range of the present values of after-tax cash flows that Westfield could provide to equity holders through 2020 on a stand-alone basis and on a pro forma basis giving effect to the merger. In performing this analysis, Piper Jaffray used Westfield Projections from 2016 through 2021. The analysis assumed discount rates ranging from 10.4% to 12.4%, which were assumed deviations, both up and down, as selected by Piper Jaffray based on the Westfield discount rate of 11.4% as determined by Piper Jaffray. The range of values for the dividend discount analysis was determined by adding (1) the present value of projected cash flows to Westfield’s stockholders from 2016 to 2020 and (2) the present value of the terminal value at 2020 of Westfield’s common stock utilizing 2021 earnings projections. In determining cash flows available to stockholders, Piper Jaffray assumed that Westfield would maintain a tangible common equity to tangible asset ratio of 8% and would retain sufficient earnings to maintain these levels. Any earnings in excess of what would need to be retained were assumed to be distributed as dividends to Westfield stockholders. In calculating the terminal value of Westfield, Piper Jaffray applied terminal multiples ranging from 13.0 times to 15.0 times 2021 estimated earnings. These multiples were selected based on a review of trading multiples of selected public bank and thrift bank holding companies headquartered in New England with total assets between $400 million and $2.5 billion and excluding former mutual organizations that converted in 2016. This resulted in a range of values of Westfield on a stand-alone basis from $7.45 to $8.79 per share and on a pro forma basis from $7.89 to $9.30 per share.

Piper Jaffray stated that the dividend discount present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Chicopee and Westfield.

Relative Value Analyses:

Piper Jaffray performed the following implied exchange analyses to compare the merger exchange ratio of 2.4250x:

•	Historical stock market exchange ratio analysis;

•	Relative contribution analysis;

•	Exchange ratio based on selected publicly traded companies valuation analysis; and

•	Exchange ratio based on discounted dividend analysis.

Historical Stock Market Exchange Ratio Analysis:

Piper Jaffray performed an implied exchange ratio analysis by comparing the historical relationship between the publicly reported trading prices of Chicopee and Westfield common stock. The following table lists what the implied exchange ratio would have been, based on average stock prices over the periods shown, and compares the percentage difference to the merger exchange ratio of 2.4250x.

	Chicopee / Westfield Implied Exchange Ratio	2.4250x Merger Exchange Ratio Premium/(Discount) to Implied Exchange Ratio
Current Price (4/1/2016)	2.0934x	15.8%
10 Trading Day Average	2.0864x	16.2%
30 Trading Day Average	2.1173x	14.5%
60 Trading Day Average	2.1734x	11.6%
90 Trading Day Average	2.1574x	12.4%
250 Trading Day Average	2.1724x	11.6%

Relative Contribution Analysis:

Piper Jaffray analyzed the relative contribution of Chicopee and Westfield to the pro forma market capitalization, balance sheet and income statement items of the combined entity, including pro forma market capitalization, assets, loans, deposits, tangible common equity, 2015 full year net income and management estimated 2016 net income. This analysis excluded all acquisition accounting adjustments and was based on the closing prices of Chicopee and Westfield common stock on April 1, 2016 of $17.71 and $8.46, respectively. Piper Jaffray calculated the implied exchange ratio under the various contribution percentages and compared the percentage difference to the merger exchange ratio of 2.4250x.

	Contribution
	WFD	CBNK	Implied Exchange Ratio	2.4250x Merger Exchange Ratio Premium/(Discount) to Implied Exchange Ratio
Market Capitalization	62.6%	37.4%	2.0934x	15.8%
Total Assets	66.4%	33.6%	1.7754x	36.6%
Total Loans	58.2%	41.8%	2.5133x	(3.5%)
Total Deposits	64.0%	36.0%	1.9746x	22.8%
Tangible Common Equity	61.0%	39.0%	2.2441x	8.1%
2015 Reported Net Income	65.6%	34.4%	1.8397x	31.8%
Mgmt. Estimated 2016 Net Income	62.6%	37.4%	2.0942x	15.8%
Pro Forma Ownership (2.4250x)	58.7%	41.3%

Exchange Ratio Based on Selected Publicly Traded Companies Valuation Analysis:

Based upon the implied valuations for each of Chicopee and Westfield in the stand-alone publicly traded companies analyses described previously, Piper Jaffray calculated a range of implied exchange ratios of a share of Westfield common stock to a share of Chicopee common stock using the same peer trading statistics shown previously, including stock price/ tangible book value, stock price/ core tangible book value, core deposit premium and stock price/ last twelve months earnings per share. Based on the imputed valuations for each of Chicopee and Westfield from these trading statistics in their respective peer groups, Piper Jaffray calculated a range of implied exchange ratios of a share of Westfield common stock to a share of Chicopee common stock using the methods outlined below:

•	Dividing the median implied equity value of Chicopee by the median implied equity value of Westfield;

•	Dividing the implied equity value of Chicopee derived by applying the trading statistics in the column labeled “CBNK Group 25th Percentile” by the implied equity value of Westfield derived by applying the trading statistics in the column labeled “WFD Group 75th Percentile”; and

•	Dividing the implied equity value of Chicopee derived by applying the trading statistics in the column labeled “CBNK Group 75th Percentile” by the implied equity value of Westfield derived by applying the trading statistics in the column labeled “WFD Group 25th Percentile.”

The following table lists the implied exchange ratio these analyses indicated and compares the percentage difference to the merger exchange ratio of 2.4250x.

	Implied Exchange Ratio			2.4250x Merger Exchange Ratio Premium/ (Discount) to Implied Exchange Ratio
	CBNK 25th/ WFD 75th	CBNK Median/ WFD Median	CBNK 75th/ WFD 25th	CBNK 25th/ WFD 75th	CBNK Median/ WFD Median	CBNK 75th/ WFD 25th
Price/ Tangible Book Value	1.2868x	1.5231x	1.8929x	88.4%	59.2%	28.1%
Price/ Core Tangible Book Value (8%)	1.3748x	1.5586x	1.9007x	76.4%	55.6%	27.6%
Core Deposit Premium	1.5686x	1.7066x	1.9328x	54.6%	42.1%	25.5%
Price/ Last Twelve Months EPS	0.6994	1.7396x	2.2797x	246.7%	39.4%	6.4%

Exchange Ratio Based on Discounted Dividend Analysis:

Based upon the implied valuations for each of Chicopee and Westfield, pursuant to the stand-alone dividend discount analyses described previously, Piper Jaffray calculated a range of implied exchange ratios of a share of Westfield common stock to a share of Chicopee common stock using the methods outlined below:

•	Dividing the median implied equity value of Chicopee by the median implied equity value of Westfield;

•	Dividing the low end of implied equity value of Chicopee by the high end of implied equity value of Westfield; and

•	Dividing the high end of implied equity value of Chicopee by the low end of implied equity value of Westfield.

The following table lists the implied exchange ratio these analyses indicated and compares the percentage difference to the merger exchange ratio of 2.4250x.

	Implied Exchange Ratio	2.4250x Merger Exchange Ratio Premium/(Discount) to Implied Exchange Ratio
Chicopee High End Equity Value Per Share / Westfield Low End Equity Value Per Share	2.2709x	6.8%
Chicopee Median Equity Value Per Share / Westfield Median Equity Value Per Share	1.9576x	23.9%
Chicopee Low End Equity Value Per Share / Westfield High End Equity Value Per Share	1.6898x	43.5%

Comparable Transaction Analysis:

Piper Jaffray reviewed certain publicly available information related to thirty-two selected acquisitions, announced after January 1, 2013, of banks and bank holding companies as well as thrifts and thrift holding companies with headquarters in New England and the Mid-Atlantic, where deal value was available, the buyer was a bank or bank holding company or a thrift or thrift holding company, and the seller had total assets between $200 million and $1.0 billion, a last twelve months return on average assets less than 0.75%, and was not a mutual holding company. The transactions included in the group were:

Acquiror	Acquiree
Independent Bank Corp.	New England Bancorp, Inc.
Norwood Financial Corp.	Delaware Bancshares, Inc.
Lakeland Bancorp, Inc.	Harmony Bank
Bay Bancorp, Inc.	Hopkins Bancorp, Inc.
WSFS Financial Corporation	Penn Liberty Financial Corp.
Beneficial Bancorp, Inc.	Conestoga Bank
Revere Bank	BlueRidge Bank
Northfield Bancorp, Inc.	Hopewell Valley Community Bank
Lakeland Bancorp, Inc.	Pascack Bancorp, Inc.
Citizens Financial Services, Inc.	First National Bank of Fredericksburg
Liberty Bank	Naugatuck Valley Financial Corporation
Camden National Corporation	SBM Financial, Inc.
WSFS Financial Corporation	Alliance Bancorp, Inc. of Pennsylvania
Community Bank System, Inc.	Oneida Financial Corp.
Bridge Bancorp, Inc.	Community National Bank
ESB Bancorp MHC	Citizens National Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	Hampden Bancorp, Inc.
Putnam County Savings Bank	CMS Bancorp, Inc.
Cape Bancorp, Inc.	Colonial Financial Services, Inc.
Independent Bank Corp.	Peoples Federal Bancshares, Inc.
Bryn Mawr Bank Corporation	Continental Bank Holdings, Inc.
Institution for Savings in Newburyport and Its Vicinity	Rockport National Bancorp, Inc.
CB Financial Services, Inc.	FedFirst Financial Corporation
F.N.B. Corporation	OBA Financial Services, Inc.
Provident Financial Services, Inc.	Team Capital Bank
Mascoma Mutual Financial Services Corporation	Connecticut River Bancorp, Inc.
ESSA Bancorp, Inc.	Franklin Security Bancorp, Inc.
Bridge Bancorp, Inc.	FNBNY Bancorp, Inc.
1st Constitution Bancorp	Rumson-Fair Haven Bank & Trust Co.
F.N.B. Corporation	BCSB Bancorp, Inc.
Independent Bank Corp.	Mayflower Bancorp, Inc.
SI Financial Group, Inc.	Newport Bancorp, Inc.

Transaction multiples for the merger were derived from an offer price of $20.52 per share for Chicopee based on Westfield’s April 1, 2016 closing price of $8.46. For each precedent transaction, Piper Jaffray derived and compared, among other things, the price per common share paid for the acquired company to:

•	Tangible book value per share of the acquired company based on the latest financial statements of the company available prior to the announcement of the acquisition;

•	Core tangible book value per share (defined as 8% tangible common equity / tangible assets) of the acquired company based on the latest financial statements of the company available prior to the announcement of the acquisition;

•	Tangible equity premium to core deposits (total deposits less jumbo time deposits and brokered deposits) based on the financial statements of the company available prior to the announcement of the acquisition; and

•	The last twelve months earnings per share based on the financial statements of the company available prior to the announcement of the acquisition.

The results of the analysis are set forth in the following table:

Transaction Price to:	WFD / CBNK Merger		Comparable Transactions 25th Percentile		Comparable Transactions Median		Comparable Transactions 75th Percentile
Tangible Book Value	119.7%		119.9%		131.6%		157.9%
Core Tangible Book Value	132.5%		124.5%		141.9%		175.5%
Core Deposit Premium	4.3%		2.6%		5.0%		8.8%
Last Twelve Months EPS	34.2	x	24.7	x	30.0	x	37.5	x

Financial Impact Analysis:

Piper Jaffray performed pro forma merger analyses that combined projected income statement and balance sheet information of Chicopee and Westfield. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of Westfield. In the course of this analysis, Piper Jaffray used earnings estimates for Chicopee for 2016 through 2021 (including assumed cost savings) as provided by Westfield’s management and for Westfield used earnings estimates for 2016 through 2021 as provided by Westfield’s management. This analysis indicated that the merger is expected to be accretive to Westfield’s and Chicopee’s estimated fully-diluted earnings per share in 2017 (the first full year of pro forma merger operation) by approximately 15% to Westfield and by approximately 40% to Chicopee. The analysis also indicated that the merger is expected to be approximately 6% dilutive to tangible book value per share for Westfield with an earnback of under 5 years. Additionally, Westfield is estimated to maintain well-capitalized capital ratios. For all of the above analyses, the actual results achieved by Westfield following the merger will vary from the projected results, and the variations may be material.

Other Analyses:

Among other things, Piper Jaffray also reviewed balance sheet composition and other financial data for Chicopee and Westfield. With respect to Westfield’s public price, Piper Jaffray reviewed the public price targets of three non-affiliated research analysts covering Westfield as provided by Bloomberg, a nationally recognized research price target consolidator, which ranged from $8.00 to $9.50.

Piper Jaffray’s Compensation and Other Relationships with Chicopee:

Chicopee and Piper Jaffray entered into an engagement letter dated February 4, 2016, relating to the services to be provided by Piper Jaffray in connection with the merger. Pursuant to the engagement letter, Chicopee agreed to pay Piper Jaffray (a) a fee of $250,000 upon the delivery to the Chicopee board of the written Piper opinion; and (b) contingent upon closing of the merger, a transaction fee equal to 1.70% of the aggregate consideration offered in exchange for the outstanding Chicopee common stock and options in the merger. Based on the estimated aggregate consideration to holders of Chicopee common stock and options at the announcement of the merger of $110.2 million, total fees payable to Piper at the close of the transaction are expected to be approximately $2.1 million. Pursuant to the Piper Jaffray engagement letter, Chicopee also agreed to reimburse Piper Jaffray for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention. Chicopee has also agreed to indemnify Piper Jaffray against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Other than Piper Jaffray’s engagement in connection with the merger, Piper Jaffray has not provided any other material investment banking or financial advisory services to Chicopee, Westfield or their respective affiliates during the past three years; however, Piper Jaffray may do so in the future. In the ordinary course of

Piper Jaffray’s business as a broker-dealer, Piper Jaffray may, from time to time, purchase securities from and sell securities to Chicopee, Westfield or their affiliates.

Interests of Chicopee’s Directors and Executive Officers in the Merger

When Chicopee’s shareholders are considering the recommendation of the Chicopee Board of Directors in connection with the merger agreement proposal, you should be aware that some of the employees and directors of Chicopee and Chicopee Savings Bank have interests that are in addition to, or different from, the interests of Chicopee’s shareholders generally, which are described below. Westfield’s and Chicopee’s Boards of Directors were aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement. Except as described below, to the knowledge of Chicopee, the officers and directors of Chicopee do not have any material interest in the merger apart from their interests as shareholders of Chicopee.

Treatment of Stock Options

The merger agreement provides that all options to purchase Chicopee common stock outstanding at the effective time of the merger will convert into an option to purchase shares of Westfield common stock by multiplying the number of stock options by the exchange ratio and dividing the exercise price by the exchange ratio (“Converted Options”). In addition, all unvested options will become fully vested as a result of the merger. All Converted Options will be exercisable for the same period and will otherwise have the same terms and conditions applicable to the Chicopee options they replace.

Treatment of Restricted Stock

The merger agreement provides that at the effective time of the merger, each unvested share of restricted stock issued by Chicopee and outstanding at the effective time of the merger will fully vest and convert into the right to receive the same merger consideration that all other shares of Chicopee common stock are entitled to receive in the merger. Chicopee’s named executive officers and non-executive officers do not hold any unvested restricted stock awards.

Stock Options Held by Chicopee’s Officers

For an estimate of the amounts that would be payable to each of Chicopee’s named executive officers on settlement of their unvested Chicopee equity awards, see “Merger-Related Executive Compensation for Chicopee’s Named Executive Officers” below. The estimated aggregate amount that would be payable to Chicopee’s officers who are not Named Executive Officers in settlement of their unvested Chicopee stock options if the merger occurred on May 19, 2016, is $28,793. Chicopee’s non-employee directors do not hold any unvested Chicopee stock options. The amounts specified in this paragraph are determined using a per share price of Chicopee common stock of $17.79, the average closing price per share over the first five business days following announcement of the merger agreement.

Payments Under Settlement Agreements With Westfield and Westfield Bank

Chicopee and Chicopee Savings Bank previously entered into employment agreements with William J. Wagner, President and Chief Executive Officer of Chicopee and Chicopee Savings Bank and Russell J. Omer, Executive Vice President and Chief Lending Officer of Chicopee and Chicopee Savings Bank. Chicopee Savings Bank also previously entered into an employment agreement with Guida R. Sajdak, Senior Vice President and Chief Financial Officer of Chicopee and Chicopee Savings Bank. The employment agreements with Messrs. Wagner, Omer and Ms. Sajdak provide for severance benefits in the event of an involuntary termination of employment without cause or a resignation by the executive for good reason, within two years following a change in control (each a “qualifying termination”).

The employment agreements with Mr. Wagner and Mr. Omer provide that, in the event of a qualifying termination, the executive officer will be entitled to:

•	a lump sum cash payment equal to: (i) three times the average of the executive’s annual compensation for the five preceding taxable years, plus (ii) the value of the benefits the executives would have received under the Bank’s retirement plans if the executive had continuing working for 36 months; and

•	continuation of life, health and dental insurance coverage for 36 months following the qualifying termination.

The employment agreement with Ms. Sajdak provides that, in the event of a qualifying termination, the executive officer would be entitled to:

•	a lump sum cash payment equal to three times the executive’s total compensation. Total compensation is generally the greater of the total compensation earned in the calendar year immediately preceding the year of termination or the total compensation earned in the calendar year immediately preceding the year of the change in control; and

•	continuation of life, health and dental insurance coverage for 36 months following the qualifying termination.

In connection with the merger agreement, Chicopee, Chicopee Savings Bank, Westfield and Westfield Bank entered into settlement agreements with Messrs. Wagner, Omer and Ms. Sajdak, which quantify and settle the benefits owed to the executives under their employment agreements. Under these agreements Messrs. Wagner, Omer and Ms. Sajdak will be entitled to a lump-sum cash payment of $1,300,059, $642,269, and $406,394, respectively. In addition, Mr. Omer will be paid $675,000 in equal monthly installments over a two-year period in exchange for his agreement to be bound by non-competition and non-solicitation restrictions for two years, and he will be entitled to continued health and dental coverage for 36 months (with Mr. Omer responsible for the employee portion of the insurance premiums). The payments will be made at the effective time of the merger in full satisfaction of the obligations under the employment agreements, provided the executive is employed with Chicopee and Chicopee Savings Bank at the effective time of the merger. Each settlement agreement provides that the cash payments made under the agreement will be limited so that the payments with respect to each executive do not result in an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code.

Chicopee and Chicopee Savings Bank previously entered into change in control agreements with three non-executive officers. The change in control agreements provide, that in the event of an involuntary termination of employment without cause or a resignation by the executive for good reason, either within two years following a change in control, the executives would be entitled to receive a lump sum severance payment equal to three times the average of the executive’s annual compensation for the five preceding taxable years plus three years of continued insurance coverage, with the officer paying her share of the employee premiums. In connection with the merger agreement, Chicopee, Chicopee Savings Bank, Westfield and Westfield Bank entered into a settlement agreement with two of the non-executive officers who are party to a change in control agreement, which quantifies and settles the benefits owed to the officers under their change in control agreements. Under these settlement agreements, the non-executive officers will be entitled to a lump-sum cash payment in the aggregate amount of $755,762, and one non-executive officer waived her rights to payments or benefits under the agreement in exchange for entering into an employment agreement with Westfield and Westfield Bank, as described below.

Employment Agreements with Westfield and Westfield Bank

In addition to entering into a settlement agreement in connection with the merger agreement, Mr. Wagner entered into an employment agreement with each of Westfield and Westfield Bank that will be effective as of the effective time of the merger. Under these agreements, Mr. Wagner will serve as Chief Business Development

Officer of Westfield and Westfield Bank. The employment agreements, which are substantially identical, provide for a three-year term commencing at the effective time of the merger. The agreements provide for the payment of annual base salary in the amount of $350,000, and the salary may be increased at Westfield and Westfield Bank’s discretion. The agreements also provide for participation in employee benefit plans, arrangements and perquisites applicable to senior officers, as well as automobile and country club benefits. The agreements provide for severance benefits in the event of an involuntary termination of employment without cause or a resignation by the executive for good reason. In the event of the termination of his employment with Westfield and Westfield Bank, for a period of two years following the date of such termination he will be subject to certain non-competition and non-solicitation restrictions. In exchange for his agreement to be bound by such non-competition and non-solicitation restrictions, he will receive an aggregate amount of $475,000, payable in equal monthly installments. Westfield and Westfield Bank also entered into employment agreements with a non-executive officer of Chicopee, which are similar to the employment agreements with Mr. Wagner, except that the employment agreements do not provide an additional payment for a non-competition restriction, and the agreements provide for an initial base salary of $180,000.

Executive Supplemental Retirement Income Agreements with William J. Wagner and Russell J. Omer

Chicopee Savings Bank previously entered into an Executive Supplemental Retirement Income Agreement with each of Mr. Wagner and Mr. Omer. The executives are not entitled to any additional benefits under these agreements and have already recognized taxable income on the benefits under these agreements. Chicopee Savings Bank will not make any further contributions under the agreements and there are no change-in-control related benefits payable under the agreements.

Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-Term Incentive Plan

The Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-Term Incentive Plan provides for the grant of phantom stock units, which represents the right to receive a cash payment on the date the award vests. In the event of a change in control, (1) the phantom stock units held by a participant will be deemed to have been fully earned, (2) the cash value of outstanding awards will be paid no later than 10 days after the change in control, (3) any performance measure attached to an award will be deemed satisfied as of the date of the change in control, and (4) the cash value of the phantom stock unit will be determined by multiplying the book value of a share of Chicopee common stock by the price-to-book value multiple of a share of the Chicopee stock, where the price reflects the merger consideration per share. Messrs. Wagner, Omer and Ms. Sajdak hold 4,427, 2,776 and 2,124 phantom stock units, respectively, and will be entitled to an estimated lump-sum cash payment of $78,766, $49,391 and $37,789, respectively, based on a unit value of $17.79, which is the average closing price per share of Chicopee common stock over the first five business days following announcement of the merger agreement.

Supplemental Executive Retirement Plan

The Chicopee Savings Bank Supplemental Executive Retirement Plan provides restorative payments to executives designated by the Board of Directors who are prevented from receiving the full benefits contemplated by the employee stock ownership plan’s benefit formula and the full matching contribution under the 401(k) plan due to IRS limitations. Messrs. Wagner and Omer are the only participants in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the employee stock ownership plan and payments for employer matching contributions that cannot be allocated under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans. In the event of a change in control, the plan provides that Messrs. Wagner and Omer will also receive a supplemental benefit equal to the benefit the executive would have received under our employee stock ownership plan, had the executive remained employed throughout the term of the loan, less the benefits actually provided under the employee stock ownership plan on the executive’s behalf. In connection with the merger, Mr. Wagner and Mr. Omer will be entitled to an estimated lump-sum cash payment of $172,025 and $231,853, respectively, based on a per share price of Chicopee common stock of $17.79, which is the average closing price per share of Chicopee common stock over the first five business days following announcement of the merger agreement.

Appointment of Five Directors to Westfield and Westfield Bank Boards

William J. Wagner, President, Chief Executive Officer, and Chairman of the Board of Directors of Chicopee, will be appointed to the boards of directors of Westfield and Westfield Bank, with the title of Vice Chairman, effective as of the closing of the merger. Mr. Wagner will be appointed to serve on Westfield’s board of directors as a member of the class whose term expires at the 2017 annual meeting of Westfield shareholders, at which meeting Mr. Wagner will be included as a nominee for election to Westfield and Westfield Bank’s board of directors to serve for a term of three years. In addition, four members of Chicopee’s board of directors, Gary G. Fitzgerald, William D. Masse, Gregg F. Orlen and Paul C. Picknelly, will serve as members of the boards of directors of Westfield and Westfield Bank as of the effective time of the merger. Each director will be entitled to receive compensation from Westfield and Westfield Bank for their services on the boards in accordance with the fee schedule for services that is applicable from time to time for similar services by other members of Westfield’s and Westfield Bank’s boards.

Indemnification and Insurance of Directors and Officers

Westfield has agreed that all rights to indemnification and exculpation from liabilities arising out of or pertaining to matters existing or occurring on or prior to the effective time of the merger in favor of the present and former officers and directors of Chicopee and Chicopee Savings Bank as provided under the amended and restated bylaws of Chicopee or Chicopee Savings Bank shall survive the merger and continue for a period of six years after the effective time of the merger.

In addition, Westfield has agreed to maintain a directors’ and officers’ liability insurance policy for six years after the effective time of the merger to cover the present officers and directors of Chicopee and Chicopee Savings Bank with respect to claims against such directors and officers arising from facts or events that occurred before the effective time of the merger; provided that, Westfield is not obligated to pay each year more than 200% of Chicopee’s annual premiums for such coverage.

Employee Stock Ownership Plan

The Chicopee Savings Bank ESOP is a tax-qualified plan that covers substantially all of the employees of Chicopee Savings Bank who have at least one year of service and have attained age 21. The ESOP received a share acquisition loan from Chicopee, the proceeds of which were used to acquire shares of Chicopee common stock for the benefit of plan participants. The ESOP has pledged the shares acquired with the loan as collateral for the loan and holds them in a suspense account, releasing them to participants’ accounts as the loan is repaid, using contributions received from Chicopee Savings Bank. The ESOP will be terminated immediately prior to the effective time of the merger and all shares of common stock held by the ESOP will be converted into the merger consideration. As of the effective time of the merger, the outstanding share acquisition loan of the ESOP will be repaid by the shares held in the ESOP’s unallocated suspense account (or the proceeds from the sale of such shares). Any unallocated assets remaining in the suspense account (after the repayment of the outstanding share acquisition loan) will be allocated to the plan participants as provided for in the ESOP, unless otherwise required by applicable law. Upon the receipt of a favorable determination letter for termination of the ESOP from the Internal Revenue Service, the account balances in the ESOP will be distributed to participants and beneficiaries in accordance with applicable law and the ESOP.

As a result of the foregoing, Chicopee’s executive officers, as well as other employees who participate in the ESOP, will receive a benefit in connection with the ESOP’s termination to the extent the stock price of Chicopee common stock multiplied by the number of shares held in the suspense account exceeds the outstanding loan used to acquire such shares.

Merger-Related Executive Compensation for Chicopee’s Named Executive Officers

The following table sets forth the estimated potential severance benefits to Chicopee’s named executive officers on termination of employment in connection with a change in control and assumes that the effective time of the merger will be September 1, 2016. This table does not include the value of benefits in which the named executive officers are vested without regard to the occurrence of a change in control. The amounts shown below are estimates based on multiple assumptions that may or may not actually occur, and as a result, the actual amounts to be received by a named executive officer may differ materially from the amounts shown below.

Executive	Cash ($)(1)	Equity ($)(2)	Pension/NQDC ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursements ($)	Other ($)(5)	Total ($)
William J. Wagner	1,378,825	29,232	172,025	—	—	—	1,580,082
Guida R. Sajdak	444,183	11,750	—	—	—	—	455,933
Russell J. Omer	691,660	12,132	231,853	18,582	—	675,000	1,629,227

(1)	In connection with the merger agreement, each of the named executive officers entered into a settlement agreement which quantifies and settles the benefits owed to the executive under his or her employment agreement. Under these agreements, the named executive officers are entitled to the lump-sum cash payment set forth in the table. The payments will be made at the effective time of the merger in full satisfaction of the obligations under his or her employment agreement; provided the executive is employed with Chicopee and Chicopee Savings Bank at the effective time of the merger. Each settlement agreement provides that the cash payments will be limited so that no payment made to an executive will result in an “excess parachute payment.” Accordingly, the cash severance amounts payable to Messrs. Wagner, Omer and Ms. Sajdak under their settlement agreements in the amount of $1,300,059, $642,269, and $406,394, respectively, may be reduced so that the payments with respect to each executive do not result in an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. In addition, the amount shown in this column also represents the estimated cash payments under the Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-Term Incentive Plan to Messrs. Wagner, Omer and Ms. Sajdak in the amount of $78,766, $49,391 and $37,789, respectively, based on a per share price of Chicopee common stock of $17.79, which is the average closing market price of Chicopee common stock over the first five business days following the first public announcement of the merger. The amounts payable under this column are considered a “single trigger” benefit since they are payable upon a change in control of Chicopee. In the event of the termination of the Mr. Wagner’s employment with Westfield and Westfield Bank, for a period of two years following the date of the termination, he will receive an aggregate amount of $475,000, payable in equal monthly installments, in exchange for his agreement to be bound by non-competition and non-solicitation restrictions. The above table does not reflect Mr. Wagner’s non-competition payments since it will be made under the terms of Mr. Wagner’s employment agreements with Westfield and Westfield Bank (unless Mr. Wagner deceases as an employee, and in which event, the payment will not be made) and the timing of when the payments will commence cannot be ascertained as of the date of this filing.
(2)	This amount represents the value of the non-vested stock options held by Chicopee’s named executive officers that will vest at the effective time of the merger. The stock options will convert into options to purchase shares of Westfield common stock by multiplying the number of stock options by the exchange ratio and dividing the exercise price by the exchange ratio. The value of the stock options is based on a per share price of Chicopee common stock of $17.79, which is the average closing market price of Chicopee common stock over the first five business days following the first public announcement of the merger. Messrs. Wagner, Omer and Ms. Sajdak hold 12,000, 4,000, and 6,000 unvested stock options, respectively, with an exercise price $16.55, and 4,000, 2,000 and 1,200 unvested stock options, respectively, with an exercise price of $14.21. Messrs. Wagner, Omer and Ms. Sajdak do not hold any unvested shares of restricted stock.
(3)	This amount represents the estimated payment under the Supplemental Executive Retirement Plan for Messrs. Wagner and Omer. This payment is considered a “double trigger” benefit, since it is payable upon a termination of employment following a change in control of Chicopee.

(4)	This amount represents the estimated value of continued health and dental coverage for thirty-six (36) months, with the executive paying his share of the employee premiums.
(5)	Mr. Omer will receive an aggregate amount of $675,000, payable in equal monthly installments, in exchange for his agreement to be bound by non-competition and non-solicitation restrictions for two years.

Westfield’s Reasons for the Merger

In reaching its decision to approve the merger agreement and related transactions, the Westfield board of directors consulted with senior management, its financial advisors and its legal counsel, and considered a number of factors, including, among others, the following, which are not presented in order of priority:

•	information concerning the business, operations, financial condition, earnings and prospects of each of Westfield and Chicopee as separate entities and on a combined basis, including that the transaction is estimated to be approximately 14% accretive from an earnings per share perspective for the pro forma company in the first full year after completion;

•	the complementary geographical locations of Chicopee’s branch network, which Westfield believes will augment its operations in western Massachusetts;

•	that Westfield and Chicopee have highly complementary operations, including complementary lending platforms and personnel with Westfield having a larger commercial and industrial loan platform, which would mesh well with Chicopee’s larger small business lending and commercial real estate platforms;

•	the opportunity to further diversify Westfield’s geographical markets and customer base as a whole, by expanding the size of its footprint through the merger, and to do so in markets similar to those in which it currently operates;

•	that the merger will result in the combined company being the largest, locally-based, independent banking institution headquartered in Hampden County, Massachusetts with one of the largest deposit market shares in such county as well as the Springfield MSA;

•	the compatibility of the cultures of Westfield and Chicopee, particularly with respect to the meeting of local banking needs and strong community ties;

•	the potential challenges in combining the two companies;

•	the agreement by William J. Wagner to remain with the combined company for three years following the merger and the addition of five Chicopee board members, including Mr. Wagner, to the Westfield board;

•	the potential for the combined company to enhance non-interest income growth by providing enhanced and additional financial products and services to the customers of Chicopee;

•	the anticipated operating efficiencies, cost savings, new branding and opportunities for revenue enhancements of the combined company following the completion of the merger, and the likelihood that they would be achieved after the merger;

•	the expected impact of the merger on Westfield’s capitalization, including the dilution to existing Westfield shareholders and the effect of the merger on tangible book value per share and the period of time estimated to earn back such dilution;

•	the structure of the merger and the financial and other terms of the merger agreement, including the fixed exchange ratio and Chicopee’s right to terminate the merger agreement if the price of Westfield common stock decreases to the extent set forth in the merger agreement (with Westfield’s option to increase the exchange ratio to avoid termination);

•	the deal protection provided by the terms of the merger agreement and the termination fee of $4.0 million or reimbursement of out-of-pocket costs and expenses incurred up to $750,000 payable to Westfield under certain circumstances;

•	the oral opinion of Griffin Financial Group LLC, or Griffin (which was subsequently confirmed in writing), that, as of April 4, 2016 and based on and subject to the factors and assumptions set forth in its written opinion, the exchange ratio was fair, from a financial point of view, to Westfield, as more fully described under “—Opinion of Griffin Financial Group LLC, Financial Advisor to Westfield” beginning on page 75;

•	the intended tax treatment of the merger as a tax-free reorganization; and

•	the likelihood of receiving all of the regulatory approvals required for the merger.

The foregoing discussion of the factors considered by the Westfield board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the board. Based on the factors described above, the Westfield board of directors determined that the merger with Chicopee was advisable and that the merger agreement and the transactions contemplated by the merger agreement were in the best interests of Westfield and its shareholders, and voted unanimously to adopt and approve the merger agreement and related documents and the transactions contemplated by the merger agreement. In view of the wide variety and complexity of factors considered by the Westfield board of directors in connection with its evaluation of the merger, the board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any factor, was favorable or unfavorable to the ultimate determination of the board. Rather, the Westfield board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Recommendation of the Westfield Board of Directors

The Westfield board of directors has unanimously adopted and approved the merger agreement and recommends that Westfield shareholders vote “FOR” adoption and approval of the merger agreement and the transactions contemplated thereby.

Opinion of Griffin Financial Group LLC, Financial Advisor to Westfield

Pursuant to an engagement letter, dated December 1, 2015, Westfield engaged Griffin to act as Westfield’s financial advisor in connection with a potential acquisition of Chicopee. Griffin is a nationally recognized, Financial Industry Regulatory Authority-licensed investment banking firm that is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. Westfield hired Griffin on the basis of Griffin’s qualifications, experience in transactions similar to the merger between Westfield and Chicopee and its reputation as an investment banking firm in the banking and thrift industry to provide its opinion as to the fairness, from a financial point of view, of the exchange ratio (as defined in the merger agreement) by which the common stock and common stock options of Chicopee are exchanged into common stock and common stock options, respectively, of Westfield in the proposed merger of Westfield with Chicopee.

On April 4, 2016, Griffin provided its written opinion to the Westfield board of directors that, subject to the assumptions, qualifications, limitations and other matters set forth therein, the exchange ratio was fair, from a financial point of view, to the shareholders of Westfield. The full text of Griffin’s written opinion, dated April 4, 2016, is attached to this joint proxy statement/prospectus as Annex C and is incorporated herein by reference. Westfield shareholders are urged to read the opinion in its entirety for a description of the assumptions made, matters considered, procedures followed and qualifications and limitations on the review undertaken by Griffin. Griffin’s opinion is subject to the assumptions and conditions contained in its opinion and is necessarily based on economic, market and other conditions as in effect on, and the information made available to Griffin as of, the date of its opinion. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

Griffin’s opinion speaks only as of the date of the opinion. The opinion is directed to the Westfield board of directors and is limited to the fairness, from a financial point of view, to the shareholders of Westfield with regard to the exchange ratio employed in the merger. Griffin does not express an opinion as to the underlying decision by Westfield to engage in the merger or the relative merits of the merger compared to other strategic alternatives that may be available to Westfield.

In providing its opinion, Griffin:

•	reviewed a draft of the merger agreement;

•	reviewed and discussed with Westfield and Chicopee their respective financial information as of and for the 12 months ended December 31, 2015, December 31, 2014 and December 31, 2013;

•	discussed with the management teams of Westfield and Chicopee matters relating to their respective financial condition, growth, liquidity, earnings, profitability, asset quality, capital adequacy, stock market structure and valuation, future prospects and related matters as of such dates and for the periods then ended;

•	reviewed and discussed with management of Westfield and Chicopee their budgeted balance sheet growth and earnings for 2016 and expected growth trends for assets, loans, deposits, capital and earnings for future periods;

•	analyzed and discussed with Westfield and Chicopee the potential strategic implications and operational benefits anticipated by the management teams of Westfield and Chicopee;

•	evaluated the potential pro forma financial effects of the merger on Westfield on a forward-looking basis;

•	reviewed and discussed with Westfield and Chicopee certain publicly available and other business and financial information concerning Westfield and Chicopee and the economic and regulatory environments in which they operate;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving whole bank acquisitions that it deemed relevant;

•	compared the financial condition and implied valuation of Chicopee to the financial condition and valuation of certain institutions it deemed relevant;

•	compared the financial condition and implied valuation of Westfield to the financial condition and valuation of certain institutions it deemed relevant;

•	performed discounted cash flow and internal rate of return analyses;

•	considered Westfield’s ownership structure, its stock market performance, and the trading history of its common stock that is being used as the merger consideration; and

•	undertook such other financial studies and analyses, including a contribution analysis, and considered such other information as we deemed appropriate for the purpose of this opinion.

Griffin’s opinion has been approved by its fairness opinion committee in conformity with its policies and procedures established under the requirement of Rule 5150 of the Financial Industry Regulatory Authority. In conducting its review and providing its opinion, Griffin relied upon the accuracy and completeness of information that was publicly available to it or that was furnished to or discussed with Griffin by Westfield or Chicopee or otherwise reviewed by Griffin including, particularly, the forward-looking earnings estimates and pro forma growth rates. Griffin did not independently verify (nor assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. Griffin did not review individual loan files or deposit information of Westfield or Chicopee, nor was Griffin provided with or did it conduct any valuation or appraisal of any assets, deposits or other liabilities of Westfield or Chicopee. Griffin does not specialize in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowance for loan and lease losses, and accordingly, has assumed that such allowances for loan and lease losses are adequate. In relying on financial analyses provided to or discussed with Griffin by Westfield or Chicopee or derived therefrom, Griffin assumed that such analyses had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management. Griffin expressed no view as to such analyses, forecasts, estimates or the assumptions on which they were based. Griffin is not a legal, regulatory or tax expert and has relied on the assessments made by advisors to Westfield with respect to such issues.

For purposes of providing its opinion, Griffin assumed that, in all respects material to its analysis:

•	the merger will be completed substantially in accordance with the terms set forth in the draft merger agreement provided to Griffin;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct in all respects material to Griffin’s analysis;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waivers or modifications to the merger agreement; and

•	in the course of obtaining the necessary regulatory, contractual or other consents or approvals for the merger, no restrictions, including any termination, divestiture requirements or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined company or the contemplated benefits of the merger.

In performing its analysis, Griffin made various assumptions with regard to economic, market and other conditions, which are beyond the control of Griffin, Westfield and Chicopee. Griffin’s opinion is limited to the fairness, from a financial point of view, to the shareholders of Westfield with regard to the exchange ratio by which the common stock and common stock options are exchanged into common stock and common stock options, respectively, of Westfield in the merger, and expresses no opinion as to the fairness of the merger to creditors or other stakeholders of Westfield, the underlying decision by Westfield to engage in the merger, the relative merits of the merger compared to other transactions available to Westfield, or the relative merits of the merger compared to other strategic alternatives that may be available to Westfield. Furthermore, Griffin did not take into account and expressed no opinion with respect to the amount or nature of any bonuses and any other compensation or consideration to any officers, directors or employees of Westfield or Chicopee paid or payable by reason or as a result of the merger.

The following is a summary of the material analyses presented by Griffin to the Westfield board of directors in connection with Griffin’s fairness opinion. The summary is not a complete description of the analyses underlying Griffin’s opinion or the presentation made by Griffin to the Westfield board of directors, but summarizes the material analyses performed and presented in connection with such opinion.

The preparation of the fairness opinion is a comprehensive and complex analytical process, involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In accordance with customary investment banking practice, Griffin employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by Griffin in connection with providing its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Griffin. In arriving at its opinion, Griffin did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized within include information presented in tabular format. Accordingly, Griffin believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Summary of Proposal

Pursuant to the merger agreement, at the effective time of the merger, Chicopee will merge with and into Westfield, with Westfield as the resulting or surviving corporation, and each share of the 5,210,739 shares of Chicopee common stock outstanding at December 31, 2015 (which excludes 2,228,629 shares of treasury stock) less (a) 91,863 shares of Chicopee common stock owned by Westfield, and (b) 191,368 shares owned by Chicopee’s employee stock ownership plan, or Chicopee’s ESOP, subject to cancellation before closing, will be converted into the right to receive 2.425 shares of Westfield common stock. Outstanding options at December 31, 2015 to purchase 646,098 shares of Chicopee common stock will be converted into options to purchase shares of Westfield common stock equal to the product of the exchange ratio multiplied by the number of shares of Chicopee common stock issuable upon exercise of the Chicopee option. The terms and conditions of the merger are more fully described in the merger agreement.

Transaction Multiples

As of April 4, 2016, the date of Griffin’s opinion, the total purchase price payable by Westfield includes the value of Westfield’s shares exchanged for Chicopee shares plus the value options awarded upon conversion of Chicopee options. Based on the closing price of Westfield common stock of $8.46 per share on April 1, 2016, the total purchase price payable by Westfield is approximately $105.0 million, which is equal to 120% of Chicopee’s tangible book value at December 31, 2015 and 35.0 times its earnings for the 12 month period ended December 31, 2015.

Westfield and Chicopee Stock Price Performance

Griffin reviewed the history of the publicly reported trading prices of Westfield and Chicopee common stock for the three-year period ended April 1, 2016. Griffin then compared the relationship between the movements in the price of Westfield and Chicopee common stock in relation to each other and against the movements in the prices of the NASDAQ Bank Index.

3-Year Stock Price Performance
Westfield	9.87%
Chicopee	5.73%
NASDAQ Bank Index	29.67%

Selected Companies Analysis—Chicopee

Using publicly available information, Griffin compared the financial performance and condition of Chicopee to the following banks and thrifts traded on a national exchange with total assets between $400 million and $1.0 billion, return on average assets over the last 12 months, or LTM ROAA, greater than 0.30%, and non-performing assets, or NPAs/assets of less than 2.50%, excluding any banks that are targets of announced mergers. Because there are few comparable companies headquartered in New England, Griffin also included banks headquartered in Pennsylvania and upstate New York (excluding metropolitan markets), which appear to be somewhat similar in market demographics to Chicopee. Companies included in this group were:

Evans Bancorp, Inc.	Union Bankshares, Inc.
Mid Penn Bancorp, Inc.	Pathfinder Bancorp, Inc.
Northeast Bancorp	Wellesley Bancorp, Inc.
CB Financial Services, Inc.	Emclaire Financial Corp.
Norwood Financial Corp.	Coastway Bancorp, Inc.
DNB Financial Corporation	Elmira Savings Bank
Malvern Bancorp, Inc.

To perform this analysis, Griffin used financial information as of December 31, 2015, or the most recently available quarter, and market price information as of April 1, 2016 as reported by SNL Financial. Griffin’s analysis showed the following concerning Chicopee and its peers’ financial condition, risk profile, valuation and liquidity:

		Peers
	Chicopee Bancorp, Inc.(1)	Low	Median	High
Total assets ($000)	678,574	561,344	727,148	939,107
Return on average assets (%)	0.45	0.32	0.73	1.27
Return on average equity (%)	3.37	2.31	7.44	14.80
Loans/deposits (%)	115.67	79.46	94.78	125.62
Net interest margin (%)	3.51	2.66	3.41	4.70
NPAs/assets (%)	1.15	0.24	0.96	2.31
TCE/tangible assets (%)	13.16	5.95	8.58	12.63
Average daily trading volume (52 week)	3,392	1,193	3,249	12,076
Price/Last twelve months EPS (x)	29.4	9.6	16.0	34.9
Price/tangible book value (%)	103.0	85.5	104.2	251.1
Dividend yield (%)	2.0	0.0	3.2	5.0

(1)	Chicopee data is as of December 31, 2015.

No company used as a comparison in the above analysis is identical to Chicopee. In addition, Griffin presumed that the trading valuations for peers exclude any change of control premium. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and of the banking environment at the time of the opinion.

Selected Companies Analysis—Westfield

Using publicly available information, Griffin compared the financial performance and condition of Westfield to the following banks and thrifts traded on a national exchange with total assets between $600 million and $2.0 billion and non-interest income to operating revenue less than 20%, excluding any banks that are targets of announced mergers. Because there are few comparable companies headquartered in New England, Griffin also included banks headquartered in Pennsylvania and upstate New York (excluding metropolitan markets) which appear to be somewhat similar in market demographics to Westfield. Companies included in this group were:

Merchants Bancshares, Inc.	Northeast Bancorp
BSB Bancorp, Inc.	Salisbury Bancorp, Inc.
Hingham Institution for Savings	Norwood Financial Corp.
ESSA Bancorp, Inc.	DNB Financial Corporation
Bar Harbor Bankshares	Malvern Bancorp, Inc.
Codorus Valley Bancorp, Inc.	Chicopee Bancorp, Inc.
Bankwell Financial Group, Inc.	Pathfinder Bancorp, Inc.
Penns Woods Bancorp, Inc.	Wellesley Bancorp, Inc.
Mid Penn Bancorp, Inc.	Emclaire Financial Corp.

To perform this analysis, Griffin used financial information as of December 31, 2015, or the most recently available quarter, and market price information as of April 1, 2016 as reported by SNL Financial. Griffin’s analysis showed the following concerning Westfield and its peers’ financial condition, risk profile, valuation and liquidity:

		Peers
	Westfield Financial, Inc.(1)	Low	Median	High
Total assets ($000)	1,339,930	600,595	912,913	2,021,237
Return on average assets (%)	0.42	0.44	0.73	1.18
Return on average equity (%)	4.10	3.37	7.33	14.81
Loans/deposits (%)	90.88	79.46	100.53	121.79
Non-interest income/operating revenue (%)	9.25	2.77	14.41	19.94
Net interest margin (%)	2.53	2.51	3.32	4.70
NPAs/assets (%)	0.60	0.08	0.83	2.68
TCE/tangible assets (%)	10.41	6.94	8.70	13.16
Average daily trading volume (52 week)	28,561	1,189	6,062	18,750
Price/Last twelve months EPS (x)	25.6	10.1	15.3	29.4
Price/tangible book value (%)	110.8	88.7	113.7	185.8
Dividend yield (%)	1.4	0.0	2.6	4.9

(1)	Westfield data is as of December 31, 2015.

No company used as a comparison in the above analysis is identical to Westfield. In addition, Griffin presumed that the trading valuations for peers exclude any change of control premium. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and of the banking environment at the time of the opinion.

Selected Transactions Analysis

Griffin reviewed and compared the financial performance and condition of Chicopee and the pending Westfield and Chicopee transaction against the financial performance and condition of the targets and transaction multiples for the following publicly available whole bank acquisitions of targets headquartered in New England, New York and Pennsylvania (excluding metropolitan markets) announced after January 1, 2014, with targets between $300 million and $1.0 billion in total assets, which included the following transactions:

Acquirer	Target
Norwood Financial Corp.	Delaware Bancshares, Inc.
WSFS Financial Corporation	Penn Liberty Financial Corp.
Beneficial Bancorp, Inc.	Conestoga Bank
Liberty Bank	Naugatuck Valley Financial Corporation
Camden National Corporation	SBM Financial, Inc.
WSFS Financial Corporation	Alliance Bancorp, Inc. of Pennsylvania
Community Bank System, Inc.	Oneida Financial Corp.
Bridge Bancorp, Inc.	Community National Bank
ESB Bancorp MHC	Citizens National Bancorp, Inc.
Berkshire Hills Bancorp, Inc.	Hampden Bancorp, Inc.
S&T Bancorp, Inc.	Integrity Bancshares, Inc.
Independent Bank Corp.	Peoples Federal Bancshares, Inc.
National Penn Bancshares, Inc.	TF Financial Corporation
Bryn Mawr Bank Corporation	Continental Bank Holding, Inc.
CB Financial Services, Inc.	FedFirst Financial Corporation
Eastern Bank Corporation	Centrix Bank & Trust

The results of the analysis are set forth in the following table:

		Targets(2)
	Chicopee(1)	Low	Median	High
Total assets ($000)	678,574	319,027	682,154	945,016
Last twelve months ROAA (%)	0.45	0.16	0.60	1.30
Last twelve months ROAE (%)	3.37	1.96	5.14	17.19
NPA/assets (%)	1.15	0.17	1.27	2.24
TCE/tangible assets (%)	13.16	4.19	10.30	17.11
Deal value ($ millions)	105.0	15.2	111.6	159.4
Price/earnings (x)	35.0	16.8	25.7	60.0
Price/tangible book value (%)	120.0	106.8	152.4	262.7
Normalized price/TBV (%)(3)	129.0	100.0	169.3	260.0
Tangible book premium/core deposits (%)	4.20	0.80	8.94	15.33
Premium/stock price (%)	16.00	11.89	26.46	99.44

(1)	Chicopee data is as of December 31, 2015.
(2)	Target financial data reflects most recently reported prior to announcement.
(3)	Normalized Price/TBV is based on the target having an 8% TCE/tangible assets ratio.

No company or transaction used as a comparison in the above analyses is identical to Chicopee, Westfield or the merger. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and of the banking environment at the time of the opinion.

Discounted Cash Flow Analysis—Chicopee

Griffin performed a discounted cash flow analysis to estimate a range of the present value of estimated free cash flows that Chicopee could generate on a stand-alone basis. In performing this analysis, Griffin utilized the following assumptions, among others:

•	projections and earnings and asset growth assumptions provided by management;

•	a range of discount rates of 10.0% to 13.0% based on a normalized 20-year treasury rate of 4% as recommended by Duff & Phelps, the latest published Duff & Phelps US Equity Risk Premium recommendation, and a size premium;

•	a projected terminal value multiple range of 13.0x to 17.0x forecasted earnings based on projected terminal growth rates of 4% to 6%, using the Gordon Growth model; and

•	required tangible common equity to tangible assets capitalization level of 8% with any earnings in excess of required capital retention treated as distributable earnings.

These calculations resulted in a range of implied per share values, exclusive of any change of control premium, of $14.27 to $18.79 per share of Chicopee common stock, assuming a required tangible common equity to tangible assets capitalization level of 8%, and $12.99 to $19.48 per share of Chicopee common stock, using a constant discount rate, with a required tangible common equity to tangible assets capitalization level between 7% and 9%.

In addition, Griffin performed a change of control affordability analysis, which factors in cash flows to be realized by Westfield in the merger as projected by management. In performing this analysis, Griffin utilized the following assumptions, among others:

•	projections and earnings and asset growth assumptions provided by management;

•	a range of discount rates of 10.0% to 13.0% based on a normalized 20-year treasury rate of 4% as recommended by Duff & Phelps, the latest published Duff & Phelps US Equity Risk Premium recommendation, and a size premium;

•	a projected terminal value multiple range of 11.0x to 15.0x forecasted earnings based on projected terminal growth rates of 3% to 5%, using the Gordon Growth model;

•	stand-alone cash flows plus estimated cost savings, less one time transaction costs, on a present value basis; and

•	required tangible common equity to tangible assets capitalization level of 8% with any earnings in excess of required capital retention treated as distributable earnings.

These calculations resulted in a range of implied per share values of $21.38 to $29.89 per share of Chicopee common stock, assuming a required tangible common equity to tangible assets capitalization level of 8%, and $20.66 to $29.52 per share of Chicopee common stock, using a constant discount rate, with a required tangible common equity to tangible assets capitalization level between 7% and 9%.

The discounted cash flow analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual value or expected value of Chicopee.

Discounted Cash Flow Analysis—Westfield

Griffin performed a discounted cash flow analysis to estimate a range of the present value of estimated free cash flows that Westfield could generate on a stand-alone basis. In performing this analysis, Griffin utilized the following assumptions, among others:

•	projections and earnings and asset growth assumptions provided by management;

•	a range of discount rates of 10.0% to 13.0% based on a normalized 20-year treasury rate of 4% as recommended by Duff & Phelps, the latest published Duff & Phelps US Equity Risk Premium recommendation, and a size premium;

•	a projected terminal value multiple range of 13.0x to 17.0x forecasted earnings based on projected terminal growth rates of 4% to 6%, using the Gordon Growth model; and

•	required tangible common equity to tangible assets capitalization level of 8% with any earnings in excess of required capital retention treated as distributable earnings.

These calculations resulted in a range of implied per share values, exclusive of any change of control premium, of $6.78 to $9.46 per share of Westfield common stock, assuming a required tangible common equity to tangible assets capitalization level of 8%, and $6.19 to $9.71 per share of Westfield common stock, using a constant discount rate, with a required tangible common equity to tangible assets capitalization level between 7% and 9%.

The discounted cash flow analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual value or expected value of Westfield.

Relative Contribution Analysis

Griffin analyzed the relative contribution of Westfield and Chicopee to the pro forma market capitalization, balance sheet and income statement items of the combined company, including pro forma ownership, assets, loans, deposits, tangible common equity, and projected 2016 and 2017 net income. This analysis excluded all acquisition accounting adjustments and was based on the projected balance sheets of Westfield and Chicopee at closing of the merger, and Westfield’s and Chicopee’s closing prices on April 1, 2016 of $8.46 per share and $17.71 per share, respectively.

	Contribution
	Westfield	Chicopee
Pro forma ownership	60.5%	39.5%
Market capitalization	62.6%	37.4%

Pro forma balance sheet (9/30/16)
Assets	65.2%	34.8%
Loans	59.0%	41.0%
Deposits	62.2%	37.8%
Tangible common equity	61.1%	38.9%

Income statement (LTM)
Net interest income	60.0%	40.0%
Core non-interest income	60.2%	39.8%
Core non-interest expense	59.4%	40.6%
Core pre-tax pre-provision earnings	61.9%	38.1%
Net income	65.6%	34.4%

Projected net income—2016	62.6%	37.4%
Projected net income—2017	63.8%	36.2%

Implied Exchange Ratio Analysis

Griffin performed an implied exchange ratio analysis by comparing the exchange ratio of 2.425 to the implied exchange ratio based on Westfield’s historic stock price. Griffin calculated the implied exchange ratio by dividing the deal value per share of $20.52 by Westfield’s average closing price over a 10-day, 30-day, 60-day and 1-year period. The following table lists the implied exchange ratio this analysis indicated compared to the fixed exchange ratio of 2.425:

	Westfield’s Average Close Price	Implied Exchange Ratio
10-day	$8.59	2.389
30-day	$8.49	2.418
60-day	$8.26	2.484
1-year	$7.82	2.624

The Merger	$8.46	2.425

In addition, Griffin also performed an analysis of the implied value per share based on Westfield’s historic stock price by comparing the price per share in the merger of $20.52 to the implied value per share that would have been derived by multiplying the fixed exchange ratio of 2.425 by Westfield’s high, average and low closing price over a five-year period. The following table lists the implied value per share compared to the price per share in the merger of $20.52:

	Westfield’s Share Price	Implied Value per Share
High	$9.20	$22.31
Average	$7.50	$18.18
Low	$6.34	$15.37

The Merger	$8.46	$20.52

Financial Impact Analysis

Griffin performed pro forma merger analyses that combined projected Westfield and Chicopee balance sheet and income statement information for periods through 2022. Projected growth, earnings estimates and other assumptions (including, without limitation, acquisition accounting adjustments, cost savings and transaction-related expenses) were provided by or derived from material provided by Westfield and Chicopee’s management. The analyses indicated that the merger is expected to be dilutive to Westfield’s tangible book value per common share as of the projected completion date of the merger of September 30, 2016, accretive to earnings per common share in subsequent periods, and that Westfield is expected to maintain well-capitalized regulatory capital ratios, although certain projected capital ratios immediately following the completion of the merger (including common equity Tier 1 capital ratio, Tier 1 risk-based capital ratio and total risk based capital ratio) would be lower than Westfield’s respective projected capital ratios on a stand-alone basis. Actual results may be different from the projected results, and these differences may be material.

The summary set forth above is not a complete description of the analyses and procedures performed by Griffin in the course of arriving at its opinion.

Westfield retained Griffin as its financial adviser regarding the merger. As part of its investment banking business, Griffin is, from time to time, engaged in the valuation of bank and bank holding company securities in connection with mergers and acquisitions, public and private placement of listed and unlisted securities, rights offerings and other forms of valuations for various purposes. In the ordinary course of its business as a broker-dealer, Griffin may, from time to time, purchase securities from, and sell securities to, Westfield and Chicopee. As a market maker in securities, Griffin may from time to time have a long or short position in, or buy or sell, debt or equity securities of institutions like and possibly including Westfield for Griffin’s own account and for the accounts of its customers. To the extent Griffin held any such positions, it was disclosed to Westfield and Chicopee.

Pursuant to the Griffin engagement agreement, Westfield agreed to pay Griffin (a) an engagement fee of $50,000, (b) a fee of $225,000 payable upon the delivery of its fairness opinion, (c) a fee of $75,000 payable upon signing of a definitive merger agreement, and (d) a fee of $550,000 contingent on the completion of the merger. In addition, Westfield has agreed to reimburse Griffin for reasonable out-of-pocket expenses incurred in connection with Griffin’s engagement and to indemnify and hold harmless partners, officers, agents, employees and affiliates from and against all losses, claims, judgments, liabilities, costs, damages and expenses based on or arising from Griffin’s engagement. During the two years preceding the date of this letter, Griffin has not had an investment banking relationship with Chicopee for which it was paid. Griffin has served as Westfield’s repurchase agent since 2013 with regard to its share repurchase programs and had served as financial advisor on two unsuccessful buy-side acquisition opportunities.

Prospective Financial Information Regarding Chicopee

Chicopee does not, as a matter of course, make public forecasts as to future performance or other prospective financial information, and Chicopee is especially wary of making forecasts or projections due to the unpredictability of the underlying assumptions and estimates. However, as part of the due diligence review of Chicopee in connection with the merger, Chicopee’s management prepared and provided to Piper Jaffray and Griffin in connection with their respective evaluations of the fairness of the merger consideration, certain non-public, preliminary internal financial forecasts of Chicopee’s operating results at and for the year ended December 31, 2016. Chicopee has included below these forecasts to provide stockholders and investors access to certain non-public information that was furnished to third parties, and such information may not be appropriate for other purposes. These forecasts were also considered by the Chicopee and Westfield boards of directors in evaluating the merger.

These preliminary internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The prospective financial information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, Chicopee’s management. Berry Dunn McNeil & Parker LLC (“Berry Dunn”), Chicopee’s independent auditor, has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, Berry Dunn does not express an opinion or any other form of assurance with respect thereto. The Berry Dunn report incorporated by reference in this joint proxy statement/prospectus relates to Chicopee’s historical financial information. It does not extend to the prospective financial information and should not be read to do so. The summary of these preliminary internal financial forecasts included below is being included because these preliminary internal financial forecasts provide useful information to investors and were provided by Chicopee to Piper Jaffray and Griffin.

While presented with numeric specificity, these preliminary internal financial forecasts were based on numerous variables and assumptions (including those related to industry performance and competition and general business, economic, market and financial conditions and additional matters specific to Chicopee’s business at the time the forecasts were prepared) that are inherently subjective and uncertain and are beyond the control of Chicopee’s management. Important factors that may affect actual results and cause these preliminary internal financial forecasts to not be achieved include risks and uncertainties relating to Chicopee’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled “Information Regarding Forward-Looking Statements” and “Risk Factors.” These preliminary internal financial forecasts also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these preliminary internal financial forecasts. Accordingly, the forecasted results summarized below may not be realized.

The inclusion of a summary of these preliminary internal financial forecasts in this joint proxy statement/prospectus should not be regarded as an indication that Chicopee or its affiliates, advisors or representatives considered these preliminary internal financial forecasts to be predictive of actual future events, and these preliminary internal financial forecasts should not be relied upon as such nor should the information contained in these preliminary internal financial forecasts be considered appropriate for other purposes. Neither Chicopee nor its affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ materially from these preliminary internal financial forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile these preliminary internal financial forecasts to reflect circumstances existing after the date these preliminary internal financial forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these forecasts are shown to be in error.

Neither Chicopee nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder, investor, Westfield or any other person, in the merger agreement or otherwise, concerning these preliminary internal financial forecasts or regarding Chicopee’s ultimate performance compared to the information contained in these preliminary internal financial forecasts or that the forecasted results will be achieved. The below forecasts do not give effect to the merger. Chicopee urges all stockholders to review Chicopee’s most recent Securities and Exchange Commission filings for a description of Chicopee’s reported financial results.

Subject to the foregoing qualifications, the preliminary internal financial forecasts consist of: (1) net income for 2016 of $3.8 million with an earnings growth rate of 10% annually thereafter; and (2) assets of $760 million at December 31, 2016, with an asset growth rate of 6% annually thereafter, each as prepared by, or as directed by, Chicopee’s management and delivered to Piper Jaffray and Griffin.

Prospective Financial Information Regarding Westfield

Westfield does not, as a matter of course, make public forecasts as to future performance or other prospective financial information, and Westfield is especially wary of making forecasts or projections due to the unpredictability of the underlying assumptions and estimates. However, as part of the due diligence review of Westfield in connection with the merger, Westfield management prepared and provided to Piper Jaffray and Griffin in connection with their respective evaluations of the fairness of the merger consideration, certain non-public, preliminary internal financial forecasts of Westfield’s operating results at and for the year ended December 31, 2016. Westfield has included below these forecasts to provide stockholders and investors access to certain non-public information that was furnished to third parties, and such information may not be appropriate for other purposes. These forecasts were also considered by the Westfield and Chicopee boards of directors in evaluating the merger.

These preliminary internal financial forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The prospective financial information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, Westfield’s management. Wolf & Company, P.C. (“Wolf”), Westfield’s independent auditor, has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, Wolf does not express an opinion or any other form of assurance with respect thereto. The Wolf report incorporated by reference in this joint proxy statement/prospectus relates to Westfield’s historical financial information. It does not extend to the prospective financial information and should not be read to do so. The summary of these preliminary internal financial forecasts included below is being included because these preliminary internal financial forecasts provide useful information to investors and were provided by Westfield to Piper Jaffray and Griffin.

While presented with numeric specificity, these preliminary internal financial forecasts were based on numerous variables and assumptions (including those related to industry performance and competition and general business, economic, market and financial conditions, and additional matters specific to Westfield’s business at the time the forecasts were prepared, such as the impact of potentially expanded mortgage banking operations of Westfield that will not be necessary following the completion of the merger) that are inherently subjective and uncertain and are beyond the control of Westfield’s management. Important factors that may affect actual results and cause these preliminary internal financial forecasts to not be achieved include risks and uncertainties relating to Westfield’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled “Information Regarding Forward-Looking Statements” and “Risk Factors.” These preliminary internal financial forecasts also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these preliminary internal financial forecasts. Accordingly, the forecasted results summarized below may not be realized.

The inclusion of a summary of these preliminary internal financial forecasts in this joint proxy statement/prospectus should not be regarded as an indication that Westfield or its affiliates, advisors or representatives considered these preliminary internal financial forecasts to be predictive of actual future events, and these preliminary internal financial forecasts should not be relied upon as such nor should the information contained in these preliminary internal financial forecasts be considered appropriate for other purposes. Neither Westfield nor its affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ materially from these preliminary internal financial forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile these preliminary internal financial forecasts to reflect circumstances existing after the date these preliminary internal financial forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying these forecasts are shown to be in error.

Neither Westfield nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder, investor, Chicopee or any other person, in the merger agreement or otherwise, concerning these preliminary internal financial forecasts or regarding Westfield’s ultimate performance compared to the information contained in these preliminary internal financial forecasts or that the forecasted results will be achieved. The below forecasts do not give effect to the merger. Westfield urges all stockholders to review Westfield’s most recent Securities and Exchange Commission filings for a description of Westfield’s reported financial results.

Subject to the foregoing qualifications, the preliminary internal financial forecasts consist of: (1) net income for 2016 of $6.4 million with an earnings growth rate of between 11% and 15% annually thereafter; and (2) assets of $1.4 billion at December 31, 2016, with an asset growth rate of between 5% and 6% annually thereafter, each as prepared by, or as directed by, Westfield’s management and delivered to Piper Jaffray and Griffin.

Westfield and Westfield Bank’s Boards of Directors After the Merger

Immediately following the effective time of the merger, Westfield will expand the size of its board of directors by five seats and designate William J. Wagner, the current Chairman, President and Chief Executive Officer of Chicopee, and four other members of the Chicopee board, Gary G. Fitzgerald, William D. Masse, Gregg F. Orlen and Paul C. Picknelly, to serve as members of the boards of directors of the combined company. Each of the designees meet the qualifications for directors as set forth in Westfield’s bylaws. The designees will be appointed to the combined company’s board of directors in a manner such that the classes of the combined company’s board of directors are as nearly equal in number as possible, with Mr. Wagner being elected to the class of directors whose term expires at the 2017 annual meeting of shareholders, at which meeting Mr. Wagner will be included as a nominee for election to the board of directors to serve for a term of three years. The designees will also be appointed to the board of directors of Westfield Bank, effective immediately following the effective time of the bank merger. Mr. Wagner will serve as Vice Chairman of the board of directors of Westfield and Westfield Bank. Information regarding the members of the Chicopee board who will serve as directors of the combined company can be found in Chicopee’s Form 10-K/A filed with the SEC on April 29, 2016, and incorporated by reference into this joint proxy statement/prospectus.

Bank Merger

The merger agreement provides that as soon as practicable after the consummation of the merger, Chicopee Savings Bank will merge with and into Westfield Bank. Westfield has caused Westfield Bank and Chicopee has caused Chicopee Savings Bank to enter into an agreement and plan of merger providing for such bank merger. Westfield Bank shall be the surviving entity in the bank merger and shall continue in its corporate existence.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general summary of material U.S. federal income tax consequences of the merger of Westfield and Chicopee. The federal income tax laws are complex and the tax consequences of the merger may vary depending upon each shareholder’s individual circumstances or tax status. The following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing temporary and final regulations under the Code and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. No attempt has been made to comment on all U.S. federal income tax consequences of the merger that may be relevant to Chicopee shareholders. The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to a particular Chicopee shareholder.

The following discussion may not apply to particular categories of holders of shares of Chicopee common stock subject to special treatment under the Code, such as insurance companies, financial institutions, broker-dealers, tax-exempt organizations, individual retirement and other tax-deferred accounts, banks, persons subject to the alternative minimum tax, persons who hold Chicopee capital stock as part of a straddle, hedging or conversion transaction, persons whose functional currency is other than the U.S. dollar, persons eligible for tax treaty benefits, foreign corporations, foreign partnerships and other foreign entities, individuals who are not citizens or residents of the United States and holders whose shares were acquired pursuant to the exercise of an employee stock option or otherwise as compensation. This discussion assumes that holders of shares of Chicopee common stock hold their shares as capital assets. The following discussion does not address state, local or foreign tax consequences of the merger. You are urged to consult your tax advisors to determine the specific tax consequences of the merger, including any state, local or foreign tax consequences of the merger.

Tax Consequences of the Merger Generally

Westfield has received an opinion from Hogan Lovells US LLP and Chicopee has received an opinion from Luse Gorman, PC, each filed with the SEC and dated as of the same date as Amendment No. 1 to the registration statement of which this joint proxy statement/prospectus is a part, to the effect that the merger will qualify as a reorganization under Section 368(a) of the Code. The tax opinions received by Westfield and Chicopee are based on certain representations, covenants and assumptions, as described below, all of which must continue to be true and accurate in all material respects as of the effective time of the merger. It is also a condition to the obligation of each of Westfield and Chicopee to complete the merger that their respective tax counsel confirm its opinion as of the closing date of the merger. Neither Westfield nor Chicopee intends to waive this condition. If any of the representations, covenants or assumptions relied upon by tax counsel is inaccurate, tax counsel may not be able to provide the required closing date opinions or the tax consequences of the merger could differ from those described below. An opinion of counsel neither binds the Internal Revenue Service, the IRS, nor precludes the IRS or the courts from adopting a contrary position. Neither Westfield nor Chicopee intends to obtain a ruling from the IRS regarding the tax consequences of the merger.

Based on the opinions that the merger will qualify as a reorganization under Section 368(a) of the Code, the material U.S. federal income tax consequences of the merger are as follows:

•	no gain or loss will be recognized by Westfield or Chicopee as a result of the merger;

•	no gain or loss will be recognized by a Chicopee shareholder on the exchange, except to the extent the shareholder receives cash in lieu of a fractional share of Westfield common stock;

•	the aggregate tax basis in the Westfield common stock received by a Chicopee shareholder pursuant to the merger will equal that shareholder’s aggregate tax basis in the shares of Chicopee common stock being exchanged, reduced by any amount allocable to a fractional share of Westfield common stock for which cash is received;

•	the holding period of Westfield common stock received by a Chicopee shareholder in the merger will include the holding period of the shares of Chicopee common stock being exchanged; and

•	although no fractional shares of Westfield common stock will be issued in the merger, a Chicopee shareholder who receives cash in lieu of such a fractional share will be treated as having received that fractional share pursuant to the merger and then as having exchanged such fractional share for cash in a redemption by Westfield. A Chicopee shareholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received and the shareholder’s tax basis in the fractional share. Any capital gain or loss will be long-term capital gain or loss if the Chicopee common stock was held for more than one year.

For purposes of the above discussion of the bases and holding periods for shares of Chicopee common stock and Westfield common stock, Chicopee shareholders who acquired different blocks of Chicopee common stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, cancelled or received in the merger.

Backup Withholding

Payments of cash to a Chicopee shareholder pursuant to the merger are subject to information reporting and may, under certain circumstances, be subject to backup withholding unless such shareholder provides Westfield with its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to a Chicopee shareholder under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against the Chicopee shareholder’s federal income tax liability; provided that the Chicopee shareholder timely furnishes the required information to the IRS.

Reporting Requirements

Chicopee shareholders who receive Westfield common stock as a result of the merger will be required to retain records pertaining to the merger and Chicopee shareholders who hold at least 5% of the outstanding Chicopee common stock immediately before the merger will be required to file with their U.S. federal income tax return for the year in which the merger takes place a statement setting forth certain facts relating to the merger.

This summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local and foreign income and other tax consequences to you of the merger.

Regulatory Approvals Required for the Merger

General

Westfield and Chicopee have agreed to use their reasonable best efforts to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities that are necessary to consummate the merger of Westfield and Chicopee and the bank merger of Westfield Bank and Chicopee Savings Bank. Both mergers are collectively referred to in this joint proxy statement/prospectus as the Transaction. This includes the approval or non-objection of the Board of Governors of the Federal Reserve System, or the FRB, the Massachusetts Board of Bank Incorporation, or the BBI, the Massachusetts Division of Banks, or the DOB, and the OCC. Westfield and Westfield Bank have filed or will file all required applications, notices and waiver requests to obtain the regulatory approvals and non-objections necessary to consummate the Transaction. Westfield and Chicopee cannot predict whether the required regulatory approvals will be obtained, when they will be received or whether such approvals will be subject to any conditions.

Board of Governors of the Federal Reserve System

To consummate the merger, Westfield will seek a waiver from the FRB of the formal application requirement under Section 10 of the Home Owners’ Loan Act, as amended, or the HOLA, and Regulation LL of the FRB’s regulations. Regulation LL provides that an application for FRB approval is not required for certain acquisitions involving savings association mergers and transactions pursuant to the Bank Merger Act, or the BMA; provided that, among other conditions, the transaction requires prior regulatory approval of a federal supervisory agency under the BMA and will not have a material adverse impact on the financial condition of the acquiring savings and loan holding company.

Westfield believes that the Transaction meets the requirements to obtain a waiver from the FRB. In the event that the FRB does not waive the application requirements, the merger of Westfield and Chicopee will require an application to the FRB for prior approval to consummate the transaction. The FRB may not approve the merger if:

•	such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

•	the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any manner restrain trade, unless the FRB finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

In every case, the FRB is required to consider the financial and managerial resources and future prospects of the companies and banks concerned and the convenience and needs of the communities to be served. Consideration of financial resources generally focuses on capital adequacy of the institutions involved. Under the Community Reinvestment Act of 1977, as amended, or the CRA, the FRB also must consider the record of performance of Westfield Bank and Chicopee Savings Bank in meeting the credit needs of the entire community, including low and moderate-income neighborhoods. In addition, the FRB must review the effectiveness of the companies in combating money laundering activities. The FRB must also consider the extent to which the proposed transaction would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. Applicable regulations require publication of notice of an application for approval of the merger and an opportunity for the public to comment on the application in writing and to request a hearing.

Massachusetts Board of Bank Incorporation and Massachusetts Division of Banks

Massachusetts law requires that Westfield file an application for approval of the merger with the BBI and an application for approval of the bank merger with the DOB.

The BBI, with respect to the merger application, is generally required to consider, in connection with the merger, whether competition among banking institutions will be unreasonably affected; whether public convenience and advantage would be promoted; whether any job creation plans or new consumer and business services will be provided; the financial and managerial resources of Westfield and Chicopee; and the CRA performance of Westfield Bank and Chicopee Savings Bank. The approval process also requires a public hearing, which generally occurs within 60 calendar days from the date that the application is submitted.

The DOB, with respect to the bank merger application, is generally required to consider whether competition among banking institutions will be unreasonably affected; whether public convenience and advantage would be promoted; whether any job creation plans or new consumer and business services will be provided; the financial and managerial resources of Westfield and Chicopee; and the CRA performance of Westfield Bank and Chicopee Savings Bank.

Office of Comptroller of the Currency

As a federal savings bank, Westfield’s subsidiary, Westfield Bank, is required to file an application for approval of the bank merger between Westfield Bank and Chicopee Savings Bank with the OCC. The BMA requires the prior written approval of the OCC before any insured depository institution may merge or consolidate with another insured depository institution if the resulting institution is to be a federal savings bank.

The BMA prohibits the OCC from approving any proposed bank merger transaction that would result in a monopoly, or would further a combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States. Similarly, the BMA prohibits the OCC from approving a proposed bank merger transaction whose effect in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or, in any other manner, would be a restraint of trade.

In every proposed bank merger, the OCC must also consider the financial and managerial resources and future prospects of the existing and proposed institutions, the convenience and needs of the community to be served (including performance of each bank under the CRA), and the effectiveness of each insured depository institution involved in the proposed bank merger transaction in combatting money-laundering activities. Further, the OCC must consider the extent to which the proposed transaction would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. Applicable regulations require publication of notice of an application for approval of the bank merger and an opportunity for the public to comment on the application in writing and to request a hearing.

Any transaction approved by the OCC may not be completed until 30 days after such approval. With the concurrence of the U.S. Department of Justice, the waiting period may be reduced to 15 days.

Accounting Treatment of the Merger

The merger will be accounted for using the acquisition method of accounting with Westfield treated as the acquirer. Under this method of accounting, Chicopee’s assets and liabilities will be recorded by Westfield at their respective fair values as of the closing date of the merger and added to those of Westfield. Any excess of purchase price over the net fair values of Chicopee’s assets and liabilities will be recorded as goodwill. Any excess of the fair value of Chicopee’s net assets over the purchase price will be recognized in earnings by Westfield on the closing date of the merger. Financial statements of Westfield issued after the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Chicopee prior to the merger. The results of operations of Chicopee will be included in the results of operations of Westfield beginning on the effective date of the merger.

Appraisal Rights

Under the Massachusetts Business Corporation Act, or the MBCA, Chicopee shareholders will not be entitled to exercise any dissenters’ or appraisal rights in connection with the merger or any other matter being presented to them.

Restrictions on Sales of Shares by Certain Affiliates

The shares of Westfield common stock to be issued in the merger will be freely transferable under the Securities Act of 1933, as amended, or the Securities Act, except for shares issued to any shareholder who is an “affiliate” of Westfield as defined by Rule 144 under the Securities Act. Affiliates consist of individuals or entities that control, are controlled by or are under common control with Westfield, and include the executive officers and directors of Westfield and may include significant shareholders of Westfield.

Name Change of Combined Holding Company

Following the merger, combined holding company will be renamed Western New England Bancorp and the name of the combined bank will remain Westfield Bank.

Stock Exchange Listing

Following the merger, the shares of Westfield common stock will continue to trade on the NASDAQ Global Select Market under the symbol “WNEB.”

Delisting and Deregistration of Chicopee Common Stock After the Merger

When the merger is completed, the Chicopee common stock currently listed on the NASDAQ Global Market will be delisted from the NASDAQ Global Market and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

This section of the joint proxy statement/prospectus describes the material terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference into this joint proxy statement/prospectus and attached as Annex A to this joint proxy statement/prospectus. This summary may not contain all of the information about the merger agreement that may be important to you. You are urged to read the full text of the merger agreement. The merger agreement contains customary representations and warranties of Westfield and Chicopee made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the agreement between Westfield and Chicopee and are not intended to provide factual, business or financial information about Westfield and Chicopee. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, may have been used for purposes of allocating risk between Westfield and Chicopee rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the merger agreement that were made to the other party in connection with the negotiation of the merger agreement, and generally were solely for the benefit of the parties to that agreement.

Structure

Subject to the terms and conditions of the merger agreement, and in accordance with the MBCA and the regulations promulgated thereunder, at the completion of the merger, Chicopee will merge with and into Westfield. Westfield will be the surviving corporation in the merger and will continue its corporate existence under the laws of the Commonwealth of Massachusetts. The name of the surviving corporation will be changed to Western New England Bancorp, Inc. with the NASDAQ trading symbol “WNEB.” Upon completion of the merger, the separate corporate existence of Chicopee will terminate.

Each share of Westfield common stock that is issued and outstanding immediately prior to the effective time of the merger will remain issued and outstanding as one share of common stock of the combined company and will not be affected by the merger, and each share of Chicopee common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held directly or indirectly by Westfield and shares held by Chicopee as treasury shares) will be converted into the right to receive 2.425 shares of Westfield common stock, as described below in the section entitled “—Consideration to be Received in the Merger.”

The articles of organization, as amended, of Westfield, or Westfield’s articles, will be the articles of organization of the combined company, and Westfield’s bylaws will be the bylaws of the combined company. See “Comparison of Shareholder Rights” beginning on page 109.

The merger agreement provides that Westfield may, at any time prior to the effective time, change the method of effecting the business combinations of Westfield and Chicopee, or Westfield Bank and Chicopee Savings Bank. However, no such change may (a) alter or change the merger consideration in any way, (b) adversely affect the tax treatment of Chicopee shareholders in connection with the merger, (c) adversely affect the tax treatment of Westfield or Chicopee in connection with the merger, or (d) materially impede or delay consummation of the merger or the bank merger.

Effective Time and Timing of Closing

The merger will be completed and become effective when Westfield and Chicopee execute and file the articles of merger with the Secretary of the Commonwealth of Massachusetts or at such later date or time as Westfield and Chicopee agree and specify in the articles of merger. Subject to the satisfaction or waiver of all conditions to closing set forth in the merger agreement, the closing of the merger will occur no later than 10 business days following the latest to occur of (a) the receipt of all regulatory approvals and the expiration of any applicable waiting periods, (b) the approval of the merger by the shareholders of Westfield and Chicopee, or (c) at such other date or time as Westfield and Chicopee may agree.

Westfield and Chicopee anticipate that the merger will be completed in the fourth quarter of 2016. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. There can be no assurances as to whether, or when, Westfield and Chicopee will obtain the required approvals or complete the merger.

Westfield and Westfield Bank’s Boards of Directors After the Merger

Immediately following the effective time of the merger, Westfield will expand the size of its board of directors by five seats and designate William J. Wagner, the current Chairman, President and Chief Executive Officer of Chicopee, and four other members of the Chicopee board, Gary G. Fitzgerald, William D. Masse, Gregg F. Orlen and Paul C. Picknelly, to serve as members of the boards of directors of the combined company. Each of the designees meet the qualifications for directors as set forth in Westfield’s bylaws. The designees will be appointed to the combined company’s board of directors in a manner such that the classes of the combined company’s board of directors are as nearly equal in number as possible, with Mr. Wagner being elected to the class of directors whose term expires at the 2017 annual meeting of shareholders, at which meeting Mr. Wagner will be included as a nominee for election to the board of directors to serve for a term of three years. The designees will also be appointed to the board of directors of Westfield Bank, effective immediately following the effective time of the bank merger. Mr. Wagner will serve as Vice Chairman of the board of directors of Westfield and Westfield Bank.

Bank Merger

The merger agreement provides that as soon as practicable after the consummation of the merger, Chicopee Savings Bank will merge with and into Westfield Bank, subject to all required regulatory approvals. Westfield has caused Westfield Bank and Chicopee has caused Chicopee Savings Bank to enter into an agreement and plan of merger providing for such bank merger. Westfield Bank will be the surviving entity in the bank merger and will continue in its corporate existence.

Consideration to be Received in the Merger

Upon completion of the merger, each outstanding share of Chicopee common stock (other than shares held directly or indirectly by Westfield and shares held by Chicopee as treasury shares) will be converted into the right to receive 2.425 shares of Westfield common stock. No fractional shares of Westfield common stock will be issued to any holder of Chicopee common stock upon completion of the merger. For each fractional share that would otherwise be issued, Westfield will pay each shareholder cash (without interest) in an amount determined by multiplying the fractional share interest to which such shareholder would otherwise be entitled by the average of the closing sales prices of one share of Westfield common stock on NASDAQ for the 10 trading days immediately preceding the effective time, as reported by The Wall Street Journal.

Chicopee’s Equity Awards

Under the terms of the merger agreement, each option to purchase shares of Chicopee common stock issued by Chicopee and outstanding at the effective time of the merger pursuant to the Chicopee 2007 Equity Incentive Plan will convert into an option to purchase shares of Westfield common stock. These converted options will be exercisable for the same period and will otherwise have the same terms and conditions applicable to the Chicopee options that they replace, but will fully vest prior to the effective time of the merger.

Chicopee’s Employee Stock Ownership Plan

Chicopee’s ESOP will terminate immediately prior to and effective as of the effective time of the merger, and all shares held by Chicopee’s ESOP will convert into the right to receive the merger consideration. A portion of the unallocated shares held by Chicopee’s ESOP will either be (a) sold and the proceeds of such sale applied to the repayment of all outstanding indebtedness of Chicopee’s ESOP, or (b) a sufficient number of unallocated shares of Chicopee common stock will be delivered to Chicopee in order to repay all outstanding indebtedness of Chicopee’s ESOP, and the balance of the unallocated shares and any other assets remaining unallocated will be allocated and distributed to the participants of Chicopee’s ESOP, as provided for in Chicopee’s ESOP unless otherwise required by applicable law.

Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-Term Incentive Plan

The Chicopee Bancorp, Inc. 2012 Phantom Stock Unit Award and Long-Term Incentive Plan provides for the grant of phantom stock units, which represents the right to receive a cash payment on the date the award vests. As a result of the merger, (1) the phantom stock units held by a participant will be deemed to have been fully earned, (2) the cash value of outstanding awards will be paid no later than 10 days after the change in control, (3) any performance measure attached to an award will be deemed satisfied as of the date of the change in control, and (4) the cash value of the phantom stock unit will be determined by multiplying the book value of a share of Chicopee common stock by the price-to-book value multiple of a share of the Chicopee stock, where the price reflects the merger consideration per share.

Exchange of Certificates; Dividends

A letter of transmittal in a form satisfactory to Westfield and Chicopee will be mailed as soon as practicable, but in no event later than five business days after the closing of the merger, to each holder of record of Chicopee common stock as of the effective time of the merger. The letter of transmittal will include instructions for use in surrendering Chicopee stock certificates in exchange for the merger consideration. Upon proper surrender of stock certificates by a Chicopee shareholder to the exchange agent, together with a properly completed and duly executed letter of transmittal and any other required documents, the Chicopee stock certificates will be canceled and in exchange the shareholder will receive: (a) a Westfield stock certificate representing the number of whole shares of Westfield common stock that the shareholder is entitled to receive under the merger agreement; and (b) a check in the amount of cash that the shareholder is entitled to receive in lieu of any fractional shares, and for any dividends or other distributions pursuant to the merger agreement.

Prior to the effective time of the merger, Westfield will (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of Westfield common stock to provide for payment of the aggregate merger consideration, and (ii) deposit with the exchange agent an amount of cash sufficient to pay any cash in lieu of fractional shares.

Chicopee shareholders are not entitled to receive any dividends or other distributions on Westfield common stock declared or made after the effective time of the merger until they have surrendered their Chicopee stock certificates in exchange for Westfield stock certificates. Upon the surrender of their Chicopee stock certificates, Chicopee shareholders will be entitled to receive any dividends or other distributions, without interest, which had become payable with respect to their Westfield common stock.

Representations and Warranties

The merger agreement contains representations and warranties made by and to Westfield and Chicopee. The statements embodied in those representations and warranties were made for purposes of the agreement between Westfield and Chicopee and are subject to important qualifications and limitations agreed to by Westfield and Chicopee in connection with negotiating the terms of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between Westfield and Chicopee rather than establishing matters as fact. For the foregoing reasons, you should not rely on the representations and warranties or any description thereof as statements of factual information without considering the foregoing and the other information provided elsewhere in this document or incorporated by reference in this document. Westfield and Chicopee will provide additional disclosures in their public reports to the extent they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.

Each of Westfield and Chicopee has made representations and warranties to the other regarding, among other things:

•	due organization, good standing and authority;

•	capitalization;

•	subsidiaries;

•	corporate power;

•	corporate records;

•	corporate authority;

•	regulatory approvals, no defaults;

•	financial statements;

•	financial controls and procedures;

•	SEC filings;

•	absence of certain changes or events;

•	regulatory matters;

•	legal proceedings;

•	compliance with laws;

•	material contracts and defaults;

•	brokers;

•	employee benefit plans;

•	labor matters;

•	environmental matters;

•	tax matters;

•	investment securities;

•	derivative transactions;

•	loans and nonperforming and classified assets;

•	properties and leases;

•	intellectual property;

•	fiduciary accounts;

•	insurance; and

•	inapplicability of antitakeover laws.

The representations and warranties of each of Westfield and Chicopee will expire upon the effective time of the merger. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles III and IV of the merger agreement attached to this joint proxy statement/prospectus as Annex A.

Conduct of Business Pending the Merger

Conduct of Business of Chicopee Pending the Merger

Under the merger agreement, Chicopee has agreed that, until the effective time of the merger or the termination of the merger agreement, Chicopee and its subsidiaries will not, except as expressly permitted by the merger agreement or with the prior written consent of Westfield:

•	conduct its business other than in the ordinary course consistent with past practice and prudent banking practice and in compliance in all material respects with all applicable laws and regulations;

•	fail to use reasonable best efforts to preserve its business organization intact, maintain the services of current officers and employees of Chicopee, and preserve the goodwill of Chicopee’s customers and others with whom business relationships exist;

•	issue, sell or otherwise permit to become outstanding, or authorize the creation or reservation of, any securities or equity equivalents or enter into any agreement with respect to the foregoing, except with respect to stock based awards outstanding on the date of the merger agreement;

•	directly or indirectly redeem, retire, purchase or otherwise acquire any shares of its capital stock;

•	declare or pay any dividend or other distribution on its capital stock other than (a) dividends paid by wholly owned subsidiaries to Chicopee or any other wholly owned subsidiary of Chicopee, or (b) regular quarterly cash dividends no greater than the rate paid during the fiscal quarter immediately preceding the date of the merger agreement; and further, Chicopee shareholders shall not receive two dividends for any single calendar quarter with respect to their shares of Chicopee common stock and any shares of Westfield common stock that such holders receive in exchange therefor in the merger;

•	effect a split, dividend, recapitalization or reclassification of its capital stock;

•	enter into, amend or renew any employment, consulting, severance or similar agreement or arrangement with any director, officer, employee or consultant, or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except for (i) normal increases in the ordinary course of business consistent with past practice not to exceed 3% with respect to any individual director, officer or employee, and provided that any increases, either singularly or collectively, are consistent with its 2016 budget, (ii) cash contributions to its pension plans in the ordinary course of business consistent with past practice, and (iii) certain bonus payments or phantom award amounts for 2015 and 2016, with the prior written consent of Westfield;

•	hire any person as an employee or promote any employee, except (A) to satisfy existing contractual obligations, and (B) persons hired to fill any vacancies at an annual salary of less than $50,000 and whose employment is terminable at will;

•	enter into, establish, adopt, amend, modify or terminate any benefit plan, or any trust agreement related thereto, with respect to any current or former director, officer or employee, except as required by law or the merger agreement or to satisfy existing contractual obligations;

•	Pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any other transaction with, its officers or directors or any of their immediate family members or any affiliates of any of its officers or directors, other than (1) compensation in the ordinary course of business consistent with past practice, (2) certain loans permitted under the merger agreement, or (3) deposit transactions;

•	sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to Chicopee and its subsidiaries taken as a whole;

•	acquire all or any portion of the assets, business, deposits or properties of any other entity other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice;

•	make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate;

•	amend its articles of organization or bylaws;

•	change its accounting principles, practices or methods other than as may be required by applicable laws or regulations or by accounting principles generally accepted in the United States, or GAAP;

•	enter into, amend, modify or terminate any material contract, lease or insurance policy, except in the ordinary course of business consistent with past practice or as expressly permitted by the merger agreement;

•	enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Chicopee or any of its subsidiaries is or becomes a party, which involves a payment that exceeds $50,000 and/or would impose a material restriction on its business;

•	enter into any new material line of business;

•	materially change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any regulatory authority;

•	file any application or make any contract with respect to branching or site location or site relocation;

•	enter into any derivatives transactions, except in the ordinary course of business consistent with past practice;

•	incur any indebtedness for borrowed money (other than deposits, federal funds purchased, borrowings from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business consistent with past practice;

•	acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (a) any debt security or equity investment of a type or in an amount that is not permissible for a national bank, or (b) any debt security other than U.S. government and U.S. government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered “high risk” securities under applicable regulatory pronouncements, in each case purchased in the ordinary course of business consistent with past practice;

•	restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which such portfolio is classified under GAAP or reported for regulatory purposes;

•

make, renegotiate, renew, increase, extend, modify or purchase any loan, other than in accordance with its existing loan policies and procedures, or to satisfy existing contractual obligations; provided, however, that Westfield’s prior approval is required for (i) any new origination in excess of $4 million, or (ii) any additional extension of credit to a borrower whose loan is substandard or classified;

•	make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice;

•	make or change any tax election, file any amended tax return, enter into any closing agreement, settle or compromise any liability with respect to taxes, agree to any adjustment of any tax attribute, file any claim for a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

•	knowingly commit any act or omission which constitutes a material breach or default under any agreement with any governmental authority or under any material contract, lease or other material agreement or material license to which it is a party or by which it or its properties is bound;

•	foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a hazardous substance in amounts which would be material;

•	cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar to that now in effect;

•	discharge or satisfy any lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices;

•	knowingly take any action or fail to take any action that is intended or is reasonably likely to (A) result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (B) result in any of the conditions to the merger set forth in the merger agreement not being satisfied or (C) result in a material violation of any provision of the merger agreement, except, in each case, as required by applicable law or regulation;

•	conduct any operations, acquire any assets, incur any liabilities or enter into any contract using Cabot Management Corporation, its wholly owned subsidiary, so that it can dissolve Cabot Management Corporation immediately prior to the effective time of the merger; or

•	enter into any contract with respect to, or otherwise agree or commit to do, any of these prohibited activities.

Conduct of Business of Westfield Pending the Merger

Under the merger agreement, Westfield has agreed that, until the effective time of the merger or the termination of the merger agreement, Westfield and its subsidiaries will not, except as expressly permitted by the merger agreement or with the prior written consent of Chicopee:

•	take any action reasonably likely to (a) result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (b) result in any of the conditions to the merger set forth in the merger agreement not being satisfied, (c) reasonably likely to prevent or impede the merger from qualifying as a reorganization within the meaning of Section 368 of the Code, (d) adversely affect or delay its ability to perform its obligations under the merger agreement or to consummate the transactions contemplated thereby, or (e) result in a material violation of any provision of the merger agreement, except, in each case, as required by applicable law or regulation;

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by the merger agreement;

•	enter into any material definitive merger agreement, purchase and assumption agreement or similar document with respect to the acquisition of any other insured depository institution or its assets or the assumption of its liabilities;

•	issue any additional shares of its capital stock or any securities convertible into its capital stock, except for existing and future grants under its stock-based benefit plans;

•	operate its business other than in the ordinary course consistent with past practice and prudent banking practice and in compliance in all material respects with all applicable laws and regulations; or

•	enter into any contract with respect to, or otherwise agree or commit to do, any of these prohibited activities.

Westfield and Chicopee Shareholder Meetings

Westfield and Chicopee have each agreed to use their best efforts to call, hold and convene a meeting of their respective shareholders within 35 days after the initial mailing of this joint proxy statement/prospectus to their respective shareholders (and in any event to convene such meeting within 45 days after the initial mailing of this joint proxy statement/prospectus to their respective shareholders) to consider and vote on the approval of the merger agreement and any other matters required to be approved by their shareholders in order to consummate the merger. Westfield and Chicopee have also each agreed to ensure that their shareholder meetings are called, noticed, convened, held and conducted, and that all proxies solicited in connection with the meetings are solicited, in compliance with applicable law, and the respective articles of organization and bylaws of each company.

Additionally, the boards of directors of Westfield and Chicopee have each agreed to recommend that their shareholders vote to approve the merger agreement and the transactions contemplated thereby (including the merger) and any other matters required to be approved by their shareholders for consummation of the merger, except, in the case of Chicopee, as permitted by the merger agreement.

No Solicitation

Chicopee has agreed that neither it nor its subsidiaries nor any of its respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants and other agents (which we refer to as Chicopee’s representatives) will, directly or indirectly:

•	solicit, initiate or encourage, or take any action to facilitate the making of, any inquiry or proposal that constitutes, or is reasonably likely to lead to, an acquisition proposal;

•	enter into any agreement with respect to an acquisition proposal;

•	participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than Westfield) any information or data with respect to Chicopee or any of its subsidiaries or otherwise relating to an acquisition proposal; or

•	make or authorize any statement or recommendation in support of an acquisition proposal.

Chicopee must immediately cease any existing discussions or negotiations with any person (other than Westfield) with respect to any of the foregoing, and use reasonable best efforts to cause all persons (other than Westfield) who have been furnished confidential information regarding Chicopee in connection with the solicitation of or discussions regarding an acquisition proposal within the 12 months prior to the date of the merger agreement to promptly return or destroy such information. Chicopee will not release any third party from the confidentiality and standstill provisions of any agreement to which Chicopee is or may become a party, and will immediately take all steps necessary to terminate any approval that may have been given under any such provisions authorizing any person (other than Westfield) to make an acquisition proposal.

Under the merger agreement, an “acquisition proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated thereunder):

•	merger, consolidation, share exchange, business combination or other similar transactions;

•	sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of Chicopee in a single transaction or series of transactions;

•	tender offer or exchange offer for 20% or more of the outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith; or

•	public announcement by any person of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

If Chicopee receives a bona fide unsolicited written acquisition proposal prior to its shareholder meeting that did not result from a breach by Chicopee of any of the non-solicitation provisions in the merger agreement as discussed above, Chicopee may participate in discussions or negotiations regarding the unsolicited acquisition proposal or furnish the third party with, or otherwise afford access to the third party of, any information or data with respect to Chicopee or any of its subsidiaries or otherwise relating to the acquisition proposal if:

•	the Chicopee board of directors first determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal;

•	Chicopee has provided Westfield with at least one business day’s prior notice of such determination; and

•	prior to furnishing or affording access to any information or data with respect to Chicopee or any of its subsidiaries or otherwise relating to an acquisition proposal, the third party enters into a confidentiality agreement with Chicopee containing terms no less favorable to Chicopee than those contained in its confidentiality agreement with Westfield.

A “superior proposal” means any bona fide written acquisition proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of Chicopee common stock then outstanding or all or substantially all of the assets of Chicopee and otherwise (a) on terms which the Chicopee board of directors determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to the Chicopee shareholders than the transactions contemplated with Westfield, and (b) that constitutes a transaction that, in the Chicopee board of directors’ good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

Chicopee has also agreed to provide Westfield with any non-public information about Chicopee or any of its subsidiaries provided to any other person that was not previously provided to Westfield, no later than the date provided to such other person. Chicopee must deliver to Westfield within two business days a new notice of such superior proposal if such proposal is revised and Chicopee intends to accept it.

Prior to the date of the special meeting of shareholders and after the third business day following Westfield’s receipt of the notice of a superior proposal, the Chicopee board of directors may approve or recommend to the shareholders a superior proposal, and withdraw, change, qualify or modify its recommendation to approve the merger agreement with Westfield if, but only if, the Chicopee board of directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that (i) failure to do so is reasonably likely to violate its fiduciary duties to the Chicopee shareholders under applicable law, and (ii) the acquisition proposal constitutes a superior proposal. However, the withdrawal, changing, qualifying or modifying of the Chicopee board of directors’ recommendation to approve the merger agreement with Westfield will not change the approval of the Chicopee board of directors for purposes of causing any applicable moratorium, control share, fair price, takeover, interested shareholder or similar law to be inapplicable to the merger agreement and the voting agreements between Chicopee and Westfield and the transactions contemplated thereby, including the merger.

Employee Benefits

Following the closing of the merger, Westfield may, in its sole discretion, choose to maintain any or all of Chicopee’s benefit plans. However, for any terminated Chicopee benefit plan for which there is a comparable Westfield benefit plan of general applicability (other than the defined benefit pension plan maintained by Westfield), Westfield must take all reasonable action so that Chicopee employees are entitled to participate in such Westfield benefit plan to the same extent as similarly-situated Westfield employees. Westfield will take into account for purposes of eligibility and vesting under the Westfield benefit plans, but not for purposes of benefit accrual, the service of such employees with Chicopee to the same extent as such service was credited for such purpose by Chicopee. Such service, however, will not be recognized to the extent that such recognition would result in duplicate benefits. Westfield may amend or terminate any Chicopee benefit plan or Westfield benefit plan in accordance with their terms at any time. However, Westfield will maintain the Chicopee benefit plans (other than stock-based or incentive plans and the defined benefit pension plan) for which there is a comparable Westfield benefit plan until the Chicopee employees are permitted to participate in the Westfield benefit plan, unless such Westfield benefit plan has been frozen or terminated with respect to similarly-situated Westfield employees. The Chicopee 2007 Equity Incentive Plan will be maintained to the extent there are outstanding converted options under the plan.

If Chicopee employees become eligible to participate in Westfield’s medical, dental or health plan, Westfield will make all commercially reasonable efforts to cause each such plan to (a) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plan, (b) honor any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation, and (c) waive any waiting period limitation or evidence of insurability requirement, in each case to the extent such employee satisfied any similar limitation or requirement under an analogous Chicopee benefit plan.

Westfield will use its best efforts to cause each Chicopee employee that continues employment with Westfield at the closing of the merger to be eligible to participate in Westfield’s ESOP and 401(k) Plan. Participation in Westfield’s ESOP and 401(k) Plan by each such Chicopee employee will be subject to applicable length of service requirements, which will take into account the service of such employees with Chicopee to the same extent as such service was credited for such purpose by Chicopee. Westfield will also provide a retention pool in an amount up to $100,000 for the benefit of certain Chicopee employees to be designated by Westfield at its sole discretion in consultation with Chicopee. Such designated employees will enter into retention agreements to be agreed upon by Westfield and Chicopee.

Concurrently with the execution of the merger agreement, Chicopee obtained from certain of its employees a settlement agreement to accept in full settlement of his or her rights under the specified programs the amounts and benefits set forth in such settlement agreement. Certain officers of Chicopee also entered into employment agreements with Westfield and Westfield Bank.

Indemnification and Insurance

Indemnification

Under the merger agreement, Westfield has agreed that for a period of six years following the effective time of the merger each present and former director and officer of Chicopee and each other person entitled to indemnification under the bylaws of Westfield shall be indemnified and held harmless for any costs or expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, for matters existing or occurring at or prior to the effective time of the merger, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of Chicopee or is or was serving at the request of Chicopee as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of Chicopee, to the fullest extent which such indemnified parties would be entitled under the Chicopee bylaws as in effect on the date of the merger agreement. In addition, Westfield will advance expenses to the indemnified parties to the fullest extent permitted under Chicopee’s bylaws as in effect on the date of the merger agreement, regardless of director approval of such advancement of expenses.

Directors’ and Officers’ Insurance

The merger agreement requires Westfield to use its reasonable best efforts to cause the directors and officers of Chicopee immediately prior to the effective time of the merger to be covered by Chicopee’s directors’ and officers’ liability insurance policy for a six-year period following the effective time of the merger with respect to acts or omissions occurring prior to the effective time committed by such directors and officers in their capacities as such. Westfield will not be required to expend in any one year more than 200% of the current annual amount expended by Chicopee to maintain such insurance. If the current insurance policy requires Westfield to expend more than this amount, Westfield may obtain comparable insurance for such amount.

The Voting Agreement

Each of the directors and executive officers of Chicopee have entered into a voting agreement with Westfield. In the voting agreement, the directors and executive officers agreed to vote, and granted Westfield an irrevocable proxy and power of attorney to vote, all of his or her shares of Chicopee common stock in favor of the consummation of the merger or any of the transactions contemplated by the merger agreement and against any other acquisition proposal.

Under the voting agreement, the directors and executive officers agreed not to, and not to permit any of his or her affiliates, to:

•	initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, another acquisition proposal;

•	participate in any discussions or negotiations regarding another acquisition proposal, or furnish, or otherwise afford access, to any person (other than Westfield) any information or data with respect to Chicopee or any of its subsidiaries or otherwise relating to another acquisition proposal;

•	enter into any agreement, agreement in principle or letter of intent with respect to another acquisition proposal;

•	solicit proxies or become a participant in a solicitation with respect to another acquisition proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement;

•	initiate a shareholders’ vote or action by consent of Chicopee shareholders with respect to another acquisition proposal; or

•	except by reason of the voting agreement, become a member of a group with respect to any voting securities of Chicopee that takes any action in support of another acquisition proposal.

In addition, except under limited circumstances, the directors and executive officers also agreed not to sell, assign, transfer or otherwise dispose of or encumber his or her shares of Chicopee common stock while the voting agreement is in effect. The voting agreement terminates immediately upon the earlier of the effective time of the merger, the termination of the merger agreement in accordance with its terms, or mutual written agreement of the parties.

As of the record date, the directors and executive officers held 227,170 shares of Chicopee common stock, which represented approximately 4.34% of the outstanding shares of Chicopee common stock. The directors and executive officers were not paid any additional consideration in connection with the execution of the voting agreement.

Additional Agreements

Westfield and Chicopee have also agreed to use their reasonable best efforts in good faith to:

•	take all actions necessary, proper or advisable under applicable laws to consummate the merger as soon as practicable; and

•	promptly prepare and file all necessary documentation to obtain all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary to consummate the merger.

The merger agreement also contains covenants relating to cooperation in the preparation of this joint proxy statement/prospectus and additional agreements relating to, among other things, access to information and notice of certain matters.

Conditions to Complete the Merger

The obligations of Westfield and Chicopee to consummate the merger are subject to the fulfillment of the following conditions:

•	Westfield and Chicopee having obtained all regulatory approvals required to consummate the transactions contemplated by the merger agreement and all related statutory waiting periods having expired;

•	the registration statement, of which this joint proxy statement/prospectus is a part, being declared effective and the absence of any stop order suspending that effectiveness;

•	the shares of Westfield common stock issuable in connection with the merger being approved for listing on NASDAQ;

•	the absence of any judgment, order, injunction or decree, or any statute, rule or regulation enacted, entered, promulgated or enforced, preventing, prohibiting or making illegal the consummation of any of the transactions contemplated by the merger agreement; and

•	Westfield having received the written opinion of Hogan Lovells US LLP and Chicopee having received the written opinion of Luse Gorman, PC, in each case substantially to the effect that the merger will constitute a tax free reorganization described in Section 368(a) of the Code.

In addition, the obligations of Westfield to consummate the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:

•

each of the representations and warranties of Chicopee set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on Chicopee;

•	Chicopee shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•	no regulatory approval shall contain any condition, restriction or requirement that the Westfield board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger to such a degree that Westfield would not have entered into the merger agreement had such condition, restriction or requirement been known on the date of the merger agreement;

•	the voting agreements shall have been executed and delivered concurrently with Chicopee’s execution and delivery of the merger agreement;

•	the merger agreement shall have been duly approved by the requisite vote of Chicopee shareholders; and

•	Chicopee shall have furnished certificates of its respective officers and such other documents to evidence fulfillment of certain conditions set forth in the merger agreement as Westfield may reasonably request.

The obligations of Chicopee to consummate the merger are subject to the fulfillment or written waiver, where permissible, of the following additional conditions:

•	each of the representations and warranties of Westfield set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the closing date of the merger, unless the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not reasonably be likely to have, a material adverse effect on Westfield;

•	Westfield shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date of the merger;

•	no regulatory approval shall contain any condition, restriction or requirement that the Chicopee board of directors reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the merger to such a degree that Chicopee would not have entered into the merger agreement had such condition, restriction or requirement been known on the date of the merger agreement;

•	the merger agreement shall have been duly approved by the requisite vote of Westfield shareholders; and

•	Westfield shall have furnished certificates of its respective officers and such other documents to evidence fulfillment of certain conditions set forth in the merger agreement as Chicopee may reasonably request.

“Material adverse effect” when used with respect to Westfield or Chicopee means any effect that is material and adverse to its financial position, results of operations or business or that would materially impair its ability to perform its obligations under the merger agreement or otherwise materially impairs its ability to consummate the transactions contemplated by the merger agreement. However, material adverse effect does not include the impact of:

•	changes in banking and similar laws of general applicability or interpretations thereof by governmental authorities;

•	changes in GAAP or regulatory accounting requirements applicable to insured depository institutions and their holding companies generally;

•	changes in general economic conditions (including interest rates) affecting insured depository institutions and their holding companies generally;

•	modifications or changes to valuation policies and practices in connection with the transactions contemplated by the merger agreement or restructuring charges taken in connection with the transactions contemplated by the merger agreement, in each case in accordance with GAAP;

•	reasonable expenses incurred in connection with the transactions contemplated by the merger agreement;

•	any action or omission taken with the prior consent of the other party or as otherwise expressly permitted by the merger agreement; and

•	changes in international or domestic political or social conditions, including the occurrence of any military or terrorist attack upon or within the United States.

Termination

The merger agreement may be terminated and the merger and the transactions contemplated by the merger agreement abandoned as follows:

•	by mutual consent of the parties;

•	by Westfield or Chicopee if any regulatory approval required for consummation of the merger and the other transactions contemplated by the merger agreement has been denied by final, nonappealable action of any regulatory authority, or an application for regulatory approval has been permanently withdrawn at the request of a governmental authority;

•	by Westfield or Chicopee if the approval of the shareholders of either party required for the consummation of the merger is not obtained at a duly held shareholder meeting or at any adjournment or postponement thereof;

•	by Westfield or Chicopee if the other party materially breaches any of its representations, warranties, covenants or other agreements set forth in the merger agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement), which breach is not cured within 30 days of written notice of the breach, or by its nature cannot be cured prior to the closing of the merger, and such breach would entitle the non-breaching party not to consummate the merger;

•	by Westfield or Chicopee if the merger is not consummated by December 31, 2016, unless the failure to consummate the merger by such date is due to a material breach of the merger agreement by the terminating party;

•	by Chicopee if its board of directors decides to accept a superior proposal in accordance with the merger agreement;

•	by Westfield if:

•	Chicopee materially breaches the non-solicitation provisions in the merger agreement;

•	the Chicopee board of directors fails to recommend approval of the merger agreement by the Chicopee shareholders, or withdraws, modifies or changes such recommendation in a manner adverse to Westfield’s interests;

•	the Chicopee board of directors recommends, proposes or publicly announces its intention to recommend or propose to engage in an acquisition transaction with any person other than Westfield or any of its subsidiaries; or

•	Chicopee fails to call, give notice of, convene and hold its special meeting;

Under the merger agreement, an “acquisition transaction” means (other than the transactions contemplated between Westfield and Chicopee) (a) a merger, consolidation, share exchange, business combination or any similar transaction, (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of net revenues, net income or assets in a single transaction or series of transactions, (c) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock or the filing of a registration statement under the Securities Act in connection therewith, or (d) an agreement or commitment to take any of the foregoing actions.

•	by Chicopee if:

•	Westfield fails to call, give notice of, convene and hold its annual meeting;

•	the Westfield board of directors fails to recommend adoption and approval of the merger agreement by the Westfield shareholders, or withdraws, modifies or changes such recommendation in a manner adverse to Chicopee’s interests; or

•	the Chicopee board of directors so determines by a majority vote of the members of the entire board, at any time during the five-day period commencing on the 10th day prior to the closing date of the merger (or the immediately preceding day if shares of Westfield common stock are not trading on NASDAQ on such 10th day), which is referred to as the determination date, if both of the following conditions are satisfied:

•	the quotient obtained by dividing (i) the average of the daily closing prices for shares of Westfield common stock for the 20 consecutive full trading days on which such shares are traded on NASDAQ (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the determination date by (ii) the closing price of a share of Westfield common stock on NASDAQ (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, which is referred to as the Westfield ratio, is less than 0.80; and

•	the Westfield ratio is less than the quotient obtained by dividing (A) the average of the closing prices of the NASDAQ Bank Index for the 20 consecutive full trading days ending on the trading day prior to the determination date by (B) the closing price of the NASDAQ Bank Index on the last trading day immediately preceding the date of the first public announcement of entry into the merger agreement, and subtracting 0.20 from the quotient;

If the Chicopee board of directors exercises the termination right described immediately above, Westfield will have the option to increase the merger consideration such that the implied value of the exchange ratio would be equivalent to the minimum implied value that would have avoided triggering the termination right described above. If Westfield elects to increase the merger consideration pursuant to the preceding sentence, no termination will occur.

Termination Fee

Under the terms of the merger agreement, Chicopee must pay Westfield a termination fee of $4.0 million if:

•	Westfield terminates the merger agreement as a result of any of the following, and in each case an acquisition proposal should have been publically announced:

•	Chicopee materially breaching the non-solicitation provisions in the merger agreement;

•	the Chicopee board of directors failing to recommend approval of the merger agreement by the Chicopee shareholders, or withdrawing, modifying or changing such recommendation in a manner adverse to Westfield’s interests;

•	the Chicopee board of directors recommending, proposing or publicly announcing its intention to recommend or propose to engage in an acquisition transaction with any person other than Westfield or any of its subsidiaries; or

•	Chicopee failing to call, give notice of, convene and hold its special meeting;

•	Chicopee terminates the merger agreement as a result of its board of directors deciding to accept a superior proposal in accordance with the merger agreement; or

•	Chicopee enters into a definitive agreement relating to an acquisition proposal or consummates an acquisition proposal within 12 months following the termination of the merger agreement by Westfield as a result of a willful breach of any representation, warranty, covenant or other agreement by Chicopee after an acquisition proposal has been publicly announced or otherwise made known to Chicopee.

Alternatively, Chicopee may be required to reimburse Westfield for up to $750,000 in expenses in specified circumstances.

Waiver and Amendment

Prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefited by the provision, or amended or modified by a written agreement between Westfield and Chicopee. However, after the Chicopee special meeting and the Westfield annual meeting, no amendment will be made which by law requires further approval by the shareholders of Chicopee or Westfield, respectively, without obtaining such approval.

Expenses

Each party will pay all expenses it incurs in connection with the merger agreement and the related transactions, including fees and expenses of its own financial consultants, accountants and counsel, except that Westfield and Chicopee will share equally any printing expenses for this joint proxy statement/prospectus.

Specific Performance

Westfield and Chicopee have agreed that they are each entitled to an injunction or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

COMPARISON OF SHAREHOLDER RIGHTS

Westfield and Chicopee are both incorporated under the laws of the Commonwealth of Massachusetts. Upon completion of the merger, Westfield’s articles and bylaws in effect immediately prior to the effective time of the merger will be the articles of organization and bylaws of the combined company. Additionally, the rights of Chicopee shareholders who receive shares of Westfield common stock as a result of the merger will be governed by Westfield’s articles and bylaws. The following discussion summarizes certain material differences between the rights of Westfield shareholders and Chicopee shareholders, resulting from the differences in the companies’ respective governing documents.

This discussion does not purport to be a complete statement of the rights of Westfield shareholders under applicable Massachusetts law and Westfield’s articles and bylaws, or the rights of Chicopee shareholders under applicable Massachusetts law and Chicopee’s articles of organization, or Chicopee’s articles, and Chicopee’s bylaws, and is qualified in its entirety by reference to the governing corporate documents of Westfield and Chicopee and applicable Massachusetts law. See “Where You Can Find More Information” beginning on page 157.

	Westfield	Chicopee
Authorized Capital Stock	Westfield’s articles authorize it to issue up to 75,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the record date of the Westfield annual meeting, there were 18,330,487 shares of Westfield common stock outstanding and no shares of Westfield preferred stock outstanding.	Chicopee’s articles authorize it to issue up to 20,000,000 shares of common stock, no par value. As of the record date of the Chicopee special meeting, there were 5,233,939 shares of Chicopee common stock outstanding.

Size of Board of Directors	Westfield’s articles and bylaws provide for the size of Westfield’s board of directors to be fixed by the board of directors. Westfield’s board of directors currently has 10 members. Pursuant to the merger agreement, Westfield will expand the size of its board of directors by five seats and designate five members of the Chicopee board of directors to serve on the combined company’s board of directors.	Chicopee’s articles and bylaws provide for the size of Chicopee’s board of directors to be fixed by the board of directors. Chicopee’s board of directors currently has 9 members.

Classes of Directors	Westfield’s articles provide that Westfield’s board of directors is divided into three classes, with each class being elected to a staggered three-year term. Westfield shareholders do not have the right to cumulate their votes in the election of directors.	Chicopee’s articles provide that Chicopee’s board of directors is divided into three classes, with each class being elected to a staggered three-year term. Chicopee shareholders do not have the right to cumulate their votes in the election of directors.

	Westfield	Chicopee
Removal of Directors	Under Westfield’s articles, a director may be removed only for cause and only by the affirmative vote of either (a) two-thirds of the whole board or (b) holders of at least 80% of Westfield’s outstanding capital stock entitled to vote in the election of directors.	Under Chicopee’s articles, a director may be removed only for cause and only by the affirmative vote of at least two-thirds of the total votes eligible to be cast by shareholders.

Filling Vacancies on the Board of Directors	Under Westfield’s articles, any vacancy occurring in Westfield’s board of directors shall be filled by a majority vote of the remaining directors.	Under Chicopee’s articles, any vacancy occurring in Chicopee’s board of directors shall be filled by a majority vote of the remaining directors.

Nomination of Director Candidates by Shareholders

Westfield’s bylaws establish procedures that shareholders must follow to nominate persons for election to Westfield’s board of directors. The shareholder making the nomination must deliver written notice to Westfield’s Secretary at least 120 calendar days in advance of the first anniversary date of Westfield’s proxy statement released to shareholders for the previous year’s annual meeting.

The nomination notice must set forth certain information about the person to be nominated, including information that is required by Regulation 14A under the Exchange Act, and about the shareholder giving notice such as (a) the name and address of such shareholder as they appear on Westfield’s books and (b) the class and number of shares of Westfield’s capital stock beneficially owned by such shareholder. The person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with the provisions of Westfield’s bylaws and the defective nomination shall be disregarded.

Chicopee’s bylaws establish procedures that shareholders must follow to nominate persons for election to Chicopee’s board of directors. The shareholder making the nomination must deliver written notice to Chicopee’s Secretary between 120 and 150 calendar days in advance of the first anniversary date of Chicopee’s proxy statement for the previous year’s annual meeting.

The nomination notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of Chicopee’s capital shares beneficially owned by such person on the date of such notice; and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the Exchange Act and the rules and regulations thereunder, and (b) as to such shareholder: (i) the name and address as they appear on Chicopee’s books of such shareholder and any other

	Westfield	Chicopee
shareholders known by such shareholder to be supporting such nominees; and (ii) the class and number of Chicopee’s capital shares beneficially owned by such shareholder on the date of such notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such notice.

Calling Special Meetings of Shareholders	A special meeting of shareholders may be called by Westfield’s board of directors or holders of at least 80% of Westfield’s outstanding capital stock entitled to vote at such meeting.	A special meeting of shareholders may be called by Chicopee’s board of directors or President, or holders of at least 80% of Chicopee’s capital stock entitled to vote at such meeting (or a lesser percentage, but not less than 40%, as shall be determined to be the maximum percentage which Chicopee is permitted by applicable law to establish for calling a special meeting.

Shareholder Proposals

Westfield’s bylaws provide that shareholder proposals brought before any shareholder meeting shall be determined by a majority of the votes present and cast, unless otherwise required by law or Westfield’s articles for the action proposed.

Westfield’s bylaws provide that shareholder proposals for business to be transacted at an annual meeting must relate to a proper subject matter for shareholder action and the shareholder must give timely written notice thereof to Westfield’s Secretary. To be timely, the shareholder’s notice must be received at the principal executive offices of Westfield between 120 and 150 calendar days in advance of the first anniversary date of Westfield’s proxy statement released to shareholders for the previous year’s annual meeting.

Chicopee’s bylaws provide that shareholder proposals brought before any shareholder meeting shall be determined by a majority of the votes cast, unless a greater number is required by law or Chicopee’s articles or bylaws for the action proposed.

Chicopee’s bylaws provide that a shareholder must give timely written notice to Chicopee’s Secretary of any proposal for business to be transacted at an annual meeting of shareholders. To be timely, the shareholder’s notice must be received at the principal executive offices of Chicopee between 120 and 150 calendar days in advance of the first anniversary date of Chicopee’s proxy statement for the previous year’s annual meeting.

The shareholder’s notice must set forth as to each matter such

	Westfield	Chicopee
	The shareholder’s notice must set forth as to each matter such shareholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of such shareholder as they appear on Westfield’s books, (c) the class and number of shares of Westfield’s capital stock beneficially owned by such shareholder, and (d) any material interest of such shareholder in such business.	shareholder proposes to bring before the annual meeting, (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of such shareholder and any other shareholder known by such shareholder to be supporting such proposal, as they appear on Chicopee’s books, (c) the class and number of shares of Chicopee’s capital stock beneficially owned by such shareholder and any other shareholder known by such shareholder to be supporting such proposal, and (d) any financial interest of the shareholder in such proposal.

Notice of Shareholder Meetings	Westfield’s bylaws provide that Westfield must notify shareholders between 7 and 60 days before any shareholder meeting of the place, date and time of the meeting.	Chicopee’s bylaws provide that Chicopee must notify shareholders between 7 and 60 days before any shareholder meeting of the place, day and hour of the meeting and the purposes for which the meeting is called.

Beneficial Ownership Limits

Westfield’s articles provide that no person shall directly or indirectly acquire or hold the beneficial ownership of more than 10% of the issued and outstanding shares of voting stock.

The limitation shall not apply to (a) Westfield, its subsidiaries, or any pension, profit-sharing, stock bonus or other compensation plan maintained by Westfield, any subsidiary or a member of a controlled group of corporations or trades or businesses which Westfield or any subsidiary is a member for the benefit of the employees of Westfield or any subsidiary, or any trust or custodial arrangement established in connection with any such plans, (b) any offer or sale with a

Chicopee’s articles provide that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of the issued and outstanding voting shares (including any securities convertible into or exercisable for voting shares) if, after conversion or exercise by such person of all such convertible or exercisable securities of which such person is the beneficial owner, such person would be the beneficial owner of more than 10% of the then-outstanding voting shares.

The limitation shall not apply to (a) Chicopee, its subsidiaries, or any pension, profit-sharing, stock bonus or other

	Westfield	Chicopee
	view towards public resale made exclusively by Westfield to any underwriter or selling group acting on its behalf in connection with a public offering of its common stock, or (c) any reclassification of securities (including any reverse stock split), or recapitalization of Westfield, or any merger or consolidation of Westfield with any of its subsidiaries or any other transaction or reorganization that does not have the effect, directly or indirectly, of changing the beneficial ownership interests of Westfield shareholders, other than pursuant to any dissenters’ appraisal rights, except as a result of immaterial changes due to fractional share adjustments, which do not exceed, in the aggregate, 1% of the issued and outstanding shares of such class of equity or convertible securities.	compensation plan maintained by Chicopee or by a member of a controlled group of corporations or trades or businesses which Chicopee is a member for the benefit of the employees of Chicopee or any subsidiary, or any trust or custodial arrangement established in connection with any such plan, (b) any offer with a view towards public resale made exclusively to Chicopee by underwriters or a selling group acting on its behalf, (c) to a corporate reorganization which does not result in any change in the respective beneficial ownership interests of Chicopee shareholders other than pursuant to the exercise of any dissenters’ appraisal rights, or (d) to any offer or acquisition of voting shares which has been expressly approved in advance by an affirmative vote of not less than two-thirds of the directors then in office.

Indemnification of Directors and Officers	Westfield’s articles provide that Westfield will indemnify, to the fullest extent authorized by the Massachusetts law, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or an officer of Westfield or is or was serving at the request of Westfield as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a	Chicopee’s bylaws provide that Chicopee will indemnify, to the fullest extent permitted by applicable law, each director and senior officer (any person who serves or has served as an appointed or elected officer of Chicopee at the level of Vice President or higher), and his or her heirs, estate and personal representatives, against any and all expenses and any other liability or loss, including judgments, fines, ERISA excise taxes, penalties and amounts reasonably paid in settlement, that are incurred or suffered by him or her or on his or her behalf in connection with any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative

	Westfield	Chicopee

director, officer, employee or agent, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that Westfield will indemnify any such person in connection with a proceeding initiated by such person only if such proceeding was authorized by Westfield’s board of directors.

The indemnification right includes, in the case of a director or officer at the level of Vice President or above, and in the case of any other officer or any employee may include (in the discretion of Westfield’s board of directors), the right to be paid the expenses incurred in defending any such proceeding in advance of its final disposition.

The rights to indemnification and advancement of expenses is not exclusive of any other right under any statute, Westfield’s articles, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

Westfield may, to the extent authorized by its board of directors, grant rights to indemnification and advancement of expenses to any of its employees or agents to the fullest extent provided to its directors and officers.

hearing or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any claim, issue or matter therein, which proceeding such director or senior officer is, or is threatened to be made, a party to or participant in by reason of his or her acting as a director or senior officer of Chicopee. Chicopee will indemnify a director or senior officer in connection with a proceeding initiated by such person only if such proceeding was authorized by Chicopee’s board of directors.

Chicopee will advance, to the fullest extent permitted by applicable law and from time to time before or after the final disposition of a proceeding, expenses incurred by or on behalf of any director or senior officer in connection with any threatened, pending or completed proceeding in which such director or senior officer is involved by reason of his or her acting as a director or senior officer of Chicopee.

The rights to indemnification and advancement of expenses is not exclusive of any other right provided by law or otherwise.

Other officers may, in the discretion of Chicopee’s board of directors, also be entitled to indemnification and advancement of expenses.

Amendments to Articles of Organization and Bylaws	Westfield’s articles provide that the articles may be amended by the affirmative vote of at least 80% of the total votes eligible to be cast by shareholders on such amendment; provided, however, that if Westfield’s board of directors recommends, by the affirmative vote of at least two-	Chicopee’s articles provide that the articles may be amended by the board of directors without shareholder action to the fullest extent permitted by law. The articles may also be amended by the affirmative vote of holders of at least 80% of the total votes eligible to be cast by

	Westfield	Chicopee

thirds of the directors then in office, that shareholders approve such amendment, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such amendment.

Westfield’s bylaws may be amended by the affirmative vote of two-thirds of the whole board, or the affirmative vote of holders of at least 80% of Westfield’s outstanding capital stock entitled to vote in the election of directors.

shareholders on such amendment; provided, however, that if Chicopee’s board of directors recommends, by the affirmative vote of at least two-thirds of the independent directors then in office, that shareholders approve such amendment, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such amendment.

Chicopee’s bylaws may be amended by the affirmative vote of a majority of the directors then in office, or the affirmative vote of holders of at least 80% of the total votes eligible to be cast by shareholders on such amendment; provided, however, that if Chicopee’s board of directors recommends, by the affirmative vote of at least two-thirds of the independent directors then in office, that shareholders approve such amendment, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by shareholders on such amendment.

Action Without a Meeting	Westfield’s articles prohibit shareholder action by written consent.	Chicopee’s articles provide that any action to be taken at any annual meeting or special meeting of shareholders may be taken without a meeting, if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders within 60 days of the earliest dated consent delivered to Chicopee.

Preemptive Rights	Preemptive rights generally allow a shareholder to maintain its proportionate share of ownership of a corporation by permitting the shareholder to purchase a proportionate share of any new stock issuances. Preemptive rights protect the shareholders from dilution of value and control upon new stock issuances.

	Westfield	Chicopee
	Under Westfield’s articles, no shareholder shall have any preemptive rights.	Under Chicopee’s articles, no shareholder shall have any preemptive rights.

Dividends	Under the MBCA, a corporation may issue dividends pro rata and without consideration. Westfield’s board of directors may declare, subject to applicable law, and Westfield may pay dividends on outstanding shares of its capital stock.	Under the MBCA, a corporation may issue dividends pro rata and without consideration. Chicopee’s board of directors may declare, subject to applicable law, and Chicopee may pay dividends on outstanding shares of its capital stock.

Business Combinations	Subject to certain exceptions, Westfield’s articles provide that any “business combination,” defined to include (a) any merger or consolidation of Westfield or any subsidiary with (i) any interested shareholder or (ii) any other corporation which is, or after such merger or consolidation would be, an affiliate of an interested shareholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any interested shareholder or any of its affiliates of any assets of Westfield or any subsidiary having an aggregate fair market value equaling or exceeding 25% of the combined assets of Westfield and its subsidiaries, (c) the issuance or transfer by Westfield or any subsidiary of any securities of the affiliate of any interested shareholder in exchange for cash, securities or other property having an aggregate fair market value equaling or exceeding 25% of the combined fair market value of the outstanding common stock of Westfield and its subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of Westfield or any subsidiary thereof (established with the approval of a majority of the disinterested directors then in office), (d) the adoption of any plan or proposal for the liquidation	Subject to certain exceptions, Chicopee’s articles provide that any “business combination,” defined to include (a) any merger or consolidation of Chicopee or any subsidiary with (i) any interested shareholder or (ii) any other corporation which is, or after such merger or consolidation would be, an interested shareholder or an affiliate of an interested shareholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with any interested shareholder or any of its affiliates of any assets of Chicopee or any subsidiary having an aggregate fair market value equal to or greater than 10% of the combined assets of Chicopee and its subsidiaries, (c) the issuance or transfer by Chicopee or any subsidiary of any securities of Chicopee or any subsidiary to any interested shareholder or any of its affiliates in exchange for cash, securities or other property having an aggregate fair market value equal to or greater than 10% of the combined assets of Chicopee and its subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of Chicopee or any subsidiary thereof (established with the approval of a majority of the independent directors),

Westfield	Chicopee
or dissolution of Westfield proposed by or on behalf of an interested shareholder or any of its affiliates, or (e) any reclassification of securities (including any reverse stock split) or recapitalization of Westfield, or any merger or consolidation of Westfield with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Westfield or any subsidiary which is directly or indirectly owned by any interested shareholder or any of its affiliates, shall require the affirmative vote of holders of at least 80% of Westfield’s outstanding capital stock entitled to vote in the election of directors.	(d) the adoption of any plan or proposal for the liquidation or dissolution of Chicopee proposed by or on behalf of an interested shareholder or any of its affiliates, or (e) any reclassification of securities (including any reverse stock split) or recapitalization of Chicopee, or any merger or consolidation of Chicopee with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an interested shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of Chicopee or any subsidiary which is directly or indirectly owned by any interested shareholder or any of its affiliates, shall require the affirmative vote of holders of at least 80% of Chicopee’s outstanding capital stock entitled to vote in the election of directors.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial data is based on the historical financial data of Westfield and Chicopee, and has been prepared to illustrate the effects of the merger. It is also based on certain assumptions that Westfield and Chicopee believe are reasonable, which are described in the notes to the unaudited pro forma condensed combined financial statements included in this joint proxy statement/prospectus. The unaudited pro forma condensed combined financial data does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the merger. The unaudited pro forma condensed combined income statement also does not include any integration costs the companies may incur related to the merger as part of combining the operations of the companies.

The results of operations data below is presented using the acquisition method of accounting as if the merger was completed on January 1, 2016 and the balance sheet data below is presented as if the merger was completed on March 31, 2016.

Certain reclassifications were made to Chicopee’s historical financial information to conform to Westfield’s presentation of financial information. This data should be read in conjunction with the Westfield and Chicopee historical consolidated financial statements and accompanying notes in Westfield’s and Chicopee’s respective Quarterly Reports on Form 10-Q as of and for the three months ended March 31, 2016, and Westfield’s and Chicopee’s respective Annual Reports on Form 10-K, as amended, as of and for the year ended December 31, 2015.

Westfield has not performed the detailed valuation analysis necessary to determine the fair market values of Chicopee’s assets to be acquired and liabilities to be assumed. Accordingly, the unaudited pro forma condensed combined financial data does not include an allocation of the purchase price, unless otherwise specified. The pro forma adjustments included in this joint proxy statement/prospectus are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of thorough analyses to determine the fair value of Chicopee’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined financial data may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact Westfield’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to Chicopee’s shareholders’ equity, including results of operations from March 31, 2016 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this joint proxy statement/prospectus.

Westfield anticipates that the merger with Chicopee will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical benefits of the combined company would have been had the two companies been combined during these periods.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Westfield common stock or the actual or future results of operations of Westfield for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Combined Condensed Consolidated Pro Forma Statement of Financial Condition

As of March 31, 2016*

(In thousands)

	Westfield Historical	Chicopee Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$155,194	$38,855	(10,926	)(1)	183,123
Investment securities	302,224	32,331	(1,788	)(2)	332,767
Stock in Federal Home Loan Bank of Boston	13,840	4,225	—		18,065
Loans receivable	826,963	590,690	(6,379	)(3)	1,411,274
Allowance for loan losses	(8,855)	(5,684)	5,684	(3)	(8,855)

Loans, net	818,108	585,006	(695)		1,402,419
Loans held for sale	—	219	—		219
Other real estate owned	—	1,144	—		1,144
Bank-owned life insurance	50,591	14,966	—		65,557
Banking premises and equipment, net	13,310	8,445	3,850	(4)	25,605
Deferred tax asset, net	9,863	3,781	(1,851	)(5)	11,793
Core deposit intangible	—	—	4,001	(6)	4,001
Goodwill	—	—	17,688	(7)	17,688
Accrued interest receivable	3,385	1,710	—		5,095
Other assets	2,429	1,560	279	(8)	4,268

Total assets	$1,368,944	$692,242	10,557		2,071,743

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$928,124	$528,081	1,000	(9)	1,457,205
Federal Home Loan Bank of Boston advances	204,983	73,645	887	(10)	279,515
Other borrowings	44,553	—	—		44,553
Accrued expenses and other liabilities	48,289	689	2,729		46,249

Total liabilities	1,225,949	602,415	(842)		1,827,522

Shareholders’ equity:
Common stock (net of treasury)	183	42,310	(42,191	)(11)	302
Additional paid-in-capital	108,236	4,204	99,973	(11)	212,413
Unearned compensation (Employee Stock Ownership Plan)	(6,822)	(2,902)	2,902	(11)	(6,822)
Unearned compensation (restricted stock awards)	(279)	—	—		(279)
Retained earnings	50,761	46,180	(49,047	)(11)	47,894
Accumulated other comprehensive income, net of taxes	(9,084)	35	(237	)(2)	(9,286)

Total shareholders’ equity	142,995	89,827	11,399		244,221

Total liabilities and shareholders’ equity	$1,368,944	$692,242	10,557		2,071,743

	Westfield Bank	Chicopee Savings Bank			Pro Forma Combined
Capital Ratios (Bank only)
Tier 1 leverage capital ratio	10.61%	11.61%			10.56%
Common equity tier 1 capital ratio	15.50%	13.87%			14.35%
Tier 1 risk-based capital	15.50%	13.87%			14.35%
Total risk-based capital	16.46%	14.87%			14.94%

*	Assumes that the acquisition of Chicopee was completed as of March 31, 2016 utilizing the acquisition method of accounting. Estimated fair value adjustments for loans, investment securities, core deposit intangibles, deposits and borrowed funds were determined by the management of Westfield and Chicopee. Actual fair value adjustments, where appropriate, will be determined as of the merger completion date and will be amortized and accreted into income.
(1)	The adjustment results from the assumption that cash and cash equivalents will be used to pay for after tax one-time merger and integration expenses of Chicopee and Westfield. These expenses are charged against income of Chicopee and result in a charge to Westfield’s goodwill. The expenses of Westfield are charged against income of Westfield and result in a decrease to Westfield’s retained earnings.
(2)	Represents the estimated $85,000 fair value adjustment to Chicopee’s investment portfolio and the retirement of shares of Westfield and Chicopee owned by each other.
(3)	The pro forma adjustment of $6.4 million includes a credit component of $11.0 million and an interest component of $4.6 million. The existing Chicopee allowance for loan losses of $5.7 million cannot be carried over.
(4)	Represents a write-up of the premises and equipment based upon fair value estimates determined by the management of Westfield and Chicopee.
(5)	Represents adjustments in the net deferred tax assets resulting from the fair value adjustments related to the acquired assets and liabilities, identifiable intangibles and other deferred tax items, including tax adjustments recorded on the retirement of shares owned by Westfield and Chicopee. The actual tax liability adjustment will depend on facts and circumstances existing at the completion of the merger. The fair value adjustment of the net deferred tax asset assumes a tax rate of 35.0%.
(6)	Represents the recognition of the fair value of the core deposit intangible asset, which is assumed to be 1.2% of core deposit liabilities assumed. Core deposits are defined as total deposits less time deposits.
(7)	Calculated to reflect the acquisition accounting adjustments related to the acquisition of Chicopee. The consideration to be paid to acquire Chicopee consists of the issuance of 11,975,166 shares of Westfield common stock based upon the fixed exchange rate of 2.425 on 100% of common shares of Chicopee outstanding, net of the retirement of unallocated shares utilized to terminate Chicopee’s employee stock ownership plan as well as the retirement of Chicopee shares owned by Westfield. The value of Westfield common stock to be issued is based upon the closing stock price as of April 4, 2016. Acquisition accounting adjustments assume that Chicopee equity is eliminated and the purchase price, goodwill and intangible assets are reflected on the financial statements of Westfield pursuant to the application of acquisition accounting.

Assumptions/Inputs:	Note	(In thousands)
Value of Westfield common stock to be issued		$100,831
Cost of Chicopee Bancorp shares previously owned by Westfield Financial		1,309
Gain on Chicopee Bancorp shares owned by Westfield Financial, recorded in income		567
Premium to equity for rollover of Chicopee options		3,717

Total deal value at date merger agreement signed		106,424

Chicopee’s net assets:
Chicopee’s shareholders’ equity		89,827
Incremental Chicopee transaction costs (net of tax)		(4,763)

Chicopee’s shareholders’ equity, net of transaction costs		85,064

Fair value adjustments:
Investment securities	(2)	85
Loans	(3)	(695)
Premises and equipment	(4)	3,850
Core deposit intangible	(6)	4,001
Mortgage servicing rights	(8)	279
Time deposits	(9)	(1,000)
FHLB advances	(10)	(887)

Fair value adjustments		5,633
Tax effect of fair value adjustments**	(5)	(1,961)

Total adjustment of net assets acquired		3,672

Adjusted net assets acquired		88,736

Estimated goodwill	(7)	$17,688

(**)	Assumed effective tax rate of 35.0%
(8)	Represents the fair value adjustment of Chicopee’s mortgage servicing assets acquired in the acquisition.
(9)	Yield adjustment to reflect the difference between portfolio yields and market rates for time deposits acquired in the acquisition. Yield adjustments were calculated using present value analysis. Cash flow was discounted to present value using market rates for similar deposits. The yield adjustment is the aggregate present value of the difference.
(10)	Yield adjustments reflect the difference between portfolio yields and market rates for borrowings acquired in the acquisition. Yield adjustments were calculated using present value analysis. Cash flow for each month was calculated as the difference between projected interest costs of the remaining borrowings and hypothetical costs using current market rates based on advances from the Federal Home Loan Bank of Boston. Cash flow was discounted to present value using market rates.
(11)	Reflects elimination of Chicopee’s equity accounts, the issuance of 11,975,166 shares of Westfield common stock and the retirement of shares of Westfield and Chicopee owned by each other.

Unaudited Combined Condensed Consolidated Pro Forma Statement of Operations

For the Three Months Ended March 31, 2016(1)

(In thousands, except per share data)

	WFD Historical	CBNK Historical	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Loans	$8,250	$6,053	(192	)(2)	$14,112
Investments	2,686	388	(5	)(2)	3,069
Other interest-earning assets	25	32	—		57

Total interest and dividend income	10,961	6,473	(197)		$17,237
Interest expense:
Deposits	1,472	727	(125	)(2)	2,074
FHLB advances/repurchase agreements	1,246	306	(55	)(2)	1,497

Total interest expense	2,718	1,033	(180)		3,571
Net interest income before (credit) provision for loan losses	8,243	5,440	(16	)(2)	13,667
(Credit) provision for loan losses	(600)	55	—		(545)

Net interest income after provision for loan losses	8,843	5,385	(16)		14,212
Noninterest income:
Service charges, fees and commissions	884	589	—		1,473
Income from bank-owned life insurance	361	85	—		446
Loss on prepayment of borrowings	(915)	—	—		(915)
Gain on securities, net	685	—	—		685
Other real estate owned writedowns	—	(104)	—		(104)
Loan sales and servicing, net	—	75	—		75
Net loss on sale of other real estate owned	—	1	—		1

Total noninterest income	1,015	646	—		1,661
Noninterest expenses:
Salaries and employee benefits	3,871	2,708	—		6,579
Occupancy and equipment	801	573	32	(2)	1,406
Data processing	621	398	—		1,019
Professional fees	516	120	—		636
FDIC insurance	190	107	—		297
Merger related expenses	154	91	(245)		—
Other	919	1,046	172	(2)	2,137

Total noninterest expenses	7,072	5,043	(41	)(3)	12,074

Income before income taxes	2,786	988	24	(2)	3,798
Income tax expense	822	290	8	(2)	1,120

Net income	$1,964	$698	16	(2)	$2,678

Earnings per share:
Basic	$0.11	$0.14			$0.09
Diluted	$0.11	$0.14			$0.09
Weighted average shares outstanding:
Basic	17,304,088	4,915,028	7,993,797	(4)	30,212,913
Diluted	17,304,088	5,027,846	7,358,794	(4)	29,690,728

Unaudited Combined Condensed Consolidated Pro Forma Statement of Operations

For the Year Ended December 31, 2015(1)

(In thousands, except per share data)

	WFD Historical	CBNK Historical	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Loans	$30,521	$23,592	(766	)(2)	$53,347
Investments	11,937	1,540	(21	)(2)	13,456
Other interest-earning assets	18	70	—		88

Total interest and dividend income	42,476	25,202	(787)		66,891
Interest expense:
Deposits	5,571	2,806	(500	)(2)	7,877
FHLB advances/repurchase agreements	5,223	1,269	(222	)(2)	6,270

Total interest expense	10,794	4,075	(722)		14,147
Net interest income before provision for loan losses	31,682	21,127	(66	)(2)	52,744
Provision for loan losses	1,275	941	—		2,216

Net interest income after provision for loan losses	30,407	20,186	(66)		50,528
Noninterest income:
Service charges, fees and commissions	3,132	2,482	—		5,614
Income from bank-owned life insurance	1,527	350	—		1,877
Loss on prepayment of borrowings	(1,300)	—	—		(1,300)
Gain on securities, net	1,506	—	—		1,506
Other real estate owned writedowns	—	(47)	—		(47)
Loan sales and servicing, net	—	243	—		243

Total noninterest income	4,865	3,028	—		7,893
Noninterest expenses:
Salaries and employee benefits	15,410	10,206	—		25,616
Occupancy and equipment	3,239	2,259	128	(2)	5,626
Data processing	2,361	1,531	—		3,892
Professional fees	2,178	723	—		2,901
FDIC insurance	800	448	—		1,248
Merger related expenses	55	—	(55)		—
Other	3,390	4,019	762	(2)	8,171

Total noninterest expenses	27,433	19,186	836	(3)	47,455

Income before income taxes	7,839	4,028	(901	)(2)	10,966
Income tax expense	2,124	1,029	(315	)(2)	2,838

Net income	$5,715	$2,999	(586	)(2)	$8,128

Earnings per share:
Basic	$0.33	$0.61			$0.27
Diluted	$0.33	$0.60			$0.27
Weighted average shares outstanding:
Basic	17,497,620	4,920,002	7,767,161	(5)	30,184,783
Diluted	17,497,620	4,996,137	7,371,211	(5)	29,864,968

(1)

Assumes that the acquisition of Chicopee was completed as of the beginning of the period utilizing the acquisition method of accounting. Estimated fair value adjustments for investment securities, loans, core deposit intangibles, time deposits and borrowed funds were determined by the management of Westfield and Chicopee. The resulting premiums and discounts for purposes of the unaudited combined condensed consolidated pro forma financial data, where appropriate, are being amortized and accreted into income as more fully described in the notes below. Actual fair value adjustments, where appropriate, will be determined as of the merger completion date and will be amortized and accreted into income over the estimated remaining lives of the respective assets and liabilities.
(2)	The following table summarizes the estimated full year impact of the amortization (accretion) of the non-credit related acquisition accounting adjustments on the pro forma statement of operations (in thousands).

Category	Premium (Discount)	Estimated Life in Years	Amortization (Accretion) Method	Amortization (Accretion) Year Ended December 31, 2016
Loans	$4,596	6	LY	$766
Investment securities	85	4	LY	21
Premises and equipment	3,850	30	SL	128
Core deposit intangible	4,001	10	SD	655
Mortgage servicing rights	279	8	SL	35
Time deposits	(1,000)	2	SL	(500)
FHLB advances	(887)	4	SL	(222)

SL—straight line method

SD—sum-of-the years digits method

LY—level yield method

The following table summarizes the estimated impact of the amortization (accretion) of the acquisition accounting adjustments made in connection with the merger on Westfield’s results of operations for the years following the merger assuming such transaction was effected on January 1, 2015 (in thousands).

Amounts for the Years Ended December 31,	Amortization of Intangibles	Net Amortization (Accretion)	Net Decrease in Income Before Taxes
2015	$762	194	$(956)
2016	690	194	(883)
2017	617	694	(1,311)
2018	544	694	(1,238)
2019	471	894	(1,366)
thereafter	1,196	3,974	(5,170)

The income tax adjustment is based upon total pre-tax acquisition accounting adjustments and a 35.0% effective tax rate.

(3)	Noninterest expenses also do not include one-time merger and integration expenses which will be expensed against income and which are accounted for as balance sheet adjustments to cash and equity in these pro forma financial statements. Those amounts, on an after-tax basis, total $8.4 million. As of December 31, 2015, Westfield incurred $55,000 in one-time merger costs with a related tax benefit of $15,000.
(4)	Pro forma basic and diluted weighted average common shares outstanding as of March 31, 2016 were determined by adding the number of shares issuable to Chicopee’s shareholders to Westfield’s historical weighted average basic and diluted outstanding common shares and reflect 441,473 incremental diluted shares of Westfield as a result of the rollover of Chicopee options. The stock consideration paid to acquire Chicopee consists of the issuance of 11,975,166 shares of Westfield’s common stock based upon the fixed exchange rate of 2.425 established in the merger agreement on 100% of 4,938,213 common shares of Chicopee shares outstanding. The share amounts above reflect the impact related to the retirement of unallocated shares utilized to terminate Chicopee’s employee stock ownership plan as well as the retirement of Chicopee shares owned by Westfield.

(5)	Pro forma basic and diluted weighted average common shares outstanding as of December 31, 2015 were determined by adding the number of shares issuable to Chicopee’s shareholders to Westfield’s historical weighted average basic and diluted outstanding common shares and reflect 450,312 incremental diluted shares of Westfield as a result of the rollover of Chicopee options. The stock consideration paid to acquire Chicopee consists of the issuance of 11,947,036 shares of Westfield’s common stock based upon the fixed exchange rate of 2.425 established in the merger agreement on 100% of 4,926,613 common shares of Chicopee shares outstanding. The share amounts above reflect the impact related to the retirement of unallocated shares utilized to terminate Chicopee’s employee stock ownership plan as well as the retirement of Chicopee shares owned by Westfield.

WESTFIELD ANNUAL MEETING MATTERS

This section only relates to certain annual meeting matters of Westfield. All references to “we,” “us,” “our” and “Company” refer to Westfield and/or its subsidiaries, depending on the context.

Election of Directors

Upon the recommendation of the Nominating and Corporate Governance Committee, our board has nominated the two individuals listed in the table below for election as directors at the annual meeting. All nominees have consented to being named in this joint proxy statement/prospectus and to serve if elected. If you elect all the nominees listed below, they will hold office until the annual meeting of shareholders in 2019 or until their successors have been elected and qualified.

If any nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by our board. If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, our board will nominate alternates or reduce the size of the board to eliminate the vacancies. Our board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Nominees	Term to Expire
Kevin M. Sweeney	2019
Christos A. Tapases	2019

Information About Our Board of Directors

General

Our board currently consists of 10 members. Charles E. Sullivan will retire from the board at the annual meeting. The name, age and length of service of each of our nominees and the continuing and retiring members of our board are set forth below:

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since(2)
Kevin M. Sweeney	50	2019	Director	2013
Christos A. Tapases	55	2019	Director	2013

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since(2)
James C. Hagan	54	2018	President, Chief Executive Officer and Director	2009
Donald A. Williams	72	2018	Chairman of the Board	1983
Philip R. Smith	60	2018	Director	2009
Laura Benoit	49	2017	Director	2014
Donna J. Damon	57	2017	Director	2011
Lisa G. McMahon	57	2017	Director	2014
Steven G. Richter	60	2017	Director	2011

Retiring Director	Age(1)	Term Expires	Position(s) Held	Director Since(2)
Charles E. Sullivan	73	2016	Director	1992

(1)	At April 29, 2016.
(2)	Includes terms served on the board of directors of Westfield Bank, as applicable.

The principal occupation, education and business experience, where applicable, of each nominee for election as director and each continuing and retiring director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Nominees

Kevin M. Sweeney has been a director of our board since 2013. Mr. Sweeney has been a Principal of Sweeney Strategic Consulting since 2012, where he advises non-profit and for-profit organizations regarding critical finance, strategic and operational decisions. Mr. Sweeney also served as the interim President and Chief Executive Officer of Develop Springfield, where he had had overall strategic and operational responsibility. Mr. Sweeney previously spent 19 years with the MassMutual Financial Group, where he was most recently a Managing Director of MassMutual Capital Partners LLC and was responsible for strategic mergers and acquisitions, private equity investments, and other transactions for MassMutual and its affiliated companies. He also served as Chairman of the board of directors of MassMutual Trust Company, FSB. Mr. Sweeney is also a Professor of Practice with the School of Business of Worcester Polytechnic Institute (WPI) in Worcester, MA, specializing in Finance. In addition to his teaching with WPI and his consulting, Mr. Sweeney is a visiting Lecturer with Columbia University. Mr. Sweeney has also been a Senior Lecturer with Western New England University College of Business and an Adjunct Professor of Law at the Western New England University School of Law. Mr. Sweeney also serves on the board of directors of two private organizations and he is a member of the advisory board of another. Mr. Sweeney received a Bachelor of Arts from the University of Massachusetts—Amherst, a Doctor of Law from the University of Wisconsin Law School and an M.B.A. jointly from New York University Stern School of Business, the London School of Economics & Political Science, and the HEC School of Management in Paris, France. Mr. Sweeney’s experience as a senior executive at a Fortune 500 company and his vast academic experience and organizational consulting ventures provides him with the qualifications and skills to serve as a director.

Christos A. Tapases has been a director of our board since 2013. Mr. Tapases is a Principal at Corbin & Tapases, P.C. and has been practicing public accounting since 1982. Mr. Tapases joined the firm in 1984 after gaining valuable experience with Arthur Andersen & Co. Mr. Tapases has been a certified public accountant since 1987 and is also the Plans and Training Officer for the City of Westfield Emergency Management Agency. Mr. Tapases received a Bachelor of Science from American International College. Mr. Tapases’ management and accounting experience as a certified public accountant provides him with the qualifications and skills to serve as a director.

Continuing Directors

James C. Hagan has been a director of our board since 2009, our Chief Executive Officer since December 31, 2008 and our President since June 2005. Mr. Hagan served as Chief Operating Officer of the Company and Westfield Bank from June 2005 until December 2008. Prior to that, he served as Senior Vice President and Commercial Loan Department Manager of Westfield Bank from 1998. From 1994 through 1998, Mr. Hagan was a Vice President at Westfield Bank. Prior to 1994, Mr. Hagan worked as a commercial lender and manager at other New England based banking institutions. He received a Bachelor of Science from Westfield State College and received a Master’s of Business Administration from American International College. Mr. Hagan’s expertise in credit administration, commercial lending and management through his various roles within the Company and within other New England based banking institutions provides him with the qualifications and skills to serve as a director.

Donald A. Williams has been a director since 1983 and has been the Chairman of our board since 2005. Mr. Williams served as President of Westfield Savings Bank from 1983 through 2005 and the Company from its inception in 2001 through 2005. He later went on to serve as Chief Executive Officer as well until his retirement from the position in 2008. He has been employed in the banking industry since 1972. Mr. Williams received a Bachelor of Science with an emphasis on Finance and Insurance from Northeastern University and a graduate degree in accounting from Western New England College. Mr. Williams’ previous positions with the Company and Westfield Bank and his experience in banking and financial and regulatory management provide him with the qualifications and skills to serve as a director.

Philip R. Smith has been a director of our board since 2009. Mr. Smith has been a partner at Bacon & Wilson, P.C., one of the largest regional law firms in western Massachusetts specializing in Real Estate, Business Law and Estate planning, since 2001. He has served as a past board member of the Westfield Chamber of Commerce in Westfield, Massachusetts, and is a member of the Westfield State College Foundation and the Westfield Community Development Corporation. He is a graduate of the University of New Hampshire and received a J.D. from New England School of Law and an LL.M. in taxation from Boston University. Mr. Smith’s experience in commercial and residential lending and business law through his many years of legal practice provides him with the qualifications and skills to serve as a director.

Laura Benoit has been a director of our board since 2014. Ms. Benoit has been the Treasurer and Co-Owner of Baystate Fuel Oil, Inc., a fuel distribution company located in Agawam, Massachusetts, since 1985. Ms. Benoit also is a former member of the board of directors of the Western Mass Fuel Dealers Association. Ms. Benoit received an Associate’s degree in Business Administration from Holyoke Community College. Ms. Benoit’s finance, accounting and small business management experience provides her with the qualifications and skills to serve as a director.

Donna J. Damon has been a director of our board since 2011. Ms. Damon is the President and owner of New England Concrete Cutting, Inc., a construction company specializing in concrete cutting and drilling located in Agawam, Massachusetts. She also serves as an executive officer and the office manager for two separate companies, Witch Equipment of New England, Inc. and Witch Enterprises, Inc. Ms. Damon also serves on various community boards. Ms. Damon’s experience in human resource, office management and business administration, including financial management and employee benefit administration provides her with the qualifications and skills to serve as a director.

Lisa G. McMahon has been a director of our board since 2014. Ms. McMahon is a manager of university advancement with Westfield State University. Ms. McMahon came to the University in 2013 after leaving Merrill Lynch where she obtained her general securities license and license to become a registered investment advisor representative. From 2007 to 2012, Ms. McMahon was the executive director of the Westfield Business Improvement District, Inc. Ms. McMahon received a Bachelor of Science degree from Our Lady of the Elms College. Ms. McMahon’s business experience and extensive work with micro businesses, nonprofits, and community relations provides her with the qualifications and skills to serve as a director.

Steven G. Richter has been a director of our board since 2011. Mr. Richter is the founder, former owner, operator and President of Micro Test Laboratories, Inc., a contract testing and manufacturing support operation for the pharmaceutical and biotechnology industries. He is currently the Chief Science Officer of Accuratus Lab Services, Inc. which purchased Microtest Laboratories, Inc. in 2014. He is a graduate of the University of Massachusetts with a Bachelor’s of Science in Microbiology. Mr. Richter went on to receive his Master of Sciences degree in Biological Sciences from the University of Massachusetts-Lowell and his Ph.D. in Sterilization Sciences from Columbia Pacific University. Mr. Richter has served in a biotechnological advisory capacity for small business with former Massachusetts Governors Romney and Patrick. Mr. Richter is also actively involved in research and development with the University of Massachusetts. Mr. Richter’s experience in small business administration and management, including financial and business operations matters provides him with the qualifications and skills to serve as a director.

Retiring Director

Charles E. Sullivan has been a director of our board since 1992. Mr. Sullivan, currently retired, was a Certified Public Accountant at the firm of Sullivan, Poulin & Payne P.C., located in West Springfield,

Massachusetts. He has been a Certified Public Accountant since 1968. Mr. Sullivan brings to his position over 40 years of accounting experience, as well as a plethora of industry-related knowledge. He received a Bachelor of Science in Business Administration from American International College. Mr. Sullivan’s expertise in public and small business company accounting, disclosure and financial system management, auditing and general financial management provides him with the qualifications and skills to serve as a director.

Information About Our Executive Officers Who are Not Directors

The following are our executive officers who are not also members of the board and therefore are not listed above. The executive officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the board. In addition, we have entered into employment agreements with certain of our executive officers, which set forth the terms of their employment. See “—Compensation Discussion and Analysis—Other Benefits—Employment Agreements and Change of Control Agreements.”

Gerald P. Ciejka, age 55, serves as Senior Vice President, General Counsel and Director of Human Resources of the Company and Westfield Bank and is our Secretary. Mr. Ciejka was previously a partner at the Springfield, Massachusetts law firm of Bulkley, Richardson and Gelinas in the business organization and real estate departments. From 1997 to 2004, he served as branch manager and senior underwriting counsel for First American Title Insurance Company and Chicago Title Insurance Company.

Louis O. Gorman, age 56, serves as Senior Vice President of Credit Administration and Chief Credit Officer. Mr. Gorman has served as Chief Credit Officer since 2010 and as Vice President of Credit Administration since 2009. Prior to that, Mr. Gorman was a commercial loan officer for the Company and Westfield Bank and also performed the same function at other New England based banking institutions.

Deborah J. McCarthy, age 57, serves as Senior Vice President and is the Manager of the Operations and Information Systems Departments. She has worked for Westfield Bank in numerous capacities since 1979.

Allen J. Miles, III, age 53, was appointed Executive Vice President effective December 31, 2008. Prior to that, Mr. Miles served as Senior Vice President and Chief Lending Officer of the Company and Westfield Bank since August 2005. From 1998 to 2005 he served as Vice President and Commercial Loan Officer.

Kevin C. O’Connor, age 56, serves as Senior Vice President of Retail Banking, Retail Lending and Marketing; he joined the Company in February 2010. Mr. O’Connor has over twenty-five years’ experience in retail and branch banking and had previously worked at both national and regional banking institutions as a Vice President and regional manager of retail banking and sales, including small business sales.

Leo R. Sagan, Jr., age 53, serves as Senior Vice President, Chief Financial Officer and Treasurer of the Company and Westfield Bank. Prior to his appointment, Mr. Sagan served as the Vice President and Controller of the Company and Westfield Bank since 2003, as Controller of the Company and Westfield Bank from 2002 to 2003 and as Assistant Treasurer of the Company and Westfield Bank from 1999 to 2002.

Corporate Governance

Board of Directors

Our board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in our day-to-day operations. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the board, which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

Our board held 12 regular and 1 special meetings during the fiscal year ended December 31, 2015. Each incumbent director attended at least 75% of the total of (a) the meetings of the board held during the period for which he or she has been a director and (b) the meetings of the committee(s) on which that particular director served during such period.

It is our policy that all directors and nominees attend the annual meeting. At the 2015 annual meeting, all members then serving on the board were in attendance, with the exception of Ms. Damon.

Board of Directors Independence

Rule 5605 of the NASDAQ Listing Rules requires that independent directors compose a majority of a listed company’s board of directors. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2) of the NASDAQ Listing Rules, a director will only qualify as an “independent director” if, in the opinion of our board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (a) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (b) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ Listing Rules, members of a compensation committee must also satisfy independence requirements set forth in Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2). Pursuant to Rule 10C-1 under the Exchange Act and NASDAQ Listing Rule 5605(d)(2), in affirmatively determining the independence of a member of a compensation committee of a listed company, the board of directors must consider all factors specifically relevant to determining whether that member has a relationship with the company which is material to that member’s ability to be independent from management in connection with the duties of a compensation committee member, including: (i) the source of compensation of such member, including any consulting, advisory or other compensatory fee paid by the company to such member; and (ii) whether such member is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board consults with our legal counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ Listing Rules, as in effect from time to time.

Consistent with these considerations, our board has affirmatively determined that all of its directors, including the director nominees, satisfy general independence requirements under the NASDAQ Listing Rules, other than Mr. Hagan. In making this determination, the board found that none of the directors, other than Mr. Hagan, had a material or other disqualifying relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each director, other than Mr. Hagan, is “independent” as that term is defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. The board determined that Mr. Hagan, our President and Chief Executive Officer, is not an independent director by virtue of his current employment with us. The board also determined that each member of the Audit, Nominating and Corporate Governance and Compensation Committees satisfies the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable.

Code of Ethics

We have adopted a Conflict of Interest Policy and Code of Conduct, which applies to all our employees and officers. We have also adopted a Code of Ethics for Senior Financial Officers, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions for us, and which requires compliance with the Conflict of Interest Policy and Code of Conduct. The Code of Ethics for Senior Financial Officers meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K. The Code of Ethics for Senior Financial Officers is available to shareholders on our website at www.westfieldbank.com.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth above. We did not amend or grant any waivers of a provision of our Code of Ethics during 2015.

Stock Ownership Guidelines

On June 24, 2016, the board adopted stock ownership guidelines for Westfield’s executive officers and non-employee directors. Under the guidelines, executive officers are expected to own shares of Westfield common stock that have a value equal to one times their base salary and non-employee directors are expected to own shares of Westfield common stock that have a value equal to one times their annual retainer fee. Shares may be owned directly by the individual, or owned jointly with or separately by the individual’s spouse, or held in trust for the benefit of the individual, the individual’s spouse or children. Each executive officer is expected to satisfy the stock ownership guidelines by June 24, 2021, or within five years after first becoming subject to the guidelines. Each non-employee director is expected to satisfy the stock ownership guidelines by June 24, 2019, or within three years after first becoming subject to the guidelines.

Committees of the Board of Directors

Our board has five committees: an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee, and a Finance and Risk Management Committee, or the Finance Committee. The following table provides membership and meeting information for the year ended December 31, 2015, for each committee:

Name	Executive Committee	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Finance Committee
Laura Benoit		X		X
Donna J. Damon			X	X*
James C. Hagan	X				X
Lisa G. McMahon			X*
Steven G. Richter		X	X
Philip R. Smith		X			X
Charles E. Sullivan(1)	X	X*	X	X
Kevin M. Sweeney			X	X	X*
Christos A. Tapases**	X	X			X
Donald A. Williams	X				X
Total meetings in 2015	43	5	3	4	4

*	Committee Chair
**	Financial Expert

(1)	Mr. Sullivan will retire from the board and its committees effective as of the annual meeting. Mr. Smith will assume the duties of the Audit Committee Chairperson upon Mr. Sullivan’s retirement.

Below is a description of each committee of the board.

Executive Committee

The Executive Committee exercises the powers of the board between board meetings. During 2015, the Executive Committee consisted of Messrs., Hagan, Sullivan, Tapases and Williams. David C. Colton, Jr. was a member of the Executive Committee until his retirement from the board at the 2015 annual meeting of shareholders.

Audit Committee

During 2015, the Audit Committee was chaired by Mr. Sullivan with Ms. Benoit and Messrs. Richter, Smith, and Tapases as members. The Audit Committee assists the board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments.

The primary duties and responsibilities of the Audit Committee are to:

•	oversee and monitor the financial reporting process and internal controls system;

•	review and evaluate the audit performed by outside auditors and report any substantive issues found during the audit to the board;

•	appoint, compensate and oversee the work of the independent auditors;

•	review and approve all transactions with affiliated parties; and

•	provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the board.

Our board reviews the NASDAQ Listing Rules’ definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and Rule 10A-3 under the Exchange Act). The board has also determined that Mr. Tapases qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. The board has adopted a written charter for the Audit Committee that is available to shareholders on our website at www.westfieldbank.com.

Pre-approval of Services

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms) to be performed for us by our independent registered public accounting firm, subject to the de minimis exception for non-audit services described below which are approved by the Audit Committee prior to completion of the audit.

The pre-approval requirement set forth above shall not be applicable with respect to non-audit services if:

•	the aggregate amount of all such services provided constitutes no more than 5% of the total amount of revenues paid by us to our auditor during the fiscal year in which the services are provided;

•	such services were not recognized by us at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the board to whom authority to grant such approvals has been delegated by the Audit Committee.

Delegation

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve activities under this subsection shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved 100% of the services performed by the independent registered public accounting firm pursuant to the policies outlined above.

Audit Committee Report(1)

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2015 with management and our independent registered public accounting firm, Wolf & Company, P.C. The Audit Committee has discussed with Wolf & Company the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from Wolf & Company required by applicable requirements of the PCAOB regarding Wolf & Company’s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company the firm’s independence. Based on the foregoing, the Audit Committee recommended to the board that our audited financial statements be included in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2015 for filing with the SEC.

Westfield Financial, Inc.

Audit Committee

Charles E. Sullivan, Chairperson

Laura Benoit

Steven G. Richter

Philip R. Smith

Christos A. Tapases

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

During 2015, the Nominating and Corporate Governance Committee was chaired by Ms. McMahon with Messrs. Richter, Sullivan and Sweeney and Ms. Damon as members. Mr. Colton was a member and Chairperson of the Nominating and Corporate Governance Committee until his retirement from the board at the 2015 annual meeting of shareholders. Mr. Richter became a member of the Nominating and Corporate Governance Committee following the retirement of Mr. Colton. Pursuant to the Nominating and Corporate Governance Committee’s charter, no director may serve on the Nominating and Corporate Governance Committee in any capacity in any year during which such director’s term as a director is scheduled to expire. Each member of the Nominating and Corporate Governance Committee is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, and each is an independent director under the corporate governance standards of the NASDAQ Listing Rules. The board has adopted a written charter for the Nominating and Corporate Governance Committee that is available to shareholders on our website at www.westfieldbank.com.

Pursuant to its charter, the Nominating and Corporate Governance Committee is responsible for:

•	identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the board);

•	reviewing director nominations by shareholders;

•	reviewing and evaluating incumbent directors;

•	recommending to the board for selection candidates for election to the board;

•	making recommendations to the board regarding the membership of the committees of the board; and

•	reviewing the committee charter and developing and implementing corporate governance guidelines.

It is the policy of the Nominating and Corporate Governance Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders. When considering candidates for the board, the Nominating and Corporate Governance Committee takes into account the candidate’s qualifications, experience and independence from management. Shareholder nominees, if any, would be analyzed by the Nominating and Corporate Governance Committee in the same manner as nominees that are identified by the Nominating and Corporate Governance Committee. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the board, it will recommend to the full board that candidate’s election. The Nominating and Corporate Governance Committee also has the authority to retain any search firm to assist in the identification of director candidates. However, the Nominating and Corporate Governance Committee has not retained any such search firm, and we do not pay a fee to any third party to identify or evaluate director candidates.

In accordance with our bylaws, nominations of individuals for election to the board at an annual meeting of shareholders may be made by any shareholder of record entitled to vote for the election of directors at such meeting who provides timely notice in writing to our Secretary at our principal executive office. To be timely, a shareholder’s notice must be delivered to or received by our Secretary not less than 120 calendar days in advance of the anniversary date of our proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders. Submissions must include the full name of the proposed nominee and include a detailed background of the suggested candidate, and a representation that the nominating shareholder is a beneficial or record holder of our common stock. If a nomination is not properly brought before the meeting in accordance with our bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about our director nomination requirements, please see our bylaws.

All nominees were nominated by the Nominating and Corporate Governance Committee. As of the date of this joint proxy statement/prospectus, the Nominating and Corporate Governance Committee had not received any shareholder recommendations for nominees in accordance with our bylaws in connection with the annual meeting.

Compensation Committee

During 2015, the Compensation Committee was chaired by Ms. Damon with Messrs. Sullivan and Sweeney and Ms. Benoit as members. Each member of the Compensation Committee is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act, each is an outside director as defined by Section 162(m) of the Code, and each is an independent director under the corporate governance standards of the NASDAQ Listing Rules and the independence requirements of Rule 10C-1 under the Exchange Act. As required by its charter, the Compensation Committee meets at least three times annually and with greater frequency if necessary. The board has adopted a written charter for the Compensation Committee that is available to shareholders on our website at www.westfieldbank.com.

Pursuant to its charter, the Compensation Committee’s responsibilities include:

•	evaluating the performance of the Chief Executive Officer and other elected officers in light of approved performance and objectives;

•	making recommendations to the board for, and setting the compensation of the Chief Executive Officer and other elected officers, based on the evaluation of the performance of the Chief Executive Officer and the other elected officers, respectively; and

•	making recommendations to the board with respect to profit sharing and equity-based compensation plans.

The Compensation Committee also reviews and discusses with management the “Compensation Discussion and Analysis” section of our proxy statements and considers whether to recommend to the full board that it be included in our proxy statements and other filings.

Compensation Decision-Making and Policy-Making

Our bylaws require that our business and affairs be under the direction of the board, which includes executive officer compensation. Executive compensation is set by the board after recommendation of the Compensation Committee. As a company listed on NASDAQ, we must observe governance standards and listing requirements that require executive officer compensation decisions to be made by a majority of independent directors of our board, by a committee of independent directors or in exceptional and limited circumstances, a compensation committee comprised of at least three members where only one member is not independent.

The Compensation Committee has been delegated authority from our board to oversee executive compensation by approving salary increases for Vice Presidents and above and by reviewing general personnel matters such as staff performance evaluations for Vice Presidents and above. The Compensation Committee has established a compensation program and has a formal charter which was adopted in December of 2006 and amended in 2007 and advises senior management on the average salary increases for all employees under the compensation program. The compensation program consists of three components: (a) base salary; (b) short-term incentives; and (c) long-term incentives (e.g., omnibus equity grants, employment and change of control agreements, deferred compensation, and fringe benefits).

The Compensation Committee considers the expectations of the Chief Executive Officer with respect to his own compensation and his recommendations with respect to the compensation of more junior executive officers, as well as empirical data and the recommendations of advisors both internal and external. Compensation decisions made by the Compensation Committee are reported by the Compensation Committee’s Chairperson to the board, which approves, disapproves or amends the Compensation Committee’s action. The Compensation Committee does not delegate its duties to others. The Compensation Committee also confirms and approves the Summary Compensation Tables included in our proxy statements in accordance with the rules and regulations of the SEC.

In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. For additional information, see “—Compensation Discussion and Analysis” below.

Compensation Committee Interlocks

None of the members of our Compensation Committee has ever been an officer or employee of ours. None of our executive officers served as a member of another entity’s board of directors or as a member of another entity’s compensation committee (or other board committee performing equivalent functions) during 2015, which entity had an executive officer serving on our board or as a member of our Compensation Committee. There are no interlocking relationships between us and other entities that might affect the determination of the compensation of our executive officers.

Finance Committee

During 2015, the Finance Committee was chaired by Mr. Sweeney with Messrs. Hagan, Smith, Tapases and Williams as members. Mr. Colton was a member of the Finance Committee until his retirement from the board at the 2015 annual meeting of shareholders. The Finance Committee meets as often as necessary, but at least quarterly. The board has adopted a written charter for the Finance Committee that is available to shareholders on our website at www.westfieldbank.com.

Pursuant to its charter, the purpose of the Finance Committee is to assist the board and the Executive Committee of the board in fulfilling their responsibility with respect to the oversight of the Company’s (a) enterprise risk management and financial framework, including all risks associated therewith, and (b) policies and practices relating to financial matters, including but not limited to, capital, liquidity and financing, as well as to merger, acquisition and divestiture activity. The Finance Committee reports to the board regarding the Company’s risk profile, as well as its enterprise risk management framework, including the significant policies and practices employed to manage such risks, as well as the overall adequacy of the enterprise risk management function. The Finance Committee also will, as directed by the Executive Committee or the board, review financial strategic planning, corporate financial statements, projects or initiatives.

Shareholder Communications with our Board of Directors

Shareholders may contact our board by contacting Gerald P. Ciejka, Secretary, at Westfield Financial, Inc., 141 Elm Street, Westfield, Massachusetts 01085 or at (413) 568-1911. All communications will be forwarded directly to the board.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

Our board does not have a formal policy on separating the roles of Chairman of the board and Chief Executive Officer and, if separate, whether the Chairman of the board should be a non-employee director or an employee. The board believes that no single, one-size fits all, board leadership model is universally or permanently appropriate. The board prefers to retain the flexibility to structure its leadership from time to time in any manner that is in the best interests of the Company and its shareholders.

The positions of our Chairman of the board and Chief Executive Officer are currently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the board to lead our board in its fundamental role of providing advice to and independent oversight of management. The board recognizes the time, effort and energy that our Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the board’s oversight responsibilities continue to grow. The board also believes that this structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board. The board recognizes that depending on the circumstances, other leadership models, such as combining the role of Chairman of the board with the role of Chief Executive Officer, might be appropriate. Accordingly, our board may periodically review its leadership structure.

Board’s Role in Risk Oversight

Our board is responsible for consideration and oversight of risks facing us, and is responsible for ensuring that material risks are identified and managed appropriately. The current reporting structure emphasizes central oversight of risk and timely and accurate reporting of information from each business unit to the board each month. This is accomplished through monthly and quarterly reports given to the board by senior management and the approval of our policies and procedures.

The board receives semi-annual reports from the Chairperson of the Enterprise Risk Management Committee, or the ERM Committee, under our Risk Management Program. The following items are reviewed under the program: interest rate risk, credit risk, market valuation risk, capital risk, liquidity risk, transaction risk, occurrence risk, reputation risk and compliance risk, and beginning in 2014, the Finance Committee as well as the board continue to receive reports from the ERM Committee on a quarterly basis. The ERM Committee in conjunction with each department manager is responsible for addressing and updating the risk areas for which they are responsible. The risk is assigned a risk rating of low, medium and high based on specific factors affecting each area and will also be addressed and rated in an electronic risk rating system, which is in the process of being integrated by the ERM Committee. Previous risk classifications are subsequently updated and any changes in ratings are explained in detail to the board and the Finance Committee. All such changes are reviewed and approved by the board.

In addition to the semi-annual Risk Management Report and the quarterly ERM Committee reports, the board receives extensive financial reports on a monthly basis, including reports on financial performance, securities transactions, loan delinquency and impaired loan reports. The Audit Committee provides quarterly updates to the board relating to our internal and external audit functions, including all annual reviews undertaken by Westfield Bank’s primary regulator, the OCC. All Policies and procedures affecting the risk factors listed above are reviewed and approved by the board on a monthly, quarterly and annual basis as the case may be.

We believe that through our current reporting structure, the board maintains strong and effective oversight of all risk factors affecting us. This oversight is maintained through active involvement by members of the board on its various committees, including the Executive Committee and the Finance Committee which, pursuant to our bylaws, has the ability to exercise the powers of the board between board meetings, and through the board’s monthly meetings. Recommendations of the board at these meetings are then implemented by senior management and the results are subsequently reported to the board. Active involvement by all board members has been vital to the effective oversight of all risk factors affecting us. Involvement by all members on the board on various committees, with elected Chairpersons for each committee, insures that diverse leadership exists throughout the board and prevents the centralization of control within one or a group of individuals.

Compensation Discussion and Analysis

Executive Summary

We believe that our executive compensation program is aligned with the interests of shareholders based on the Company’s 2015 performance and serves to reward and retain our executives. The following are highlights of the Company’s performance in 2015:

•	Total loans increased $93.5 million, or 12.9%, to $818.2 million at December 31, 2015 compared to $724.7 million at December 31, 2014, and securities declined $72.9 million, or 14.3%, to $435.9 million at December 31, 2015 compared to $508.8 million at December 31, 2014, in order to fund that loan growth.

•	Net interest and dividend income increased $614,000 to $31.7 million for the year ended December 31, 2015 compared to $31.1 million for the year ended December 31, 2014.

•	The net interest margin for the year ended December 31, 2015 decreased 7 basis points to 2.53%, as compared to 2.60% for the year ended December 31, 2014, resulting from a 3 basis point decrease in the yield on average interest-earnings assets along with a 4 basis point increase in the cost of average interest-bearing liabilities.

•	The efficiency ratio, excluding non-core items, was 75.5% for the year ended December 31, 2015 compared to 73.6% for the year ended December 31, 2014.

•	Total deposits increased $66.2 million, or 7.9%, to $900.4 million at December 31, 2015 compared to $834.2 million at December 31, 2014.

•	Short-term borrowings and long-term debt decreased $44.7 million, or 13.7%, to $281.8 million at December 31, 2015 from $326.5 million at December 31, 2014.

The Compensation Committee continues to make significant changes to its executive compensation program in order to incorporate a stronger pay-for-performance alignment by rewarding our executives in light of the performance achieved and value delivered to the shareholders. It is the Compensation Committee’s goal going forward to ensure that a significant amount of executive compensation is tied to variable/performance-based pay, both short and long-term. In 2015, Westfield implemented a formal, short-term incentive plan, or the STI Plan, that utilizes a balanced portfolio of performance metrics that reward corporate and individual success. The STI Plan replaces the existing profit sharing bonus and incorporates shareholder-based performance metrics.

In 2016, the Compensation Committee developed a formal equity-based long-term incentive plan, or the LTI Plan, for our executives once again incorporating shareholder-based metrics to further align equity-based incentives with those of our shareholders. The LTI Plan was formally approved and implemented by Westfield’s board of directors in May 2016 and derives from the 2014 Omnibus Incentive Plan, or the 2014 Omnibus Plan, which was approved by our shareholders in 2014.

Role of the Compensation Committee, Management and Compensation Consultant

Role of the Compensation Committee. The Compensation Committee of the board of directors is responsible for discharging the board’s duties in executive compensation matters and for administering the Company’s incentive and equity-based plans. The Compensation Committee oversees the development and implementation of the total compensation program for Westfield’s named executive officers.

The Compensation Committee has the responsibility for establishing, implementing and continually monitoring adherence with our Executive Compensation Philosophy. The Compensation Committee ensures that the total compensation paid to executives is fair, reasonable, and performance-based while aligning with shareholder interests.

Details on the Compensation Committee’s functions are more fully described in its charter, which has been approved by the board of directors and is available on our website. To fulfill its charter and responsibilities, the Compensation Committee met four times in 2015, and also may take action by written consent. The Chair of the Compensation Committee regularly reports on committee actions at meetings of the Company’s board which actions are reviewed and approved by the board.

The Compensation Committee reviews all compensation components for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee examines the total compensation mix, pay-for-performance relationship, and how all elements, in aggregate comprise the executive’s total compensation package. The Compensation Committee also reviews the employment contract with the Chief Executive Officer, Chief Financial Officer, Executive Vice President and General Counsel and the change of control agreements or any severance agreement with other senior officers. The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.

The Compensation Committee reviews the Chief Executive Officer’s performance annually and makes decisions regarding the Chief Executive Officer’s compensation, including base salary, incentives and equity grants based on this review. Input and data from management and outside consultants and advisors are provided as a matter of practice and as requested by the Compensation Committee to provide external reference and perspective. While the Chief Executive Officer makes recommendations on other named executive officers, the Compensation Committee is ultimately responsible for approving compensation for all named executive officers. The Compensation Committee reviews its decisions with the full board of directors and obtains its approval on all actions.

The Compensation Committee has the sole authority and resources to obtain advice and assistance from internal or external legal, human resource, accounting or other advisors or consultants as it deems desirable or appropriate. The Compensation Committee has direct access to outside advisors and consultants throughout the year as they relate to executive compensation. The Compensation Committee has direct access to, and meets periodically with, the compensation consultant independently of management.

Role of the Compensation Consultant. In 2015, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC, or Pearl Meyer, to serve as the Compensation Committee’s independent advisor. Pearl Meyer assisted the Compensation Committee with development of long-term incentive strategy and other miscellaneous requests of the Compensation Committee.

The consultants reported directly to the Compensation Committee and carried out their responsibilities to the Compensation Committee in coordination with the Company’s Human Resources Department, as requested by the Compensation Committee. The Compensation Committee Chair has regular contact with the consultant outside formal committee meetings, as appropriate. The Compensation Committee has reviewed Pearl Meyer’s services and determined that the consultant is independent with respect to SEC standards as well as Company policy.

Role of Management. The Company’s management provides information and input, as requested by the Compensation Committee to facilitate decisions related to executive compensation. Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Compensation Committee. The Compensation Committee occasionally requests members of management to be present at meetings where executive compensation and Company or individual performances are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation. However, only Compensation Committee members are allowed to vote on decisions regarding executive compensation.

Compensation Philosophy and Overall Program Objectives

We strive to attract, retain and motivate qualified executives crucial to our success. Our approach is to compensate executives commensurate with their experience, expertise and performance and to be competitive with the other comparative financial companies of similar size, complexities and business. In addition, our compensation programs have been designed and implemented to reward executives for sustained financial and operating performance and to encourage such executives to remain with us for an extended period of time. We ensure that our compensation programs are designed to:

•	motivate and reward executives for achievements tied to our business strategy;

•	retain and recruit executive talent;

•	create sustained financial strength and long-term shareholder value; and

•	provide a balanced approach that rewards our executives for both short-term and long-term performance results and appropriate risk taking.

We seek to achieve these objectives by providing executives the following elements of pay:

•	base salary;

•	annual short-term incentives;

•	long-term incentives (equity);

•	retirement and other benefits;

•	perquisites; and

•	employment and change of control agreements.

We focus on both current and future compensation and combine both of these elements in a manner that we believe optimizes the executive’s contribution to the Company in a risk appropriate manner.

Inputs into Decision Making Process

We use market data from comparative financial companies of similar size, complexities and business as one factor in making compensation decisions, along with individual contribution and performance, importance of role and responsibilities, as well as leadership and growth potential as additional factors. We also rely upon our judgment and the judgment of compensation professionals in making compensation decisions to insure that the strategic, financial, leadership and shareholder value creation objectives are met.

Use of Outside Advisors and Survey Data. The Compensation Committee has employed Pearl Meyer to assist in the evaluation of the Company’s compensation programs. Pearl Meyer was paid $21,011 for compensation related services in 2015 and the Compensation Committee has determined that Pearl Meyer is independent and does not have any conflict of interest in providing advice to the Compensation Committee. The Compensation Committee uses its own criteria coupled with empirical data to establish the Chief Executive Officer’s base salary. This process is repeated for determining fair compensation for all members of the board and its committees. The Compensation Committee maintains the authority to approve fees and other retention terms with respect to the compensation consultant. No compensation consultant provides us with any additional services beyond annual executive and employee salary-based compensation services.

The Compensation Committee typically engages Pearl Meyer to conduct a competitive review of our executive compensation program every two to three years. The last study was completed at the end of 2013. A primary data source used in setting market-competitive guidelines for the executive officers is the information publicly disclosed by a peer group of other publicly traded banks and thrifts. Our peer group is developed by Pearl Meyer using objective parameters that reflect banks of similar asset size and region. When developing the peer group, Pearl Meyer includes financial institutions ranging from approximately one half to two times our asset size that are located in our region and have business models and demographics similar to our Company. The peer group is also designed to position us at approximately the 50th percentile in regards to assets.

The following is the 2014 peer group used by the Compensation Committee to make decisions related to 2015 executive compensation.

ACNB Corporation

AmeriServ Financial, Inc.

Arrow Financial Corp.

Bar Harbor Bankshares

ESB Financial Corp.

Evans Bancorp, Inc.

Camden National Corp.

Citizens & Northern Corporation

CNB Financial Corp.

Codorus Valley Bancorp, Inc.

Enterprise Bancorp, Inc.

ESSA Bancorp, Inc.

First Bancorp, Inc.,

Hingham Institution for Savings

Lake Sunapee Bank Group

Merchants Bancshares, Inc.

Northeast Bancorp

Orrstown Financial Services, Inc.

Penns Wood Bancorp

United Financial Bancorp, Inc.

The following officers are our named executive officers for 2015:

•	James C. Hagan, President and Chief Executive Officer;

•	Leo R. Sagan, Jr., Senior Vice President, Chief Financial Officer and Treasurer;

•	Allen J. Miles, III, Executive Vice President and Chief Lending Officer;

•	Gerald P. Ciejka, Senior Vice President, General Counsel and Human Resource Director; and

•	Louis O. Gorman, Senior Vice President, Credit Administration and Chief Credit Officer.

Advisory Vote on Named Executive Officer Compensation. At our annual meeting of shareholders held on May 14, 2015, we held an advisory vote on executive compensation. Although the vote was non-binding, the Compensation Committee has considered and will continue to consider the outcome of the vote when determining compensation policies and setting named executive officer compensation. Approximately 96% of the shares of our common stock that were voted on the proposal were voted for the approval of the compensation of the named executive officers as disclosed in our 2015 proxy statement.

During 2015, the Compensation Committee implemented the performance-based STI Plan and worked with Pearl Meyer to develop a performance-based LTI Plan with the goal of incorporating more performance-based compensation into the executive pay program. We believe these new performance-based incentive programs will more closely align the interests of management with those of shareholders. The Compensation Committee will continue to consider the outcome of our say-on-pay proposal, regulatory changes and emerging best practices when making future recommendations regarding compensation for our executives.

Total Compensation. In making decisions with respect to any element of a named executive officer’s compensation, the Compensation Committee considers the total compensation that may be awarded to the named executive officer, including salary, short-term incentive and long-term incentive compensation. In addition, in reviewing and approving employment or change of control agreements for the named executive officers, the Compensation Committee considers the other benefits to which the named executive officer is entitled by the agreement, including compensation payable upon termination of the agreement under a variety of circumstances. The Compensation Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered. The Compensation Committee is provided a summary compensation schedule for each named executive officer, containing the amount of all forms of compensation. This schedule is used as a tool by the Compensation Committee when considering the total compensation of each named executive officer.

Periodic Review and Shareholder Engagement. We do not believe that our compensation policies and practices for our employees are reasonably likely to have an adverse effect on us. The Compensation Committee has previously and will continue to review annually both the STI and LTI Plans to ensure that their respective key elements continue to meet objectives described above and to determine that such plans do not have a material adverse effect on the Company. Management, at the direction of our board of directors, has engaged in shareholder outreach in 2014 and 2015 with the Company’s top shareholders representing approximately 48% of our issued and outstanding shares, and has incorporated certain of their suggestions concerning plan design into the STI and LTI Plans and in compensation disclosure contained within this joint proxy statement/prospectus.

Elements of Pay and 2015 Decisions

Similar to prior years, the compensation paid to our named executive officers during 2015 consisted of the following three primary components:

•	Base salary—We provide a fixed base salary to our executives to provide for a level of compensation that is assured;

•	Short-term incentive awards—We provide a performance-based STI Plan described below; and

•	Long-term incentive awards—We provide a performance-based LTI Plan described below.

Base Salaries. The minimum salaries for Messrs. Hagan, Sagan, Ciejka and Miles were determined by employment agreements and any increase over these minimums, and the salaries of the other executive officers, are determined by the Compensation Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at other financial institutions;

•	the expertise of the individual executive and (except for their own compensation) the recommendations of the Chief Executive Officer, Executive Vice President, Chief Financial Officer and General Counsel; and

•	the alignment of the interests of executives with those of the shareholders.

Where not specified by contract, salaries are generally reviewed annually and are designed to reward annual achievements and are to be commensurate with the executive’s responsibilities, leadership abilities and management expertise and effectiveness. In addition, the Compensation Committee considers our financial and market performance and the creation of long-term shareholder value in determining salaries.

2015 STI Plan. The Compensation Committee in 2014 approved a performance-based STI Plan for executive and senior management and selected employees which was implemented in 2015. A major element of our compensation philosophy is to make sure annual cash incentives are linked to the achievement of measureable corporate and individual performance metrics. Our performance-based STI Plan provides us with a vehicle to reward participants for superior Company and individual performance.

Performance Measures. The Compensation Committee, with assistance from the Compensation Committee’s executive compensation consultant, established and approved the Company performance metrics within the STI Plan. The performance triggers in order to activate the STI Plan are as follows: (a) net income must be at least 70% of budgeted net yearly income; and (b) the Company’s subsidiary, Westfield Bank, must receive satisfactory regulatory ratings from its regulatory examiner. Incentives for each executive are tied to a combination of Company and individual performance. The Company performance measures, goals and weightings for 2015 were:

Performance Measure	Weighting	Performance Goals
		Threshold	Target	Stretch
Earnings Per Share	40%	$0.33	$0.37	$0.40
Efficiency Ratio	35%	75.50%	73.70%	71.90%

For 2015, 25% of the executives’ incentive award was tied to individual performance and linked to the Company’s performance management rating system. This approach allows executives to be assessed across multiple individual performance goals determined at the beginning of the year as part of the performance management process. Ratings range between 1 to 4 with a 3.0 as “meets expectations.” No awards are paid for performance below threshold for a particular performance measure but will be paid out for other performance measures provided threshold performance is obtained. Actual payouts for each goal are based on final performance between threshold and stretch levels. Actual payouts for each performance goal are pro-rated for any level of performance between threshold and stretch using interpolation to reward incremental improvement. The Compensation Committee has the discretion to adjust any payouts to reflect the business environment and market conditions.

Incentive Opportunities. Each participant has a target award (expressed as a percentage of earned base salary during the fiscal year) and range that defines the incentive opportunity. Actual awards will vary based on performance and range from 0% of target (not achieving minimal performance for a goal) to 150% of target for exceptional performance. The Compensation Committee maintains the discretion to modify, decrease or increase or eliminate the award based on positive or negative performance of the Company or individual. The table below summarizes the 2015 incentive opportunity for the Chief Executive Officer and named executive officers.

Position	Incentive Opportunity as % of Base Salary
	Below Threshold	Threshold	Target	Stretch
Chief Executive Officer	0%	5%	10%	15%
Other named executive officers	0%	3.75%	7.5%	11.25%

Restricted Stock and Stock Options. The Compensation Committee did not grant any long-term incentive awards to any named executive officer during 2015. Under the 2014 Omnibus Plan, restricted stock and stock options granted as long-term incentive compensation to the named executive officers are conditioned on continued employment and will have the same recoupment provisions as contained in the STI Plan discussed above. Stock options, to the extent granted, have exercise prices of not less than fair market value of our stock on the date of grant. The charter of the Compensation Committee prohibits the Compensation Committee from granting an award with a price or value less than the fair market value of our stock on a day other than the grant date of such award. We prohibit the repricing of stock options. The Compensation Committee has never granted stock options with exercise prices below the market price of our stock on the date of grant.

2016 LTI Plan. The LTI Plan provides a periodic award that is both performance and retention based in that it is designed to recognize the executive’s responsibilities, reward demonstrated performance and leadership and to retain such executives. The objective of the LTI Plan is to align compensation for the named executive officers over a multi-year period directly with the interests of our shareholders by motivating and rewarding creation and preservation of long-term financial strength, shareholder value and relative shareholder return.

In 2016, the Compensation Committee approved the 2016 LTI Plan with the following objectives:

•	align executives with the Company’s shareholder interest;

•	increase Company executive stock ownership/holdings;

•	ensure sound risk management by providing a balanced view of performance and aligning rewards with the time horizon of risk;

•	position the Company’s total compensation to be competitive with market for meeting performance goals;

•	motivate and reward long-term sustained performance; and

•	enable the Company to attract and retain talent needed to drive the Company’s success.

The LTI Plan includes eligible officers of the Company who are nominated by the Company’s Chief Executive Officer and approved by the Compensation Committee. The LTI Plan is triggered by the Company’s achievement of satisfactory safety and soundness results from its most recent regulatory examination. Stock grants made through the 2016 LTI plan will be a combination of 50% time-vested restricted stock and 50% performance-based restricted stock. The target opportunity provided through the LTI plan is $60,000 for the Chief Executive Officer and $30,000 for the remaining named executive officers. Time-based restricted stock will vest ratably (1/3 per year) over a three-year period while the performance-based restricted stock will be earned at the end of the three-year performance period.

For the performance shares, the primary performance metric in 2016 will be return on equity. Performance shares will be earned based on how the Company performs relative to threshold and target absolute goals (i.e. Company-specific, not relative to a peer index) over the three-year performance period. The threshold amount for the performance period will be a return on equity of 5.85% and a target amount of 6.32%. Participants will be able to earn between 50% (for threshold performance) and 100% of the target amount for the performance shares, but will not earn additional shares if performance exceeds target performance. The cap on potential earnings was implemented in 2016 in order to maintain the overall expense of the program at a certain level based on our budget.

Position	Overall Target LTI Opportunity	50% TBRS	50% Performance Shares
			Below Threshold	Threshold	Target
Chief Executive Officer	$60,000	$30,000	$0	$15,000	$30,000
Other named executive officers	$30,000	$15,000	$0	$7,500	$15,000

It is the policy and part of the Compensation Committee’s charter that neither the Compensation Committee, nor any member of our management, shall backdate an equity grant under the LTI Plan or manipulate the timing of a public release of material information with the intent of benefiting a grantee under an equity award. Accordingly, scheduling decisions concerning equity grants are made without regard to anticipated earnings or major announcements. In furtherance of this policy the Compensation Committee, in order to ensure the integrity of awards granted under the LTI Plan, has designated the June board meeting as the annual grant date for such awards. Grants made outside of this annual grant date must be approved in writing by our Chief Executive Officer and must be presented and approved at the subsequent board meeting and will be deemed granted on the first business day following approval by our board.

Clawback. Under the LTI and STI Plans, if the board or an appropriate board committee has determined that any fraud or intentional misconduct by one or more executive officers caused, directly or indirectly, the Company to restate its financial statements, the board or committee may require reimbursement of any bonus or incentive compensation awarded to such officers and/or effect the cancellation of awards. This policy operates in addition to any (a) recoupment provisions contained in the terms of other compensation awards or programs, and (b) recoupment requirements imposed under applicable laws.

Other Benefits

Benefit Restoration. We have established our Benefit Restoration Plan in order to provide restorative payments to executives who are prevented from receiving full benefits contemplated by Westfield’s ESOP’s benefit formula as well as the 401(k) Plan’s benefit formula. Such plan is used to retain and reward the executive officers for their demonstrated performance and leadership abilities. The restorative payments consist of payments in lieu of shares and making contributions under the 401(k) Plan that cannot be allocated to participants due to legal limitations imposed on tax-qualified plans. Currently, only the Chief Executive Officer is a participant in the plan. The Compensation Committee considers the remuneration received under this plan when annually determining the executives’ total compensation.

Benefits and Perquisites. The Compensation Committee supports providing benefits and perquisites to the named executive officers that are substantially the same as those offered to officers of comparative financial institutions which we believe are reasonable, competitive and consistent with our overall compensation program. In addition, we may also make available to certain named executive officers the use of a Company automobile, as was the case in 2015 for the Chief Executive Officer, the Executive Vice President, the Chief Financial Officer and the General Counsel.

Employment Agreements and Change of Control Agreements. The Compensation Committee believes that our continued success depends, to a significant degree, on the skills and competence of certain senior officers. The employment agreements are intended to ensure that we continue to maintain and retain experienced senior management.

We currently have employment agreements with our Chief Executive Officer, Mr. Hagan, our Chief Financial Officer, Mr. Sagan, our Executive Vice President, Mr. Miles, and our General Counsel, Mr. Ciejka, in order to retain such executives. The employment agreement of Messrs. Hagan, Sagan, Miles and Ciejka provide for an initial three-year term subject to separate one-year extensions as approved by the board at the end of each applicable fiscal year, with minimum annual salaries, discretionary long-term and short-term incentives and other fringe benefits. The agreements also include protection for the executives if we experience a change of ownership or control. If such a change of control occurs, a portion of the severance payments might constitute an “excess parachute payment” under current federal tax laws. Messrs. Hagan, Sagan, Miles and Ciejka’s employment agreements do not provide for tax indemnity.

We have entered into one-year change of control agreements with Mr. Gorman, our Senior Vice President – Credit Administration and Chief Credit Officer, and two other senior officers. The purpose of these agreements are to prevent executives from leaving to pursue other employment out of concern for the security of their jobs or being unable to concentrate on their duties and responsibilities. In order to enable executives to focus on the best interests of the shareholders, we have offered these agreements to these selective senior officers. The term of these agreements is perpetual until we give notice of non-extension, at which time the term is fixed for one year. Generally, we may terminate the employment of any officer covered under these agreements, with or without cause, at any time prior to a change of control without obligation for severance benefits. However, if we sign a merger or other business combination agreement, or if a third party makes a tender offer or initiates a proxy contest, we cannot terminate an officer’s employment without cause without liability for severance benefits. The severance benefits would generally be equal to the value of the cash compensation and fringe benefits that the officer would have received if he or she had continued working for one additional year. We would pay the same severance benefits if the officer resigns after a change of control following a loss of title, office or membership on the board, material reduction in duties, functions or responsibilities, involuntary relocation of his or her principal place of employment to a location over 25 miles from our principal office on the day before the change of control and over 25 miles from the officer’s principal residence or other material breach of contract which is not cured within 30 days.

These agreements also provide uninsured death and disability benefits. If we experience a change of ownership, a change of effective ownership or control or a change in the ownership of a substantial portion of our assets as contemplated by Section 280G of the Code, a portion of any severance payments under the change of control agreements might constitute an “excess parachute payment” under current federal tax laws. Any excess parachute payment would be subject to a federal excise tax payable by the officer and would be non-deductible by us for federal income tax purposes. The change of control agreements do not provide a tax indemnity.

Compensation Committee Report(1)

The Compensation Committee has reviewed and discussed the preceding “Compensation Discussion and Analysis” with management. Based on such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the board that the “Compensation Discussion and Analysis” be included in Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2015 and this joint proxy statement/prospectus.

Westfield Financial, Inc.

Compensation Committee

Donna J. Damon, Chairperson

Laura Benoit

Charles E. Sullivan

Kevin M. Sweeney

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive and Director Compensation

Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by our named executive officers for service during each of the last three completed fiscal years, as applicable:

Name and Principal Positions	Year	Salary(1) ($)	Bonus(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
James C. Hagan	2015	390,930	—	19,547	59,450	40,945	510,872
President and Chief	2014	386,634	22,339	—	49,829	37,124	495,926
Executive Officer	2013	361,470	10,844	—	41,293	35,498	449,105

Leo R. Sagan, Jr.	2015	194,817	—	9,132	35,453	21,351	260,753
Senior Vice President,	2014	194,529	11,239	—	34,709	19,522	259,999
Chief Financial Officer	2013	181,868	5,456	—	25,291	18,244	230,859
and Treasurer

Allen J. Miles, III	2015	238,847	—	11,197	82,652	25,882	358,578
Executive Vice President	2014	240,809	23,189	—	31,634	23,775	319,407
and Chief Lending	2013	225,136	6,754	—	27,198	22,524	281,612
Officer

Gerald P. Ciejka	2015	194,817	—	9,132	32,799	21,466	258,214
Senior Vice President	2014	194,529	11,239	—	29,072	19,622	254,462
and General Counsel	2013	181,868	5,456	—	22,861	18,336	228,521

Louis O. Gorman	2015	167,280	—	7,842	35,307	18,615	229,044
Senior Vice President,	2014	167,033	9,651	—	31,428	17,291	225,403
Credit Administration	2013	156,162	4,685	—	28,319	16,609	205,775

(1)	The figures shown for salary and bonus represent amounts earned for the fiscal year, whether or not actually paid during such year. Bonuses for 2015 were paid in February of 2016 and the salaries paid in 2014 included one additional pay period.
(2)	Amounts shown in this column reflect cash awards under the STI Plan, which were paid in February of the following calendar year.
(3)	Amounts in this column represent the increase (if any) for each respective year in the present value of the individual’s accrued benefit (whether or not vested) under each tax-qualified and non-qualified actuarial or defined benefit plan calculated by comparing the present value of each individual’s accrued benefit under each such plan in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 715, Retirement Benefits, as of the plan’s measurement date in such year to the present value of the individual’s accrued benefit as of the plan’s measurement date in the prior fiscal year.

(4)	Amounts in this column are set forth in the table below and include life insurance premiums, 401(k) matching contributions, ESOP contributions, dividends on unvested restricted stock and contributions under the Benefit Restoration Plan. The named executive officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. In addition, we provide certain non-cash perquisites and personal benefits to each named executive officer that do not exceed $10,000 in the aggregate for any individual, and are not included in the reported figures.

	Life Insurance Premiums ($)	401(k) Matching Contributions ($)	ESOP Contributions ($)	Dividends on Unvested Restricted Stock ($)	Contributions under the Benefit Restoration Plan ($)	Total ($)
James C. Hagan	1,786	7,217	18,853	—	13,089	40,945
Leo R. Sagan, Jr.	1,646	5,845	13,860	—	—	21,351
Allen J. Miles, III	1,724	7,165	16,993	—	—	25,882
Gerald P. Ciejka	1,761	5,845	13,860	—	—	21,466
Louis O. Gorman	1,695	5,019	11,901	—	—	18,615

Grants of Plan-Based Awards

The following table provides information about plan-based awards to the named executive officers under our STI Plan during 2015.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
James C. Hagan	08/26/2014	19,547	39,093	58,640
Leo R. Sagan, Jr.	08/26/2014	7,305	14,611	21,917
Allen J. Miles, III	08/26/2014	8,957	17,915	26,871
Gerald P. Ciejka	08/26/2014	7,305	14,611	21,917
Louis O. Gorman	08/26/2014	6,273	12,546	18,820

(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards are calculated in accordance with the terms of the 2015 STI Plan, a detailed description of which appears on pages 142 and 143.

Outstanding Equity Awards at Year-End

There were no outstanding stock awards or stock options held by named executive officers as of December 31, 2015.

Option Exercises and Stock Vested

There were no stock awards that vested and no stock option awards exercised by any named executive officers during the last fiscal year.

Pension Benefits

Pension Plan. Westfield Bank maintains a pension plan for its eligible employees. Generally, employees of Westfield Bank begin participation in the pension plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. Participants in the pension plan become vested in their accrued benefit under the pension plan upon the earlier of: (a) the attainment of their “normal retirement age” (as described in the pension plan) while employed at Westfield Bank; (b) the completion of five vesting years of service with Westfield Bank; or (c) the death or disability of the participant. Participants are generally credited with a vesting year of service for each year in which they complete at least 1,000 hours of service. A participant’s normal benefit under the pension plan equals the sum of (i) 1.25% of the participant’s average compensation (generally defined as the average taxable compensation for the three consecutive limitation years that produce the highest average) by the number of years of service the participant has under the plan up to 25 years of service, plus (ii) 0.6% of the excess of the participant’s average compensation over the participant’s covered compensation (the social security taxable wage base for the 35 years ending in the year the participant becomes eligible for non-reduced social security benefits) for each year of service under the plan up to 25 years of service. Participants may retire at or after age 65 and receive their full benefit under the plan. Participants may also retire early at age 62 or at age 55 with 10 years of service or at age 50 with 15 years of service under the plan and receive a reduced retirement benefit. Pension benefits are payable in equal monthly installments for life, or for married persons, as a joint survivor annuity over the lives of the participant and spouse. Participants may also elect a lump sum payment with the consent of their spouse. If a participant dies while employed by Westfield Bank, a death benefit will be payable to either his or her spouse or estate, or named beneficiary, equal to the entire amount of the participant’s accrued benefit in the plan.

The following table sets forth information regarding pension benefits accrued by the named executive officers during the last fiscal year.

Pension Benefits Table
Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
James C. Hagan	Pension Plan for Employees	21.33	463,472	—
Leo R. Sagan, Jr.	Pension Plan for Employees	29.58	353,554	—
Allen J. Miles, III	Pension Plan for Employees	17.33	332,915	—
Gerald P. Ciejka	Pension Plan for Employees	10.83	180,722	—
Louis O. Gorman	Pension Plan for Employees	15.33	220,631	—

(1)	The figures shown are determined as of the plan’s measurement date during 2015 under FASB ASC Topic 715, Retirement Benefits, for purposes of our audited financial statements. For the discount rate and other assumptions used for this purpose, please refer to Note 9 in the Notes to Consolidated Financial Statements attached to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2015.

Nonqualified Deferred Compensation

Benefit Restoration Plan. We have also established the Benefit Restoration Plan in order to provide restorative payments to executives who are prevented from receiving the full benefits contemplated by our ESOP’s benefit formula as well as the 401(k) Plan’s benefit formula. The restorative payments consist of payments in lieu of shares that cannot be allocated to participants under our ESOP due to the legal limitations imposed on tax-qualified plans and, in the case of participants who retire before the repayment in full of our ESOP’s loans, payments in lieu of the shares that would have been allocated if employment had continued through the full term of the loans. The restorative payments also consist of amounts unable to be provided under the 401(k) Plan due to certain legal limitations imposed on tax-qualified plans.

The following table sets forth information regarding nonqualified deferred compensation earned by our named executive officers during the last fiscal year under the Benefit Restoration Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
James C. Hagan	—	13,089	—	—	79,058

(1)	Registrant contributions are included under the caption “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table.
(2)	Earnings did not accrue at above-market or preferential rates and are not reflected in the Summary Compensation Table.

Termination and Change of Control Benefits

As discussed under “—Compensation Discussion and Analysis—Other Benefits—Employment Agreements and Change of Control Agreements” above, as of December 31, 2015, we had employment agreements with Messrs. Hagan, Sagan, Miles and Ciejka and a change of control agreement with Mr. Gorman and two other senior officers of the Company. We have summarized and quantified the estimated payments under the agreements with the named executive officers, assuming a termination event occurred on December 31, 2015, below.

	James C. Hagan ($)	Leo R. Sagan, Jr. ($)	Allen J. Miles, III ($)	Gerald P. Ciejka ($)	Louis O. Gorman ($)
Retirement(1)	—	—	—	—	—

Disability
Salary Continuation(2)	192,787	96,074	117,787	96,074	—

Discharge Without Cause or Resignation With Good Reason—No Change of Control
Lump Sum Cash Payment(3)	1,418,386	724,199	1,004,125	716,325	—
Health Insurance(4)	41,306	39,751	40,144	39,635	—

Discharge Without Cause or Resignation With Good Reason—Change of Control—Related
Lump Sum Cash Payment(3)	1,418,386	724,199	1,004,125	716,325	174,593
Health Insurance(4)	41,306	39,751	40,144	39,635	13,244
Increased ESOP Benefit(5)	—	—	—	—	—

Change of Control—No Termination of Employment
Increased ESOP Benefit(5)	—	—	—	—	—

(1)	There are no additional benefits paid upon retirement pursuant to the employment agreements or change of control agreements in effect at December 31, 2015.
(2)	The employment agreements in effect for Messrs. Hagan, Sagan, Miles and Ciejka provide for salary continuation payments following termination due to disability for the remaining contract term or until group long-term disability benefits begin. The figures shown assume payment of full salary for 180 days, equal to the waiting period for benefits under our group long-term disability program, without discount for present value.
(3)	The employment agreements in effect for Messrs. Hagan, Sagan, Miles and Ciejka provide for a lump sum cash payment equal to the present value of the salary payments, estimated cash incentives (based on the prior three-years’ cash incentives, as a percentage of salary), and additional qualified and non-qualified defined benefit and defined contribution plan benefits that would be earned during the remaining contract term. The figure shown reflects an assumed remaining contract term of three years and a discount rate of 0.56%. Similarly, individuals with change of control contracts are paid lump sum cash severance equal to salary and bonus that would be payable for a one-year period.
(4)

The employment agreements in effect for Messrs. Hagan, Sagan, Miles and Ciejka provide for continued health, life and other insurance benefits for the remaining contract term, with an offset for benefits provided by a subsequent employer. The change of control agreements with Mr. Gorman and other officers also provide continued health, life and other insurance benefits for a maximum period of one year. The figure shown represents the present value of continued insurance benefits for a fixed period of three years for Messrs. Hagan, Sagan, Miles and Ciejka and for one year for Mr. Gorman and assumes no offset for benefits provided by a subsequent employer, calculated on the basis of the assumptions used by us in measuring our liability for retiree benefits other than pensions for financial statement purposes under FASB ASC Topic 715.
(5)	Our tax-qualified ESOP provides that, in the event of a change of control, a portion of the proceeds from the sale of shares of our common stock held in a suspense account for future allocation to employees would be applied to repay the outstanding balance on the loan used to purchase the unallocated shares. Any remaining unallocated shares (or the proceeds from their sale) would be distributed on a pro-rata basis among the accounts of plan participants. The figures shown reflect the value of such allocation, if any.

Director Compensation

Review. In 2014, the Company engaged Pearl Meyer to review the board of directors’ compensation program and the results of the study found that although the monthly board fees were comparable to the peers, certain committee fees and fees for the Chairperson were not comparable to peer institutions. Recommendations made in the study were implemented in 2015.

Meeting Fees. Directors’ compensation is recommended to the board by the Compensation Committee after consultation with our outside compensation consultant who reviews compensation of directors at similar peer institutions. In developing its recommendations, the Compensation Committee considers whether such directors are fairly paid for the work required in a company of our size and scope and whether such compensation aligns the directors’ interest with the interests of the shareholders.

Our practice has been to pay a fee of $1,000 to each of our non-employee directors for attendance at each board meeting. In addition, each member of the Executive Committee received $1,733 per month for meetings, each member of the Audit Committee received $700 for each meeting the member attended, each member of the Compensation Committee received $500 for each meeting the member attended, each member of the Finance Committee received $500 for each meeting the member attended, and each member of the Nominating and Corporate Governance Committee received $500 for each meeting the member attended. We paid fees totaling $264,000 to our non-employee directors for the year ended December 31, 2015. The Chairman of our board of directors, Mr. Williams, receives annually a retainer fee of $10,000 for his services as Chairman.

Chairperson Fees. Beginning in 2015, Chairpersons of the various board committees received a retainer fee based on recommendations made to the Compensation Committee by the Compensation Committee’s executive compensation consultant. The annual retainer fees are as follows: (a) the Audit Committee Chairperson received $5,000; (b) the Compensation Committee Chairperson received $4,000; (c) the Finance Committee Chairperson received $3,500; and (d) the Nominating and Corporate Governance Committee Chairperson received $3,000. One-half of the retainer is payable to the Chairperson in January with the other half being payable in July of the same calendar year.

Directors’ Deferred Compensation Plan. We have established the Westfield Bank Directors’ Deferred Compensation Plan for the benefit of non-employee directors. Under the Deferred Compensation Plan, each non-employee director may make an annual election to defer receipt of all or a portion of his or her director fees. The deferred amounts are allocated to a deferral account and credited with interest at an annual rate equal to the rate on the highest yielding certificate of deposit issued by us during the year or according to the investment return of other assets as may be selected by the Compensation Committee. The Deferred Compensation Plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events such as death, retirement, disability or a change of control (as those terms are defined in the Deferred Compensation Plan).

The following table sets forth information concerning compensation accrued or paid to our non-employee directors during the year ended December 31, 2015, for their service on our board. Directors who are also our employees receive no additional compensation for their service as directors and are not set forth in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Laura Benoit	18,400	100,520	118,920
David C. Colton, Jr.	14,183	—	14,183
Donna J. Damon	22,500	—	22,500
Lisa G. McMahon	18,250	100,520	118,770
Steven G. Richter	18,500	—	18,500
Philip R. Smith	20,500	—	20,500
Charles E. Sullivan	47,800	—	47,800
Kevin M. Sweeney	24,000	73,810	97,810
Christos A. Tapases	32,067	73,810	105,877
Donald A. Williams	47,800	—	47,800

(1)	Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the fiscal year, whether such fees were paid currently or deferred.
(2)	The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of the restricted shares awarded to Directors Benoit, McMahon, Sweeney and Tapases in 2015 was $7.18 per share.
(3)	The following unvested shares of restricted stock were outstanding as of December 31, 2015:

Name	Unvested Stock Awards
Laura Benoit	14,000
Donna J. Damon	2,800
Lisa G. McMahon	14,000
Steven G. Richter	2,800
Kevin M. Sweeney	10,280
Christos A. Tapases	10,280

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by shareholders	54,160	—	467,440
Equity compensation plans not approved by shareholders	—	—	—

Total	54,160	—	467,440

Transactions with Related Persons

Related-Person Transactions Policy and Procedures

The Audit Committee is responsible for reviewing and approving all related-party transactions. Except for the specific transactions described below no director, executive officer or beneficial owner of more than 5% of our outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than such transaction as described) with us during 2015, or proposes to engage in any transaction with us, in which the amount involved exceeds $120,000.

Transactions with Certain Related Persons

We make loans to our executive officers, employees and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with the general public prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. Certain of these loans also require prior approval by the board. This pre-approval requirement is triggered when the proposed loan, when aggregated with all outstanding loans to the executive officer or director, will exceed the greater of $25,000 or 5% of Westfield Bank’s unimpaired capital and unimpaired surplus. If the potential borrower is a director, he or she may not participate in the vote or attempt to influence the directors. Management and the board periodically review all loans to executive officers, employees and directors. At August 1, 2016, loans to non-employee directors and their associates totaled $5.6 million.

We have also entered into a lease agreement with Mr. Smith beginning in April 2015 at prevailing market rates for commercial space located adjacent to our headquarters at 9-13 Chapel Street, Westfield, Massachusetts. The annual lease payments under such lease is $27,500 and the aggregate amount of the lease payments over the remaining term of this lease agreement is approximately $110,000, subject to increases based on yearly changes to the U.S. Consumer Price Index. This lease has a termination date of March 31, 2020.

Compensation arrangements for our named executive officers and directors are described above under the section entitled “—Executive and Director Compensation.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this joint proxy statement/prospectus any late filings or failures to file.

Based solely on our review of the copies of such reports furnished to us and written representations from reporting persons that no other reports were required during the fiscal year ended December 31, 2015, we believe that, during the 2015 fiscal year, all of our directors and executive officers complied with all Section 16(a) filing requirements applicable to them, except a Form 4 reflecting a sale of shares of our common stock by Mr. Gorman on May 5, 2015 was filed on June 1, 2015.

Security Ownership of Certain Beneficial Owners and Management

Under SEC rules, beneficial ownership includes any shares of common stock which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentage of beneficial ownership is calculated based on 18,330,487 shares of our common stock outstanding as of August 1, 2016.

In calculating the number of shares beneficially owned and the ownership percentage, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days after August 1, 2016 are deemed outstanding even if they have not actually been exercised. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Principal Shareholders

The following table contains common stock ownership information for persons known to us to beneficially own more than 5% of our common stock as of August 1, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Employee Stock Ownership Plan Trust of Westfield Financial, Inc. 141 Elm Street Westfield, MA 01085	1,807,109(1)	9.9%

EJF Capital LLC 2107 Wilson Boulevard Suite 410 Arlington, VA 22201	1,584,767(2)	8.6%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	1,539,122(3)	8.4%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	998,768(4)	5.4%

Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	957,227(5)	5.2%

(1)	The number of shares listed as beneficially owned by Westfield’s ESOP represents the number of shares of our common stock held by the plan trustee as of August 1, 2016. 843,246 shares have been allocated to individual accounts established for participating employees and their beneficiaries, and 963,863 shares were held, unallocated, for allocation in future years. Westfield’s ESOP, through the plan trustee (who is instructed by the ESOP Committee), has shared voting power and dispositive power over all unallocated shares held by Westfield’s ESOP. Westfield’s ESOP, acting through the plan trustee (who is instructed by Westfield’s ESOP Committee), shares dispositive power over all allocated shares held in Westfield’s ESOP with participating employees and their beneficiaries. Participating employees and their beneficiaries have the right to determine whether shares allocated to their respective accounts will be tendered in response to a tender offer but otherwise have no dispositive power. Any unallocated shares are generally required to be tendered by the plan trustee in the same proportion as the shares which have been allocated to the participants are directed to be tendered. In limited circumstances, ERISA may confer upon the plan trustee the power and duty to control the voting and tendering of shares allocated to the accounts of participating employees and beneficiaries who fail to exercise their voting and/or tender rights. Westfield’s ESOP disclaims voting power with respect to such allocated shares.
(2)	All information is based on a Schedule 13G/A filed with the SEC on February 12, 2016 by EJF Capital LLC and its affiliates. As of December 31, 2015, EJF Capital LLC was the beneficial owner of and had shared voting and dispositive power over 1,584,767 shares.
(3)	All information is based on a Schedule 13G/A filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP and its affiliates. As of December 31, 2015, Dimensional Fund Advisors LP was the beneficial owner of and had sole dispositive power over 1,539,122 shares and sole voting power over 1,471,494 shares.

(4)	All information is based on a Schedule 13G/A filed with the SEC on January 27, 2016 by BlackRock, Inc. and its affiliates. As of December 31, 2015, BlackRock, Inc. was the beneficial owner of and had sole voting and dispositive power over 998,768 shares.
(5)	All information is based on a Schedule 13G filed with the SEC on February 12, 2016 by Renaissance Technologies LLC and its affiliates. As of December 31, 2015, Renaissance Technologies LLC was the beneficial owner of 957,227 shares and had sole voting and dispositive power over 927,827 shares and shared dispositive power over 29,400 shares.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 1, 2016, by: (a) each director; (b) each named executive officer; and (c) all our directors and executive officers as a group. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his or her name.

Name of Beneficial Owner	Position with the Company	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding(1)
James C. Hagan(2)	President, Chief Executive Officer and Director	163,099	*

Donald A. Williams(3)	Chairman of the Board	218,807	1.2%

Allen J. Miles, III(4)	Executive Vice President and Chief Lending Officer	38,488	*

Leo R. Sagan, Jr.(5)	Senior Vice President—Chief Financial Officer and Treasurer	66,251	*

Gerald P. Ciejka(6)	Vice President and General Counsel	36,737	*

Louis O. Gorman(7)	Vice President—Credit Administration and Chief Credit Officer	29,523	*

Laura Benoit(8)	Director	15,794	*

David C. Colton, Jr.(9)	Director (retired)	30,070	*

Donna J. Damon(10)	Director	15,294	*

Lisa G. McMahon(11)	Director	15,294	*

Steven G. Richter(12)	Director	22,994	*

Christos A. Tapases(13)	Director	15,794	*

Philip R. Smith(14)	Director	13,045	*

Charles E. Sullivan(15)	Director	101,233	*

Kevin M. Sweeney(16)	Director	15,294	*

All Executive Officers and Directors as a Group (17 Persons)(17)		865,108	4,7%

*	Less than 1% of the total outstanding shares of common stock.
(1)	Based on a total of 18,330,487 shares of our common stock outstanding as of August 1, 2016.
(2)	Consists of: a) 122,795 shares as to which Mr. Hagan has sole voting and investment power; b) 33,477 shares held by Westfield’s ESOP for his account as to which he has shared voting power; and c) 6,827 shares held by our 401(k) Plan which he has shared voting and sole investment powers.
(3)	Consists of: a) 1,294 shares as to which Mr. Williams has sole voting and investment power; and b) 217,513 shares held by the Karen F. Williams 2004 Family Trust which has no voting or investment powers.
(4)	Consists of: a) 13,883 shares as to which Mr. Miles has sole voting and investment power; b) 22,271 shares held by Westfield’s ESOP for his account as to which he has shared voting power; and c) 2,334 shares held by our 401(k) Plan which he has shared voting and sole investment powers.

(5)	Consists of: a) 41,984 shares as to which Mr. Sagan has sole voting and investment power; b) 20,331 shares held by Westfield’s ESOP for his account as to which he has shared voting power; and c) 3,936 shares held by our 401(k) Plan which he has shared voting and sole investment powers.
(6)	Consists of: a) 36,737 shares as to which Mr. Ciejka has sole voting and investment power; b) 17,711 shares held by Westfield’s ESOP for his account as to which he has shared voting power; c) 3,307 shares held by our 401(k) Plan which he has shared voting and sole investment powers; and d) 3,281 shares held in an IRA for the benefit of Mr. Ciejka which he has sole voting and investment powers.
(7)	Consists of: a) 8,086 shares as to which Mr. Gorman has sole voting and investment power; b) 19,466 shares held by Westfield’s ESOP for his account as to which he has shared voting power; and c) 1,971 shares held by our 401(k) Plan which he has shared voting and sole investment powers.
(8)	Consists of: a) 15,794 shares as to which Ms. Benoit has sole voting and investment power; and b) 12,494 unvested shares of restricted stock as to which she has sole voting power.
(9)	Consists of: a) 14,661 shares as to which Mr. Colton has sole voting and investment power; b) 1,640 shares as to which he has shared voting and investment powers with his spouse; c) 8,071 shares held in an IRA for the benefit of Mr. Colton which he has sole voting and investment powers; and d) 5,698 shares held in an IRA for the benefit of his spouse which he has no voting or investment powers.
(10)	Consists of: a) 15,294 shares as to which Ms. Damon has sole voting and investment power; and b) 4,094 unvested shares of restricted stock as to which she has sole voting power.
(11)	Consists of: a) 15,294 shares as to which Ms. McMahon has sole voting and investment power; and b) 12,494 unvested shares of restricted stock as to which she has sole voting power.
(12)	Consists of: a) 22,994 shares as to which Mr. Richter has sole voting and investment power; and b) 4,094 unvested shares of restricted stock as to which he has sole voting power.
(13)	Consists of: a) 15,294 shares as to which Mr. Tapases has sole voting and investment power; b) 500 shares owned by his spouse for which he has no voting or investment powers; and c) 8,774 unvested shares of restricted stock as to which he has sole voting power.
(14)	Consists of: a) 11,751 shares held in an IRA for the benefit of Mr. Smith which he has sole voting and investment power; and b) 1,294 unvested shares of restricted stock as to which he has sole voting power.
(15)	Consists of: a) 87,389 shares as to which Mr. Sullivan has sole voting and investment power; and b) 13,844 shares held in an IRA for the benefit of Mr. Sullivan which he has sole voting and investment powers.
(16)	Consists of: a) 15,294 shares as to which Mr. Sweeney has sole voting and investment power; and b) 8,774 unvested shares of restricted stock as to which he has sole voting power.
(17)	The figures shown for each of the executive officers named in the table do not include 963,863 shares held in trust pursuant to Westfield’s ESOP that have not been allocated as of August 1, 2016 to any individual’s account.

Independent Registered Public Accounting Firm Fees and Services

During the fiscal years ended December 31, 2015 and 2014, respectively, we retained and paid Wolf & Company, P.C. to provide audit and other services as follows:

	2015	2014
Audit Fees(1)	$285,600	$280,000
Audit-related Fees(2)	48,200	47,150
Tax Fees(3)	43,000	65,100
All Other Fees(4)	49,600	49,600

Total	$426,400	$441,850

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.
(2)	Audit-related fees consisted of audit work performed in the area of benefit plans.
(3)	Tax fees consisted of assistance with matters related to tax compliance and counseling.
(4)	Other fees consisted of consulting services performed in the area of risk management.

LEGAL MATTERS

The validity of the shares of Westfield common stock to be issued in the merger will be passed upon for Westfield by Hogan Lovells US LLP. Hogan Lovells US LLP and Luse Gorman, PC will deliver opinions to Westfield and Chicopee, respectively, as to certain federal income tax consequences of the merger. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88.

EXPERTS

The consolidated financial statements of Westfield incorporated into this joint proxy statement/prospectus and registration statement by reference to Westfield’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2015, to the extent and for the period set forth in their report, have been so incorporated in reliance on the report of Wolf & Company, P.C., independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Chicopee incorporated into this joint proxy statement/prospectus and registration statement by reference to Chicopee’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2015, to the extent and for the period set forth in their report, have been so incorporated in reliance on the report of Berry Dunn McNeil & Parker, LLC, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

FUTURE SHAREHOLDER PROPOSALS

Chicopee

In view of the pending merger with Westfield, Chicopee intends to hold its 2016 annual meeting of shareholders only if the merger is not completed. If such a meeting is held, shareholder proposals will only be considered for inclusion in Chicopee’s proxy statement for the 2016 annual meeting if they (a) are submitted to Chicopee’s Secretary at 70 Center Street, Chicopee, Massachusetts 01013 within a reasonable time before Chicopee’s distribution of proxy materials, and (b) concern a matter that may properly be considered and acted upon at the annual meeting in accordance with law and the rules of the SEC, including Rule 14a-8 under the Exchange Act. Shareholder proposals that are to be considered at the 2016 annual meeting, but not requested to be included in the proxy statement, must meet the following criteria: (i) the proposal must be submitted by a shareholder of record; (ii) the shareholder making the proposal must give timely notice in writing to the Secretary of Chicopee as set forth in Chicopee’s bylaws; and (iii) such notice must contain specific information as set forth in Chicopee’s bylaws.

Westfield

If the merger is completed, Chicopee shareholders will become shareholders of Westfield. Westfield currently intends to hold a regularly scheduled annual meeting of shareholders in 2017. To be included in Westfield’s 2017 annual meeting, shareholder proposals will only be considered for inclusion in Westfield’s proxy statement for the 2017 annual meeting if they (a) are submitted to Westfield’s Secretary at 141 Elm Street, Westfield, Massachusetts 01085 within a reasonable time prior to Westfield’s distribution of proxy materials, and (b) concern a matter that may properly be considered and acted upon at the annual meeting in accordance with law and the rules of the SEC, including Rule 14a-8 under the Exchange Act. In addition, under Westfield’s bylaws, if a shareholder wishes to nominate a director or bring other business before the 2017 annual meeting which is not to be included in the proxy statement for the 2017 annual meeting, the following criteria must be met: (i) the shareholder must be a shareholder of record; (ii) the shareholder must have given timely notice in writing to Westfield’s Secretary; and (iii) the shareholder’s notice must contain specific information required in Article I of Westfield’s bylaws. Nothing in this paragraph shall be deemed to require Westfield to include in its proxy statement and proxy card for the 2017 annual meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the rules and regulations promulgated by the SEC under the Exchange Act.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders of Westfield or Chicopee will be “householding” the proxy materials. A single joint proxy statement/prospectus will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker.

Shareholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

WHERE YOU CAN FIND MORE INFORMATION

Westfield and Chicopee file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. SEC filings are also available to the public at the SEC’s website at www.sec.gov.

Westfield has filed a registration statement on Form S-4 to register with the SEC the shares of Westfield common stock that Chicopee shareholders will receive in the merger. This joint proxy statement/prospectus is part of Westfield’s registration statement on Form S-4, and is a prospectus of Westfield and a joint proxy statement of Chicopee and Westfield for their respective shareholder meetings.

The SEC permits Westfield and Chicopee to “incorporate by reference” information into this joint proxy statement/prospectus. This means that Westfield and Chicopee can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered a part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or by information contained in documents filed with or furnished to the SEC after the date of this joint proxy statement/prospectus that is incorporated by reference into this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about Westfield and Chicopee and their financial conditions.

Westfield SEC Filings (SEC File Number 001-16767)	Period or Date Filed
Annual Reports on Form 10-K and Form 10-K/A	Year ended December 31, 2015, filed March 11, 2016 and April 29, 2016, respectively

Quarterly Report on Form 10-Q	Quarter ended March 31, 2016, filed May 6, 2016

Current Reports on Form 8-K	Filed April 5, 2016, April 7, 2016 and June 1, 2016 (other than the portions of those documents not deemed to be filed)

Description of Westfield common stock contained in Westfield’s registration statement on Form 8-A, filed August 20, 2007, and any amendment or report filed for the purpose of updating such description.

Chicopee SEC Filings (SEC File Number 000-51996)	Period or Date Filed
Annual Reports on Form 10-K and Form 10-K/A	Year ended December 31, 2015, filed March 11, 2016 and April 29, 2016, respectively

Quarterly Report on Form 10-Q	Quarter ended March 31, 2016, filed May 10, 2016

Current Reports on Form 8-K	Filed January 22, 2016, April 5, 2016, April 7, 2016, April 18, 2016 and July 22, 2016 (other than the portions of those documents not deemed to be filed)

Description of Chicopee common stock contained in Chicopee’s registration statement on Form 8-A, filed May 11, 2006, and any amendment or report filed for the purpose of updating such description.

In addition, Westfield and Chicopee also incorporate by reference additional documents that either company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this joint proxy statement/prospectus and the date of the Westfield annual meeting or the Chicopee special meeting, as the case may be. These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit to such report, was furnished to, rather than filed with, the SEC, such information or exhibit is not specifically incorporated by reference into this joint proxy statement/prospectus.

Documents incorporated by reference are available from Westfield and Chicopee, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this joint proxy statement/ prospectus. You can obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Westfield Financial, Inc. 141 Elm Street Westfield, Massachusetts 01085 Attention: Leo R. Sagan, CFO (413) 568-1911 www.westfieldbank.com (“Investor Relations” tab)	Chicopee Bancorp, Inc. P.O. Box 300 Chicopee, Massachusetts 01014 Attention: Theresa C. Szlosek, Corporate Secretary (413) 594-6692 www.chicopeesavings.com (“Investor Relations” tab)

Neither Westfield nor Chicopee has authorized anyone to give any information or make any representation about the merger or the shareholder meetings that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that are incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in our affairs since the date of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to Westfield was provided by Westfield, and the information contained in this joint proxy statement/prospectus with respect to Chicopee was provided by Chicopee. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

DATED AS OF APRIL 4, 2016

BY AND BETWEEN

WESTFIELD FINANCIAL, INC.

AND

CHICOPEE BANCORP, INC.

i

EXHIBITS

Exhibit A	Form of Voting Agreement
Exhibit B	Plan of Bank Merger
Exhibits C-1 and C-2	Forms of Employment Agreements
Exhibits D-1 to D-5	Forms of Settlement Agreements

TABLE OF DEFINITIONS

Page
Acquisition Proposal	44
Acquisition Transaction	44
Agreement	1
Average Closing Price	41
Bank Merger	1
BOLI	16
Business Day	44
CBNK	1
CBNK Benefit Plans	11
CBNK Board	44
CBNK Common Stock	7
CBNK Disclosure Schedule	44
CBNK Employees	11
CBNK ERISA Affiliate	11
CBNK Financial Statements	8
CBNK Intellectual Property	44
CBNK Meeting	30
CBNK Option	5
CBNK Pension Plan	11
CBNK Restricted Share Award	6
CBNK’s SEC Reports	8
Certificate	44
Change in Recommendation	30
Chicopee Bank	1
Closing	2
Code	1
Community Reinvestment Act	9
Confidentiality Agreement	32
Converted Options	5
Derivative Transaction	44
Determination Date	41
Effective Time	2
Environmental Law	45
ERISA	45
ESOP	35
Exchange Act	45
Exchange Agent	4
Exchange Ratio	3
Excluded Shares	45
FDIC	45
FHLB	45
Final Index Price	41
Fractional Shares	3
FRB	45
GAAP	45
Governmental Authority	45
Hazardous Substance	45
Indemnified Parties	33
Indemnifying Party	33
Index Group	41

Page
Index Price	41
Informational Systems Conversion	36
Insurance Amount	34
Insurance Policies	16
Intellectual Property	45
IRS	45
Joint Proxy Statement/Prospectus	45
Knowledge	45
Leases	15
Letter of Transmittal	3
Lien	46
Loan Property	46
Loans	14
MADOB	46
Material Adverse Effect	46
MBCA	2
Merger	1
Merger Consideration	3
Merger Registration Statement	31
NASDAQ	46
Notice of Superior Proposal	32
OCC	46
OREO	15
Person	46
Plan of Bank Merger	1
Regulatory Approvals	37
Regulatory Order	9
Rights	46
Securities Act	46
Settlement Agreement	35
Software	46
Starting Date	41
Starting Price	41
Subsidiary	46
Superior Proposal	46
Surviving Corporation	1
Tax	47
Tax Returns	47
Taxes	47
Termination Date	40
Voting Agreement	1
Westfield Bank	1
WFD	1
WFD Benefit Plans	21
WFD Board	47
WFD Common Stock	47
WFD Defined Benefit Plan	22
WFD Disclosure Schedule	47
WFD ERISA Affiliate	22
WFD Financial Statements	18
WFD Intellectual Property	47
WFD Meeting	30
WFD Restricted Share Award	17
WFD Share Price	47
WFD’s SEC Reports	19

v

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of April 4, 2016, by and between Westfield Financial, Inc., a Massachusetts corporation (“WFD”), and Chicopee Bancorp, Inc., a Massachusetts corporation (“CBNK”).

WITNESSETH

WHEREAS, the Board of Directors of WFD and the Board of Directors of CBNK have each (i) determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective entities and shareholders; (ii) determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies; and (iii) approved this Agreement;

WHEREAS, in accordance with the terms of this Agreement, CBNK will merge with and into WFD, and WFD shall be the surviving entity (the “Merger”);

WHEREAS, as a material inducement to WFD to enter into this Agreement, each of the directors and certain executive officers of CBNK have entered into a voting agreement with WFD dated as of the date hereof (a “Voting Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which each such director or executive officer has agreed, among other things, to vote all shares of CBNK Common Stock (as defined herein) owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such agreement;

WHEREAS, the parties intend for the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and hereby is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.01 Terms of the Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, CBNK shall merge with and into WFD, and WFD shall be the surviving entity (hereinafter sometimes referred to as the “Surviving Corporation”) and shall continue to be governed by the laws of the Commonwealth of Massachusetts and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Surviving Corporation shall be named Western New England Bancorp, Inc. As part of the Merger, shares of CBNK Common Stock shall, at the Effective Time, be converted into the right to receive the Merger Consideration pursuant to the terms of Article II.

Section 1.02 Bank Merger. Concurrently with or as soon as practicable after the execution and delivery of this Agreement, Westfield Bank (“Westfield Bank”), a wholly owned subsidiary of WFD, and Chicopee Savings Bank (“Chicopee Bank”), a wholly owned subsidiary of CBNK, shall enter into the Plan of Bank Merger (the “Plan of Bank Merger”), substantially in the form attached hereto as Exhibit B, pursuant to which Chicopee

Bank will merge with and into Westfield Bank, and Westfield Bank shall be the surviving institution (the “Bank Merger”). The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

Section 1.03 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would reasonably be expected to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. CBNK and WFD each hereby agree to deliver a certificate substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable its counsel to deliver the legal opinion contemplated by Section 6.01(e).

Section 1.04 Articles of Organization and Bylaws. The Articles of Organization, as amended, of WFD, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended in accordance with applicable law. The Amended and Restated Bylaws of WFD, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

Section 1.05 Directors of Surviving Corporation After Effective Time. Subject to Section 5.18, immediately after the Effective Time, until their respective successors are duly elected or appointed and qualified, the directors of the Surviving Corporation shall consist of the directors of WFD serving immediately prior to the Effective Time.

Section 1.06 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided under the Massachusetts Business Corporation Act (the “MBCA”), and the regulations promulgated thereunder. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate corporate existence of CBNK shall cease and all of the rights, privileges, powers, franchises, properties, assets, debts, liabilities, obligations, restrictions, disabilities and duties of CBNK shall be vested in and assumed by WFD.

Section 1.07 Effective Date and Effective Time; Closing.

(a) Subject to the terms and conditions of this Agreement, WFD will make all such filings as may be required to consummate the Merger by applicable laws and regulations. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of the Commonwealth of Massachusetts or at such later date or time as WFD and CBNK agree and specify in the Articles of Merger (the date and time the Merger becomes effective being the “Effective Time”).

(b) The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time on the Closing Date (as defined below), at the principal offices of Hogan Lovells US LLP in Washington, D.C., or such other place or at such other time on the Closing Date as the parties may mutually agree upon. At the Closing, there shall be delivered to WFD and CBNK the certificates and other documents required to be delivered under Article VI hereof. Subject to the satisfaction or waiver of all conditions to closing contained in Article VI hereof, the Closing shall occur no later than ten Business Days following the latest to occur of (i) the receipt of all Regulatory Approvals, and the expiration of any applicable waiting periods, (ii) the approval of the Merger by the stockholders of WFD and by the stockholders of CBNK, or (iii) at such other date or time upon which WFD and CBNK mutually agree (the “Closing Date”).

Section 1.08 Alternative Structure. WFD may, at any time prior to the Effective Time, change the method of effecting the combinations of WFD and CBNK, or Westfield Bank and Chicopee Bank, respectively (including the provisions of this Article I, other than this Section 1.08) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (a) alter or change the Merger Consideration in any way; (b) adversely affect the tax treatment of CBNK’s shareholders pursuant to this Agreement; (c) adversely affect the tax treatment of WFD or CBNK pursuant to this Agreement; or (d) materially impede or delay consummation of the transactions contemplated by this Agreement or the Plan of Bank Merger. In the event WFD makes such a change, CBNK agrees to execute an appropriate amendment to this Agreement or the Plan of Bank Merger, as applicable, in order to reflect such change.

Section 1.09 Additional Actions. If, at any time after the Effective Time, WFD shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, or record or otherwise, in WFD its right, title or interest in, to or under any of the rights, properties or assets of CBNK, or (ii) otherwise carry out the purposes of this Agreement, CBNK and its officers and directors shall be deemed to have granted to WFD an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in WFD its right, title or interest in, to or under any of the rights, properties or assets of CBNK or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of WFD are authorized in the name of CBNK or otherwise to take any and all such action.

Section 1.10 Absence of Control. It is the intent of the parties to this Agreement that WFD by reason of this Agreement shall not be deemed (until consummation of the transactions contemplated herein) to control, directly or indirectly, CBNK and shall not exercise or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of CBNK.

ARTICLE II

CONSIDERATION; EXCHANGE PROCEDURES

Section 2.01 Merger Consideration. Subject to the provisions of this Agreement, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of CBNK Common Stock issued and outstanding at the Effective Time, other than Excluded Shares, shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive 2.425 shares (the “Exchange Ratio”) of WFD Common Stock plus cash in lieu of Fractional Shares as provided for in Section 2.03 (the “Merger Consideration”).

Section 2.02 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of CBNK Common Stock shall cease to be, and shall have no rights as, shareholders of CBNK other than the right to receive the Merger Consideration provided under this Article II. Upon and after the Effective Time, there shall be no transfers on the stock transfer books of CBNK of shares of CBNK Common Stock.

Section 2.03 No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of WFD Common Stock (“Fractional Shares”) shall be issued in the Merger. Each holder of a Certificate who otherwise would have been entitled to a fraction of a share of WFD Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of CBNK Common Stock owned by such holder at the Effective Time) by the WFD Share Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

Section 2.04 Treasury Shares; Shares Owned by the Parties. Notwithstanding any other provision of this Agreement, all shares of CBNK Common Stock that are (i) held by CBNK as treasury shares or (ii) owned by WFD or any of its Subsidiaries immediately prior to the Effective Time, shall be cancelled and retired and shall cease to exist, and no shares of WFD Common Stock or other consideration shall be delivered in exchange therefor. Any shares of WFD Common Stock that are owned by CBNK or any of its Subsidiaries immediately prior to the Effective Time shall be cancelled and retired.

Section 2.05 Reserved.

Section 2.06 Exchange Procedures.

(a) Appropriate transmittal materials (“Letter of Transmittal”) in a form satisfactory to WFD and CBNK shall be mailed as soon as practicable, but in no event later than five Business Days after the Closing Date, after the Effective Time to each holder of record of CBNK Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of CBNK Common Stock (“Certificate(s)”) to be converted thereby.

(b) At and after the Effective Time, each Certificate shall represent only the right to receive the Merger Consideration.

(c) Prior to the Effective Time, WFD shall (i) reserve for issuance with its transfer agent and registrar a sufficient number of shares of WFD Common Stock to provide for payment of the aggregate Merger Consideration pursuant to Section 2.07 and (ii) deposit, or cause to be deposited, with Computershare Trust Company, N.A. (the “Exchange Agent”), for the benefit of the holders of shares of CBNK Common Stock, for exchange in accordance with this Section 2.06, an amount of cash sufficient to pay any cash in lieu of Fractional Shares pursuant to Section 2.03.

(d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as are reasonably satisfactory to CBNK and WFD and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of WFD Common Stock that such holder has the right to receive pursuant to Section 2.01, and a check in the amount equal to the cash in lieu of Fractional Shares, if any, that such holder has the right to receive pursuant to Section 2.03, and any dividends or other distributions to which such holder is entitled pursuant to this Section 2.06. Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute WFD Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of WFD Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of CBNK Common Stock not registered in the transfer records of CBNK, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such CBNK Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of WFD and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(e) No dividends or other distributions declared or made after the Effective Time with respect to WFD Common Stock issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of WFD Common Stock hereunder until such person surrenders his or her Certificates in accordance with this Section 2.06. Upon the surrender of such person’s Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of WFD Common Stock represented by such person’s Certificates.

(f) The stock transfer books of CBNK shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of CBNK of any shares of CBNK Common Stock. If, after the Effective Time, Certificates are presented to WFD, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.06.

(g) Any portion of the aggregate amount of cash to be paid pursuant to Section 2.03, any dividends or other distributions to be paid pursuant to this Section 2.06 or any proceeds from any investments thereof that remains unclaimed by the shareholders of CBNK for nine months after the Effective Time shall be repaid by the Exchange Agent to WFD upon the written request of WFD. After such request is made, any shareholders of CBNK who have not theretofore complied with this Section 2.06 shall look only to WFD for the Merger Consideration and cash in lieu of Fractional Shares, if any, deliverable in respect of each share of CBNK Common Stock such shareholder holds, as determined pursuant to Section 2.06 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of WFD (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of CBNK Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(h) WFD and the Exchange Agent shall be entitled to rely upon CBNK’s stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, WFD and the Exchange Agent shall be entitled to deposit any Merger Consideration and cash in lieu of Fractional Shares, if any, represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(i) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or WFD, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and cash in lieu of Fractional Shares, if any, deliverable in respect thereof pursuant to Section 2.03.

Section 2.07 Reservation of Shares. Effective upon the date of this Agreement, WFD shall reserve for issuance a sufficient number of shares of the WFD Common Stock for the purpose of issuing shares of WFD Common Stock to CBNK shareholders in accordance with this Article II.

Section 2.08 Listing of Additional Shares. Prior to the Effective Time, WFD shall notify NASDAQ of the additional shares of WFD Common Stock to be issued by WFD in exchange for the shares of CBNK Common Stock.

Section 2.09 Effect on Outstanding Shares of WFD Common Stock. At the Effective Time, each share of WFD Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

Section 2.10 Effect on Outstanding CBNK Equity Awards.

(a) Each option to purchase shares of CBNK Common Stock issued by CBNK and outstanding at the Effective Time pursuant to the CBNK 2007 Equity Incentive Plan (each, a “CBNK Option”) shall be converted into an option to purchase shares of WFD Common Stock as follows:

(i) The aggregate number of shares of WFD Common Stock issuable upon the exercise of the converted CBNK Option after the Effective Time shall be equal to the product of the Exchange Ratio multiplied by the number of shares of CBNK Common Stock issuable upon exercise of the CBNK Option immediately prior to the Effective Time, such product to be rounded to the nearest whole share of WFD Common Stock; and

(ii) the exercise price per share of each converted CBNK Option shall be equal to the quotient of the exercise price of such CBNK Option immediately prior to the Effective Time divided by the Exchange Ratio, such quotient to be rounded to the nearest whole cent; provided, however, that, in the case of any CBNK Option that is intended to qualify as an incentive stock option under Section 422 of the Code, the number of shares of WFD Common Stock issuable upon exercise of and the exercise price per share for such converted CBNK Option determined in the manner provided above shall be further adjusted in such manner as may be necessary to ensure that such incentive stock option continues to qualify as an incentive stock option and to conform to the requirements of Section 424(a) of the Code.

(iii) Options to purchase shares of WFD Common Stock that arise from the operation of this Section 2.10 shall be referred to herein as “Converted Options.” All Converted Options shall be exercisable for the same period and shall otherwise have the same terms and conditions applicable to the CBNK Options that they replace; provided, however, that all such Converted Options shall be fully vested to the extent not previously vested prior to the Effective Time.

(b) Before the Effective Time, WFD will take all corporate action necessary to reserve for future issuance a sufficient additional number of shares of WFD Common Stock to provide for the satisfaction of its obligations with respect to the Converted Options. WFD agrees to file, promptly after the Effective Time, a registration statement on Form S-8 (or any successor or other appropriate form) and make any state filings or obtain state exemptions with respect to the WFD Common Stock issuable upon exercise of the Converted Options.

(c) Each unvested award of restricted stock issued by CBNK and outstanding at the Effective Time pursuant to the CBNK 2007 Equity Incentive Plan (each, a “CBNK Restricted Share Award”) shall be fully vested as of the Effective Time and converted into WFD Common Stock in the same manner as any other outstanding share of CBNK Common Stock pursuant to the terms of this Article II.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CBNK

As a material inducement to WFD to enter into this Agreement and to consummate the transactions contemplated hereby, CBNK hereby makes to WFD the representations and warranties contained in this Article III, provided, however, CBNK shall not be deemed to have breached a representation or warranty as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this Article III, has had or is reasonably likely to have, a Material Adverse Effect (disregarding for purposes of this proviso any materiality or Material Adverse Effect qualification or exception contained in any representation or warranty). Notwithstanding the immediately preceding sentence, the representations and warranties contained in (x) Section 3.04(a) shall be deemed untrue and incorrect if not true and correct except to a de minimis extent, (y) Sections 3.02, 3.05, 3.06, 3.07, 3.08(b), 3.15(a) and (c), 3.16(b), 3.17, 3.18(d) and (f), 3.24(c) and 3.29 shall be deemed untrue and incorrect if not true and correct in all material respects and (z) Section 3.11(a) shall be deemed untrue and incorrect if not true and correct in all respects.

Section 3.01 Making of Representations and Warranties. Except as set forth in the CBNK Disclosure Schedule, CBNK hereby represents and warrants to WFD that the statements contained in this Article III are correct as of the date of this Agreement and will be correct as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date, which only need be correct as of such earlier date.

Section 3.02 Organization, Standing and Authority of CBNK. CBNK is a Massachusetts corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and is duly registered as a bank holding company under the Bank Holding Company Act 1956, as amended, as administered by the FRB. CBNK has full corporate power and authority to carry on its business as now conducted. CBNK is duly licensed or qualified to do business in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on CBNK. The Articles of Organization and Amended and Restated Bylaws of CBNK, copies of which have been made available to WFD, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 3.03 Organization, Standing and Authority of Chicopee Bank. Chicopee Bank is a Massachusetts-chartered savings bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Chicopee Bank’s deposits are insured by the FDIC in the manner and to the fullest extent provided by applicable law, and all premiums and assessments required to be paid in connection therewith have been paid by Chicopee Bank when due. Chicopee Bank is a member in good standing of the FHLB and owns the requisite amount of stock in the FHLB as set forth on CBNK Disclosure Schedule 3.03. The charter and Bylaws of Chicopee Bank, copies of which have been made available to WFD, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 3.04 CBNK Capital Stock.

(a) The authorized capital stock of CBNK consists solely of 20,000,000 shares of common stock, no par value per share, of which 5,222,339 shares are outstanding as of the date hereof (“CBNK Common Stock”). As of the date hereof, there are 2,217,029 shares of CBNK Common Stock held in treasury by CBNK. The outstanding shares of CBNK Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for the CBNK Options to acquire shares of CBNK Common Stock, CBNK does not have any Rights issued or outstanding with respect to CBNK Common Stock and CBNK does not have any commitment to authorize, issue or sell any CBNK Common Stock or Rights.

(b) CBNK Disclosure Schedule 3.04(b) contains a list setting forth, as of the date of this Agreement, all outstanding CBNK Options and outstanding CBNK Restricted Share Awards, the exercise price per share with respect to each such CBNK Option, a list of all holders with respect to each such award including identification of any such grantees that are not current or former employees, directors or officers of CBNK, the date of grant and date of expiration of each such award, and any vesting schedule applicable to each unvested award. Upon issuance in accordance with the terms of the outstanding award agreements, the shares of CBNK Common Stock issued pursuant to the CBNK Options and CBNK Restricted Share Awards shall be issued in compliance with all applicable laws.

Section 3.05 Subsidiaries. Except as set forth on CBNK Disclosure Schedule 3.05, CBNK does not, directly or indirectly, own or control any Affiliate. Except as disclosed on CBNK Disclosure Schedule 3.05, CBNK does not have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by CBNK has not been conducted through any other direct or indirect Subsidiary or Affiliate of CBNK. No such equity investment identified in CBNK Disclosure Schedule 3.05 is prohibited by the Commonwealth of Massachusetts, the MADOB or the FDIC.

Section 3.06 Corporate Power; Minute Books. Each of CBNK and Chicopee Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of CBNK and Chicopee Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of the shareholders of CBNK and WFD of this Agreement. CBNK does not conduct any trust business. The minute books of CBNK contain true, complete and accurate records of all meetings and other corporate actions held or taken by shareholders of CBNK and the CBNK Board (including committees of the CBNK Board).

Section 3.07 Execution and Delivery. Subject to the approval of this Agreement by the shareholders of CBNK, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of CBNK and the CBNK Board on or prior to the date hereof. The CBNK Board has directed that this Agreement be submitted to CBNK’s shareholders for approval at a meeting of such shareholders and, except for the approval and adoption of this Agreement by the requisite affirmative vote of the holders of the outstanding shares of CBNK Common Stock entitled to vote thereon, no other vote of the shareholders of CBNK is required by law, the Articles of Organization of CBNK, the Amended and Restated Bylaws of CBNK or otherwise to approve this Agreement and the transactions contemplated hereby. CBNK has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by WFD, this Agreement is a valid and legally binding obligation of CBNK, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

Section 3.08 Regulatory Approvals; No Defaults.

(a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by CBNK or any of its Subsidiaries in connection with the execution, delivery or performance by CBNK or Chicopee Bank of this Agreement or to consummate the transactions contemplated hereby, except for (i) filings of applications or notices with, and consents, approvals or waivers by the MADOB, as may be required, and (ii) the approval of this Agreement by the requisite affirmative vote of the holders of the outstanding shares of CBNK Common Stock. As of the date hereof, CBNK is not aware of any reason why the approvals set forth above and referred to in Section 6.01(a) will not be received in a timely manner.

(b) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph, and the expiration of related waiting periods, the execution, delivery and performance of this Agreement by CBNK, as applicable, and the consummation of the transactions contemplated hereby do not and will not (i) constitute a breach or violation of, or a default under, the charter or Bylaws (or similar governing documents) of CBNK or any of its Subsidiaries, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CBNK or any of its Subsidiaries, or any of their properties or assets or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of CBNK or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which CBNK or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

Section 3.09 Financial Statements. CBNK has previously made available to WFD copies of (i) the consolidated balance sheets of CBNK as of December 31 for the fiscal years 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for the fiscal years 2015, 2014 and 2013, in each case accompanied by the audit report of Berry Dunn McNeil & Parker, LLC, the independent registered public accounting firm of CBNK (the “CBNK Financial Statements”) and (ii) the consolidated report of condition and income filed with the FDIC by Chicopee Bank for the period ended December 31, 2015. The CBNK Financial Statements (including the related notes, where applicable) fairly present the results of the operations and financial position of CBNK and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies with applicable accounting requirements; and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of CBNK have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Berry Dunn McNeil & Parker, LLC has not resigned or been dismissed as independent public accountants of CBNK as a result of or in connection with any disagreements with CBNK on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Section 3.10 Securities Filings. CBNK has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act since December 31, 2013 (collectively, “CBNK’s SEC Reports”). None of CBNK’s SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with the SEC, all of CBNK’s SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of CBNK included in CBNK’s SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

Section 3.11 Absence of Certain Changes or Events.

(a) Since December 31, 2015, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on CBNK.

(b) Since December 31, 2015, CBNK has carried on its business only in the ordinary and usual course of business consistent with its past practices (except for the incurrence of expenses in connection with this Agreement).

(c) Except as set forth in CBNK Disclosure Schedule 3.11, since December 31, 2015, CBNK has not (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any officer, employee or director from the amount thereof in effect as of December 31, 2015, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, (ii) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of CBNK’s capital stock, (iii) effected or authorized any split, combination or reclassification of any of CBNK’s capital stock or any issuance or issued any other securities in respect of, in lieu of or in substitution for shares of CBNK’s capital stock, (iv) changed any accounting methods (or underlying assumptions), principles or practices of CBNK affecting its assets, liabilities or business, including without limitation, any reserving, renewal or residual method, practice or policy, except in accordance with GAAP, (v) made any tax election by CBNK or any settlement or compromise of any income tax liability by CBNK, (vi) made any material change in CBNK’s policies and procedures in connection with underwriting standards, origination, purchase and sale procedures or hedging activities with respect to any Loans, (vii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (viii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (ix) had any union organizing activities or (x) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 3.12 Financial Controls and Procedures. During the periods covered by the CBNK Financial Statements, CBNK has had in place internal controls over financial reporting which are designed and maintained to ensure that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of CBNK’s records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of CBNK or its accountants or agents.

Section 3.13 Regulatory Matters.

(a) CBNK has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2012 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of CBNK, and except as set forth in CBNK Disclosure Schedule 3.13(a), no Governmental Authority has initiated any proceeding, or to the Knowledge of CBNK, investigation into the business or operations of CBNK, since December 31, 2012. Other than as set forth in CBNK Disclosure Schedule 3.13(a), there is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations of Chicopee Bank. Chicopee Bank is “well-capitalized” as defined in applicable laws and regulations, and Chicopee Bank has a Community Reinvestment Act of 1977, as amended (the “Community Reinvestment Act”), rating of “satisfactory” or better.

(b) CBNK has timely filed with the SEC and NASDAQ all documents required by the Securities Act and the Exchange Act, and such documents, as the same may have been amended, complied, at the time filed with the SEC, in all material respects with the Securities Act and the Exchange Act.

(c) Other than as set forth in CBNK Disclosure Schedule 3.13(c), neither CBNK nor Chicopee Bank is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter (each a “Regulatory Order”) from, any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it. Each of CBNK and Chicopee Bank has not been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Order.

Section 3.14 Legal Proceedings.

(a) Other than as set forth in CBNK Disclosure Schedule 3.14, there are no pending or, to CBNK’s Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against CBNK.

(b) Other than as set forth in CBNK Disclosure Schedule 3.14, CBNK is not a party to any, nor are there any pending or, to CBNK’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against CBNK in which, to the Knowledge of CBNK, there is a reasonable probability of any material recovery against or other Material Adverse Effect on CBNK or which challenges the validity or propriety of the transactions contemplated by this Agreement.

(c) There is no injunction, order, judgment or decree imposed upon CBNK, or the assets of CBNK, and CBNK has not been advised of, or is aware of, the threat of any such action.

Section 3.15 Compliance with Laws.

(a) CBNK is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and all other applicable fair lending and fair housing laws or other laws relating to discrimination;

(b) CBNK has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease their properties and to conduct their business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to CBNK’s Knowledge, no suspension or cancellation of any of them is threatened; and

(c) Other than as set forth in CBNK Disclosure Schedule 3.15, CBNK has received, since December 31, 2013, no notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization (nor, to CBNK’s Knowledge, do any grounds for any of the foregoing exist).

Section 3.16 Material Contracts; Defaults.

(a) Other than as set forth in CBNK Disclosure Schedule 3.16(a), CBNK is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any directors, officers, employees or consultants; (ii) which would entitle any present or former director, officer, employee or agent of CBNK to indemnification from CBNK; (iii) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice and involving the payment of more than $25,000 per annum; or (iv) which materially restricts the conduct of any business by CBNK. CBNK has previously delivered to WFD true, complete and correct copies of each such document.

(b) To its Knowledge, CBNK is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as set forth in CBNK Disclosure Schedule 3.16(b), no power of attorney or similar authorization given directly or indirectly by CBNK is currently outstanding.

Section 3.17 Brokers. CBNK has received the opinion of Piper Jaffray to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to CBNK’s shareholders. Other than for financial advisory services performed for CBNK by Piper Jaffray pursuant to an agreement dated February 4, 2016, a true and complete copy of which has been previously delivered or made available to WFD, neither CBNK nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for CBNK or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

Section 3.18 Employee Benefit Plans.

(a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of CBNK (the “CBNK Employees”) and current or former directors of CBNK including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “CBNK Benefit Plans”), are identified in CBNK Disclosure Schedule 3.18(a). True and complete copies of all CBNK

Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any CBNK Benefit Plans and all amendments thereto, have been provided to WFD. Except as set forth in CBNK Disclosure Schedule 3.18(a), CBNK may amend or terminate any such CBNK Benefit Plan at any time without incurring any liability thereunder.

(b) All CBNK Benefit Plans covering CBNK Employees, to the extent subject to ERISA, are in substantial compliance with ERISA. Each CBNK Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “CBNK Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the IRS, and to the Knowledge of CBNK, there are no circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such CBNK Pension Plan under Section 401(a) of the Code. There is no pending or, to CBNK’s Knowledge, threatened litigation relating to the CBNK Benefit Plans. CBNK has not engaged in a transaction with respect to any CBNK Benefit Plan or CBNK Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject CBNK to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(c) Except as identified in CBNK Disclosure Schedule 3.18(c), neither CBNK nor or any entity which is considered one employer with CBNK under Section 4001 of ERISA or Section 414 of the Code (a “CBNK ERISA Affiliate”) has ever sponsored a CBNK Pension Plan that is subject to Title IV of ERISA. Neither CBNK nor any CBNK ERISA Affiliate has ever sponsored or contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA or “multiple employer plan,” as defined in Section 4063 of ERISA.

(d) All contributions required to be made under the terms of any CBNK Benefit Plan have been timely made or have been reflected on the financial statements of CBNK.

(e) Other than as set forth in CBNK Disclosure Schedule 3.18(e), CBNK has no obligations for retiree health and life benefits under any CBNK Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

(f) Other than as set forth in CBNK Disclosure Schedule 3.18(f), the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement will not (i) entitle any CBNK Employees to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the CBNK Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the CBNK Benefit Plans, (iv) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (v) limit or restrict the right of CBNK, or after the consummation of the transactions contemplated herby, WFD or Surviving Corporation, to merge amend, or terminate any of the CBNK Benefit Plans, or (vi) result in payments that would not be deductible under Section 162(m) of the Code. CBNK Disclosure Schedule 3.18(f) contains a schedule showing the present value of the monetary amounts payable as of the date specified in such schedule, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement), under any employment, change-in-control, severance or similar contract, plan or arrangement with or which covers any present or former director, officer or employee of CBNK who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any CBNK Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such person, specifying the assumptions in such schedule and providing estimates of other related fees or expenses together with such detail as is needed to ensure that no such payment or benefit would result in a parachute payment to a disqualified individual within the meaning of Section 280G of the Code.

(g) Each CBNK Benefit Plan that is a deferred compensation plan and any deferral elections thereunder are in compliance with Section 409A of the Code, to the extent applicable.

(h) Each CBNK Option and CBNK Restricted Share Award (i) was granted in compliance with all applicable laws and all of the terms and conditions of the applicable plan pursuant to which it was issued, (ii) has a grant date identical to the date on which the CBNK Board or the CBNK’s compensation committee actually awarded it, (iii) is exempt from the Section 409A of the Code, and (iv) qualifies for the tax and accounting treatment afforded to such award in the CBNK Tax Returns and the CBNK Financial Statements, respectively. In addition, each CBNK Option has an exercise price per share equal to or greater than the fair market value of a share of CBNK Common Stock on the date such CBNK Option was granted.

(i) CBNK Disclosure Schedule 3.18(i), contains a list setting forth, as of the date of this Agreement, all outstanding awards under the CBNK 2012 Phantom Stock Unit Award and Long-Term Incentive Plan, a list of all holders with respect to each such award, the date of grant and date of expiration of each such award, and any vesting schedule applicable to each such award.

Section 3.19 Labor Matters. CBNK is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is CBNK the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act, as amended) or seeking to compel CBNK to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to CBNK’s Knowledge, threatened, nor is CBNK aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

Section 3.20 Environmental Matters.

(a) To its Knowledge, CBNK and its owned real properties are in material compliance with all Environmental Laws. CBNK is not aware of, nor has CBNK received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of CBNK with all Environmental Laws.

(b) To its Knowledge, CBNK has obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

(c) To CBNK’s Knowledge, no Hazardous Substance exist on, about or within any of the owned real properties, nor have any Hazardous Substance previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that CBNK makes and intends to make of the owned real properties shall not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Substance on, in or from any of those properties.

(d) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or to CBNK’s Knowledge threatened against CBNK relating in any way to any Environmental Law. To its Knowledge, CBNK has no liability for remedial action under any Environmental Law. CBNK has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the owned real properties or CBNK Loan Property nor has CBNK received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law with respect to any of the owned real properties or CBNK Loan Property.

Section 3.21 Tax Matters.

(a) CBNK has filed all Tax Returns that it was required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by CBNK (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of CBNK and which CBNK is contesting in good faith. CBNK is not the beneficiary of any extension of time within which to file any Tax Return, and other than as set forth on CBNK Disclosure Schedule 3.21(a), neither CBNK nor any of its Subsidiaries currently has any open tax years. No claim has ever been made by an authority in a jurisdiction where CBNK does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of CBNK.

(b) CBNK has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of CBNK are pending with respect to CBNK. CBNK has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where CBNK has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against CBNK.

(d) CBNK has provided WFD with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to CBNK for taxable periods ended December 31, 2015, 2014 and 2013. CBNK has delivered to WFD correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by CBNK filed for the years ended December 31, 2015, 2014 and 2013. CBNK has timely and properly taken such actions in response to and in compliance with notices CBNK has received from the IRS in respect of information reporting and backup and nonresident withholding as are required by law.

(e) CBNK has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) CBNK has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). CBNK has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. Other than as set forth on CBNK Disclosure Schedule 3.21(f), CBNK is not a party to or bound by any Tax allocation or sharing agreement. Except for an affiliated group with its Subsidiaries, CBNK (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return, and (ii) has no liability for the Taxes of any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company, or unincorporated organization (other than CBNK) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(g) The unpaid Taxes of CBNK (i) did not, as of the end of the most recent period covered by CBNK’s call reports filed on or prior to the date hereof, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in CBNK’s call reports filed on or prior to the date hereof (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of CBNK in filing its Tax Returns. Since the end of the most recent period covered by CBNK’s call reports filed prior to the date hereof, CBNK has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(h) CBNK shall not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(i) CBNK has not distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) CBNK has not participated in a listed transaction within the meaning of Reg. Section 1.6011-4 (or any predecessor provision) and CBNK has not been notified of, or to CBNK’s Knowledge has participated in, a transaction that is described as a “reportable transaction” within the meaning of Reg. Section 1.6011-4(b)(1).

Section 3.22 Investment Securities. CBNK Disclosure Schedule 3.22 sets forth the book and market value as of December 31, 2015 of the investment securities, mortgage backed securities and securities held for sale of CBNK, as well as, with respect to such securities, descriptions thereof, CUSIP numbers, book values, fair values and coupon rates.

Section 3.23 Derivative Transactions.

(a) All Derivative Transactions entered into by CBNK or for the account of any of its customers were entered into in accordance with applicable laws, rules, regulations and regulatory policies of any Governmental Authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by CBNK, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. CBNK has duly performed all of its obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of CBNK, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(b) Except as set forth in CBNK Disclosure Schedule 3.23, no Derivative Transactions, were it to be a Loan held by CBNK, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import. The financial position of CBNK under or with respect to each such Derivative Transactions has been reflected in the books and records of CBNK in accordance with GAAP consistently applied, and no open exposure of CBNK with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists.

Section 3.24 Loans; Nonperforming and Classified Assets.

(a) Except as set forth in CBNK Disclosure Schedule 3.24(a), as of the date hereof, CBNK is not a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), under the terms of which the obligor was, as of December 31, 2015, over sixty (60) days delinquent in payment of principal or interest or in default of any other material provision, or (ii) Loan with any director, executive officer or five percent or greater shareholder of CBNK, or to the Knowledge of CBNK, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. CBNK Disclosure Schedule 3.24(a) identifies (x) each Loan that as of December 31, 2015 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by CBNK or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (y) each asset of CBNK that as of December 31, 2015 was classified as other real estate owned (“OREO”) and the book value thereof.

(b) Except as identified in CBNK Disclosure Schedule 3.24(b), each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to the Knowledge of CBNK, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) The loan documents with respect to each Loan were in compliance with applicable laws and regulations and CBNK’s lending policies at the time of origination of such Loans and are complete and correct.

(d) Except as set forth in CBNK Disclosure Schedule 3.24(d), CBNK is not a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates CBNK to repurchase from any such Person any Loan or other asset of CBNK.

Section 3.25 Tangible Properties and Assets.

(a) CBNK Disclosure Schedule 3.25(a) sets forth a true, correct and complete list of all real property owned by CBNK. Except as set forth in CBNK Disclosure Schedule 3.25(a), and except for properties and assets disposed of in the ordinary course of business or as permitted by this Agreement, CBNK has good title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent and (ii) Liens incurred in the ordinary course of business or imperfections of title, easements and encumbrances, if any, that, individually and in the aggregate, are not material in character, amount or extent, and do not materially detract from the value and do not materially interfere with the present use, occupancy or operation of any material asset.

(b) CBNK Disclosure Schedule 3.25(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which CBNK uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and, as of the date hereof, CBNK has not received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. There has not occurred any event and no condition exists that would constitute a termination event or a material breach by CBNK of, or material default by CBNK in, the performance of any covenant, agreement or condition contained in any Lease, and to CBNK’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. Except as set forth on CBNK Disclosure Schedule 3.25(b), there is no pending or, to CBNK’s Knowledge, threatened proceeding, action or governmental or regulatory investigation of any nature by any Governmental Authority with respect to the real property that CBNK uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. CBNK has paid all rents and other charges to the extent due under the Leases.

Section 3.26 Intellectual Property. CBNK Disclosure Schedule 3.26 sets forth a true, complete and correct list of all CBNK Intellectual Property. CBNK owns or has a valid license to use all CBNK Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). CBNK Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of CBNK as currently conducted. CBNK Intellectual Property owned by CBNK, and to the Knowledge of CBNK, all other CBNK Intellectual Property, is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and CBNK has not received notice challenging the validity or enforceability of CBNK Intellectual Property. To the Knowledge of CBNK, the conduct of the business of CBNK does not violate, misappropriate or infringe upon the Intellectual Property rights of any third party. The consummation of the Transactions will not result in the loss or impairment of the right of CBNK to own or use any of the CBNK Intellectual Property.

Section 3.27 Fiduciary Accounts. Since December 31, 2015, CBNK has properly administered all accounts for which it is or was a fiduciary, including but not limited to accounts for which it serves or served as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither CBNK nor any of its directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

Section 3.28 Insurance.

(a) CBNK Disclosure Schedule 3.28(a) identifies all of the material insurance policies, binders, or bonds currently maintained by CBNK, other than credit-life policies (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $50,000. CBNK is insured with reputable insurers against such risks and in such amounts as the management of CBNK reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect, CBNK is not in material default thereunder and all claims thereunder have been filed in due and timely fashion.

(b) CBNK Disclosure Schedule 3.28(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by CBNK, including the value of BOLI as of the end of the month prior to the date hereof. The value of such BOLI as of the date hereof is fairly and accurately reflected in the CBNK Financial Statements in accordance with GAAP.

Section 3.29 Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.

Section 3.30 Joint Proxy Statement/Prospectus. As of the date of the Joint Proxy Statement/Prospectus and the dates of the meeting of the shareholders of CBNK to which such Joint Proxy Statement/Prospectus relates, the Joint Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date, and further provided that no representation and warranty is made with respect to information relating to WFD and its Subsidiaries included in the Joint Proxy Statement/Prospectus.

Section 3.31 Disclosure. The representations and warranties contained in this Article III, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF WFD

As a material inducement to CBNK to enter into this Agreement and to consummate the transactions contemplated hereby, WFD hereby makes to CBNK the representations and warranties contained in this Article IV, provided, however, WFD shall not be deemed to have breached a representation or warranty as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this Article IV, has had or is reasonably likely to have, a Material Adverse Effect (disregarding for purposes of this proviso any materiality or Material Adverse Effect qualification or exception contained in any representation or warranty). Notwithstanding the immediately preceding sentence, the representations and warranties contained in (x) Sections 4.04 shall be deemed untrue and incorrect if not true and correct except to a de minimis extent, (y) Sections 4.02, 4.05, 4.06, 4.07, 4.08(b), 4.15(a) and (c), 4.16(b), 4.17, 4.18(d), 4.24(c) and 4.29 shall be deemed untrue and incorrect if not true and correct in all material respects and (z) Section 4.11(a) shall be deemed untrue and incorrect if not true and correct in all respects.

Section 4.01 Making of Representations and Warranties. Except as set forth in the WFD Disclosure Schedule, WFD hereby represents and warrants to CBNK that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date, except as to any representation or warranty which specifically relates to an earlier date, which only need be correct as of such earlier date.

Section 4.02 Organization, Standing and Authority of WFD. WFD is a Massachusetts corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and is duly registered as a savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended. WFD has full corporate power and authority to carry on its business as now conducted. WFD is duly licensed or qualified to do business in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on WFD. The Articles of Organization, as amended, and Amended and Restated Bylaws of WFD, copies of which have been made available to CBNK, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 4.03 Organization, Standing and Authority of Westfield Bank. Westfield Bank is a federally-chartered savings bank duly organized, validly existing and in good standing under the laws of the United States. Westfield Bank’s deposits are insured by the FDIC in the manner and to the fullest extent provided by applicable law, and all premiums and assessments required to be paid in connection therewith have been paid by Westfield Bank when due. Westfield Bank is a member in good standing of the FHLB and owns the requisite amount of stock of each as set forth on WFD Disclosure Schedule 4.03. The charter and Bylaws of Westfield Bank, copies of which have been made available to CBNK, are true, complete and correct copies of such documents as in full force and effect as of the date of this Agreement.

Section 4.04 WFD Capital Stock.

(a) The authorized capital stock of WFD consists of 75,000,000 shares of WFD Common Stock, par value $0.01 per share, of which 18,267,747 shares are outstanding as of the date hereof, and 5,000,000 shares of preferred stock, of which no shares are outstanding. As of the date hereof, 13,666,902 shares of WFD Common Stock are held in treasury by WFD. The outstanding shares of WFD Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except for the WFD Common Stock to be issued pursuant to this Agreement, WFD does not have any Rights issued or outstanding with respect to WFD Common Stock and WFD does not have any commitments to authorize, issue or sell any WFD Common Stock or Rights.

(b) WFD Disclosure Schedule 4.04(b) contains a list setting forth, as of the date of this Agreement, all outstanding WFD Restricted Share Awards pursuant to the WFD 2002 Recognition and Retention Plan, as amended, the WFD 2007 Recognition and Retention Plan, as amended, and the WFD 2014 Omnibus Incentive Plan (each, a “WFD Restricted Share Award”), a list of all holders with respect to each such award including identification of any such grantees that are not current or former employees, directors or officers of WFD, the date of grant of each such award, and any vesting schedule applicable to each unvested award. Upon issuance in accordance with the terms of the outstanding award agreements, the shares of WFD Common Stock issued pursuant to the WFD Restricted Share Awards shall be issued in compliance with all applicable laws. There are no outstanding options to purchase shares of WFD Common Stock.

Section 4.05 Subsidiaries. Except as set forth on WFD Disclosure Schedule 4.05, WFD does not, directly or indirectly, own or control any Affiliate. Except as disclosed on WFD Disclosure Schedule 4.05, WFD does not have any equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by WFD has not been conducted through any other direct or indirect Subsidiary or Affiliate of WFD. No such equity investment identified in WFD Disclosure Schedule 4.05 is prohibited by the Commonwealth of Massachusetts, the MADOB or the OCC.

Section 4.06 Corporate Power; Minute Books. Each of WFD and Westfield Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and each of WFD and Westfield Bank has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of the shareholders of CBNK and WFD of this Agreement. The minute books of WFD contain true, complete and accurate records of all meetings and other corporate actions held or taken by shareholders of WFD and the WFD Board (including committees of the WFD Board).

Section 4.07 Execution and Delivery. Subject to the approval of this Agreement by the shareholders of WFD, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of WFD and the WFD Board on or prior to the date hereof. The WFD Board has directed that this Agreement be submitted to WFD’s shareholders for approval at a meeting of such shareholders and, except for the approval and adoption of this Agreement by the requisite affirmative vote of the holders of the outstanding shares of WFD Common Stock entitled to vote thereon, no other vote of the shareholders of WFD is required by law, the Articles of Organization, as amended, of WFD, the Amended and Restated Bylaws of WFD or otherwise to approve this Agreement and the transactions contemplated hereby. WFD has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by CBNK, this Agreement is a valid and legally binding obligation of WFD, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

Section 4.08 Regulatory Approvals; No Defaults.

(a) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by WFD or any of its Subsidiaries in connection with the execution, delivery or performance by WFD or Westfield Bank of this Agreement or to consummate the transactions contemplated hereby, except for (i) filings of applications or notices with, and consents, approvals or waivers by the FRB and the OCC, as may be required, and (ii) the approval of this Agreement by the requisite affirmative vote of the holders of the outstanding shares of WFD Common Stock. As of the date hereof, WFD is not aware of any reason why the approvals set forth above and referred to in Section 6.01(a) will not be received in a timely manner.

(b) Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement by WFD, and the consummation of the transactions contemplated hereby do not and will not (i) constitute a breach or violation of, or a default under, the charter or Bylaws (or similar governing documents) of WFD or any of its Subsidiaries, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to WFD or any of its Subsidiaries, or any of their respective properties or assets or (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of WFD or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which WFD or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

Section 4.09 Financial Statements. WFD has previously made available to CBNK copies of the consolidated statements of condition of WFD and its Subsidiaries as of December 31 for the fiscal years 2015 and 2014, and the related consolidated statements of income, comprehensive income (loss), changes in shareholders’ equity, and cash flows for the fiscal years 2015, 2014 and 2013, in each case accompanied by the audit report of Wolf & Company, P.C., the independent registered public accounting firm of WFD (the “WFD Financial Statements”). The WFD Financial Statements (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of WFD and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) complies with applicable accounting requirements and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of WFD and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Wolf & Company, P.C. has not resigned or been dismissed as independent public accountants of WFD as a result of or in connection with any disagreements with WFD on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Section 4.10 Securities Filings. WFD has filed with the SEC all reports, schedules, registration statements, definitive proxy statements and other documents that it has been required to file under the Securities Act or the Exchange Act since December 31, 2013 (collectively, “WFD’s SEC Reports”). None of WFD’s SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of their respective dates of filing with the SEC, all of WFD’s SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. Each of the financial statements (including, in each case, any notes thereto) of WFD included in WFD’s SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

Section 4.11 Absence of Certain Changes or Events.

(a) Since December 31, 2015, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on WFD.

(b) Since December 31, 2015, WFD has carried on its business only in the ordinary and usual course of business consistent with its past practices (except for the incurrence of expenses in connection with this Agreement).

(c) Except as set forth in WFD Disclosure Schedule 4.11(c), since December 31, 2015, WFD has not (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any officer, employee or director from the amount thereof in effect as of December 31, 2015, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, (ii) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to any of WFD’s capital stock, (iii) effected or authorized any split, combination or reclassification of any of WFD’s capital stock or any issuance or issued any other securities in respect of, in lieu of or in substitution for shares of WFD’s capital stock, (iv) changed any accounting methods (or underlying assumptions), principles or practices of WFD affecting its assets, liabilities or business, including without limitation, any reserving, renewal or residual method, practice or policy, except in accordance with GAAP, (v) made any tax election by WFD or any settlement or compromise of any income tax liability by WFD, (vi) made any material change in WFD’s policies and procedures in connection with underwriting standards, origination, purchase and sale procedures or hedging activities with respect to any Loans, (vii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (viii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (ix) had any union organizing activities or (x) made any agreement or commitment (contingent or otherwise) to do any of the foregoing.

Section 4.12 Financial Controls and Procedures. During the periods covered by the WFD Financial Statements, WFD has had in place internal controls over financial reporting which are designed and maintained to ensure that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of WFD’s records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of WFD or its accountants or agents.

Section 4.13 Regulatory Matters.

(a) WFD has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2012 with any Governmental Authority, and has paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by any Governmental Authority in the regular course of the business of WFD, and except as set forth in WFD Disclosure Schedule 4.13(a), no Governmental Authority has initiated any proceeding, or to the Knowledge of WFD, investigation into the business or operations of WFD, since December 31, 2012. Other than as set forth in WFD Disclosure Schedule 4.13(a) there is no unresolved violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations of Westfield Bank. Westfield Bank is “well-capitalized” as defined in applicable laws and regulations, and Bank has a Community Reinvestment Act rating of “satisfactory” or better.

(b) WFD has timely filed with the SEC and NASDAQ all documents required by the Securities Act and the Exchange Act, and such documents, as the same may have been amended, complied, at the time filed with the SEC, in all material respects with the Securities Act and the Exchange Act.

(c) Other than as set forth in WFD Disclosure Schedule 4.13(c), neither WFD, nor any of its properties is a party to or is subject to any Regulatory Order from any Governmental Authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it. WFD has not been advised by, or has any Knowledge of facts which could give rise to an advisory notice by, any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any Regulatory Order.

Section 4.14 Legal Proceedings.

(a) Other than as set forth in WFD Disclosure Schedule 4.14(a), there are no pending or, to WFD’s Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against WFD.

(b) WFD is not a party to any, nor are there any pending or, to WFD’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against WFD in which, to the Knowledge of WFD, there is a reasonable probability of any material recovery against or other Material Adverse Effect on WFD or which challenges the validity or propriety of the transactions contemplated by this Agreement.

(c) There is no injunction, order, judgment or decree imposed upon WFD, or the assets of WFD, and WFD has not been advised of, or is aware of, the threat of any such action.

Section 4.15 Compliance with Laws.

(a) WFD is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and all other applicable fair lending and fair housing laws or other laws relating to discrimination;

(b) WFD has all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease their properties and to conduct their business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to WFD’s Knowledge, no suspension or cancellation of any of them is threatened; and

(c) Other than as set forth in WFD Disclosure Schedule 4.15(c), WFD has received, since December 31, 2013, no notification or communication from any Governmental Authority (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, or (ii) threatening to revoke any license, franchise, permit or governmental authorization (nor, to WFD’s Knowledge, do any grounds for any of the foregoing exist).

Section 4.16 Material Contracts; Defaults.

(a) Other than as set forth in WFD Disclosure Schedule 4.16(a), WFD is not a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any directors, officers, employees or consultants; (ii) which would entitle any present or former director, officer, employee or agent of WFD to indemnification from WFD; (iii) which is an agreement (including data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice and involving the payment of more than $25,000 per annum; or (iv) which materially restricts the conduct of any business by WFD. WFD has previously delivered to CBNK true, complete and correct copies of each such document.

(b) To its Knowledge, WFD is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by WFD is currently outstanding.

Section 4.17 Brokers. WFD has received the opinion of Griffin Financial Group LLC to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to WFD’s shareholders. Other than for financial advisory services performed for WFD by Griffin Financial pursuant to an agreement dated December 1, 2015, a true and complete copy of which has been previously delivered or made available to CBNK, neither WFD nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for WFD or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

Section 4.18 Employee Benefit Plans.

(a) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of WFD and its Subsidiaries and current or former directors of WFD and its Subsidiaries including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the “WFD Benefit Plans”), are identified in WFD Disclosure Schedule 4.18(a).

(b) To the Knowledge of WFD, each WFD Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA, and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, and HIPAA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Other than as set forth in WFD Disclosure Schedule 4.18(b), each WFD Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and WFD is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of WFD, threatened action, suit or claim relating to any of the WFD Benefit Plans (other than routine claims for benefits). Neither WFD nor any of its Subsidiaries have engaged in a transaction, or omitted to take any action, with respect to any WFD Benefit Plan that would reasonably be expected to subject WFD or any Subsidiary to a material unpaid tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

(c) No liability to any Governmental Entity, other than PBGC premiums arising in the ordinary course of business, has been or is expected by WFD or any Subsidiary with respect to any WFD Benefit Plan which is subject to Title IV of ERISA (“WFD Defined Benefit Plan”) currently or formerly maintained by WFD or any entity which is considered one employer with WFD under Section 4001(b)(1) of ERISA or Section 414 of the Code (an “WFD ERISA Affiliate”). Neither WFD nor any WFD ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any WFD Defined Benefit Plan or by any WFD ERISA Affiliate within the 12 month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement. No WFD Defined Benefit Plan or single-employer plan of any WFD ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. WFD has not provided, and is not required to provide, security to any WFD Defined Benefit Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(d) All contributions required to be made under the terms of any WFD Benefit Plan have been timely made, and all anticipated contributions and funding obligations are accrued on WFD’s consolidated financial statements to the extent required by GAAP. WFD and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable WFD Benefit Plan for financial reporting purposes as required by GAAP.

Section 4.19 Labor Matters. WFD is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is WFD the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act, as amended) or seeking to compel WFD to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to WFD’s Knowledge, threatened, nor is WFD aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

Section 4.20 Environmental Matters.

(a) To its Knowledge, WFD and its owned real properties are in material compliance with all Environmental Laws. WFD is not aware of, nor has WFD received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the material compliance of WFD with all Environmental Laws.

(b) To its Knowledge, WFD has obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

(c) To WFD’ s Knowledge, No Hazardous Substance exist on, about or within any of the owned real properties, nor to WFD’s Knowledge have any Hazardous Substance previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that WFD makes and intends to make of the owned real properties shall not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Substance on, in or from any of those properties.

(d) There is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or to WFD’s Knowledge threatened against WFD relating in any way to any Environmental Law. To its Knowledge, WFD has no liability for remedial action under any Environmental Law. WFD has not received any request for information by any governmental authority with respect to the condition, use or operation of any of the owned real properties or WFD Loan Property nor has WFD received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law with respect to any of the owned real properties or WFD Loan Property.

Section 4.21 Tax Matters.

(a) WFD has filed all Tax Returns that it was required to file under applicable laws and regulations, other than Tax Returns that are not yet due or for which a request for extension was filed. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by WFD (whether or not shown on any Tax Return) have been paid other than Taxes that have been reserved or accrued on the balance sheet of WFD and which WFD is contesting in good faith. WFD is not the beneficiary of any extension of time within which to file any Tax Return, and neither WFD nor any of its Subsidiaries currently has any open tax years. No claim has ever been made by an authority in a jurisdiction where WFD does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of WFD.

(b) WFD has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are being conducted or to the Knowledge of WFD are pending with respect to WFD. WFD has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where WFD has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against WFD.

(d) WFD has provided CBNK with true and complete copies of the United States federal, state, local, and foreign income Tax Returns filed with respect to WFD for taxable periods ended December 31, 2015, 2014 and 2013. WFD has delivered to CBNK correct and complete copies of all examination reports, and statements of deficiencies assessed against or agreed to by WFD filed for the years ended December 31, 2015, 2014 and 2013. WFD has timely and properly taken such actions in response to and in compliance with notices WFD has received from the IRS in respect of information reporting and backup and nonresident withholding as are required by law.

(e) WFD has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f) WFD has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). WFD has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. WFD is not a party to or bound by any Tax allocation or sharing agreement. WFD (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return, and (ii) has no liability for the Taxes of any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company, or unincorporated organization (other than WFD) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(g) The unpaid Taxes of WFD (i) did not, as of the end of the most recent period covered by WFD’s call reports filed on or prior to the date hereof, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements included in WFD’s call reports filed on or prior to the date hereof (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of WFD in filing its Tax Returns. Since the end of the most recent period covered by WFD’s call reports filed prior to the date hereof, WFD has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

(h) WFD shall not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(i) WFD has not distributed stock of another Person or had its stock distributed by another Person in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) WFD has not participated in a listed transaction within the meaning of Reg. Section 1.6011-4 (or any predecessor provision) and WFD has not been notified of, or to WFD’s Knowledge has participated in, a transaction that is described as a “reportable transaction” within the meaning of Reg. Section 1.6011-4(b)(1).

Section 4.22 Investment Securities. WFD Disclosure Schedule 4.22 sets forth the book and market value as of December 31, 2015 of the investment securities, mortgage backed securities and securities held for sale of WFD, as well as, with respect to such securities, descriptions thereof, CUSIP numbers, book values, fair values and coupon rates.

Section 4.23 Derivative Transactions. (a) All Derivative Transactions entered into by WFD or for the account of any of its customers were entered into in accordance with applicable laws, rules, regulations and regulatory policies of any Governmental Authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by WFD, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. WFD has duly performed all of its obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Knowledge of WFD, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(b) Except as set forth in WFD Disclosure Schedule 4.23(b), no Derivative Transactions, were it to be a Loan held by WFD, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import. The financial position of WFD under or with respect to each such Derivative Transactions has been reflected in the books and records of WFD in accordance with GAAP consistently applied, and no open exposure of WFD with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists.

Section 4.24 Loans; Nonperforming and Classified Assets.

(a) Except as set forth in WFD Disclosure Schedule 4.24(a), as of the date hereof, WFD is not a party to any written or oral (i) Loans, under the terms of which the obligor was, as of December 31, 2015, over sixty (60) days delinquent in payment of principal or interest or in default of any other material provision, or (ii) Loan with any director, executive officer or five percent or greater shareholder of WFD, or to the Knowledge of WFD, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. WFD Disclosure Schedule 4.24(a) identifies (x) each Loan that as of December 31, 2015 was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by WFD or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (y) each asset of WFD that as of December 31, 2015 was classified as OREO and the book value thereof.

(b) Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to the Knowledge of WFD, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) The loan documents with respect to each Loan were in compliance with applicable laws and regulations and WFD’s lending policies at the time of origination of such Loans and are complete and correct.

(d) Except as set forth in WFD Disclosure Schedule 3.24(d), WFD is not a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates WFD to repurchase from any such Person any Loan or other asset of WFD.

Section 4.25 Tangible Properties and Assets.

(a) WFD Disclosure Schedule 4.25(a) sets forth a true, correct and complete list of all real property owned by WFD. Except as set forth in WFD Disclosure Schedule 4.25(a), and except for properties and assets disposed of in the ordinary course of business or as permitted by this Agreement, WFD has good title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent and (ii) Liens incurred in the ordinary course of business or imperfections of title, easements and encumbrances, if any, that, individually and in the aggregate, are not material in character, amount or extent, and do not materially detract from the value and do not materially interfere with the present use, occupancy or operation of any material asset.

(b) WFD Disclosure Schedule 4.25(b) sets forth a true, correct and complete schedule of all Leases. Each of the Leases is valid, binding and in full force and effect and, as of the date hereof, WFD has not received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. There has not occurred any event and no condition exists that would constitute a termination event or a material breach by WFD of, or material default by WFD in, the performance of any covenant, agreement or condition contained in any Lease, and to WFD’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. Except as set forth on WFD Disclosure Schedule 4.25(b), there is no pending or, to WFD’s Knowledge, threatened proceeding, action or governmental or regulatory investigation of any nature by any Governmental Authority with respect to the real property that WFD uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. WFD has paid all rents and other charges to the extent due under the Leases.

Section 4.26 Intellectual Property. WFD Disclosure Schedule 4.26 sets forth a true, complete and correct list of all WFD Intellectual Property. WFD owns or has a valid license to use all WFD Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). WFD Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of WFD as currently conducted. WFD Intellectual Property owned by WFD, and to the Knowledge of WFD, all other WFD Intellectual Property, is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and WFD has not received notice challenging the validity or enforceability of WFD Intellectual Property. To the Knowledge of WFD, the conduct of the business of WFD does not violate, misappropriate or infringe upon the Intellectual Property rights of any third party. The consummation of the Transactions will not result in the loss or impairment of the right of WFD to own or use any of the WFD Intellectual Property.

Section 4.27 Fiduciary Accounts. Since December 31, 2015, WFD has properly administered all accounts for which it is or was a fiduciary, including but not limited to accounts for which it serves or served as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither WFD nor any of its directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

Section 4.28 Insurance.

(a) WFD Disclosure Schedule 4.28(a) identifies all of the material Insurance Policies, including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $50,000. WFD is insured with reputable insurers against such risks and in such amounts as the management of WFD reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect, WFD is not in material default thereunder and all claims thereunder have been filed in due and timely fashion.

(b) WFD Disclosure Schedule 4.28(b) sets forth a true, correct and complete description of all BOLI owned by WFD, including the value of BOLI as of the end of the month prior to the date hereof. The value of such BOLI as of the date hereof is fairly and accurately reflected in the WFD Financial Statements in accordance with GAAP.

Section 4.29 Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.

Section 4.30 WFD Common Stock. The shares of WFD Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

Section 4.31 Joint Proxy Statement/Prospectus. As of the date of the Joint Proxy Statement/Prospectus and the dates of the meeting of the shareholders of WFD to which such Joint Proxy Statement/Prospectus relates, the Joint Proxy Statement/Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date, and further provided that no representation and warranty is made with respect to information relating to CBNK included in the Joint Proxy Statement/Prospectus.

Section 4.32 Disclosure. The representations and warranties contained in this Article IV, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

ARTICLE V

COVENANTS

Section 5.01 Covenants of CBNK. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of WFD, CBNK shall carry on its business in the ordinary course consistent with past practice and consistent with prudent banking practice and in compliance in all material respects with all applicable laws and regulations. CBNK will use its reasonable best efforts to (i) preserve its business organization intact, (ii) keep available to itself and WFD the present services of the current officers and employees of CBNK and (iii) preserve for itself and WFD the goodwill of the customers of CBNK and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth in the CBNK Disclosure Schedule or as otherwise expressly contemplated or permitted by this Agreement or consented to in writing by WFD, CBNK shall not:

(a) Capital Stock. Other than pursuant to stock options, or stock-based awards outstanding as of the date hereof and listed in the CBNK Disclosure Schedules, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation or reservation of, any additional shares of capital stock or any Rights, (ii) permit any additional shares of capital stock to become subject to grants of employee or director stock options, warrants or other Rights, or (iii) redeem, retire, purchase or otherwise acquire, directly or indirectly, any CBNK Common Stock, or obligate itself to purchase, retire or redeem, any of its shares of CBNK Common Stock (except to the extent necessary to effect a cashless exercise of CBNK Options outstanding on the date hereof).

(b) Dividends; Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of stock other than (x) dividends from wholly owned Subsidiaries to CBNK or any other wholly owned Subsidiary of CBNK, as applicable, or (y) regular quarterly cash dividends on CBNK Common Stock no greater than the rate paid during the fiscal quarter immediately preceding the date hereof with record and payment dates consistent with past practice (subject to the last sentence of this clause (b)), or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock. After the date hereof, CBNK shall coordinate with WFD regarding the declaration of any dividends in respect of CBNK Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of CBNK Common Stock shall not receive two (2) dividends for any single calendar quarter with respect to their shares of CBNK Common Stock and any shares of WFD Common Stock that such holders receive in exchange therefor in the Merger.

(c) Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of CBNK or grant any salary or wage increase or increase any employee benefit or pay any incentive or bonus payments, except (i) for normal increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall be more than three percent (3%) with respect to any individual officer, director or employee and provided further that any increases, either singularly or in the aggregate, shall be consistent with CBNK’s 2016 budget, a copy of which has been made available to WFD, (ii) CBNK shall be permitted to make cash contributions to the tax-qualified CBNK Pension Plans in the ordinary course of business consistent with past practice, and (iii) CBNK shall be permitted to pay, with prior written consent of WFD (not to be unreasonably withheld), accrued bonuses or cash in lieu of phantom awards, as the case may be, at the Closing Date consistent with past practice and prorated through the Closing Date to those employees whose bonus payment or phantom award amounts for fiscal year 2015 and estimated bonus payment amounts or cash in lieu of phantom awards for full-fiscal year 2016 are listed on CBNK Disclosure Schedule 5.01(c).

(d) Hiring. Hire any person as an employee of CBNK or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on CBNK Disclosure Schedule 5.01(d) and (ii) persons hired to fill any vacancies arising after the date hereof at an annual salary of less than $50,000 and whose employment is terminable at the will of CBNK.

(e) Benefit Plans. Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable law or the terms of this Agreement, subject to the provision of prior written notice and consultation with respect thereto to WFD, or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on CBNK Disclosure Schedule 5.01(e)), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of CBNK.

(f) Transactions with Affiliates. Pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act) of any of its officers or directors, other than (i) compensation in the ordinary course of business consistent with past practice, (ii) loans, subject to subsection 5.01(r), or (iii) deposit transactions; provided that, WFD shall have been deemed to have consented to any such renewal, extension or modification of any agreement or arrangement with any such officer or director or any of their immediate family members or affiliates or associates if WFD does not object to any such proposed renewal, extension or modification within five business days of receipt by WFD of a request by CBNK to renew, extend or modify such a transaction along with all financial or other data that WFD may reasonably request in order to evaluate the same;

(g) Dispositions. Sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to CBNK taken as a whole.

(h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

(i) Capital Expenditures. Other than as set forth on CBNK Disclosure Schedule 5.01(i), make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $25,000 individually or $100,000 in the aggregate.

(j) Governing Documents. Amend CBNK’s Articles of Organization or Bylaws.

(k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws or regulations or GAAP.

(l) Contracts. Except in the ordinary course of business consistent with past practice or as otherwise expressly permitted by this Agreement, enter into, amend, modify or terminate any Material Contract, Lease or Insurance Policy.

(m) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which CBNK is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by CBNK of an amount which exceeds $50,000 and/or would impose any material restriction on the business of CBNK.

(n) Banking Operations. Enter into any new material line of business; materially change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority; or file any application or make any contract with respect to branching or site location or site relocation.

(o) Derivatives Transactions. Enter into any Derivatives Transactions, except in the ordinary course of business consistent with past practice.

(p) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, borrowings from the FHLB and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

(q) Investment Securities. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or equity investment of a type or in an amount that is not permissible for a national bank or (ii) any debt security, including mortgage-backed and mortgage related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered “high risk” securities under applicable regulatory pronouncements, in each case purchased in the ordinary course of business consistent with past practice; or restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which such portfolio or any securities therein are classified under GAAP or reported for regulatory purposes.

(r) Loans. Except to satisfy contractual obligations existing as of the date hereof and set forth on CBNK Disclosure Schedule 5.01(r), make, renegotiate, renew, increase, extend, modify or purchase any Loan, other than in accordance with CBNK’s loan policies and procedures in effect as of the date hereof; provided, however, that the prior notification and approval of WFD is required for (i) any new origination in excess of $4,000,000 or (ii) any additional extension of credit to a borrower whose Loan is determined to be substandard or classified. For purposes of this Section 5.01(r), consent shall be deemed given unless WFD objects within 48 hours of notification.

(s) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(t) Taxes. Make or change any Tax election, file any amended Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment.

(u) Compliance with Agreements. Knowingly commit any act or omission which constitutes a material breach or default by CBNK under any agreement with any Governmental Authority or under any Material Contract, Lease or other material agreement or material license to which it is a party or by which it or its properties is bound.

(v) Environmental Assessments. Foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a Hazardous Substance in amounts which, if such foreclosure were to occur, would be material.

(w) Insurance. Cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that now in effect.

(x) Liens. Discharge or satisfy any Lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices.

(y) Adverse Actions. Knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VI not being satisfied or (iii) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation.

(z) Dissolution of Subsidiary. Immediately prior to the Effective Time, CBNK shall dissolve Cabot Management Corporation, CBNK’s wholly-owned subsidiary. Prior to such time, CBNK shall not and shall not permit any of its Subsidiaries to conduct any operations, acquire any assets, incur any liabilities or enter into any contract using Cabot Management Corporation.

(aa) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 5.02 Covenants of WFD. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of CBNK, WFD will not, and will cause each of its Subsidiaries not to:

(a) Adverse Actions. (i) take any action reasonably likely to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) take any action reasonably likely to result in any of the conditions to the Merger set forth in Article VI not being satisfied, (iii) take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, (iv) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.02, (v) enter into any material definitive merger agreement, purchase and assumption agreement or similar document involving WFD or any of its Subsidiaries with respect to the acquisition of any other insured depository institution or its assets or the assumption of its liabilities, (vi) issue any additional shares of WFD Common Stock or any securities convertible into WFD Common Stock, except for existing and future grants under WFD’s stock-based benefit plans, (vii) take any action reasonably likely to adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, (viii) take any action reasonably likely to result in a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation, or (ix) operate its business other than in the ordinary course consistent with past practice and consistent with prudent banking practice and in compliance in all material respects with all applicable laws and regulations.

(b) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 5.03 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties to this Agreement agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VI hereof, and shall cooperate fully with the other parties hereto to that end.

Section 5.04 Shareholder Approval.

(a) WFD agrees to take, in accordance with applicable law, the Articles of Organization, as amended, and the Amended and Restated Bylaws of WFD, all action necessary to convene a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by WFD’s shareholders in order to permit consummation of the transactions contemplated by this Agreement (including any adjournment or postponement, the “WFD Meeting”) and, subject to Section 5.08, shall take all lawful action to solicit such approval by such shareholders. WFD agrees to use its best efforts to convene the WFD Meeting within thirty-five (35) days after the initial mailing of the Joint Proxy Statement/Prospectus to shareholders of WFD pursuant to Section 5.05, and in any event shall convene the WFD Meeting within forty-five (45) days after such mailing. Except for matters that would ordinarily be considered at WFD’s annual meeting of shareholders or with the prior approval of CBNK, no other matters shall be submitted for the approval of WFD shareholders at the WFD Meeting. The WFD Board shall at all times prior to and during the WFD Meeting recommend adoption of this Agreement by the shareholders of WFD and shall not withhold, withdraw, amend or modify such recommendation in any manner or take any other action or make any other public statement inconsistent with such recommendation.

(b) CBNK agrees to take, in accordance with applicable law, the Articles of Organization and the Amended and Restated Bylaws of CBNK, all action necessary to convene a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by CBNK’s shareholders in order to permit consummation of the transactions contemplated by this Agreement (including any adjournment or postponement, the “CBNK Meeting”) and, subject to Section 5.08, shall take all lawful action to solicit such approval by such shareholders. CBNK agrees to use its best efforts to convene the CBNK Meeting within thirty-five (35) days after the initial mailing of the Joint Proxy Statement/Prospectus to shareholders of CBNK pursuant to Section 5.05, and in any event shall convene the CBNK Meeting within forty-five (45) days after such mailing. Except for matters that would ordinarily be considered at CBNK’s annual meeting of shareholders or with the prior approval of WFD, no other matters shall be submitted for the approval of CBNK shareholders at the CBNK Meeting. The CBNK Board shall at all times prior to and during the CBNK Meeting recommend adoption of this Agreement by the shareholders of CBNK (the “CBNK Recommendation”) and shall not withhold, withdraw, amend or modify such recommendation in any manner adverse to WFD or take any other action or make any other public statement inconsistent with such recommendation, except as and to the extent expressly permitted by Section 5.11 (a “Change in Recommendation”). Notwithstanding any Change in Recommendation, this Agreement shall be submitted to the shareholders of CBNK for their approval at the CBNK Meeting and nothing contained herein shall be deemed to relieve CBNK of such obligation (unless and until this agreement is terminated in accordance with Section 7.01).

Section 5.05 Merger Registration Statement; Joint Proxy Statement/Prospectus. For the purposes of (x) registering WFD Common Stock to be offered to holders of CBNK Common Stock in connection with the Merger with the SEC under the Securities Act and applicable state securities laws and (y) holding the WFD Meeting and the CBNK Meeting, WFD shall draft and prepare, and CBNK shall cooperate in the preparation of, a registration statement on Form S-4 for the registration of the shares to be issued by WFD in the Merger (the “Merger Registration Statement”), including the Joint Proxy Statement/Prospectus. WFD shall provide CBNK and its counsel with appropriate opportunity to review and comment on the Merger Registration Statement and Joint Proxy Statement/Prospectus prior to the time they are initially filed with the SEC. WFD shall file the Merger Registration Statement with the SEC. Each of WFD and CBNK shall use its reasonable best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and parties shall thereafter promptly mail the Joint Proxy Statement/Prospectus to their respective shareholders. WFD shall also use its reasonable best efforts to obtain any necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and CBNK shall furnish to WFD all information concerning CBNK and the holders of CBNK Common Stock as may be reasonably requested in connection with such action.

Section 5.06 Cooperation and Information Sharing. CBNK shall provide WFD with any information concerning CBNK that WFD may reasonably request in connection with the drafting and preparation of the Merger Registration Statement and Joint Proxy Statement/Prospectus, and each party shall notify the other promptly of the receipt of any comments of the SEC with respect to the Merger Registration Statement or Joint Proxy Statement/Prospectus and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the other party promptly copies of all correspondence between it or any of its representatives and the SEC. WFD shall provide CBNK and its counsel with appropriate opportunity to review and comment on all amendments and supplements to the Merger Registration Statement and Proxy Statement/Prospectus and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of WFD and CBNK agrees to use all reasonable efforts, after consultation with the other party hereto, to respond promptly to all such comments of and requests by the SEC. Each of WFD and CBNK agrees to cause the Joint Proxy Statement/Prospectus and all required amendments and supplements thereto to be mailed to the holders of CBNK Common Stock entitled to vote at the CBNK Meeting and the holders of WFD Common Stock entitled to vote at the WFD Meeting, respectively, at the earliest practicable time.

Section 5.07 Supplements or Amendments. CBNK and WFD shall promptly notify the other party if at any time it becomes aware that the Joint Proxy Statement/Prospectus or the Merger Registration Statement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, CBNK shall cooperate with WFD in the preparation of a supplement or amendment to such Proxy Statement/Prospectus which corrects such misstatement or omission, and WFD shall file an amended Merger Registration Statement with the SEC, and each of WFD and CBNK shall mail an amended Proxy Statement/Prospectus to their respective shareholders.

Section 5.08 Regulatory Approvals. Each of CBNK and WFD will cooperate with the other and use all reasonable efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. CBNK and WFD will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with the Joint Proxy Statement/Prospectus and any application, petition or any other statement or application made by or on behalf of WFD or CBNK to any Governmental Authority in connection with the Merger and the Bank Merger and the other transactions contemplated by this Agreement. Each party hereto shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, WFD and CBNK shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.

Section 5.09 Press Releases. CBNK and WFD shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law. CBNK and WFD shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to this Agreement as reasonably requested by the other party.

Section 5.10 Access; Information.

(a) Each of WFD and CBNK agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to its books, records (including, without limitation, Tax Returns and work papers of independent registered public accountants), properties and personnel and to such other information relating to it as the other party may reasonably request and, during such period, shall furnish promptly to the other party all information concerning its business, properties and personnel as may reasonably request.

(b) All information furnished pursuant to Section 5.10(a) shall be subject to, and each party shall hold all such information in confidence in accordance with, the provisions of the Mutual Agreement of Confidentiality, dated as of December 7, 2015, by and between CBNK and WFD (the “Confidentiality Agreement”).

(c) No investigation by a party of the business and affairs of the other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to the obligations of such party to consummate the transactions contemplated by this Agreement.

Section 5.11 No Solicitation.

(a) From the date of this Agreement through the Effective Time, CBNK shall not, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) enter into any agreement with respect to an Acquisition Proposal, (iii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than WFD) any information or data with respect to CBNK or any of the CBNK Subsidiaries or otherwise relating to an Acquisition Proposal, or (iv) make or authorize any statement or recommendation in support of any Acquisition Proposal. Notwithstanding the foregoing sentence, CBNK may take any of the actions described in clause (iii) of the foregoing sentence only if, (A) CBNK has received a bona fide unsolicited written Acquisition Proposal prior to the CBNK Meeting that did not result from a breach of this Section 5.11, (B) the CBNK Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal, (C) CBNK has provided WFD with at least one (1) Business Day’s prior notice of such determination (the “Notice of Superior Proposal”), and (D) prior to furnishing or affording access to any information or data with respect to CBNK or otherwise relating to an Acquisition Proposal, CBNK receives from such Person a confidentiality agreement with terms no less favorable to CBNK than those contained in the Confidentiality Agreement between WFD and CBNK. CBNK shall promptly provide to WFD any non-public information regarding CBNK provided to any other Person that was not previously provided to WFD, such additional information to be provided no later than the date of provision of such information to such other party.

(b) Notwithstanding Section 5.04, prior to the date of the CBNK Meeting, the CBNK Board may approve or recommend to the stockholders of CBNK a Superior Proposal and withdraw, change, qualify or modify the CBNK Recommendation in connection therewith (a “Change in Recommendation”) after the third (3rd) Business Day following WFD’s receipt of the Notice of Superior Proposal advising WFD that the CBNK Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.11) constitutes a Superior Proposal (it being understood that CBNK shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that CBNK proposes to accept and the subsequent notice period (which shall not shorten such original three (3) Business Day period) shall be two (2) Business Days) if, but only if, (a) the CBNK Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would be reasonably likely to violate its fiduciary duties to CBNK’s stockholders under applicable law, and (b) at the end of such three (3) Business Day period or two (2) Business Day period (as the case may be), after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by WFD since its receipt of such Notice of Superior Proposal (provided, however, that WFD shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), the CBNK Board has again in good faith made the determination (i) in clause (a) of this Section 5.11, and (ii) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the withdrawal, changing, qualifying or modifying of the CBNK Recommendation or the making of a Change in Recommendation by the CBNK Board shall not change the approval of the CBNK Board for purposes of causing any applicable “moratorium,” “control share,” “fair price,” “takeover,” “interested stockholder” or similar law to be inapplicable to this Agreement and the CBNK Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

(c) CBNK shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than WFD) conducted heretofore with respect to any of the foregoing, and shall use reasonable best efforts to cause all Persons other than WFD who have been furnished confidential information regarding CBNK in connection with the solicitation of or discussions regarding an Acquisition Proposal within the twelve (12) months prior to the date hereof promptly to return or destroy such information. CBNK agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which CBNK is or may become a party, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any Person (other than WFD) to make an Acquisition Proposal.

CBNK shall ensure that the directors, officers, employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of CBNK are aware of the restrictions described in this Section 5.11 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 5.11 by any director, officer, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of CBNK, at the direction or with the consent of CBNK, shall be deemed to be a breach of this Section 5.11 by CBNK.

Section 5.12 Indemnification.

(a) From and after the Effective Time, WFD (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director and officer of CBNK and each other Person entitled to indemnification under the Bylaws of WFD as in effect on the date hereof, as applicable, determined as of the Effective Time (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director or officer of CBNK or is or was serving at the request of CBNK as a director, officer, employee or other agent of any other organization or in any capacity with respect to any employee benefit plan of CBNK, including without limitation matters related to the negotiation, execution and performance of this Agreement or any of the Transactions contemplated hereby, to the fullest extent which such Indemnified Parties would be entitled under the Amended and Restated Bylaws of CBNK as in effect on the date hereof (subject to change as required by law). WFD’s obligations under this Section 5.12(a) shall continue in full force and effect for a period of six years from the

Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. In addition, WFD shall advance expenses to the Indemnified Parties to the fullest extent which such Indemnified Parties would be entitled under the Amended and Restated Bylaws of CBNK as in effect on the date hereof without regard to director approval of such advancement of expenses.

(b) Any Indemnified Party wishing to claim indemnification under this Section 5.12, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party except to the extent that such failure does actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Indemnified Parties), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations or by an applicable federal or state banking agency or a court of competent jurisdiction.

(c) Prior to the Effective Time, WFD shall use its reasonable best efforts to cause the persons serving as directors and officers of CBNK immediately prior to the Effective Time to be covered by the directors’ and officers’ liability insurance policy maintained by CBNK (provided that WFD may substitute therefor policies which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to CBNK’s existing coverage limits) for a six-year period following the Effective Time with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall WFD be required to expend in any one year more than an amount equal to 200% of the current annual amount expended by CBNK to maintain such insurance (the “Insurance Amount”), and further provided that if WFD is unable to maintain or obtain the insurance called for by this Section 5.12(c) as a result of the preceding provision, WFD shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount.

(d) If WFD or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of WFD shall assume the obligations set forth in this Section 5.12.

Section 5.13 Employees; Benefit Plans.

(a) Following the Closing Date, WFD may choose to maintain any or all of the CBNK Benefit Plans in its sole discretion and CBNK shall cooperate with WFD in order to effect any plan terminations to be made as of the Effective Time. However, for any CBNK Benefit Plan terminated for which there is a comparable WFD Benefit Plan of general applicability (other than the defined benefit pension plan maintained by WFD), WFD shall take all reasonable action so that employees of CBNK shall be entitled to participate in such WFD Benefit Plan to the same extent as similarly-situated employees of WFD (it being understood that inclusion of the employees of CBNK in the WFD Benefit Plans may occur at different times with respect to different plans). WFD shall cause each WFD Benefit Plan in which employees of CBNK are eligible to participate to take into account for purposes of eligibility and vesting under the WFD Benefit Plans (but not for purposes of benefit accrual) the service of such employees with CBNK and its Subsidiaries to the same extent as such service was credited for such purpose by CBNK (other than for the defined benefit pension plan maintained by WFD); provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Nothing herein shall limit the ability of WFD to amend or terminate any of the CBNK Benefit Plans or WFD Benefit Plans in accordance with their terms at any time; provided, however, that WFD shall continue to maintain the CBNK Benefit Plans (other than stock-based or incentive plans and the defined benefit pension plan) for which there is a comparable WFD Benefit Plan until the CBNK Employees are permitted to participate in the WFD Benefit Plans, unless such WFD Benefit Plan has been frozen or terminated with respect to similarly-situated employees of WFD or any Subsidiary of WFD. Notwithstanding anything in the Agreement to the contrary, the CBNK 2007 Equity Incentive Plan will be maintained to the extent there are outstanding Converted Options.

(b) WFD shall assume and honor, under the vacation policies of CBNK, as disclosed on CBNK Disclosure Schedule 3.18, the accrued but unused vacation time of employees of the Surviving Corporation who were employees of CBNK prior to the Effective Time. Prior to the Effective Time, CBNK shall take all actions needed to revise the terms of its existing severance pay plan as set forth on CBNK Disclosure Schedule 5.13(b).

(c) If employees of CBNK become eligible to participate in a medical, dental or health plan of WFD upon termination of such plan of CBNK, WFD shall make all commercially reasonable efforts to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, health or dental plans of WFD, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time, in each case to the extent such employee had satisfied any similar limitation or requirement under an analogous CBNK Benefit Plan prior to the Effective Time.

(d) Concurrently with the execution of this Agreement, CBNK shall obtain from each of the individuals named in CBNK Disclosure Schedule 5.13(d) an agreement (a “Settlement Agreement”) to accept in full settlement of his or her rights under the specified programs the amounts and benefits determined under his or her Settlement Agreement (the aggregate amounts of such payments to be specified in CBNK Disclosure Schedule 5.13(d)) and pay such amounts to such individuals who are employed at the Effective Time pursuant to the terms of the Settlement Agreement. As to, and only as to, each individual who enters into a Settlement Agreement, WFD acknowledges and agrees that (i) the Merger constitutes a “change of control” or “change in control” for all purposes pursuant to such agreements, and (ii) CBNK will pay out all cash amounts under such agreements at the Closing Date. Any officer or employee of CBNK who is a party to a Settlement Agreement shall be entitled to receive the benefits payable or to be otherwise provided pursuant to the terms of such Settlement Agreement, and WFD agrees to provide the non-cash benefits, if any, pursuant to the terms of the Settlement Agreement.

(e) Concurrently with the execution of this Agreement, WFD and/or Westfield Bank is entering into employment agreements with William J. Wagner and Darlene Libiszewski in the forms attached hereto as Exhibits C-1 and C-2, respectively, to be effective as of the Effective Time, and settlement agreements with William J. Wagner, Maria J.C. Aigner, Russell J. Omer, Guida R. Sajdak and Cidalia Inacio in the forms attached hereto as Exhibits D-1 to D-5 hereto, respectively, to be effective as of the Effective Time.

(f) Subject to the occurrence of the Effective Time, the CBNK tax-qualified employee stock ownership plan (the “ESOP”) shall be terminated immediately prior to and effective as of the Effective Time (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration), a portion of the unallocated shares held by the ESOP will be either (i) sold and the proceeds of such sale applied to the repayment of all outstanding ESOP indebtedness, or (ii) a sufficient number of unallocated shares of CBNK Common Stock will be delivered to CBNK in order to repay all outstanding ESOP indebtedness, and the balance of the unallocated shares and any other assets remaining unallocated shall be allocated and distributed to ESOP participants (subject to the receipt of a favorable determination letter from the IRS), as provided for in the ESOP unless otherwise required by applicable law. Prior to the Effective Time, CBNK, and following the Effective Time, WFD shall use their respective best efforts in good faith to obtain such favorable determination letter (including, but not limited to, making such changes to the ESOP and the proposed allocations as may be requested by the IRS as a condition to its issuance of a favorable determination letter). CBNK and following the Effective Time, WFD, will adopt such amendments to the ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination letter on termination. Neither CBNK, nor following the Effective Time, WFD shall make any distribution from the ESOP except as may be required by applicable law until receipt of such favorable determination letter. In the case of a conflict between the terms of this Section 5.13(f) and the terms of the ESOP, the terms of the ESOP shall control however, in the event of any such conflict, CBNK before the Merger, and WFD after the Merger, shall use their best efforts to cause the ESOP to be amended to conform to the requirements of this Section 5.13(f).

(g) WFD will use its best efforts to cause each employee of CBNK that continues employment with WFD at the Closing Date to be eligible to participate in WFD’s 401(k) Plan and employee stock ownership plan on the first day of the calendar month immediately following the Closing Date; provided, however, that participation in the WFD 401(k) Plan and employee stock ownership plan by each such employee of CBNK that continues employment with WFD at the Closing Date shall be subject to applicable length of service requirements for eligibility for participation in such plans, which length of service of such employees that continue employment with WFD shall take into account for purposes of eligibility to participate in such plans the service of such employees with CBNK and its Subsidiaries to the same extent as such service was credited for such purpose by CBNK.

(h) WFD shall provide a retention pool in an amount up to $100,000 for the benefit of certain employees of CBNK to be designated by WFD at its sole discretion; provided that, any such designations shall be made in consultation with CBNK. Such designated employees will enter into retention agreements to be agreed upon by WFD and CBNK.

Section 5.14 Notification of Certain Changes. WFD and CBNK shall promptly advise the other party of any change or event having, or which could be reasonably expected to have, a Material Adverse Effect on it or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will supplement or amend its Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining the accuracy of the representations and warranties of the parties contained in Article III and Article IV in order to determine the fulfillment of the conditions set forth in Sections 6.02(a) or 6.03(a) hereof, as the case may be, or the compliance by CBNK or WFD, as the case may be, with the respective covenants and agreements of such parties contained herein.

Section 5.15 Current Information. During the period from the date of this Agreement to the Effective Time, each party will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party and to report the general status of its ongoing operations. Without limiting the foregoing, each party agrees to provide the other party (i) a copy of each report filed by it with a Governmental Authority within one (1) Business Day following the filing thereof and (ii) monthly updates of the information required to be set forth in CBNK Disclosure Schedule 3.14 or WFD Disclosure Schedule 4.14, as the case may be.

Section 5.16 Board Packages. Each party shall distribute a copy of its Board package, including the agenda and any draft minutes, to the other party at the same time and in the same manner in which it distributes a copy of such packages to its Board; provided, however, that neither party shall be required to copy the other party on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby or any third party proposal to acquire control of such party or any other matter that such party’s Board has been advised of by counsel that such distribution to the other party may violate a confidentiality obligation or fiduciary duty or any law or regulation.

Section 5.17 Transition; Informational Systems Conversion. From and after the date hereof, WFD and CBNK shall use their reasonable best efforts to facilitate the integration of CBNK with the business of WFD following consummation of the Transactions, and shall meet on a regular basis to discuss and plan for the conversion of CBNK’s data processing and related electronic informational systems (the “Informational Systems Conversion”) to those used by WFD and its Subsidiaries, which planning shall include, but not be limited to: (a) discussion of CBNK’s third-party service provider arrangements; (b) non-renewal of personal property leases and software licenses used by CBNK in connection with its systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. CBNK shall take all action which is necessary and appropriate to facilitate the Informational Systems Conversion; provided, however, that WFD shall indemnify CBNK for any reasonable out-of-pocket fees, expenses or charges that CBNK may incur as a result of taking, at the request of WFD, any action to facilitate the Informational Systems Conversion. If this Agreement is terminated by WFD and/or CBNK in accordance with Section 7.01(a), 7.01(b), 7.01(c) or 7.01(f), or by CBNK only in accordance with Section 7.01(d), 7.01(e) or 7.01(g)(ii), WFD shall indemnify CBNK for any reasonable fees, expenses or charges related to reversing the Informational Systems Conversion.

Section 5.18 Board of Directors. Effective immediately following the Effective Time, WFD shall take, and shall cause Westfield Bank to take, all action necessary to expand the size of the Board of Directors of WFD and Westfield Bank by five seats and to (i) appoint four members of CBNK’s Board of Directors, selected by WFD after consultation with CBNK, to WFD’s and Westfield Bank’s Board of Directors, and (ii) appoint William J. Wagner to WFD’s and Westfield Bank’s Board of Directors, with the title of Vice Chairman, each to serve on WFD’s and Westfield Bank’s Board of Directors for a term expiring at the annual meeting of shareholders at which the term of office of the class to which such members have been appointed expires (which terms are set forth in WFD Disclosure Schedule 5.18); provide further, William J. Wagner shall be appointed to serve on WFD’s and Westfield Bank’s Board of Directors as a member of the class whose term expires at the 2017 annual meeting of shareholders, at which meeting William J. Wagner shall be included as a nominee for election to WFD’s and Westfield Bank’s Board of Directors to serve for a term of three years.

Section 5.19 Exemption from Liability Under Section 16(b). Prior to the Effective Time, WFD shall take all steps as may be required to cause any acquisitions of WFD Common Stock resulting from the transactions contemplated by this Agreement by each director or officer of CBNK who becomes subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to CB to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01 Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of CBNK and WFD to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable law, written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

(a) Regulatory Approvals. All consents and approvals of a Governmental Authority required to consummate the transactions contemplated by this Agreement (“Regulatory Approvals”) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated.

(b) Merger Registration Statement Effective. The Merger Registration Statement shall have been declared effective by the SEC and no stop order with respect thereto shall be in effect.

(c) NASDAQ Listing. The shares of WFD Common Stock issuable pursuant to this Agreement shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(d) No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of such transactions.

(e) Tax Opinions. WFD shall have received a letter setting forth the written opinion of Hogan Lovells US LLP, in form and substance reasonably satisfactory to WFD, dated as of the Closing Date, and CBNK shall have received a letter setting forth the written opinion of Luse Gorman, PC, in form and substance reasonably satisfactory to CBNK, dated as of the Closing Date, in each case substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such letter, the Merger will constitute a tax free reorganization described in Section 368(a) of the Code.

Section 6.02 Conditions to Obligations of WFD. The obligations of WFD to consummate the Merger also are subject to the fulfillment or written waiver by WFD prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of CBNK set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have or are reasonably likely to have a Material Adverse Effect on CBNK. WFD shall have received a certificate, dated the Closing Date, signed on behalf of CBNK by the Chief Executive Officer of CBNK to such effect.

(b) Performance of Obligations of CBNK. CBNK shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and WFD shall have received a certificate, dated the Closing Date, signed on behalf of CBNK by the Chief Executive Officer of CBNK to such effect.

(c) No Adverse Regulatory Conditions. No regulatory approval referred to in Section 6.01(a) hereof shall contain any condition, restriction or requirement which the Board of Directors of WFD reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Merger to such a degree that WFD would not have entered into this Agreement had such condition, restriction or requirement been known at the date hereof.

(d) Voting Agreements. The Voting Agreements shall have been executed and delivered by each director and executive officer of CBNK concurrently with CBNK’s execution and delivery of this Agreement.

(e) Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of CBNK Common Stock.

(f) Other Actions. CBNK shall have furnished WFD with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.02 as WFD may reasonably request.

Section 6.03 Conditions to Obligations of CBNK. The obligations of CBNK to consummate the Merger also are subject to the fulfillment or written waiver by CBNK prior to the Closing Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of WFD set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this paragraph, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, will have or are reasonably likely to have a Material Adverse Effect on WFD. CBNK shall have received a certificate, dated the Closing Date, signed on behalf of WFD by the Chief Executive Officer and the Chief Financial Officer of WFD to such effect.

(b) Performance of Obligations of WFD. WFD shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CBNK shall have received a certificate, dated the Closing Date, signed on behalf of WFD by the Chief Executive Officer and the Chief Financial Officer of WFD to such effect.

(c) No Adverse Regulatory Conditions. No regulatory approval referred to in Section 6.01(a) hereof shall contain any condition, restriction or requirement which the Board of Directors of CBNK reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Merger to such a degree that CBNK would not have entered into this Agreement had such condition, restriction or requirement been known at the date hereof.

(d) Shareholder Approval. This Agreement shall have been duly approved by the requisite vote of the holders of outstanding shares of WFD Common Stock.

(e) Other Actions. WFD shall have furnished CBNK with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.01 and 6.03 as CBNK may reasonably request.

Section 6.04 Frustration of Closing Conditions. Neither WFD nor CBNK may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to use reasonable best efforts to consummate any of the transactions contemplated by this Agreement, as required by and subject to Section 5.03.

ARTICLE VII

TERMINATION

Section 7.01 Termination. This Agreement may be terminated, and the Transactions may be abandoned:

(a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of WFD and CBNK if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

(b) No Regulatory Approval. By either WFD or CBNK, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the transactions contemplated by this Agreement shall have been denied by final, nonappealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

(c) No Shareholder Approval. By either WFD or CBNK (provided that the terminating party is not in material breach of any of its obligations under Section 5.04), if the approval of the shareholders of either party required for the consummation of the transactions contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

(d) Breach of Representations and Warranties. By either WFD or CBNK (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement by the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(d) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the Merger under Section 6.02(a) (in the case of a breach of a representation or warranty by CBNK) or Section 6.03(a) (in the case of a breach of a representation or warranty by WFD).

(e) Breach of Covenants. By either WFD or CBNK (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party hereto, or which breach, by its nature, cannot be cured prior to the Closing, provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.01(e) unless the breach of covenant or agreement, together with all other such breaches, would entitle the party receiving the benefit of such covenant or agreement not to consummate the Merger under Section 6.02(b) (in the case of a breach of a covenant or agreement by CBNK) or Section 6.03(b) (in the case of a breach of a representation or warranty by WFD).

(f) Delay. By either WFD or CBNK if the Merger shall not have been consummated on or before December 31, 2016 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the party seeking to terminate this Agreement.

(g) Superior Proposal. By CBNK if it has received a Superior Proposal and the CBNK Board of Directors has determined to accept such Superior Proposal in accordance with Section 5.11.

(h) Failure to Recommend; Third-Party Acquisition Transaction; Etc.

(i) By WFD, if (A) CBNK shall have materially breached its obligations under Section 5.11, (B) the CBNK Board shall have failed to make its recommendation referred to in Section 5.04(b), withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of WFD, (C) the CBNK Board shall have recommended, proposed, or publicly announced its intention to recommend or propose, to engage in an Acquisition Transaction with any Person other than WFD or a Subsidiary of WFD or (D) CBNK shall have materially breached its obligations under Section 5.04(b) by failing to call, give notice of, convene and hold the CBNK Meeting in accordance with Section 5.04(b), and, in each case, an Acquisition Proposal shall have been publically announced or otherwise communicated to CBNK.

(ii) By WFD, if any of (A)-(D) of 7.01(h)(i) shall have occurred, but an Acquisition Proposal shall not have been publically announced or otherwise communicated to CBNK, in which case WFD shall be entitled to receive, in lieu of the fee provided under Section 7.02(a), an expense reimbursement fee for reasonable documented fees up to $750,000 to be paid by CBNK within three (3) Business Days after written demand for payment is made by WFD, following such occurrence. In the event that WFD shall later be entitled to receive the termination fee under Section 7.02, any expense reimbursement fee paid to WFD under this Section 7.01(h)(ii) shall be subtracted from the amount of the termination fee to be paid to WFD under Section 7.01.

(iii) By CBNK, if WFD shall have materially breached its obligations under Section 5.04(a) by failing to call, give notice of, convene and hold the WFD Meeting or by failing to make its recommendation or withdrawing, modifying or changing such recommendation in any manner adverse in any respect to the interests of CBNK in accordance with Section 5.04(a).

(i) Decrease in WFD Stock Price. By CBNK, if the CBNK Board so determines by a vote of the majority of the members of the entire CBNK Board, at any time during the five-day period commencing with the Determination Date (as defined below), if both of the following conditions are satisfied:

(A) The quotient obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “WFD Ratio”) shall be less than 0.80; and

(B) (x) the WFD Ratio shall be less than (y) the quotient obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (B)(y) (such number in this clause (B)(y) that results from dividing the Final Index Price by the Index Price on the Starting Date being referred to herein as the “Index Ratio”);

subject, however, to the following three sentences. If CBNK elects to exercise its termination right pursuant to this Section 7.01(i), it shall give written notice to WFD. During the five-day period commencing with its receipt of such notice, WFD shall have the option to increase the consideration to be received by the holders of CBNK Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth) to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the WFD Ratio. If WFD so elects within such five-day period, it shall give prompt written notice to CBNK of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.01(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified.)

For purposes of this Section 7.01(i) the following terms shall have the meanings indicated:

“Average Closing Price” shall mean the average of the daily closing prices for the shares of WFD Common Stock for the 20 consecutive full trading days on which such shares are actually traded on NASDAQ (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the Determination Date.

“Determination Date” shall mean the 10th day prior to the Closing Date, provided that if shares of the WFD Common Stock are not actually traded on NASDAQ on such day, the Determination Date shall be the immediately preceding day to the 10th day prior to the Closing Date on which shares of WFD Common Stock actually trade on NASDAQ.

“Final Index Price” shall mean the average of the Index Prices for the 20 consecutive full trading days ending on the trading day prior to the Determination Date.

“Index Group” shall mean the NASDAQ Bank Index.

“Index Price” shall mean the closing price on such date of the NASDAQ Bank Index.

“Starting Date” shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

“Starting Price” shall mean the closing price of a share of WFD Common Stock on NASDAQ (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.

Section 7.02 Termination Fee. In recognition of the efforts, expenses and other opportunities foregone by WFD while structuring and pursuing the Merger, the parties hereto agree that CBNK shall pay to WFD a termination fee of $4,000,000 within three (3) Business Days after written demand for payment is made by WFD, following the occurrence of any of the events set forth below:

(a) WFD terminates this Agreement pursuant to Section 7.01(h)(i) or CBNK terminates this Agreement pursuant to 7.01(g); or

(b) CBNK enters into a definitive agreement relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving CBNK within twelve (12) months following the termination of this Agreement by WFD pursuant to Section 7.01(d) or Section 7.01(e) because of a willful breach by CBNK after an Acquisition Proposal has been publicly announced or otherwise made known CBNK.

Section 7.03 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 7.01 and Section 8.01 and (ii) that termination will not relieve a breaching party from liability for money damages for any breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination. Nothing in Section 7.02 or this Section 7.03 shall be deemed to preclude either party from seeking specific performance in equity to enforce the terms of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 5.10(b), 5.18, 7.02 and this Article VIII, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

Section 8.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision or (b) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the CBNK Meeting and the WFD Meeting no amendment shall be made which by law requires further approval by the shareholders of CBNK or WFD, respectively, without obtaining such approval.

Section 8.03 Counterparts. This Agreement may be executed in one or more counterparts (including by PDF or electronic signature), each of which shall be deemed to constitute an original.

Section 8.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without regard for conflict of law provisions.

Section 8.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the Transactions, including fees and expenses of its own financial consultants, accountants and counsel, except that printing expenses for the Joint Proxy Statement/Prospectus shall be shared equally between WFD and CBNK; provided, however, that nothing contained herein shall limit either party’s rights to recover any damages arising out of the other party’s willful breach of any provision of this Agreement.

Section 8.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, mailed by registered or certified mail (return receipt requested) or sent by reputable courier service to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to WFD:

Westfield Financial, Inc.
141 Elm Street
Westfield, MA 01086

Attention:	James C. Hagan
President and Chief Executive Officer
Email:	jhagan@westfieldbank.com

With a copy to:

Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, DC 20004

Attention:	Richard A. Schaberg
Email:	richard.schaberg@hoganlovells.com

If to CBNK:

CBNK Chicopee
70 Center Street
Chicopee, MA 01013

Attention:	William J. Wagner
President and Chief Executive Officer
Email:	w.wagner@chicopeesavings.com

With a copy to:

Luse Gorman, PC
5335 Wisconsin Avenue, N.W.
Suite 780
Washington, D.C. 20015

Attention:	Lawrence M. F. Spaccasi, Esq.
Email:	lspaccasi@luselaw.com

Section 8.07 Entire Understanding; No Third Party Beneficiaries. This Agreement, the Plan of Bank Merger, the Voting Agreements, and the Confidentiality Agreement represent the entire understanding of the parties hereto and thereto with reference to the transactions, and this Agreement, the Plan of Bank Merger, the Voting Agreements, and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ right to enforce WFD’s obligation under Section 5.12, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 8.08 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 8.09 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10 Interpretation. When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 8.11 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

ARTICLE IX

ADDITIONAL DEFINITIONS

Section 9.01 Additional Definitions. In addition to any other definitions contained in this Agreement, the following words, terms and phrases shall have the following meanings when used in this Agreement:

“Acquisition Proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving WFD or CNBK: (a) any merger, consolidation, share exchange, business combination or other similar transactions; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of CBNK in a single transaction or series of transactions; (c) any tender offer or exchange offer for 20% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (d) any public announcement by any Person (which shall include any regulatory application or notice, whether in draft or final form) of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Acquisition Transaction” means any of the following (other than the transactions contemplated hereunder): (a) a merger, consolidation, share exchange, business combination or any similar transaction, involving the relevant companies; (b) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets and/or liabilities that constitute a substantial portion of the net revenues, net income or assets of the relevant companies in a single transaction or series of transactions; (c) a tender offer or exchange offer for 20% or more of the outstanding shares of the capital stock of the relevant companies or the filing of a registration statement under the Securities Act in connection therewith; or (d) an agreement or commitment by the relevant companies to take any action referenced above.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated to close.

“CBNK Board” means the Board of Directors of CBNK.

“CBNK Disclosure Schedule” means the disclosure schedule delivered by CBNK to WFD on or prior to the date hereof setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties in Article III or its covenants in Article V.

“CBNK Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of CBNK.

“Certificate” means any certificate that immediately prior to the Effective Time represents shares of CBNK Common Stock.

“Derivative Transaction” means any swap transactions, option, warrant, forward purchase or sale transactions, futures transactions, cap transactions, floor transactions or collar transactions relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transactions (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

“Environmental Law” means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) the protection or restoration of the environment, health, safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (c) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excluded Shares” shall consist of (i) shares held directly or indirectly by WFD (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and (ii) shares of CBNK Common Stock that are held by CBNK as treasury shares immediately prior to the Effective Time.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of Boston, or any successor thereto.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Authority” means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

“Hazardous Substance” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations.

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software; and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

“IRS” means the Internal Revenue Service.

“Joint Proxy Statement/Prospectus” means the joint proxy statement and prospectus, satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder, together with any amendments and supplements thereto, as prepared by WFD and CBNK and as delivered to holders of WFD Common Stock and CBNK Common Stock in connection with the solicitation of their approval of this Agreement.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known by the senior officers and directors of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Governmental Authority or any other written notice received by that Person.

“Lien” means any mortgage, pledge, lien, security interest, conditional and installment sale agreement, encumbrance, charge or other claim of third parties of any kind.

“Loan Property” means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“MADOB” means the Commonwealth of Massachusetts Division of Banks.

“Material Adverse Effect” means with respect to WFD and Westfield Bank, taken as a whole, or CBNK and Chicopee Bank, taken as a whole, any effect that is material and adverse to its financial position, results of operations or business or that would materially impair its ability to perform its obligations under this Agreement or otherwise materially impairs its ability to consummate the transactions contemplated by this Agreement;

provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to insured depository institutions and their holding companies generally, (iii) changes in general economic conditions (including interest rates) affecting insured depository institutions and their holding companies generally, (iv) any modifications or changes to valuation policies and practices in connection with the transactions contemplated by this Agreement or restructuring charges taken in connection with the transactions contemplated by this Agreement, in each case in accordance with GAAP, (v) reasonable expenses incurred in connection with the transactions contemplated by this Agreement; (vi) the effects of any action or omission taken with the prior consent of the other party or as otherwise expressly permitted or contemplated by this Agreement; and (vii) any changes in international or domestic political or social conditions, including the occurrence of any military or terrorist attack upon or within the United States of America.

“NASDAQ” means The Nasdaq Stock Market, LLC.

“OCC” means the Office of the Comptroller of the Currency.

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party.

“Superior Proposal” means any bona fide written Acquisition Proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of CBNK Stock then outstanding or all or substantially all of the assets of CBNK and otherwise (a) on terms which the CBNK Board determines in good faith, after consultation with its financial advisor, to be more favorable from a financial point of view to CBNK’s shareholders than the transactions contemplated by this Agreement, and (b) that constitutes a transaction that, in the CBNK Board’s good faith judgment, is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of such proposal.

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

“WFD Board” means the Board of Directors of WFD.

“WFD Disclosure Schedule” means the disclosure schedule delivered by WFD to CBNK on or prior to the date hereof setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express provision of this Agreement or as an exception to one or more of its representations and warranties in Article IV or its covenants in Article V.

“WFD Share Price” means the average of the closing sales prices of one share of WFD Common Stock for the ten (10) trading days immediately preceding the Effective Time on NASDAQ as reported by The Wall Street Journal.

“WFD Common Stock” means the common stock, par value $0.01 per share, of WFD.

“WFD Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of WFD.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

WESTFIELD FINANCIAL, INC.

By:	/s/ James C. Hagan
Name:	James C. Hagan
Title:	President and Chief Executive Officer

CHICOPEE BANCORP, INC.

By:	/s/ William J. Wagner
Name:	William J. Wagner
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger.]

Exhibit A

Voting Agreement

VOTING AGREEMENT

VOTING AGREEMENT (“Agreement”), dated as of April 4, 2016, by and between Westfield Financial, Inc., a Massachusetts corporation (“Buyer”), and the undersigned holder (“Shareholder”) of common stock, no par value per share (“Common Stock”), of Chicopee Bancorp, Inc., a Massachusetts corporation (the “Company”).

WHEREAS, concurrently with the execution of this Agreement, Buyer and the Company have entered into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), providing for the merger of the Company with and into Buyer (the “Merger”);

WHEREAS, the Shareholder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and has sole voting power with respect to the number of shares of Common Stock, and holds other rights to acquire the number of shares of Common Stock, indicated opposite the Shareholder’s name on Schedule 1 attached hereto (as used herein, the term “Shares” means all shares of Common Stock, whether such shares of Common Stock are held by the Shareholder on the date of this Agreement or are subsequently acquired prior to the Expiration Date (as defined in Section 2));

WHEREAS, it is a condition to the willingness of Buyer to enter into the Merger Agreement that the Shareholder execute and deliver this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Shareholder and Buyer agree as follows:

1. Agreement to Vote Shares. The Shareholder agrees that, prior to the Expiration Date, at any meeting of the shareholders of the Company, or any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company, with respect to the Merger Agreement or any of the transactions contemplated thereby (including the Merger), the Shareholder shall:

(a)	appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)	vote (or cause to be voted), in person or by proxy, in favor of the consummation of the Merger or any of the transactions contemplated by the Merger Agreement and against any other Acquisition Proposal.

Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article VII thereof, or (c) upon mutual written agreement of the parties hereto to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to the termination or expiration hereof.

3. Agreement to Retain Shares. The Shareholder shall not, except as contemplated by this Agreement or the Merger Agreement, directly or indirectly, (a) sell, assign, transfer, or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined in Section 4(c)), any Shares, (b) enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, any Shares, (c) deposit any Shares in a voting trust or enter into a voting agreement or similar agreement with respect to any Shares or grant any proxy or power of attorney with respect thereto, or (d) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing the Shareholder’s obligations under this Agreement. Notwithstanding the foregoing, the Shareholder may make (w) transfers of Shares by will or by operation of law, in which case this Agreement shall bind the transferee, (x) transfers of Shares in connection with estate and charitable planning purposes, including transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of, and perform the obligations of the Shareholder under, this Agreement, (y) disposition of Shares to satisfy tax obligations upon the vesting of restricted shares of Common Stock or to facilitate the exercise of CBNK Options, and (z) as Buyer may otherwise agree in writing in its sole discretion.

4. Representations and Warranties of Shareholder. Except as disclosed on Schedule 1 hereto, the Shareholder hereby represents and warrants to Buyer as follows:

(a)	the Shareholder has the full power and authority to execute and deliver this Agreement and to perform the Shareholder’s obligations hereunder;

(b)	this Agreement has been duly executed and delivered by the Shareholder and (assuming this Agreement constitutes a valid and binding agreement of Buyer) is a valid and legally binding agreement with respect to the Shareholder, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles);

(c)	the Shareholder beneficially owns the number of Shares indicated opposite such Shareholder’s name on Schedule 1, free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole, and otherwise unrestricted, voting and investment power with respect to such Shares, and none of the Shares are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement (the Shareholder agrees to promptly notify Buyer in writing of the nature and amount of any Shares acquired after the date hereof, and such Shares shall be subject to the foregoing representations and warranties);

(d)	the Shareholder understands that, at the Effective Time, each outstanding Share listed on Schedule 1 (including any restricted shares of Common Stock the vesting of which accelerates at or prior to the Effective Time) shall be converted into, as provided in and subject to the limitations set forth in the Merger Agreement, the right to receive 2.425 shares of Buyer Common Stock, plus cash for any fractional shares in accordance with Section 2.03 of the Merger Agreement;

(e)	the execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder is subject or, in the event that the Shareholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Shareholder; and

(f)	the execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority by the Shareholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Shareholder of his obligations under this Agreement in any material respect.

5. Irrevocable Proxy. Subject to the last sentence of this Section 5, by execution of this Agreement, the Shareholder does hereby appoint Buyer with full power of substitution to any Affiliate of Buyer, as the

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Shareholder’s true and lawful attorney and irrevocable proxy, to the full extent of the Shareholder’s rights with respect to the Shares, to vote, if the Shareholder is unable to perform his obligations under this Agreement, each of such Shares that the Shareholder shall be entitled to so vote with respect to the matters set forth in Section 1 hereof at any meeting of the shareholders of the Company, and at any adjournment or postponement thereof, and in connection with any action of the shareholders of the Company taken by written consent. The Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date and hereby revokes any proxy previously granted by the Shareholder with respect to the Shares. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date of this Agreement.

6. No Solicitation. From and after the date hereof until the Expiration Date, the Shareholder, in his capacity as a shareholder of the Company, shall not, nor shall such Shareholder authorize any advisor or representative of, such Shareholder or any of his Affiliates, other than the Company in accordance with the terms of the Merger Agreement, to (and, to the extent applicable to the Shareholder, such Shareholder shall use reasonable best efforts to prevent any of his advisors or representatives or Affiliates, other than the Company in accordance with the terms of the Merger Agreement, to) (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal (other than the Merger), or furnish, or otherwise afford access, to any person (other than Buyer) any information or data with respect to the Company or any of its Subsidiaries or otherwise relating to an Acquisition Proposal (other than the Merger), (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal (other than the Merger), (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of the Company’s shareholders with respect to an Acquisition Proposal (other than the Merger), or (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal (other than the Merger).

7. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

8. No Waivers. No waivers of any breach of this Agreement extended by Buyer to the Shareholder shall be construed as a waiver of any rights or remedies of Buyer with respect to any other shareholder of the Company who has executed an agreement substantially in the form of this Agreement with respect to Shares beneficially owned by such shareholder or with respect to any subsequent breach of the Shareholder or any other such shareholder of the Company. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

9. Capacity as Shareholder. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent the Shareholder (a) from exercising his duties and obligations as a director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company, or (b) if the Shareholder is serving as a trustee or fiduciary of any ERISA plan or trust, from exercising his duties and obligations as a trustee or fiduciary of such ERISA plan or trust. The Shareholder is executing this Agreement solely in his capacity as a shareholder of the Company.

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10. Entire Agreement; Amendments. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

11. Further Assurances. From time to time and without additional consideration, the Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Buyer may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

12. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

14. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

15. Public Disclosure. The Shareholder shall not issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with the Merger Agreement) with respect to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement, including the Merger, without the prior consent of Buyer. The Shareholder hereby permits Buyer to publish and disclose in any document and/or schedule filed by Buyer with the Securities and Exchange Commission such Shareholder’s identity and ownership of Shares and the nature of such Shareholder’s commitments and obligations pursuant to this Agreement.

16. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto; provided, however, that, notwithstanding the foregoing, Buyer may assign its rights and obligations under this Agreement to any Subsidiary wholly owned by it. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be.

17. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law provisions.

18. Waiver of Jury Trial. The parties hereto hereby waive any right to trial by jury with respect to any action or proceeding related to or arising out of this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

19. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s Articles of Organization, the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WESTFIELD FINANCIAL, INC.

By:
Name:
Title:

SHAREHOLDER:

Name:

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SCHEDULE 1

Shares	Type

Exhibit B

Plan of Bank Merger

PLAN OF BANK MERGER

BY AND BETWEEN

WESTFIELD BANK

AND

CHICOPEE SAVINGS BANK

DATED AS OF

[                    ], 2016

PLAN OF BANK MERGER

This PLAN OF BANK MERGER, dated as of [                    ], 2016 (this “Agreement”), is entered into by and between Westfield Bank, a federal stock savings bank whose main office is located in Westfield, Massachusetts (“Westfield”), and Chicopee Savings Bank, a Massachusetts-chartered savings bank whose main office is located in Chicopee, Massachusetts (“Chicopee”).

WHEREAS, Westfield is the wholly-owned subsidiary of Westfield Financial, Inc., a Massachusetts corporation (“WFD”), and Chicopee is the wholly-owned subsidiary of Chicopee Bancorp, Inc., a Massachusetts corporation (“CBNK”);

WHEREAS, Westfield and Chicopee desire that Chicopee merge with and into Westfield as part of the related Agreement and Plan of Merger dated as of April 4, 2016, by and between WFD and CBNK (the “Merger Agreement”) that provides for the merger of CBNK with and into WFD, with WFD as the surviving entity;

WHEREAS, the Boards of Directors of Westfield and Chicopee have determined that it is in the best interests of their respective institutions and sole stockholders to consummate the business combination transaction provided for herein; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Westfield and Chicopee hereto agree as follows:

Section 1. The Merger. Subject to the terms and conditions set forth in this Agreement, in the Merger Agreement and pursuant to applicable federal laws and regulations, at the Effective Time (as defined herein), Chicopee shall merge with and into Westfield (the “Merger”). Westfield shall be the surviving institution (sometimes referred to herein as the “Surviving Bank”) of the Merger and shall continue its corporate existence as a federal stock savings association chartered by the Office of the Comptroller of the Currency (the “OCC”) following consummation of the Merger. Upon consummation of the Merger, the separate corporate existence of Chicopee shall cease.

(a) Closing; Closing Date. A closing in respect of the transactions contemplated in this Agreement (the “Closing”) shall take place at 10:00 a.m., Eastern time on the Closing Date (as defined below), at the principal offices of Hogan Lovells US LLP in Washington, D.C., or at such other place or at such other time as the parties may mutually agree upon, which date shall be referred to as the “Closing Date.”

(b) Name and Purpose. At the Effective Time, the name of the Surviving Bank shall be Westfield Bank. The purpose of the Surviving Bank shall be to exist as a federally chartered savings association and to engage in activities incidental thereto in a manner consistent with federal law.

(c) Charter. From and after the Effective Time, the charter of Westfield, as in effect immediately prior to the Effective Time, shall be the charter of the Surviving Bank until amended in accordance with applicable law.

(d) Bylaws. From and after the Effective Time, the bylaws of Westfield, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Bank until amended in accordance with applicable law.

(e) Directors. The directors of the Surviving Bank immediately after the Effective time shall consist of the directors of Westfield in office immediately prior to the Effective Time and William J. Wagner, [            ], [            ], [            ] and [            ], in accordance with and pursuant to Section 5.18 of the Merger Agreement.

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(f) Officers. The officers of the Surviving Bank shall consist of the officers of Westfield, in office immediately prior to the Effective Time. Each of the officers of the Surviving Bank immediately after the Effective Time shall hold office until his or her successor is elected and qualified or otherwise in accordance with the charter and bylaws of the Surviving Bank.

(g) Liquidation Account. The liquidation account established by Chicopee pursuant to the plan of conversion adopted in connection with Chicopee’s conversion from mutual to stock form shall, to the extent required by law, continue to be maintained by the Surviving Bank after the Effective Time for the benefit of those persons and entities who were account holders of Chicopee on the eligibility record date and supplemental eligibility record date for such conversion and who continue from time to time to have rights therein.

Section 2. Effects of the Merger. At and after the Effective Time, Merger shall have the effects provided herein and set forth in the applicable provisions of the regulations of the OCC.

(a) Surviving Bank. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of Westfield and Chicopee and thereupon and thereafter all the property, rights, privileges, powers and franchises of Chicopee and of Westfield shall vest in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of Chicopee and of Westfield shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank. Any reference to either of Chicopee or Westfield in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of Chicopee or Westfield is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of Chicopee or Westfield if the Merger had not occurred.

(b) Deposits. All deposit accounts of Chicopee shall be and become deposit accounts in the Surviving Bank without change in their respective terms, maturity, minimum required balances or withdrawal value. Appropriate evidence of the deposit account in the Surviving Bank shall be provided by the Surviving Bank to each deposit account holder of Chicopee, as necessary, after consummation of the Merger. All deposit accounts of Westfield prior to consummation of the Merger shall continue to be deposit accounts in the Surviving Bank after consummation of the Merger without any change whatsoever in any of the provisions of such deposit accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

(c) Offices. At the Effective Time, the main office of the Surviving Bank shall be located in Westfield, Massachusetts.

Section 3. Approvals Required. The consummation of the transactions contemplated by this Agreement is specifically conditioned upon receipt of all necessary regulatory approvals, including, but not limited to, the approvals of the Board of Governors of the Federal Reserve System, the OCC and the Massachusetts Division of Banks, as may be required, and the expiration of all applicable waiting periods with respect to the Merger. The sole shareholders of Chicopee and of Westfield shall have taken appropriate action to vote to approve this Agreement and the Merger.

Section 4. Conditions Precedent. The respective obligations of each party under this Agreement shall be subject to: (i) the receipt of all required regulatory approvals and the expiration of any required waiting periods specified by applicable federal law; and (ii) the approval of this Agreement by CBNK in its capacity as the sole shareholder of Chicopee and the approval of this Agreement by WFD in its capacity as sole shareholder of Westfield.

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Section 5. Representations. Each of Westfield and Chicopee represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.

Section 6. Effective Date and Effective Time. Subject to the terms and conditions of this Agreement, Westfield shall make all such filings as may be required to consummate the Merger in accordance with applicable laws and regulations. The Merger provided for herein shall become effective upon the consummation date specified in the certifying letter issued by the OCC pursuant to 12 C.F.R. § 5.33(m). The date of such filings is herein called the “Effective Date.” The “Effective Time” of the Merger shall be that time specified by the OCC in its letter certifying the Effective Date of the combination.

Section 7. Amendments. To the extent permitted by applicable federal banking law, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

Section 8. Termination. Consummation of the Merger contemplated hereunder is conditioned upon the satisfaction of all conditions set forth in Article VI of the Merger Agreement. This Agreement shall terminate and forthwith become void automatically and without any action on the part of Westfield or Chicopee immediately upon the termination of the Merger Agreement in accordance with Article VII thereof and, except as set forth in Article VII of the Merger Agreement, there shall be no further liability on the part of Westfield or Chicopee upon such termination.

Section 9. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 10. Successors. This Agreement shall be binding on the successors of Westfield and Chicopee.

Section 11. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the United States of America without regard for conflict of law provisions.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Westfield Bank and Chicopee Savings Bank have executed and delivered this Agreement as of the date first above written.

WESTFIELD BANK

By:
Name:	James C. Hagan
Title:	President and Chief Executive Officer

CHICOPEE SAVINGS BANK

By:
Name:	William J. Wagner
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO PLAN OF BANK MERGER]

Exhibit C-1

Form of Employment Agreement with William J. Wagner

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“the Agreement”) is made and entered into as of April 4, 2016 (the “Effective Date”) by and between WESTFIELD FINANCIAL, INC., a business corporation organized and existing under the laws of the Commonwealth of Massachusetts and having an office at 141 Elm Street, Westfield, Massachusetts 01085 (the “Company”) and WILLIAM J. WAGNER (the “Executive”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, the Company and Chicopee Bancorp, Inc. (the “Seller”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement and any reference to “Bank” herein shall mean Westfield Bank;

WHEREAS, Buyer and the Executive desire to enter into this Agreement, which shall supersede the Employment Agreement by and among Seller, Chicopee Savings Bank and the Executive, dated November 20, 2008, as amended on December 31, 2008 (the “Prior Employment Agreement”), effective as of the Effective Time of the Merger, and in lieu of any rights and potential payments under the Prior Employment Agreement which are hereby waived, the Executive shall continue employment with the Company following the Closing Date; and

WHEREAS, the Executive is willing to continue to serve the Company on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

Section 1. Employment.

The Company agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

Section 2. Employment Period: Remaining Unexpired Employment Period.

(a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 (“Employment Period”). The Employment Period shall be for a term of three (3) years beginning on the Closing Date and ending on the third anniversary date of the Closing Date. Any reference in this Agreement to the term “Remaining Unexpired Employment Period” as of any date shall mean the period beginning on such date and ending on the day of the third (3rd) anniversary of the Closing Date. If the Closing does not occur for any reason, then this Agreement shall be null and void ab initio and of no further force or effect.

(b) Nothing in this Agreement shall be deemed to prohibit the Company at any time from terminating the Executive’s employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and the Executive in the event of any such termination shall be determined under this Agreement.

Section 3. Duties.

The Executive shall serve as Chief Business Development Officer of the Company, having such power, authority and responsibility and performing such duties as are prescribed by the Company and as are customarily

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associated with such position. Subject to Section 7 of this Agreement, the Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company and shall use his best efforts to advance the interests of the Company.

Section 4. Cash Compensation.

In consideration for the services to be rendered by the Executive hereunder, the Company shall pay to him a salary at an annual rate of $350,000, payable in approximately equal installments in accordance with the Company’s customary payroll practices for senior officers. The Board of Directors of the Company (“Board”) shall review the Executive’s annual rate of salary during the regular employee review process and at such other times during the Employment Period as it deems appropriate, and may, in its discretion, approve an increase therein. In addition to salary, the Executive may receive other cash compensation from the Company for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.

Section 5. Employee Benefit Plans and Programs.

During the Employment Period, the Executive shall be treated as an employee of the Company and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company’s customary practices. In addition, during the Employment Period the Executive shall be provided with the use of a Company-owned automobile, payment of a country club membership to Springfield Country Club at the same level as was in effect on the Effective Date and payment of supplemental life insurance premiums (such premiums not to exceed $6,000 per year). The Company shall provide car insurance, maintenance and gas with respect to such automobile and Executive shall comply with reasonable reporting and expense limitations as may be established by the Company from time to time. The Company shall include on Executive’s Form W-2 any amount of income attributable to Executive’s personal use of such automobile

Section 6. Indemnification and Insurance.

(a) During the Employment Period and for a period of six (6) years thereafter, the Company shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its officers against personal liability for acts or omissions in connection with service as an officer of the Company or service in other capacities at the request of the Company. The coverage provided to the Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers of the Company.

(b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Company shall indemnify the Executive against and hold him harmless from any costs, damages, losses and exposures arising out of a bona fide action, suit or proceeding in which he may be involved by reason of him having been an officer of the Company to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any officer of the Company or any subsidiary or affiliate thereof.

(c) The Executive, the Company and the Bank agree that the termination benefits described in this Section 6 are intended to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10) as certain indemnification and liability insurance plans.

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Section 7. Outside Activities.

The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company and generally applicable to all similarly situated executives. The Executive may also serve as an officer or director of the Bank on such terms and conditions as the Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive’s performance of his duties hereunder or otherwise result in a material breach of this Agreement. If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, he shall continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

Section 8. Working Facilities and Expenses.

The Executive’s principal place of employment shall be at the Company’s executive offices at the address first above written or at such other location as the Company and the executive may mutually agree upon. The Company shall reimburse the Executive for his ordinary and necessary business expenses in accordance with any relevant Company reimbursement policy or procedure in each case upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require. Expense reimbursements shall occur at the time provided in any relevant reimbursement policy or procedure of the Company and in any event not later than the last day of the calendar year immediately following the calendar year in which the reimbursable expense is incurred.

Section 9 Termination of Employment with Severance Benefits.

(a) The Executive shall be entitled to the severance benefits described in section 9(b) in the event that:

(i) his employment with the Company terminates during the Employment Period as a result of the Executive’s voluntary resignation within ninety (90) days following:

(A) the failure of the Board to appoint or re-appoint or elect or re-elect the Executive to the position with the Company stated in section 3 of this Agreement;

(B) if the Executive is a member of the Board, the failure of the shareholders of the Company to elect or re-elect the Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election;

(C) the expiration of a thirty (30)-day period following the date on which the Executive gives written notice to the Company of its material failure, whether by amendment of the Company’s Certificate of Incorporation, the Company’s By-Laws, action of the Board or the Company’s shareholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30)-day period, the Company cures such failure;

(D) the expiration of a thirty (30)-day period following the date on which the Executive gives written notice to the Company of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of the Executive’s rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes,

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has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30)-day period, the Company cures such failure;

(E) a change in the Executive’s principal place of employment to a place that is not the principal executive office of the Bank, or a relocation of the Bank’s principal executive office to a location that is both more than twenty-five (25) miles away from the Executive’s principal residence and more than twenty-five (25) miles away from the location of the Bank’s principal executive office on the date of this Agreement; or

(F) any material breach by the Company of any material term, condition or covenant contained in this Agreement; provided, however, that the Executive shall have given notice of such materials adverse effect to the Company, and the Company has not fully cured such failure within thirty (30) days after such notice is deemed given; or reason other than for “cause” as provided in section 11(a).

(b) Upon the occurrence of any of the events described in section 9(a) of this Agreement, the Company shall pay and provide to the Executive (or, in the event of his death thereafter and prior to payment, to his estate):

(i) his earned but unpaid salary (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for in this section 9(b)) as of the date of the termination of his employment with the Company and the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment as defined in Treasury Regulation Section 1.409A-1(h)(1)(ii);

(ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company’s and the Bank’s officers and employees;

(iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits on substantially the same terms and conditions (including any required premium-sharing arrangements, co-payments and deductibles) in effect for them immediately prior to the Executive’s termination for the Remaining Unexpired Employment Period for the Executive and his dependents. The coverage provided under this section 9(b)(iii) may, at the election of the Company, be secondary to the coverage provided pursuant to section 9(b)(ii) and to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this section 9(b)(iii). The Executive, the Company and the Bank agree that the termination benefits described in this Section 9(b)(iii) are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(1) as non-taxable benefits;

(iv) a lump sum payment in an amount equal to the estimated present value of the salary that the Executive would have earned if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the “Salary Severance Payment”). The Salary Severance Payment shall be computed using the following formula:

[n]	(BS/PR)
SSP = 1	[ [1 + (I / PR)][n] ]

where “SSP” is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “BS” is the highest annual rate of salary achieved by the Executive during the period of three (3) years ending immediately prior to the date of termination; “PR” is the number of payroll periods that occur during a year under the Company’s normal payroll practices; “I” equals the

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applicable federal short term rate established under section 1274 of the Internal Revenue Code of 1986 (the “Code”) for the month in which the Executive’s termination of employment occurs (the “Short Term AFR”) and “n” equals the product of the Remaining Unexpired Employment Period at the Executive’s termination of employment (expressed in years and fractions of years) multiplied by the number of payroll periods that occur during a year under the Company’s and the Bank’s normal payroll practices. The Salary Severance Payment shall be made in lieu of any claim to a continuation of base salary which the Executive might otherwise have and in lieu of cash severance benefits under any severance benefits program which may be in effect for officers or employees of the Bank or the Company;

(v) a lump sum payment in an amount equal to the estimated present value of the annual bonuses that the Executive would have earned if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the “Bonus Severance Payment”). The Bonus Severance Payment shall be computed using the following formula:

BSP = SSP x (ABP / ASP)

where “BSP” is the amount of the Bonus Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “SSP” is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “BP” is the aggregate of the annual bonuses paid or declared (whether or not paid) for the most recent period of three (3) calendar years to end on or before the Executive’s termination of employment; and “SP” is the aggregate base salary actually paid to the Executive during such period of three (3) calendar years (excluding any year for which no bonus was declared or paid). The Bonus Severance Payment shall be in lieu of any claim to a continuation of participation in annual bonus plans of the Bank or the Company which the Executive might otherwise have;

(vi) a lump sum payment in an amount equal to the estimated present value of the long-term incentive bonuses that the Executive would have earned if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period (the “Incentive Severance Payment”). The Incentive Severance Payment shall be computed using the following formula:

ISP = (SSP / RUP) x (ALTIP / ALTSP) x Y

where “ISP” is the amount of the Incentive Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “SSP” is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “ALTIP” is the aggregate of the most recently paid or declared (whether or not paid) long-term incentive compensation payments (but not more than three (3) such payments) for performance periods that end on or before the Executive’s termination of employment; “ALTSP” is the aggregate base salary actually paid to the Executive during the performance periods covered by the payments included in “ALTIP” and excluding base salary paid for any period for which no long-term incentive compensation payment was declared or paid; “RUP” is the Remaining Unexpired Employment Period, expressed in years and fractions of years; and “Y” is the aggregate (expressed in years and fractions of years) of the Remaining Unexpired Employment Period plus the number of years and fraction of years that have elapsed since the end of the last performance period for which a long-term incentive payment has been declared and paid. In the event that the Executive’s employment terminates prior to the payment date under any long-term incentive compensation plan, then for purposes of computing the Incentive Severance Payment, the “ALTSP” shall be deemed to be the average of the target and maximum award level under such plan and the “ALTSP” shall be deemed to be the Executive’s annual base salary as in effect on the Executive’s termination of employment. The Incentive Severance Payment shall be in lieu of any claim to a continuation of participation in cash long-term incentive compensation plans of the Bank or the Company which the Executive might otherwise have;

(vii) a lump sum payment in an amount equal to the excess (if any) of (A) the present value of the aggregate benefits to which he would be entitled under any and all tax-qualified and non-tax-qualified defined benefit plans maintained by, or covering employees of, the Company or the Bank (the “Pension Plans”) if he had continued working for the Company and the. Bank during the Remaining Unexpired

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Employment Period; over (B) the present value of the benefits to which the Executive and his spouse and/or designated beneficiaries are actually entitled under such plans (the “Pension Severance Payment”). The Pension Severance Payment shall be computed according to the following formula:

PSP = PPB - APB

where “PSP” is the amount of the Pension Severance Payment (before deductions for applicable federal, state and local withholding taxes); “APB” is the aggregate lump sum present value of the actual vested pension benefits payable under the Pension Plans in the form of a straight life annuity beginning at the earliest date permitted under the Pension Plans, computed on the basis of the Executive’s life expectancy at the earliest date on which payments under the Pension Plans could begin, determined by reference to Table VI of section 1.72-9 of the Income Tax Regulations (the “Assumed Life Expectancy”), and on the basis of an interest rate assumption equal to the average bond-equivalent yield on United States Treasury Securities with a Constant Maturity of thirty (30) Years for the month prior to the month in which the Executive’s termination of employment occurs (the “30-Year Treasury Rate”); and “PPB” is the lump sum present value of the pension benefits (whether or not vested) that would be payable under the Pension Plans in the form of a straight life annuity beginning at the earliest date permitted under the Pension Plans, computed on the basis that the Executive’s actual age at termination of employment is his attained age as of his last birthday that would occur during the Remaining Unexpired Employment Period, that his service for benefit accrual purposes under the Pension Plans is equal to the aggregate of his actual service plus the Remaining Unexpired Employment Period, that his average compensation figure used in determining his accrued benefit is equal to the highest annual rate of salary achieved by the Executive during the period of three (3) years ending immediately prior to the date of termination, that the Executive’s life expectancy at the earliest date on which payments under the Pension Plans could begin is the Assumed Life Expectancy and that the interest rate assumption used is equal to the 30-Year Treasury Rate. The Pension Severance Payment shall be in lieu of any claim to any actual increase in his accrued benefit in the Pension Plans in respect of the Remaining Unexpired Employment Period; provided, however, that if the Pension Severance Payment represents the benefits under a non-tax-qualified benefit plan, the payment shall be paid in the same time and form as provided under the related non-tax-qualified benefit plan;

(viii) a lump sum payment in an amount equal to the present value of the additional employer contributions that would have been credited directly to his account(s) under any and all tax-qualified and non-tax-qualified defined contribution plans maintained by, or covering employees of, the Bank and the Company (the “Non-ESOP DC Plans”), plus the fair market value of the additional shares of employer securities or other property that would have been allocated to his account as a result of employer contributions or dividends under any tax-qualified leveraged employee stock ownership plan and any related non-tax-qualified supplemental plan maintained by, or covering employees of, the Bank and the Company (the “ESOP Plans”) if he had continued in employment during the Remaining Unexpired Employment Period (the “Defined Contribution Severance Payment”). The Defined Contribution Severance Payment shall be computed according to the following formula:

DCSP = [SSP x (EC / BS)] + [(STK + PROP) x Y]

where: “DCSP” is the amount of the Defined Contribution Severance Payment (before deductions for applicable federal, state and local withholding taxes); “SSP” is the amount of the Salary Severance Payment (before deductions for applicable federal, state and local withholding taxes); “EC” is the amount of employer contributions actually credited to the Executive’s accounts under the Non-ESOP Plans for the last plan year to end before his termination of employment; “BS” is the Executive’s compensation taken into account in computing EC; “Y” is the aggregate (expressed in years and fractions of years) of the Remaining Unexpired Employment Period and the number of years and fractions of years that have elapsed between the end of plan year for which EC was computed and the date of the Executive’s termination of employment; “STK” is the fair market value (determined on the basis of the midpoint of the highest and lowest reported sales price for a share of stock of the same class during the thirty (30)-day period ending on the day of the Executive’s termination of employment (the “Fair Market Value of a Share”)) of the employer securities actually allocated to the Executive’s accounts under the ESOP Plans in respect of employer contributions

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and dividends applied to loan amortization payments for the last plan year to end before his termination of employment; and “PROP” is the fair market value (determined as of the day before the Executive’s termination of employment using the same valuation methodology used to value the assets of the ESOP Plans) of the property other than employer securities actually allocated to the Executive’s accounts under the ESOP Plans in respect of employer contributions and dividends applied to loan amortization payments for the last plan year to end before his termination of employment. The Defined Contribution Severance Payment shall be in lieu of any claim to any actual increase in his accrued benefit in the Non-ESOP DC Plans or the ESOP DC Plans in respect of the Remaining Unexpired Employment; provided, however, that if the Defined Contribution Severance Payment represents the benefits under a non-tax-qualified defined contribution plan, the payment shall be paid in the same time and form as provided under the related non-tax-qualified defined contribution plan;

(ix) at the election of the Company made within thirty (30) days following the Executive’s termination of employment, upon the surrender of options or appreciation rights issued to the Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Company or the Bank, a lump sum payment in an amount equal to the product of:

(A) the excess of (I) the Fair Market Value of a Share, over (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

(B) the number of shares with respect to which options or appreciation rights are being surrendered.

For the purpose of computing this payment, the Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Company or the Bank, even if he is not vested under such plan or program; and

(x) at the election of the Company made within thirty (30) days following the Executive’s termination of employment, upon the surrender of any shares awarded to the Executive under any restricted stock plan maintained by, or covering employees of, the Company or the Bank, the Company shall make a lump sum payment in an amount equal to the product of:

(A) the Fair Market Value of a Share granted under such plan; multiplied by

(B) the number of shares which are being surrendered.

For purposes of computing this payment, the Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Company or the Bank, even if he is not vested under such plan.

The Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive’s efforts, if any, to mitigate damages. The Company and the Executive further agree that the Company may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi), (vii), (viii), (ix), and (x) on the receipt of the Executive’s resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them; provided that such resignation is requested in writing not later than five (5) business days after termination of employment. The Executive agrees that the payments and benefits (if any) due under sections 9(b) (iii), (iv), (v), (vi), (vii) and (viii) shall be paid to Executive upon the sixtieth (60th ) day following the Executive’s termination of employment, subject to the Executive’s execution, delivery, and non-revocation of a written release in substantially the form attached hereto as Appendix A (“Release of Claims”), within fifty-two (52) days of the Executive’s termination of employment and that no payment shall be made prior to the expiration of the revocation period.

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(c) The Executive, the Company and the Bank acknowledge that each of the payments and benefits promised to the Executive under this Agreement must either comply with the requirements of Section 409A and the regulations thereunder or qualify for an exception from compliance. To that end, the Executive, the Company and the Bank agree that the termination benefits described in Section 9(b) are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4) as short-term deferrals.

Section 10. Death and Disability Benefits.

(a) In the event the Executive’s employment with the Company terminates during the Employment Period because of the Executive’s death, then the Company shall pay to the Executive’s estate the benefits listed in sections 9(b)(i) and 9(b)(ii) of this Agreement.

(b) The Company may terminate the Executive’s employment upon a determination, by vote of a majority of the members of the Boards of Directors of the Company, acting in reliance on the written advice of a medical professional acceptable to them, that the Executive is suffering from a physical or mental impairment which, at the date of the determination, has prevented the Executive from performing his assigned duties on a substantially full-time basis for a period of at least ninety (90) days during the period of one (1) year ending with the date of the determination or is likely to result in death or prevent the Executive from performing his assigned duties on a substantially full-time basis for a period of at least ninety (90) days during the period of one (1) year beginning with the date of the determination. In such event:

(i) The Company shall pay and deliver to the Executive (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the benefits described in sections 9(b)(i) and 9(b)(ii).

(ii) In addition to the benefits described in sections 9(b)(i) and 9(b)(ii), the Company shall continue to pay the Executive his base salary, at the annual rate in effect for him immediately prior to the termination of his employment, during a period ending on the earliest of: (A) the expiration of ninety (90) days after the date of termination of his employment; (B) the date on which long-term disability insurance benefits are first payable to him under any long-term disability insurance plan covering employees of the Bank or the Company (the “LTD Eligibility Date”); (C) the date of his death; and (D) the expiration of the Remaining Unexpired Employment Period (the “Initial Continuation Period”). If the end of the Initial Continuation Period is neither the LTD Eligibility Date nor the date of his death, the Company shall continue to pay the Executive his base salary, at an annual rate equal to sixty percent (60%) of the annual rate in effect for his immediately prior to the termination of his employment, during an additional period ending on the earliest of the LTD Eligibility Date, the date of his death and the expiration of the Remaining Unexpired Employment Period.

A termination of employment due to disability under this section 10 shall be effected by notice of termination given to the Executive by the Company and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Executive. To that end, the Executive, the Company and the Bank agree that the disability benefits described in this Section 10 are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-3(i) as permissible payments.

Section 11. Termination without Additional Company Liability.

In the event that the Executive’s employment with the Company shall terminate during the Employment Period on account of:

(a) the discharge of the Executive for “cause,” which, for purposes of this Agreement, shall mean a discharge of the Executive due to the Executive’s (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iii) breach of fiduciary duties involving personal profit, (iv) intentional failure to perform stated duties, (v) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final

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cease-and-desist order or (vi) material breach of any provision of this Agreement; provided, however, that, if the Executive engages in any of the acts described in section 11(a)(vi) above, the Company shall provide the Executive with written notice of its intent to discharge the Executive for cause, and the Executive shall have forty-five (45) days from the date on which the Executive receives such notice to cure any such acts; and provided, further, that on and after the date that a Change of Control occurs, a determination under this section 11 shall require the affirmative vote of at least three-fourths of the members of the Board acting in good faith and such vote shall not be made prior to the expiration of a sixty (60)-day period following the date on which the Board shall, by written notice to the Executive, furnish to him a statement of its grounds for proposing to make such determination, during which period the Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, and to be represented by his legal counsel at such presentations, to refute the grounds for the proposed determination; or

(b) the Executive’s voluntary resignation from employment with the Company (including retirement) for reasons other than those specified in section 9(a)(i) or Section 12; then the Company shall have no further obligations under this Agreement, other than the payment to the Executive of his earned but unpaid salary as of the date of the termination of his employment and the provision of such other benefits, if any, to which he is entitled as a former employee under the Company’s employee benefit plans and programs and compensation plans and programs. For purposes of this section 11, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for “cause” within the meaning of section 11(a) unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in section 11(a) above, and specifying the particulars thereof in detail.

Section 12. Termination Upon or Following a Change of Control.

(a) A Change of Control of the Company (“Change of Control”) shall be deemed to have occurred upon the happening of any of the following events:

(i) the consummation of a reorganization, merger or consolidation of the Company, respectively, with one (1) or more other persons, other than a transaction following which:

(A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended “Exchange Act”) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding

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securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

(iii) a complete liquidation or dissolution of the Company;

(iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of the Company do not belong to any of the following groups

(A) individuals who were members of the Board of the Company on the date of this Agreement; or

(B) individuals who first became members of the Board of the Company after the date of this Agreement either:

(I) upon election to serve as a member of the Board of the Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

(II) upon election by the stockholders of the Company to serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of the Company, or of a nominating committee thereof; in office at the time of such first nomination;

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of the Company; or

(v) any event which would be described in section 12(a)(i), (ii), (iii) or (iv) if the term “Bank” were substituted for the term “Company” therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 12(a), the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

(b) For purposes of this Agreement, a “Pending Change of Control” shall mean: (i) the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; (ii) the commencement of a tender offer which, if successful, would result in a Change of Control; or (iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest which, if successful, would result in a Change of Control.

(c) Notwithstanding anything in this Agreement to the contrary, if the Executive’s employment with the Bank and the Company terminates due to death or disability within one (1) year after the occurrence of a Pending Change of Control and if a Change of Control occurs within two (2) years after such termination of employment, he (or in the event of his death, his estate) shall be entitled to receive the benefits described in section 9(b) that would have been payable if a Change of Control had occurred on the date of his termination of employment and he had resigned pursuant to section 9(a)(i) immediately thereafter; provided, that payment shall be deferred without interest until, and shall be payable immediately upon, the actual occurrence of a Change of Control.

(d) Notwithstanding anything in this Agreement to the contrary: (i) in the event of the Executive’s resignation within sixty (60) days after the occurrence of a Change of Control, he shall be entitled to receive the benefits described in section 9(b) that would be payable if his resignation were pursuant to section 9(a)(i), without regard to the actual circumstances of his resignation; and (ii) for a period of one (1) year after the occurrence of a Change of Control, no discharge of the Executive shall be deemed a discharge with Cause unless

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the votes contemplated by section 11(a) of this Agreement are supported by at least two-thirds of the members of the Board of Directors of the Company at the time the vote is taken who were also members of the Board of Directors of the Company immediately prior to the Change of Control.

Section 13. Covenant Not To Compete.

The Executive hereby covenants and agrees that, in the event of his termination of employment with the Company, for a period of two (2) years following the date of his termination of employment with the Company, he shall not, without the written consent of the Company, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, credit union, or any direct or indirect subsidiary or affiliate of any such entity, that entails working within Hampden county or any other county in which the Company or the Bank maintains an office; provided, however, that this section 13 and section 15 shall not apply if the Executive is entitled to the benefits under section 12. In consideration of his agreement to be bound by this non-competition covenant and the non-solicitation covenant set forth in section 15, the Company shall pay the Executive an aggregate amount of $475,000, in equal monthly installments, less applicable tax withholdings.

Section 14. Confidentiality.

Unless he obtains the prior written consent of the Company, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 14 shall prevent the Executive, with or without the Company’s consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

Section 15. Solicitation.

The Executive hereby covenants and agrees that, for a period of two (2) years following his termination of employment with the Company, he shall not, without the written consent of the Company, either directly or indirectly:

(a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in section 13;

(b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan company, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans, providing wealth management services, or doing business within the counties specified in section 14; that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank, or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever

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to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the county specified in section 13;

(c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company, the Bank or any of their respective subsidiaries to terminate an existing business or commercial relationship with any of them.

Section 16. No Effect on Employee Benefit Plans or Programs.

The termination of the Executive’s employment during the term of this Agreement or thereafter, whether by the Company or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company’s qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Executive to which the Bank is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

Section 17. Other Termination.

Upon the expiration of this Agreement, other than on account of the Executive’s refusing to accept an extension offered by the Company or the Executive’s giving of a notice of non-extension, unless the Company shall offer to the Executive continued service either: (i) in the same position in effect immediately prior to the expiration of this Agreement with cash compensation and pension and welfare benefits no less favorable than those in effect immediately prior to the expiration of this Agreement; or (ii) in another position acceptable to the Executive and upon mutually and reasonably agreeable terms, and termination of employment, the Executive shall be entitled to receive for a period of twelve (12) months after the expiration of the Agreement (in this event, the “Severance Period”) and continuation of base salary at the rate then in effect plus medical, dental, life-insurance and disability coverage; provided, that the Executive’s continued participation is permissible or otherwise practicable under the general terms and provisions of such plans. To the extent that continued participation is neither permissible nor practicable, the Company shall take such actions as may be necessary to provide the Executive with substantially comparable benefits (without additional cost to the Executive) outside the scope of such plans. If the Executive engages in regular employment after his termination of employment (whether as an executive or as a self-employed person), any employee welfare benefits received by the Executive during the Severance Period in consideration of such employment which are similar in nature to the employee welfare benefits provided by the Company will relieve the Company of their obligations under this section 17 to provide comparable benefits to the extent of the benefits so received. This section 17 shall have no application if, prior to the expiration of this Agreement, the Executive’s employment has terminated in a termination to which section 9, 10, 11 or 12 applies or if, after the expiration of this Agreement, the Executive’s employment is terminated with Cause.

The Executive, the Company and the Bank agree that the termination benefits other than the salary continuation payments described in this Section 17 are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(1) as non-taxable benefits.

Section 18. Successors and Assigns.

This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company, and their respective successors and assigns, including any

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successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company’s obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

Section 19 Notices.

Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one (1) such party may by written notice specify to the other party:

If to the Executive:

Mr. William J. Wagner

To the most recent address on file with the Company

If to the Company:

Westfield Financial, Inc.

141 Elm Street

Westfield, Massachusetts 01085

Attention: Chairman of the Board of Directors

with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, D.C. 20004

Attention: Richard A. Schaberg

Section 20. Indemnification for Attorneys’ Fees.

(a) The Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees and expenses, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company’s or the Bank’s obligations hereunder shall be conclusive evidence of the Executive’s entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise. Any such indemnification payments will occur promptly following a request therefor, and in any event not later than the last day of the calendar year following the calendar year in which the indemnified expense is incurred or in which the Executive’s legal right thereto is finally determined.

(b) The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

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Section 21. Severability.

A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 22. Waiver.

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one (1) or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 23. Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 24. Governing Law.

Except to the extent preempted by federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and to be performed entirely within the Commonwealth of Massachusetts.

Section 25. Headings and Construction.

The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

Section 26. Entire Agreement: Modifications.

This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof including the Prior Employment Agreement. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto. Notwithstanding the preceding sentence, this Agreement shall be construed and administered in such manner as shall be necessary to effect compliance with Section 409A and shall be subject to amendment in the future, in such manner as the Company and the Bank may deem necessary or appropriate to effect such compliance; provided that any such amendment shall preserve for the Executive the benefit originally afforded pursuant to this Agreement. For the avoidance of doubt, Executive hereby agrees that the Closing shall not be considered a “Change In Control” for purposes of the Prior Employment Agreement and the occurrence of the Closing shall not entitle Executive to receive any payments, benefits or rights that would or could have been paid or provided under the Prior Employment Agreement in connection with a Change In Control as defined therein nor shall any amounts be due under this Agreement related to the Closing. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

Section 27. Non-duplication.

The Company hereby agrees to guarantee the payment by the Bank of any benefits and compensation to which the Executive is, or may be, entitled under the terms and conditions of the employment agreement of even date herewith between the Bank and the Executive. In the event that the Executive shall perform services for the

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Bank or any other direct or indirect subsidiary or affiliate of the Company or the Bank, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company, the Bank and all of their respective direct or indirect subsidiaries and affiliates.

Section 28. Dispute Resolution.

(a) The Executive acknowledges and agrees that upon any breach by the Executive of his obligations under sections 13, 14 or 15 hereof, the Company and Bank will have no adequate remedy at law, and accordingly will be entitled, in addition to monetary damages, to specific performance and other appropriate injunctive and equitable relief.

(b) Excluding only requests for equitable relief by the Company or Bank under section 28(a) of this Agreement, in the event that there is any claim or dispute arising out of or relating to this Agreement, or the breach thereof, and the parties hereto shall not have resolved such claim or dispute within sixty (60) days after written notice from one (1) party to the other setting forth the nature of such claim or dispute, then such claim or dispute shall be settled exclusively by binding arbitration in Boston, Massachusetts in accordance with the Employment Arbitration Rules of the American Arbitration Association by an arbitrator mutually agreed upon by the parties hereto or, in the absence of such agreement, by an arbitrator selected according to such Rules. Notwithstanding the foregoing, if either the Company and Bank or the Executive shall request, such arbitration shall be conducted by a panel of three (3) arbitrators, one (1) selected by the Company and Bank, one (1) selected by the Executive and the third selected by agreement of the first two (2), or, in the absence of such agreement, in accordance with such Rules. Judgment upon the award rendered by such arbitrator(s) shall be entered in any court having jurisdiction thereof upon the application of either party.

Section 29. Survival.

Any provision of this Agreement which, by its terms, contemplates performance after the expiration of the Employment Period or other termination of this Agreement shall be deemed to survive the expiration of this Agreement.

Section 30. Required Regulatory Provisions.

The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Company:

(a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under section 9(b) hereof exceed the three (3) times the Executive’s average annual compensation (within the meaning of the regulatory guidelines of the Office of the Comptroller of the Currency (“OCC”) or any successor thereto) for the last five (5) consecutive calendar years to end prior to his termination of employment with the Company (or for his entire period of employment with the Company if less than five (5) calendar years). The compensation payable to the Executive hereunder shall be further reduced (but not below zero) if such reduction would avoid the assessment of excise taxes on excess parachute payments (within the meaning of section 280G of the Code).

(b) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (“FDI Act”), 12 U.S.C. §1828 (k), and any regulations promulgated thereunder.

(c) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Company pursuant to a notice

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served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. §1818(e)(3) or 1818(g)(1), the Company’s obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Company, in its discretion, may (i) pay to the Executive all or part of the compensation withheld while the Company’s obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

(d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Company’s affairs by an order issued under section 8(e)(4) or 8(g)(I) of the FDI Act, 12 U.S.C. §1818(e)(4) or (g)(I), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the Company and the Executive shall not be affected.

(e) Notwithstanding anything herein contained to the contrary, if the Company is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. §1813(x)(1), all obligations of the Company under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Company and the Executive shall not be affected.

(f) Notwithstanding anything herein contained to the contrary, all obligations of the Company hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the OCC or his designee or the Federal Deposit Insurance Corporation (“FDIC”), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. §1823(c); (ii) by the Director of the OCC or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights of the parties shall not be affected by such action.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

Section 31. Payments to Key Employees.

Notwithstanding anything in this Agreement to the contrary, to the extent required under Section 409A, no payment to be made to a key employee (within the meaning of Section 409A) shall be made sooner than six (6) months after such termination of employment; provided, however, that to the extent such six (6)-month delay is imposed by Section 409A as a result of a Change of Control as defined in Section 12(a), the payment shall be paid into a rabbi trust for the benefit of the Executive as if the six (6)-month delay was not imposed with such amounts then being distributed to the Executive as soon as permissible under Section 409A.

Section 32. Involuntary Termination Payments to Employees (Safe Harbor).

In the event a payment is made to an employee upon an involuntary termination of employment, as deemed pursuant to this Agreement, such payment will not be subject to Section 409A provided that such payment does not exceed two (2) times the lesser of (i) the sum of the Executive’s annualized compensation based on the taxable year immediately preceding the year in which termination of employment occurs or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Executive terminates service (the “Safe Harbor Amount”). However, if such payment exceeds the Safe Harbor Amount, only the amount in excess of the Safe Harbor Amount will be subject to Section 409A. In addition, if such Executive is considered a key employee, such payment in excess of the Safe Harbor Amount will have its timing delayed and will be subject to the six (6)-month wait-period imposed by Section 409A as provided in Section 31 of this Agreement. The Executive, the Company and the Bank agree that the termination benefits described in this Section 32 are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii) as the safe harbor for separation pay due to involuntary separation from service.

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Section 33. Section 280G Cut-Back.

Notwithstanding anything in this Agreement to the contrary, if any payments or benefits provided for in this Agreement, together with any other payments which the Executive has the right to receive from the Company, the Bank, Seller, Chicopee Savings Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Company, the Bank, Seller, or Chicopee Savings Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. Any determination required under this section 33 shall be made by the Company and its tax advisors, whose determination shall be conclusive and binding upon the Executive.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

EXECUTIVE

William J. Wagner

ATTEST:	WESTFIELD FINANCIAL, INC.

By	By
	Name	James C. Hagan
	Title:	Chief Executive Officer and President
[Seal]

[SIGNATURE PAGE TO THE EMPLOYMENT AGREEMENT]

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APPENDIX A

RELEASE OF CLAIMS

I, William J. Wagner, of [City], [County], Massachusetts, (hereinafter, the “Employee”), in consideration of the severance described below, on behalf of himself and his heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, WESTFIELD FINANCIAL, INC., a federally chartered thrift, with a place of business at 141 Elm Street, Westfield, Hampden County, Massachusetts (hereinafter, the “Company”), its affiliated companies, and each of their respective officers, directors, employees, shareholders, representatives, parent companies, subsidiaries, predecessors, successors, assigns, attorneys and all persons acting by, through or in concert with them, of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have or has ever had against the Company by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Agreement.

This waiver, release and discharge includes without limitation, claims related to any wrongful or unlawful discharge, discipline or retaliation, whether express or implied, any promotions or demotions, compensation, the Company’s benefit plan(s) and the management thereof, defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to the Employee’s employment with the Company and the termination thereof. This waiver, release and discharge further applies but is not limited to any claims based on Title VII of the Civil Rights Act of 1964, the Post Civil War Civil Rights Act (41 U.S.C. ss. 1981 – 88), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973,the Americans with Disabilities Act, the Vietnam Era Veterans’ Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, Mass. Gen. Laws ch. 151B (all as they may be amended), and any other applicable federal, state or local laws, ordinances and regulations including those relating to discrimination to the extent permitted by law. Employee expressly waives all claims, including those which he does not know or suspect to exist in his favor as of the date of this Agreement against the Company. As used herein, the Employee understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Company or otherwise arising from Employee’s employment with the Company, the termination thereof or any other conduct occurring on or prior to the date the Employee signs this Release of Claims. All such claims are forever barred by this Release of Claims whether they arise in contract or tort or under a statute or any other law.

SEVERANCE. In return for Employee’s execution of and adherence to this Release of Claims, the Company shall pay the Employee the [Salary Severance Payment, Bonus Severance Payment, Incentive Severance Payment, Pension Severance Payment and Defined Contribution Severance Payment], as defined in and described in the Employment Agreement between the Company and the Employee, dated April 4, 2016, in the total amount of                      ($        ) (the “Severance Payment”). Payments shall be made in a lump sum subject to usual and customary deductions required by law and Company policy.

CONFIDENTIAL TERMS. Employee and the Company agree that each will keep the contents of this Release of Claims (including its existence and the terms and provisions hereof) and the negotiations leading to it completely confidential, that neither will hereafter publish or disclose any information concerning such matters to anyone, and that each shall take every reasonable precaution to prevent the direct or indirect disclosure of such information to third parties, provided that the foregoing provisions shall not be construed to prevent Employee from disclosing such matters to his accountant or to prevent the Company from disclosing such matters to its accountants, and provided further that Employee may also make such disclosures as are finally compelled by law provided Employee gives the Company immediate notice of such legal process in order that the Company shall have the opportunity to object to the disclosure of such information.

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INJUNCTIVE RELIEF. Employee acknowledges and recognizes that a violation of this Release of Claims and its covenants will cause irreparable damage to the Company and the Company will have no adequate remedy at law for such violation. Accordingly, Employee agrees that the Company will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of this Release of Claims or the terms and conditions provided herein. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

CONSIDERATION AND REVOCATION PERIOD. I acknowledge that I am hereby advised to consult with an attorney before signing this Release of Claims. I further understand that I may consider this Release of Claims for up to twenty-one (21) days before deciding whether to sign it. If I signed this Release of Claims before the expiration of that twenty-one (21) day period, I acknowledge that such decision was entirely voluntary. I understand that if I do not sign and return this Release of Claims to the Company by the end of that twenty-one (21) day period, the Severance Payment described above will expire. I understand that for a period of seven (7) days after I execute this General Release, I have the right to revoke it by a written notice to be received by the Company by the end of that period. I also understand that this Release of Claims shall not be effective or enforceable until the expiration of that seven (7) day period. I further represent and agree that I have carefully read and fully understand all of the provisions of this Release of Claims and that I am voluntarily agreeing to those provisions. I acknowledge that I have not been induced to sign this Release of Claims by any representatives of any released party other than the Severance Payment as stated above.

Employee understands and agrees that Employee has carefully read and fully understands all of the provisions of this Agreement and knowingly and voluntarily agrees to all of the terms set forth in this Release of Claims. Employee knowingly and voluntarily intends to be legally bound by the same.

[SIGNATURE PAGE FOLLOWS]

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Signed as a sealed instrument this                     , 20    .

William J. Wagner

THE COMMONWEALTH OF MASSACHUSETTS

Hampden, ss.	, 20

Before me, the undersigned notary public, personally appeared WILLIAM J. WAGNER, personally known, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

, Notary Public

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EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“the Agreement”) is made and entered into as of April 4, 2016 (the “Effective Date”) by and between WESTFIELD BANK, a federally-chartered savings bank having an office at 141 Elm Street, Westfield, Massachusetts 01085 (the “Bank”) and WILLIAM J. WAGNER (the “Executive”).

W I T N E S S E T H :

WHEREAS, concurrently with the execution of this Agreement, Westfield Financial, Inc., the bank holding company for the Bank (the “Company”) and Chicopee Bancorp, Inc. (the “Seller”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement;

WHEREAS, Buyer and the Executive desire to enter into this Agreement, which shall supersede the Employment Agreement by and among Seller, Chicopee Savings Bank and the Executive, dated November 20, 2008, as amended on December 31, 2008 (the “Prior Employment Agreement”), effective as of the Effective Time of the Merger, and in lieu of any rights and potential payments under the Prior Employment Agreement which are hereby waived, the Executive shall continue employment with the Bank following the Closing Date; and

WHEREAS, the Executive is willing to continue to serve the Bank on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Bank and the Executive hereby agree as follows:

Section 1. Employment.

The Bank agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

Section 2. Employment Period: Remaining Unexpired Employment Period.

(a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 (“Employment Period”). The Employment Period shall be for a term of three (3) years beginning on the Closing Date and ending on the third anniversary date of the Closing Date. Any reference in this Agreement to the term “Remaining Unexpired Employment Period” as of any date shall mean the period beginning on such date and ending on the day of the third (3rd) anniversary of the Closing Date. If the Closing does not occur for any reason, then this Agreement shall be null and void ab initio and of no further force or effect.

(b) Nothing in this Agreement shall be deemed to prohibit the Bank at any time from terminating the Executive’s employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Bank and the Executive in the event of any such termination shall be determined under this Agreement.

Section 3. Duties.

The Executive shall serve as Chief Business Development Officer of the Bank, having such power, authority and responsibility and performing such duties as are prescribed by the Bank and as are customarily associated with such position. Subject to Section 7 of this Agreement, the Executive shall devote his full business time and

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attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Bank and shall use his best efforts to advance the interests of the Bank.

Section 4. Cash Compensation.

In consideration for the services to be rendered by the Executive hereunder, the Bank shall pay to him a salary at an annual rate of $350,000, payable in approximately equal installments in accordance with the Bank ‘s customary payroll practices for senior officers. The Board of Directors of the Bank (“Board”) shall review the Executive’s annual rate of salary during the regular employee review process and at such other times during the Employment Period as it deems appropriate, and may, in its discretion, approve an increase therein. In addition to salary, the Executive may receive other cash compensation from the Bank for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.

Section 5. Employee Benefit Plans and Programs.

During the Employment Period, the Executive shall be treated as an employee of the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Bank in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Bank’s customary practices. In addition, during the Employment Period the Executive shall be provided with the use of a Bank-owned automobile, payment of a country club membership to Springfield Country Club at the same level as was in effect on the Effective Date and payment of supplemental life insurance premiums (such premiums not to exceed $6,000 per year). The Bank shall provide car insurance, maintenance and gas with respect to such automobile and Executive shall comply with reasonable reporting and expense limitations as may be established by the Bank from time to time. The Bank shall include on Executive’s Form W-2 any amount of income attributable to Executive’s personal use of such automobile.

Section 6. Indemnification and Insurance.

(a) During the Employment Period and for a period of six (6) years thereafter, the Bank shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its officers against personal liability for acts or omissions in connection with service as an officer of the Bank or service in other capacities at the request of the Bank. The coverage provided to the Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers of the Bank.

(b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Bank shall indemnify the Executive against and hold him harmless from any costs, damages, losses and exposures arising out of a bona fide action, suit or proceeding in which he may be involved by reason of his having been an officer of the Bank to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any officer of the Bank or any subsidiary or affiliate thereof.

(c) The Executive, the Company and the Bank agree that the termination benefits described in this Section 6 are intended to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10) as certain indemnification and liability insurance plans.

Section 7. Outside Activities.

The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be

2

unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Bank and generally applicable to all similarly situated executives. The Executive may also serve as an officer or director of the Company on such terms and conditions as the Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive’s performance of his duties hereunder or otherwise result in a material breach of this Agreement. If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, he shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

Section 8. Working Facilities and Expenses.

The Executive’s principal place of employment shall be at the Bank’s executive offices at the address first above written or at such other location as the Bank and the executive may mutually agree upon. The Bank shall reimburse the Executive for his ordinary and necessary business expenses in accordance with any relevant Bank reimbursement policy or procedure in each case upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require. Expense reimbursements shall occur at the time provided in any relevant reimbursement policy or procedure of the Bank and in any event not later than the last day of the calendar year immediately following the calendar year in which the reimbursable expense is incurred.

Section 9 Termination of Employment with Severance Benefits.

(a) The Executive shall be entitled to the severance benefits described in section 9(b) in the event that:

(i) his employment with the Bank terminates during the Employment Period as a result of the Executive’s voluntary resignation within ninety (90) days following:

(A) the failure of the Board to appoint or re-appoint or elect or re-elect the Executive to the position with the Bank stated in section 3 of this Agreement;

(B) if the Executive is a member of the Board, the failure of the shareholders of the Bank to elect or re-elect the Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election;

(C) the expiration of a thirty (30)-day period following the date on which the Executive gives written notice to the Bank of its material failure, whether by amendment of the Bank’s Restated Organization Certificate, the Bank’s By-Laws, action of the Board or the Bank’s shareholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30)-day period, the Bank cures such failure;

(D) the expiration of a thirty (30)-day period following the date on which the Executive gives written notice to the Bank of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of the Executive’s rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30)-day period, the Bank cures such failure;

(E) a change in the Executive’s principal place of employment to a place that is not the principal executive office of the Bank, or a relocation of the Bank’s principal executive office to a location that is both more than twenty-five (25) miles away from the Executive’s principal residence and more than twenty-five (25) miles away from the location of the Bank’s principal executive office on the date of this Agreement; or

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(F) any material breach by the Bank of any material term, condition or covenant contained in this Agreement; provided, however, that the Executive shall have given notice of such materials adverse effect to the Bank, and the Bank has not fully cured such failure within thirty (30) days after such notice is deemed given; or

(ii) the Executive’s employment with the Bank is terminated by the Bank for any reason other than for “cause” as provided in section 11(a).

(b) Upon the occurrence of any of the events described in section 9(a) of this Agreement, the Bank shall pay and provide to the Executive (or, in the event of his death thereafter and prior to payment, to his estate):

(i) his earned but unpaid salary (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for in this section 9(b)) as of the date of the termination of his employment with the Company and the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment as defined in Treasury Regulation Section 1.409A-1(h)(1)(ii);

(ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company’s and the Bank’s officers and employees;

(iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits on substantially the same terms and conditions (including any required premium-sharing arrangements, co-payments and deductibles) in effect for them immediately prior to the Executive’s termination for the Remaining Unexpired Employment Period for the Executive and his dependents. The coverage provided under this section 9(b)(iii) may, at the election of the Bank, be secondary to the coverage provided pursuant to section 9(b)(ii) and to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this section 9(b)(iii). The Executive, the Company and the Bank agree that the termination benefits described in this Section 9(b)(iii) are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b) (1) as non-taxable benefits;

(iv) a lump sum payment in an amount equal to the estimated present value of the salary that the Executive would have earned if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the “Salary Severance Payment”). The Salary Severance Payment shall be computed using the following formula:

[n]	(BS/PR)
SSP = 1	[ [1 + (I / PR)][n] ]

where “SSP” is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “BS” is the highest annual rate of salary achieved by the Executive during the period of three (3) years ending immediately prior to the date of termination; “PR” is the number of payroll periods that occur during a year under the Company’s normal payroll practices; “I” equals the applicable federal short term rate established under section 1274 of the Internal Revenue Code of 1986 (the “Code”) for the month in which the Executive’s termination of employment occurs (the “Short Term AFR”) and “n” equals the product of the Remaining Unexpired Employment Period at the Executive’s termination of employment (expressed in years and fractions of years) multiplied by the number of payroll periods that occur during a year under the Company’s and the Bank’s normal payroll practices. The Salary Severance

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Payment shall be in lieu of any claim to a continuation of base salary which the Executive might otherwise have and in lieu of cash severance benefits under any severance benefits program which may be in effect for officers or employees of the Bank or the Company;

(v) a lump sum payment in an amount equal to the estimated present value of the annual bonuses that the Executive would have earned if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the “Bonus Severance Payment”). The Bonus Severance Payment shall be computed using the following formula:

BSP = SSP x (ABP / ASP)

where “BSP” is the amount of the Bonus Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “SSP” is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “BP” is the aggregate of the annual bonuses paid or declared (whether or not paid) for the most recent period of three (3) calendar years to end on or before the Executive’s termination of employment; and “SP” is the aggregate base salary actually paid to the Executive during such period of three (3) calendar years (excluding any year for which no bonus was declared or paid). The Bonus Severance Payment shall be in lieu of any claim to a continuation of participation in annual bonus plans of the Bank or the Company which the Executive might otherwise have;

(vi) a lump sum payment in an amount equal to the estimated present value of the long-term incentive bonuses that the Executive would have earned if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period (the “Incentive Severance Payment”). The Incentive Severance Payment shall be computed using the following formula:

ISP = (SSP / RUP) x (ALTIP / ALTSP) x Y

where “ISP” is the amount of the Incentive Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “SSP” is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “ALTIP” is the aggregate of the most recently paid or declared (whether or not paid) long-term incentive compensation payments (but not more than three (3) such payments) for performance periods that end on or before the Executive’s termination of employment; “ALTSP” is the aggregate base salary actually paid to the Executive during the performance periods covered by the payments included in “ALTIP” and excluding base salary paid for any period for which no long-term incentive compensation payment was declared or paid; “RUP” is the Remaining Unexpired Employment Period, expressed in years and fractions of years; and “Y” is the aggregate (expressed in years and fractions of years) of the Remaining Unexpired Employment Period plus the number of years and fraction of years that have elapsed since the end of the last performance period for which a long-term incentive payment has been declared and paid. In the event that the Executive’s employment terminates prior to the payment date under any long-term incentive compensation plan, then for purposes of computing the Incentive Severance Payment, the “ALTSP” shall be deemed to be the average of the target and maximum award level under such plan and the “ALTSP” shall be deemed to be the Executive’s annual base salary as in effect on the Executive’s termination of employment. The Incentive Severance Payment shall be in lieu of any claim to a continuation of participation in cash long-term incentive compensation plans of the Bank or the Company which the Executive might otherwise have;

(vii) a lump sum payment in an amount equal to the excess (if any) of (A) the present value of the aggregate benefits to which he would be entitled under any and all tax-qualified and non-tax-qualified defined benefit plans maintained by, or covering employees of, the Company or the Bank (the “Pension Plans”) if he had continued working for the Company and the Bank during the Remaining Unexpired Employment Period; over (B) the present value of the benefits to which the Executive and his spouse and/or designated beneficiaries are actually entitled under such plans (the “Pension Severance Payment”). The Pension Severance Payment shall be computed according to the following formula:

PSP = PPB - APB

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where “PSP” is the amount of the Pension Severance Payment (before deductions for applicable federal, state and local withholding taxes); “APB” is the aggregate lump sum present value of the actual vested pension benefits payable under the Pension Plans in the form of a straight life annuity beginning at the earliest date permitted under the Pension Plans, computed on the basis of the Executive’s life expectancy at the earliest date on which payments under the Pension Plans could begin, determined by reference to Table VI of section 1.72-9 of the Income Tax Regulations (the “Assumed Life Expectancy”), and on the basis of an interest rate assumption equal to the average bond-equivalent yield on United States Treasury Securities with a Constant Maturity of thirty (30) Years for the month prior to the month in which the Executive’s termination of employment occurs (the “30-Year Treasury Rate”); and “PPB” is the lump sum present value of the pension benefits (whether or not vested) that would be payable under the Pension Plans in the form of a straight life annuity beginning at the earliest date permitted under the Pension Plans, computed on the basis that the Executive’s actual age at termination of employment is his attained age as of his last birthday that would occur during the Remaining Unexpired Employment Period, that his service for benefit accrual purposes under the Pension Plans is equal to the aggregate of his actual service plus the Remaining Unexpired Employment Period, that his average compensation figure used in determining his accrued benefit is equal to the highest annual rate of salary achieved by the Executive during the period of three (3) years ending immediately prior to the date of termination, that the Executive’s life expectancy at the earliest date on which payments under the Pension Plans could begin is the Assumed Life Expectancy and that the interest rate assumption used is equal to the 30-Year Treasury Rate. The Pension Severance Payment shall be in lieu of any claim to any actual increase in his accrued benefit in the Pension Plans in respect of the Remaining Unexpired Employment Period; provided, however, that if the Pension Severance Payment represents the benefits under a non-tax-qualified benefit plan, the payment shall be paid in the same time and form as provided under the related non-tax-qualified benefit plan; and

(viii) a lump sum payment in an amount equal to the present value of the additional employer contributions that would have been credited directly to his account(s) under any and all tax-qualified and non-tax-qualified defined contribution plans maintained by, or covering employees of, the Bank and the Company (the “Non-ESOP DC Plans”), plus the fair market value of the additional shares of employer securities or other property that would have been allocated to his account as a result of employer contributions or dividends under any tax-qualified leveraged employee stock ownership plan and any related non-tax-qualified supplemental plan maintained by, or covering employees of, the Bank and the Company (the “ESOP Plans”) if he had continued in employment during the Remaining Unexpired Employment Period (the “Defined Contribution Severance Payment”). The Defined Contribution Severance Payment shall be computed according to the following formula:

DCSP = [SSP x (EC / BS)] + [(STK + PROP) x Y]

where: “DCSP” is the amount of the Defined Contribution Severance Payment (before deductions for applicable federal, state and local withholding taxes); “SSP” is the amount of the Salary Severance Payment (before deductions for applicable federal, state and local withholding taxes); “EC” is the amount of employer contributions actually credited to the Executive’s accounts under the Non-ESOP Plans for the last plan year to end before his termination of employment; “BS” is the Executive’s compensation taken into account in computing EC; “Y” is the aggregate (expressed in years and fractions of years) of the Remaining Unexpired Employment Period and the number of years and fractions of years that have elapsed between the end of plan year for which EC was computed and the date of the Executive’s termination of employment; “STK” is the fair market value (determined on the basis of the midpoint of the highest and lowest reported sales price for a share of stock of the same class during the thirty (30)-day period ending on the day of the Executive’s termination of employment (the “Fair Market Value of a Share”)) of the employer securities actually allocated to the Executive’s accounts under the ESOP Plans in respect of employer contributions and dividends applied to loan amortization payments for the last plan year to end before his termination of employment; and “PROP” is the fair market value (determined as of the day before the Executive’s termination of employment using the same valuation methodology used to value the assets of the ESOP Plans) of the property other than employer securities actually allocated to the Executive’s accounts under the ESOP Plans in respect of employer contributions and dividends applied to loan amortization payments

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for the last plan year to end before his termination of employment. The Defined Contribution Severance Payment shall be in lieu of any claim to any actual increase in his accrued benefit in the Non-ESOP DC Plans or the ESOP DC Plans in respect of the Remaining Unexpired Employment; provided, however, that if the Defined Contribution Severance Payment represents the benefits under a non-tax-qualified defined contribution plan, the payment shall be paid in the same time and form as provided under the related non-tax-qualified defined contribution plan.

The Bank and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive’s efforts, if any, to mitigate damages. The Bank and the Executive further agree that the Bank may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi), (vii) and (viii) on the receipt of the Executive’s resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them; provided that such resignation is requested in writing not later than five (5) business days after termination of employment. The Executive agrees that the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi), (vii) and (viii) shall be paid to Executive upon the sixtieth (60th) day following the Executive’s termination of employment, subject to the Executive’s execution, delivery, and non-revocation of a written release in substantially the form attached hereto as Appendix A (“Release of Claims”), within fifty-two (52) days of the Executive’s termination of employment and that no payment shall be made prior to the expiration of the revocation period.

(c) The Executive, the Company and the Bank acknowledge that each of the payments and benefits promised to the Executive under this Agreement must either comply with the requirements of Section 409A and the regulations thereunder or qualify for an exception from compliance. To that end, the Executive, the Company and the Bank agree that the termination benefits described in Section 9(b) are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4) as short-term deferrals.

Section 10. Death and Disability Benefits.

(a) In the event the Executive’s employment with the Bank terminates during the Employment Period because of the Executive’s death, then the Bank shall pay to the Executive’s estate the benefits listed in sections 9(b)(i) and 9(b)(ii) of this Agreement.

(b) The Bank may terminate the Executive’s employment upon a determination, by vote of a majority of the members of the Board, acting in reliance on the written advice of a medical professional acceptable to them, that the Executive is suffering from a physical or mental impairment which, at the date of the determination, has prevented the Executive from performing his assigned duties on a substantially full-time basis for a period of at least ninety (90) days during the period of one (1) year ending with the date of the determination or is likely to result in death or prevent the Executive from performing his assigned duties on a substantially full-time basis for a period of at least ninety (90) days during the period of one (1) year beginning with the date of the determination. In such event:

(i) The Bank shall pay and deliver to the Executive (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the benefits described in sections 9(b)(i) and 9(b)(ii).

(ii) In addition to the benefits described in sections 9(b)(i) and 9(b)(ii), the Bank shall continue to pay the Executive his base salary, at the annual rate in effect for his immediately prior to the termination of his employment, during a period ending on the earliest of: (A) the expiration of ninety (90) days after the date of termination of his employment; (B) the date on which long-term disability insurance benefits are first

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payable to his under any long-term disability insurance plan covering employees of the Bank or the Company (the “LTD Eligibility Date”); (C) the date of his death; and (D) the expiration of the Remaining Unexpired Employment Period (the “Initial Continuation Period”). If the end of the Initial Continuation Period is neither the LTD Eligibility Date nor the date of his death, the Bank shall continue to pay the Executive his base salary, at an annual rate equal to sixty percent (60%) of the annual rate in effect for his immediately prior to the termination of his employment, during an additional period ending on the earliest of the LTD Eligibility Date, the date of his death and the expiration of the Remaining Unexpired Employment Period.

A termination of employment due to disability under this section 10 shall be effected by notice of termination given to the Executive by the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Executive. To that end, the Executive, the Company and the Bank agree that the disability benefits described in this Section 10 are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-3(i) as permissible payments.

Section 11. Termination without Additional Company Liability.

In the event that the Executive’s employment with the Bank shall terminate during the Employment Period on account of:

(a) the discharge of the Executive for “cause,” which, for purposes of this Agreement, shall mean a discharge of the Executive due to the Executive’s (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iii) breach of fiduciary duties involving personal profit, (iv) intentional failure to perform stated duties, (v) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or (vi) material breach of any provision of this Agreement; provided, however, that, if the Executive engages in any of the acts described in section 11(a)(vi) above, the Bank shall provide the Executive with written notice of its intent to discharge the Executive for cause, and the Executive shall have thirty (30) days from the date on which the Executive receives such notice to cure any such acts; and provided, further, that on and after the date that a Change of Control occurs, a determination under this section 11 shall require the affirmative vote of at least three-fourths of the members of the Board acting in good faith and such vote shall not be made prior to the expiration of a sixty (60)-day period following the date on which the Board shall, by written notice to the Executive, furnish to him a statement of its grounds for proposing to make such determination, during which period the Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, and to be represented by his legal counsel at such presentations, to refute the grounds for the proposed determination; or

(b) the Executive’s voluntary resignation from employment with the Bank (including retirement) for reasons other than those specified in section 9(a)(i) or Section 12; then the Bank shall have no further obligations under this Agreement, other than the payment to the Executive of his earned but unpaid salary as of the date of the termination of his employment and the provision of such other benefits, if any, to which he is entitled as a former employee under the Bank’s employee benefit plans and programs and compensation plans and programs. For purposes of this section 11, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Bank. The cessation of employment of the Executive shall not be deemed to be for “cause” within the meaning of section 11(a) unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in section 11(a) above, and specifying the particulars thereof in detail.

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Section 12. Termination Upon or Following a Change of Control.

(a) A Change of Control of the Company (“Change of Control”) shall be deemed to have occurred upon the happening of any of the following events:

(i) the consummation of a reorganization, merger or consolidation of the Company, respectively, with one (1) or more other persons, other than a transaction following which:

(A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended “Exchange Act”) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

(iii) a complete liquidation or dissolution of the Company;

(iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of the Company do not belong to any of the following groups:

(A) individuals who were members of the Board of the Company on the date of this Agreement; or

(B) individuals who first became members of the Board of the Company after the date of this Agreement either:

(I) upon election to serve as a member of the Board of the Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

(II) upon election by the stockholders of the Company to serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of the Company, or of a nominating committee thereof; in office at the time of such first nomination;

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of the Company; or

(v) any event which would be described in section 12(a)(i), (ii), (iii) or (iv) if the term “Bank” were substituted for the term “Company” therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 12(a), the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

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(b) For purposes of this Agreement, a “Pending Change of Control” shall mean: (i) the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; (ii) the commencement of a tender offer which, if successful, would result in a Change of Control; or (iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest which, if successful, would result in a Change of Control.

(c) Notwithstanding anything in this Agreement to the contrary, if the Executive’s employment with the Bank and the Company terminates due to death or disability within one (1) year after the occurrence of a Pending Change of Control and if a Change of Control occurs within two (2) years after such termination of employment, he (or in the event of his death, his estate) shall be entitled to receive the benefits described in section 9(b) that would have been payable if a Change of Control had occurred on the date of his termination of employment and he had resigned pursuant to section 9(a)(i) immediately thereafter; provided, that payment shall be deferred without interest until, and shall be payable immediately upon, the actual occurrence of a Change of Control.

(d) Notwithstanding anything in this Agreement to the contrary: (i) in the event of the Executive’s resignation within sixty (60) days after the occurrence of a Change of Control, he shall be entitled to receive the benefits described in section 9(b) that would be payable if his resignation were pursuant to section 9(a)(i), without regard to the actual circumstances of his resignation; and (ii) for a period of one (1) year after the occurrence of a Change of Control, no discharge of the Executive shall be deemed a discharge with Cause unless the votes contemplated by section 11(a) of this Agreement are supported by at least two-thirds of the members of the Board of Directors of the Company at the time the vote is taken who were also members of the Board of Directors of the Company immediately prior to the Change of Control.

Section 13. Covenant Not To Compete.

The Executive hereby covenants and agrees that, in the event of his termination of employment with the Bank, for a period of two (2) years following the date of his termination of employment with the Bank, he shall not, without the written consent of the Bank, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, credit union, or any direct or indirect subsidiary or affiliate of any such entity, that entails working within Hampden county or any other county in which the Company or the Bank maintains an office; provided, however, that this section 13 and section 15 shall not apply if the Executive is entitled to benefits under section 12. In consideration of his agreement to be bound by this non-competition covenant and the non-solicitation covenant set forth in section 15, the Company shall pay the Executive an aggregate amount of $475,000, in equal monthly installments, less applicable tax withholdings.

Section 14. Confidentiality.

Unless he obtains the prior written consent of the Bank, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 14 shall prevent the Executive, with or without the Bank’s consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

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Section 15. Solicitation.

The Executive hereby covenants and agrees that, for a period of two (2) years following his termination of employment with the Bank, he shall not, without the written consent of the Bank, either directly or indirectly:

(a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in section 13;

(b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan company, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans, providing wealth management services, or doing business within the counties specified in section 14; that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank, or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in section 13;

(c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company, the Bank or any of their respective subsidiaries to terminate an existing business or commercial relationship with any of them.

Section 16. No Effect on Employee Benefit Plans or Programs.

The termination of the Executive’s employment during the term of this Agreement or thereafter, whether by the Bank or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Bank’s qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Executive to which the Bank is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

Section 17. Successors and Assigns.

This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Bank, and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred. Failure of the Bank to obtain from any successor its express written assumption of the Bank’s obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

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Section 18. Notices.

Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one (1) such party may by written notice specify to the other party:

If to the Executive:

Mr. William J. Wagner

To the most recent address on file with the Bank

If to the Bank:

Westfield Bank

141 Elm Street

Westfield, Massachusetts 01085

Attention: Chairman of the Board of Directors

with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, D.C. 20004

Attention: Richard A. Schaberg

Section 19. Indemnification for Attorneys’ Fees.

The Bank shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees and expenses, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding. The determination whether the Executive shall have substantially prevailed on the merits and is therefore entitled to such indemnification, shall be made by the court or arbitrator, as applicable. In the event of a settlement pursuant to a settlement agreement, any indemnification payment under this section 19 shall be made only after a determination by the members of the Board (other than the Executive and any other member of the Board to which the Executive is related by blood or marriage) that the Executive has acted in good faith and that such indemnification is in the best interests of the Bank. For purposes of this Agreement, any such indemnification payments will occur promptly following a request therefor, and in any event not later than the last day of the calendar year following the calendar year in which the indemnified expense is incurred or in which the Executive’s legal right thereto is finally determined.

Section 20. Severability.

A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 21. Waiver.

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one (1) or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

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Section 22. Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 23. Governing Law.

Except to the extent preempted by federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and to be performed entirely within the Commonwealth of Massachusetts.

Section 24. Headings and Construction.

The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

Section 25. Entire Agreement: Modifications.

This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof including the Prior Employment Agreement. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto. Notwithstanding the preceding sentence, this Agreement shall be construed and administered in such manner as shall be necessary to effect compliance with Section 409A and shall be subject to amendment in the future, in such manner as the Company and the Bank may deem necessary or appropriate to effect such compliance; provided that any such amendment shall preserve for the Executive the benefit originally afforded pursuant to this Agreement. For the avoidance of doubt, Executive hereby agrees that the Closing shall not be considered a “Change In Control” for purposes of the Prior Employment Agreement and the occurrence of the Closing shall not entitle Executive to receive any payments, benefits or rights that would or could have been paid or provided under the Prior Employment Agreement in connection with a Change In Control as defined therein nor shall any amounts be due under this Agreement related to the Closing. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

Section 26. Non-duplication.

In the event that the Executive shall perform services for the Company or any other direct or indirect subsidiary or affiliate of the Company or the Bank, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of the Bank hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company, the Bank and all of their respective direct or indirect subsidiaries and affiliates.

Section 27. Dispute Resolution.

(a) The Executive acknowledges and agrees that upon any breach by the Executive of his obligations under sections 13, 14 or 15 hereof, the Company and Bank will have no adequate remedy at law, and accordingly will be entitled, in addition to monetary damages, to specific performance and other appropriate injunctive and equitable relief.

(b) Excluding only requests for equitable relief by the Company or Bank under section 28(a) of this Agreement, in the event that there is any claim or dispute arising out of or relating to this Agreement, or the breach thereof, and the parties hereto shall not have resolved such claim or dispute within sixty (60) days after

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written notice from one (1) party to the other setting forth the nature of such claim or dispute, then such claim or dispute shall be settled exclusively by binding arbitration in Boston, Massachusetts in accordance with the Employment Arbitration Rules of the American Arbitration Association by an arbitrator mutually agreed upon by the parties hereto or, in the absence of such agreement, by an arbitrator selected according to such Rules. Notwithstanding the foregoing, if either the Company and Bank or the Executive shall request, such arbitration shall be conducted by a panel of three (3) arbitrators, one (1) selected by the Company and Bank, one (1) selected by the Executive and the third selected by agreement of the first two (2), or, in the absence of such agreement, in accordance with such Rules. Judgment upon the award rendered by such arbitrator(s) shall be entered in any court having jurisdiction thereof upon the application of either party.

Section 28. Survival.

Any provision of this Agreement which, by its terms, contemplates performance after the expiration of the Employment Period or other termination of this Agreement shall be deemed to survive the expiration of this Agreement.

Section 29. Required Regulatory Provisions.

The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

(a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under section 9(b) hereof exceed the three (3) times the Executive’s average annual compensation (within the meaning of the regulatory guidelines of the Office of the Comptroller of the Currency (“OCC”) or any successor thereto) for the last five (5) consecutive calendar years to end prior to his termination of employment with the Bank (or for his entire period of employment with the Bank if less than five (5) calendar years). The compensation payable to the Executive hereunder shall be further reduced (but not below zero) if such reduction would avoid the assessment of excise taxes on excess parachute payments (within the meaning of section 280G of the Code).

(b) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (“FDI Act”), 12 U.S.C. §1828 (k), and any regulations promulgated thereunder.

(c) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. §1818(e)(3) or 1818(g)(1), the Bank’s obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Executive all or part of the compensation withheld while the Bank’s obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

(d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank ‘s affairs by an order issued under section 8(e)(4) or 8(g)(I) of the FDI Act, 12 U.S.C. §1818(e)(4) or (g)(I), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Bank and the Executive shall not be affected.

(e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. §1813(x)(1), all obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

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(f) Notwithstanding anything herein contained to the contrary, all obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the OCC or his designee or the Federal Deposit Insurance Corporation (“FDIC”), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. §1823(c); (ii) by the Director of the OCC or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights of the parties shall not be affected by such action.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

Section 30. Payments to Key Employees.

Notwithstanding anything in this Agreement to the contrary, to the extent required under Section 409A, no payment to be made to a key employee (within the meaning of Section 409A) shall be made sooner than six (6) months after such termination of employment; provided, however, that to the extent such six (6)-month delay is imposed by Section 409A as a result of a Change of Control as defined in Section 12(a), the payment shall be paid into a rabbi trust for the benefit of the Executive as if the six (6)-month delay was not imposed with such amounts then being distributed to the Executive as soon as permissible under Section 409A.

Section 31. Involuntary Termination Payments to Employees (Safe Harbor).

In the event a payment is made to an employee upon an involuntary termination of employment, as deemed pursuant to this Agreement, such payment will not be subject to Section 409A provided that such payment does not exceed two (2) times the lesser of (i) the sum of the Executive’s annualized compensation based on the taxable year immediately preceding the year in which termination of employment occurs or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Executive terminates service (the “Safe Harbor Amount”). However, if such payment exceeds the Safe Harbor Amount, only the amount in excess of the Safe Harbor Amount will be subject to Section 409A. In addition, if such Executive is considered a key employee, such payment in excess of the Safe Harbor Amount will have its timing delayed and will be subject to the six (6)-month wait-period imposed by Section 409A as provided in Section 30 of this Agreement. The Executive, the Company and the Bank agree that the termination benefits described in this Section 31 are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii) as the safe harbor for separation pay due to involuntary separation from service.

Section 32. Section 280G Cut-Back.

Notwithstanding anything in this Agreement to the contrary, if any payments or benefits provided for in this Agreement, together with any other payments which the Executive has the right to receive from the Company, the Bank, Seller, Chicopee Savings Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Company, the Bank, Seller, or Chicopee Savings Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. Any determination required under this section 32 shall be made by the Bank and its tax advisors, whose determination shall be conclusive and binding upon the Executive.

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IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.

EXECUTIVE

William J. Wagner

ATTEST:	WESTFIELD BANK

By	By

	Name	James C. Hagan
	Title:	Chief Executive Officer and President

[Seal]

[SIGNATURE PAGE TO THE EMPLOYMENT AGREEMENT]

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APPENDIX A

RELEASE OF CLAIMS

I, William J. Wagner, of [City], [County], Massachusetts, (hereinafter, the “Employee”), in consideration of the severance described below, on behalf of himself and his heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, WESTFIELD BANK, a federally chartered savings bank, with a place of business at 141 Elm Street, Westfield, Hampden County, Massachusetts (hereinafter, the “Bank”), its affiliated companies, and each of their respective officers, directors, employees, shareholders, representatives, parent companies, subsidiaries, predecessors, successors, assigns, attorneys and all persons acting by, through or in concert with them, of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have or has ever had against the Bank by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Agreement.

This waiver, release and discharge includes without limitation, claims related to any wrongful or unlawful discharge, discipline or retaliation, whether express or implied, any promotions or demotions, compensation, the Bank’s benefit plan(s) and the management thereof, defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to the Employee’s employment with the Bank and the termination thereof. This waiver, release and discharge further applies but is not limited to any claims based on Title VII of the Civil Rights Act of 1964, the Post Civil War Civil Rights Act (41 U.S.C. ss. 1981 – 88), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973,the Americans with Disabilities Act, the Vietnam Era Veterans’ Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, Mass. Gen. Laws ch. 151B (all as they may be amended), and any other applicable federal, state or local laws, ordinances and regulations including those relating to discrimination to the extent permitted by law. Employee expressly waives all claims, including those which he does not know or suspect to exist in his favor as of the date of this Agreement against the Bank. As used herein, the Employee understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Bank or otherwise arising from Employee’s employment with the Bank, the termination thereof or any other conduct occurring on or prior to the date the Employee signs this Release of Claims. All such claims are forever barred by this Release of Claims whether they arise in contract or tort or under a statute or any other law.

SEVERANCE. In return for Employee’s execution of and adherence to this Release of Claims, the Bank shall pay the Employee the [Salary Severance Payment, Bonus Severance Payment, Incentive Severance Payment, Pension Severance Payment and Defined Contribution Severance Payment], as defined in and described in the Employment Agreement between the Bank and the Employee, dated April 4, 2016, in the total amount of                     ($        ) (the “Severance Payment”). Payments shall be made in a lump sum subject to usual and customary deductions required by law and Bank policy.

CONFIDENTIAL TERMS. Employee and the Bank agree that each will keep the contents of this Release of Claims (including its existence and the terms and provisions hereof) and the negotiations leading to it completely confidential, that neither will hereafter publish or disclose any information concerning such matters to anyone, and that each shall take every reasonable precaution to prevent the direct or indirect disclosure of such information to third parties, provided that the foregoing provisions shall not be construed to prevent Employee from disclosing such matters to his accountant or to prevent the Bank from disclosing such matters to its accountants, and provided further that Employee may also make such disclosures as are finally compelled by law provided Employee gives the Bank immediate notice of such legal process in order that the Bank shall have the opportunity to object to the disclosure of such information.

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INJUNCTIVE RELIEF. Employee acknowledges and recognizes that a violation of this Release of Claims and its covenants will cause irreparable damage to the Bank and the Bank will have no adequate remedy at law for such violation. Accordingly, Employee agrees that the Bank will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of this Release of Claims or the terms and conditions provided herein. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

CONSIDERATION AND REVOCATION PERIOD. I acknowledge that I am hereby advised to consult with an attorney before signing this Release of Claims. I further understand that I may consider this Release of Claims for up to twenty-one (21) days before deciding whether to sign it. If I signed this Release of Claims before the expiration of that twenty-one (21) day period, I acknowledge that such decision was entirely voluntary. I understand that if I do not sign and return this Release of Claims to the Bank by the end of that twenty-one (21) day period, the Severance Payment described above will expire. I understand that for a period of seven (7) days after I execute this General Release, I have the right to revoke it by a written notice to be received by the Bank by the end of that period. I also understand that this Release of Claims shall not be effective or enforceable until the expiration of that seven (7) day period. I further represent and agree that I have carefully read and fully understand all of the provisions of this Release of Claims and that I am voluntarily agreeing to those provisions. I acknowledge that I have not been induced to sign this Release of Claims by any representatives of any released party other than the Severance Payment as stated above.

Employee understands and agrees that Employee has carefully read and fully understands all of the provisions of this Agreement and knowingly and voluntarily agrees to all of the terms set forth in this Release of Claims. Employee knowingly and voluntarily intends to be legally bound by the same.

[SIGNATURE PAGE FOLLOWS]

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Signed as a sealed instrument this                     , 20        .

William J. Wagner

THE COMMONWEALTH OF MASSACHUSETTS

Hampden, ss.	, 20

Before me, the undersigned notary public, personally appeared WILLIAM J. WAGNER, personally known, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

, Notary Public

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Exhibit C-2

Form of Employment Agreement with Darlene Libiszewski

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“the Agreement”) is made and entered into as of April 4, 2016 (the “Effective Date”) by and between WESTFIELD FINANCIAL, INC., a business corporation organized and existing under the laws of the Commonwealth of Massachusetts and having an office at 141 Elm Street, Westfield, Massachusetts 01085 (the “Company”) and DARLENE M. LIBISZEWSKI (the “Executive”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, the Company and Chicopee Bancorp, Inc. (the “Seller”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement and any reference to “Bank” herein shall mean Westfield Bank;

WHEREAS, Buyer and the Executive desire to enter into this Agreement, which shall supersede the Change in Control Agreement by and among Seller, Chicopee Savings Bank and the Executive, dated June 18, 2010, as amended on February 28, 2013 (the “Change in Control Agreement”), effective as of the Effective Time of the Merger, and in lieu of any rights and potential payments under the Change in Control Agreement which are hereby waived, the Executive shall continue employment with the Company following the Closing Date; and

WHEREAS, the Executive is willing to continue to serve the Company on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:

Section 1. Employment.

The Company agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

Section 2. Employment Period: Remaining Unexpired Employment Period.

(a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 (“Employment Period”). The Employment Period shall be for an initial term of three (3) years beginning on the Closing Date and ending on the third anniversary date of this Agreement, plus such extensions, if any, as are provided pursuant to section 2(b). If the Closing does not occur for any reason, then this Agreement shall be null and void ab initio and of no further force or effect.

(b) The Board of Directors of the Company (the “Board”) shall conduct an annual review of the Executive’s performance in January following the end of the fiscal year in accordance with regular employee reviews (each, an “Anniversary Date”) and may, on the basis of such review and by written notice to the Executive, offer to extend the Employment Period for an additional one (1)-year period. In such event, the Employment Period shall be deemed extended in the absence of objection from the Executive by written notice to the Company given within ten (10) business days after her receipt of the Company’s offer of extension. Except as otherwise expressly provided in this Agreement, any reference in this Agreement to the term “Remaining Unexpired Employment Period” as of any date shall mean the period beginning on such date and ending on the day of the third (3rd) anniversary of the last Anniversary Date as of which the Employment Period was extended pursuant to this section 2(b).

(c) Nothing in this Agreement shall be deemed to prohibit the Company at any time from terminating the Executive’s employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and the Executive in the event of any such termination shall be determined under this Agreement.

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Section 3 Duties.

The Executive shall serve as Senior Vice President, Chief Information Officer of the Company, having such power, authority and responsibility and performing such duties as are prescribed by the Company and as are customarily associated with such position. Subject to Section 7 of this Agreement, the Executive shall devote her full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company and shall use her best efforts to advance the interests of the Company.

Section 4. Cash Compensation.

In consideration for the services to be rendered by the Executive hereunder, the Company shall pay to her a salary at an annual rate of $180,000, payable in approximately equal installments in accordance with the Company’s customary payroll practices for senior officers. The Board of Directors of the Company shall review the Executive’s annual rate of salary during the regular employee review process and at such other times during the Employment Period as it deems appropriate, and may, in its discretion, approve an increase therein. In addition to salary, the Executive may receive other cash compensation from the Company for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.

Section 5. Employee Benefit Plans and Programs.

During the Employment Period, the Executive shall be treated as an employee of the Company and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company’s customary practices.

Section 6. Indemnification and Insurance.

(a) During the Employment Period and for a period of six (6) years thereafter, the Company shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its officers against personal liability for acts or omissions in connection with service as an officer of the Company or service in other capacities at the request of the Company. The coverage provided to the Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers of the Company.

(b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Company shall indemnify the Executive against and hold her harmless from any costs, damages, losses and exposures arising out of a bona fide action, suit or proceeding in which she may be involved by reason of her having been an officer of the Company to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any officer of the Company or any subsidiary or affiliate thereof.

(c) The Executive, the Company and the Bank agree that the termination benefits described in this Section 6 are intended to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10) as certain indemnification and liability insurance plans.

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Section 7. Outside Activities.

The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as she may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of her duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of her duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company and generally applicable to all similarly situated executives. The Executive may also serve as an officer or director of the Bank on such terms and conditions as the Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive’s performance of her duties hereunder or otherwise result in a material breach of this Agreement. If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, she shall continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

Section 8. Working Facilities and Expenses.

The Executive’s principal place of employment shall be at the Company’s executive offices at the address first above written or at such other location as the Company and the executive may mutually agree upon. The Company shall reimburse the Executive for her ordinary and necessary business expenses in accordance with any relevant Company reimbursement policy or procedure in each case upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require. Expense reimbursements shall occur at the time provided in any relevant reimbursement policy or procedure of the Company and in any event not later than the last day of the calendar year immediately following the calendar year in which the reimbursable expense is incurred.

Section 9 Termination of Employment with Severance Benefits.

(a) The Executive shall be entitled to the severance benefits described in section 9(b) in the event that:

(i) her employment with the Company terminates during the Employment Period as a result of the Executive’s voluntary resignation within ninety (90) days following:

(A) the failure of the Board to appoint or re-appoint or elect or re-elect the Executive to the position with the Company stated in section 3 of this Agreement;

(B) if the Executive is a member of the Board, the failure of the shareholders of the Company to elect or re-elect the Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election;

(C) the expiration of a thirty (30)-day period following the date on which the Executive gives written notice to the Company of its material failure, whether by amendment of the Company’s Certificate of Incorporation, the Company’s By-Laws, action of the Board or the Company’s shareholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30)-day period, the Company cures such failure;

(D) the expiration of a thirty (30)-day period following the date on which the Executive gives written notice to the Company of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of the Executive’s rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes,

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has a material adverse effect on the aggregate value of her total compensation package), unless, during such thirty (30)-day period, the Company cures such failure;

(E) a change in the Executive’s principal place of employment to a place that is not the principal executive office of the Bank, or a relocation of the Bank’s principal executive office to a location that is both more than twenty-five (25) miles away from the Executive’s principal residence and more than twenty-five (25) miles away from the location of the Bank’s principal executive office on the date of this Agreement; or

(F) any material breach by the Company of any material term, condition or covenant contained in this Agreement; provided, however, that the Executive shall have given notice of such materials adverse effect to the Company, and the Company has not fully cured such failure within thirty (30) days after such notice is deemed given; or reason other than for “cause” as provided in section 11(a).

(b) Upon the occurrence of any of the events described in section 9(a) of this Agreement, the Company shall pay and provide to the Executive (or, in the event of her death thereafter and prior to payment, to her estate):

(i) her earned but unpaid salary (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for in this section 9(b)) as of the date of the termination of her employment with the Company and the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment as defined in Treasury Regulation Section 1.409A-1(h)(1)(ii);

(ii) the benefits, if any, to which she is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company’s and the Bank’s officers and employees;

(iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits on substantially the same terms and conditions (including any required premium-sharing arrangements, co-payments and deductibles) in effect for them immediately prior to the Executive’s termination for the Remaining Unexpired Employment Period for the Executive and her dependents. The coverage provided under this section 9(b)(iii) may, at the election of the Company, be secondary to the coverage provided pursuant to section 9(b)(ii) and to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this section 9(b)(iii). The Executive, the Company and the Bank agree that the termination benefits described in this Section 9(b)(iii) are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b) (1) as non-taxable benefits;

(iv) a lump sum payment in an amount equal to the estimated present value of the salary that the Executive would have earned if she had continued working for the Company and the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the “Salary Severance Payment”). The Salary Severance Payment shall be computed using the following formula:

[n]	(BS/PR)
SSP = 1	[ [1 + (I / PR)][n] ]

where “SSP” is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “BS” is the highest annual rate of salary achieved by the Executive during the period of three (3) years ending immediately prior to the date of termination; “PR” is the number of payroll periods that occur during a year under the Company’s normal payroll practices; “I” equals the applicable federal short term rate established under section 1274 of the Internal Revenue Code of 1986 (the “Code”) for the month in which the Executive’s termination of employment occurs (the “Short Term AFR”) and “n” equals the product of the Remaining Unexpired Employment Period at the Executive’s termination

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of employment (expressed in years and fractions of years) multiplied by the number of payroll periods that occur during a year under the Company’s and the Bank’s normal payroll practices. The Salary Severance Payment shall be in lieu of any claim to a continuation of base salary which the Executive might otherwise have and in lieu of cash severance benefits under any severance benefits program which may be in effect for officers or employees of the Bank or the Company;

(v) a lump sum payment in an amount equal to the estimated present value of the annual bonuses that the Executive would have earned if she had continued working for the Company and the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the “Bonus Severance Payment”). The Bonus Severance Payment shall be computed using the following formula:

BSP = SSP x (ABP / ASP)

where “BSP” is the amount of the Bonus Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “SSP” is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “BP” is the aggregate of the annual bonuses paid or declared (whether or not paid) for the most recent period of three (3) calendar years to end on or before the Executive’s termination of employment; and “SP” is the aggregate base salary actually paid to the Executive during such period of three (3) calendar years (excluding any year for which no bonus was declared or paid). The Bonus Severance Payment shall be in lieu of any claim to a continuation of participation in annual bonus plans of the Bank or the Company which the Executive might otherwise have;

(vi) a lump sum payment in an amount equal to the estimated present value of the long-term incentive bonuses that the Executive would have earned if she had continued working for the Company and the Bank during the Remaining Unexpired Employment Period (the “Incentive Severance Payment”). The Incentive Severance Payment shall be computed using the following formula:

ISP = (SSP / RUP) x (ALTIP / ALTSP) x Y

where “ISP” is the amount of the Incentive Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “SSP” is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “ALTIP” is the aggregate of the most recently paid or declared (whether or not paid) long-term incentive compensation payments (but not more than three (3) such payments) for performance periods that end on or before the Executive’s termination of employment; “ALTSP” is the aggregate base salary actually paid to the Executive during the performance periods covered by the payments included in “ALTIP” and excluding base salary paid for any period for which no long-term incentive compensation payment was declared or paid; “RUP” is the Remaining Unexpired Employment Period, expressed in years and fractions of years; and “Y” is the aggregate (expressed in years and fractions of years) of the Remaining Unexpired Employment Period plus the number of years and fraction of years that have elapsed since the end of the last performance period for which a long-term incentive payment has been declared and paid. In the event that the Executive’s employment terminates prior to the payment date under any long-term incentive compensation plan, then for purposes of computing the Incentive Severance Payment, the “ALTSP” shall be deemed to be the average of the target and maximum award level under such plan and the “ALTSP” shall be deemed to be the Executive’s annual base salary as in effect on the Executive’s termination of employment. The Incentive Severance Payment shall be in lieu of any claim to a continuation of participation in cash long-term incentive compensation plans of the Bank or the Company which the Executive might otherwise have;

(vii) a lump sum payment in an amount equal to the excess (if any) of (A) the present value of the aggregate benefits to which she would be entitled under any and all tax-qualified and non-tax-qualified defined benefit plans maintained by, or covering employees of, the Company or the Bank (the “Pension Plans”) if she had continued working for the Company and the. Bank during the Remaining Unexpired Employment Period; over (B) the present value of the benefits to which the Executive and her spouse and/or

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designated beneficiaries are actually entitled under such plans (the “Pension Severance Payment”). The Pension Severance Payment shall be computed according to the following formula:

PSP = PPB - APB

where “PSP” is the amount of the Pension Severance Payment (before deductions for applicable federal, state and local withholding taxes); “APB” is the aggregate lump sum present value of the actual vested pension benefits payable under the Pension Plans in the form of a straight life annuity beginning at the earliest date permitted under the Pension Plans, computed on the basis of the Executive’s life expectancy at the earliest date on which payments under the Pension Plans could begin, determined by reference to Table VI of section 1.72-9 of the Income Tax Regulations (the “Assumed Life Expectancy”), and on the basis of an interest rate assumption equal to the average bond-equivalent yield on United States Treasury Securities with a Constant Maturity of thirty (30) Years for the month prior to the month in which the Executive’s termination of employment occurs (the “30-Year Treasury Rate”); and “PPB” is the lump sum present value of the pension benefits (whether or not vested) that would be payable under the Pension Plans in the form of a straight life annuity beginning at the earliest date permitted under the Pension Plans, computed on the basis that the Executive’s actual age at termination of employment is her attained age as of her last birthday that would occur during the Remaining Unexpired Employment Period, that her service for benefit accrual purposes under the Pension Plans is equal to the aggregate of her actual service plus the Remaining Unexpired Employment Period, that her average compensation figure used in determining her accrued benefit is equal to the highest annual rate of salary achieved by the Executive during the period of three (3) years ending immediately prior to the date of termination, that the Executive’s life expectancy at the earliest date on which payments under the Pension Plans could begin is the Assumed Life Expectancy and that the interest rate assumption used is equal to the 30-Year Treasury Rate. The Pension Severance Payment shall be in lieu of any claim to any actual increase in her accrued benefit in the Pension Plans in respect of the Remaining Unexpired Employment Period; provided, however, that if the Pension Severance Payment represents the benefits under a non-tax-qualified benefit plan, the payment shall be paid in the same time and form as provided under the related non-tax-qualified benefit plan;

(viii) a lump sum payment in an amount equal to the present value of the additional employer contributions that would have been credited directly to her account(s) under any and all tax-qualified and non-tax-qualified defined contribution plans maintained by, or covering employees of, the Bank and the Company (the “Non-ESOP DC Plans”), plus the fair market value of the additional shares of employer securities or other property that would have been allocated to her account as a result of employer contributions or dividends under any tax-qualified leveraged employee stock ownership plan and any related non-tax-qualified supplemental plan maintained by, or covering employees of, the Bank and the Company (the “ESOP Plans”) if she had continued in employment during the Remaining Unexpired Employment Period (the “Defined Contribution Severance Payment”). The Defined Contribution Severance Payment shall be computed according to the following formula:

DCSP = [SSP x (EC / BS)] + [(STK + PROP) x Y]

where: “DCSP” is the amount of the Defined Contribution Severance Payment (before deductions for applicable federal, state and local withholding taxes); “SSP” is the amount of the Salary Severance Payment (before deductions for applicable federal, state and local withholding taxes); “EC” is the amount of employer contributions actually credited to the Executive’s accounts under the Non-ESOP Plans for the last plan year to end before her termination of employment; “BS” is the Executive’s compensation taken into account in computing EC; “Y” is the aggregate (expressed in years and fractions of years) of the Remaining Unexpired Employment Period and the number of years and fractions of years that have elapsed between the end of plan year for which EC was computed and the date of the Executive’s termination of employment; “STK” is the fair market value (determined on the basis of the midpoint of the highest and lowest reported sales price for a share of stock of the same class during the thirty (30)-day period ending on the day of the Executive’s termination of employment (the “Fair Market Value of a Share”)) of the employer securities

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actually allocated to the Executive’s accounts under the ESOP Plans in respect of employer contributions and dividends applied to loan amortization payments for the last plan year to end before her termination of employment; and “PROP” is the fair market value (determined as of the day before the Executive’s termination of employment using the same valuation methodology used to value the assets of the ESOP Plans) of the property other than employer securities actually allocated to the Executive’s accounts under the ESOP Plans in respect of employer contributions and dividends applied to loan amortization payments for the last plan year to end before her termination of employment. The Defined Contribution Severance Payment shall be in lieu of any claim to any actual increase in her accrued benefit in the Non-ESOP DC Plans or the ESOP DC Plans in respect of the Remaining Unexpired Employment; provided, however, that if the Defined Contribution Severance Payment represents the benefits under a non-tax-qualified defined contribution plan, the payment shall be paid in the same time and form as provided under the related non-tax-qualified defined contribution plan;

(ix) at the election of the Company made within thirty (30) days following the Executive’s termination of employment, upon the surrender of options or appreciation rights issued to the Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Company or the Bank, a lump sum payment in an amount equal to the product of:

(A) the excess of (I) the Fair Market Value of a Share, over (II) the exercise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

(B) the number of shares with respect to which options or appreciation rights are being surrendered.

For the purpose of computing this payment, the Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Company or the Bank, even if she is not vested under such plan or program; and

(x) at the election of the Company made within thirty (30) days following the Executive’s termination of employment, upon the surrender of any shares awarded to the Executive under any restricted stock plan maintained by, or covering employees of, the Company or the Bank, the Company shall make a lump sum payment in an amount equal to the product of:

(A) the Fair Market Value of a Share granted under such plan; multiplied by

(B) the number of shares which are being surrendered.

For purposes of computing this payment, the Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Company or the Bank, even if she is not vested under such plan.

The Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive’s efforts, if any, to mitigate damages. The Company and the Executive further agree that the Company may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi), (vii), (viii), (ix), and (x) on the receipt of the Executive’s resignation from any and all positions which she holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them; provided that such resignation is requested in writing not later than five (5) business days after termination of employment. The Executive agrees that the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi), (vii) and (viii) shall be paid to Executive upon the sixtieth (60 th ) day following the Executive’s termination of employment, subject to the Executive’s execution, delivery, and non-revocation of a written release in substantially the form attached hereto as Appendix A (“Release of Claims”), within fifty-two (52) days of the Executive’s termination of employment and that no payment shall be made prior to the expiration of the revocation period.

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(c) The Executive, the Company and the Bank acknowledge that each of the payments and benefits promised to the Executive under this Agreement must either comply with the requirements of Section 409A and the regulations thereunder or qualify for an exception from compliance. To that end, the Executive, the Company and the Bank agree that the termination benefits described in Section 9(b) are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4) as short-term deferrals.

Section 10. Death and Disability Benefits.

(a) In the event the Executive’s employment with the Company terminates during the Employment Period because of the Executive’s death, then the Company shall pay to the Executive’s estate the benefits listed in sections 9(b)(i) and 9(b)(ii) of this Agreement.

(b) The Company may terminate the Executive’s employment upon a determination, by vote of a majority of the members of the Boards of Directors of the Company, acting in reliance on the written advice of a medical professional acceptable to them, that the Executive is suffering from a physical or mental impairment which, at the date of the determination, has prevented the Executive from performing her assigned duties on a substantially full-time basis for a period of at least ninety (90) days during the period of one (1) year ending with the date of the determination or is likely to result in death or prevent the Executive from performing her assigned duties on a substantially full-time basis for a period of at least ninety (90) days during the period of one (1) year beginning with the date of the determination. In such event:

(i) The Company shall pay and deliver to the Executive (or in the event of her death before payment, to her estate and surviving dependents and beneficiaries, as applicable) the benefits described in sections 9(b)(i) and 9(b)(ii).

(ii) In addition to the benefits described in sections 9(b)(i) and 9(b)(ii), the Company shall continue to pay the Executive her base salary, at the annual rate in effect for her immediately prior to the termination of her employment, during a period ending on the earliest of: (A) the expiration of ninety (90) days after the date of termination of her employment; (B) the date on which long-term disability insurance benefits are first payable to her under any long-term disability insurance plan covering employees of the Bank or the Company (the “LTD Eligibility Date”); (C) the date of her death; and (D) the expiration of the Remaining Unexpired Employment Period (the “Initial Continuation Period”). If the end of the Initial Continuation Period is neither the LTD Eligibility Date nor the date of her death, the Company shall continue to pay the Executive her base salary, at an annual rate equal to sixty percent (60%) of the annual rate in effect for her immediately prior to the termination of her employment, during an additional period ending on the earliest of the LTD Eligibility Date, the date of her death and the expiration of the Remaining Unexpired Employment Period.

A termination of employment due to disability under this section 10 shall be effected by notice of termination given to the Executive by the Company and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Executive. To that end, the Executive, the Company and the Bank agree that the disability benefits described in this Section 10 are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-3(i) as permissible payments.

Section 11. Termination without Additional Company Liability.

In the event that the Executive’s employment with the Company shall terminate during the Employment Period on account of:

(a) the discharge of the Executive for “cause,” which, for purposes of this Agreement, shall mean a discharge of the Executive due to the Executive’s (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iii) breach of fiduciary duties involving personal profit, (iv) intentional failure to perform stated duties, (v) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final

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cease-and-desist order or (vi) material breach of any provision of this Agreement; provided, however, that, if the Executive engages in any of the acts described in section 11(a)(vi) above, the Company shall provide the Executive with written notice of its intent to discharge the Executive for cause, and the Executive shall have forty-five (45) days from the date on which the Executive receives such notice to cure any such acts; and provided, further, that on and after the date that a Change of Control occurs, a determination under this section 11 shall require the affirmative vote of at least three-fourths of the members of the Board acting in good faith and such vote shall not be made prior to the expiration of a sixty (60)-day period following the date on which the Board shall, by written notice to the Executive, furnish to her a statement of its grounds for proposing to make such determination, during which period the Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, and to be represented by her legal counsel at such presentations, to refute the grounds for the proposed determination; or

(b) the Executive’s voluntary resignation from employment with the Company (including retirement) for reasons other than those specified in section 9(a)(i) or Section 12; then the Company shall have no further obligations under this Agreement, other than the payment to the Executive of her earned but unpaid salary as of the date of the termination of her employment and the provision of such other benefits, if any, to which she is entitled as a former employee under the Company’s employee benefit plans and programs and compensation plans and programs. For purposes of this section 11, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for “cause” within the meaning of section 11(a) unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in section 11(a) above, and specifying the particulars thereof in detail.

Section 12. Termination Upon or Following a Change of Control.

(a) A Change of Control of the Company (“Change of Control”) shall be deemed to have occurred upon the happening of any of the following events:

(i) the consummation of a reorganization, merger or consolidation of the Company, respectively, with one (1) or more other persons, other than a transaction following which:

(A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended “Exchange Act”) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding

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securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

(iii) a complete liquidation or dissolution of the Company;

(iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of the Company do not belong to any of the following groups

(A) individuals who were members of the Board of the Company on the date of this Agreement; or

(B) individuals who first became members of the Board of the Company after the date of this Agreement either:

(I) upon election to serve as a member of the Board of the Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

(II) upon election by the stockholders of the Company to serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of the Company, or of a nominating committee thereof; in office at the time of such first nomination;

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of the Company; or

(v) any event which would be described in section 12(a)(i), (ii), (iii) or (iv) if the term “Bank” were substituted for the term “Company” therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 12(a), the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

(b) For purposes of this Agreement, a “Pending Change of Control” shall mean: (i) the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; (ii) the commencement of a tender offer which, if successful, would result in a Change of Control; or (iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest which, if successful, would result in a Change of Control.

(c) Notwithstanding anything in this Agreement to the contrary, if the Executive’s employment with the Bank and the Company terminates due to death or disability within one (1) year after the occurrence of a Pending Change of Control and if a Change of Control occurs within two (2) years after such termination of employment, she (or in the event of her death, her estate) shall be entitled to receive the benefits described in section 9(b) that would have been payable if a Change of Control had occurred on the date of her termination of employment and she had resigned pursuant to section 9(a)(i) immediately thereafter; provided, that payment shall be deferred without interest until, and shall be payable immediately upon, the actual occurrence of a Change of Control.

(d) Notwithstanding anything in this Agreement to the contrary: (i) in the event of the Executive’s resignation within sixty (60) days after the occurrence of a Change of Control, she shall be entitled to receive the benefits described in section 9(b) that would be payable if her resignation were pursuant to section 9(a)(i), without regard to the actual circumstances of her resignation; and (ii) for a period of one (1) year after the occurrence of a Change of Control, no discharge of the Executive shall be deemed a discharge with Cause unless

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the votes contemplated by section 11(a) of this Agreement are supported by at least two-thirds of the members of the Board of Directors of the Company at the time the vote is taken who were also members of the Board of Directors of the Company immediately prior to the Change of Control.

(e) Notwithstanding anything in this Agreement to the contrary, for purposes of computing the benefits described in section 9(b) due upon a termination of employment that occurs, or is deemed to have occurred, after a Change of Control, the Remaining Unexpired Employment Period shall be deemed to be three (3) full years.

Section 13. Covenant Not To Compete.

The Executive hereby covenants and agrees that, in the event of her termination of employment with the Company prior to the expiration of the Employment Period, for a period of one (1) year following the date of her termination of employment with the Company, she shall not, without the written consent of the Company, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, credit union, or any direct or indirect subsidiary or affiliate of any such entity, that entails working within Hampden county or any other county in which the Company or the Bank maintains an office; provided, however, that this section 13 and section 15 shall not apply if the Executive is entitled to the benefits under section 12.

Section 14. Confidentiality.

Unless she obtains the prior written consent of the Company, the Executive shall keep confidential and shall refrain from using for the benefit of herself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of her employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of her own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 14 shall prevent the Executive, with or without the Company’s consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

Section 15. Solicitation.

The Executive hereby covenants and agrees that, for a period of one (1) year following her termination of employment with the Company, she shall not, without the written consent of the Company, either directly or indirectly:

(a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans, providing wealth management services, or doing business within the counties specified in section 13;

(b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan company, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in section 14; that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank, or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association,

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bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the county specified in section 13;

(c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company, the Bank or any of their respective subsidiaries to terminate an existing business or commercial relationship with any of them.

Section 16. No Effect on Employee Benefit Plans or Programs.

The termination of the Executive’s employment during the term of this Agreement or thereafter, whether by the Company or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company’s qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Executive to which the Bank is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

Section 17. Other Termination.

Upon the expiration of this Agreement, other than on account of the Executive’s refusing to accept an extension offered by the Company or the Executive’s giving of a notice of non-extension, unless the Company shall offer to the Executive continued service either: (i) in the same position in effect immediately prior to the expiration of this Agreement with cash compensation and pension and welfare benefits no less favorable than those in effect immediately prior to the expiration of this Agreement; or (ii) in another position acceptable to the Executive and upon mutually and reasonably agreeable terms, and termination of employment, the Executive shall be entitled to receive for a period of twelve (12) months after the expiration of the Agreement (in this event, the “Severance Period”) and continuation of base salary at the rate then in effect plus medical, dental, life-insurance and disability coverage; provided, that the Executive’s continued participation is permissible or otherwise practicable under the general terms and provisions of such plans. To the extent that continued participation is neither permissible nor practicable, the Company shall take such actions as may be necessary to provide the Executive with substantially comparable benefits (without additional cost to the Executive) outside the scope of such plans. If the Executive engages in regular employment after her termination of employment (whether as an executive or as a self-employed person), any employee welfare benefits received by the Executive during the Severance Period in consideration of such employment which are similar in nature to the employee welfare benefits provided by the Company will relieve the Company of their obligations under this section 17 to provide comparable benefits to the extent of the benefits so received. This section 17 shall have no application if, prior to the expiration of this Agreement, the Executive’s employment has terminated in a termination to which section 9, 10, 11 or 12 applies or if, after the expiration of this Agreement, the Executive’s employment is terminated with Cause.

The Executive, the Company and the Bank agree that the termination benefits other than the salary continuation payments described in this Section 17 are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(1) as non-taxable benefits.

Section 18. Successors and Assigns.

This Agreement will inure to the benefit of and be binding upon the Executive, her legal representatives and testate or intestate distributees, and the Company, and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Failure of

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the Company to obtain from any successor its express written assumption of the Company’s obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

Section 19. Notices.

Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one (1) such party may by written notice specify to the other party:

If to the Executive:

Ms. Darlene M. Libiszewski

106 Christopher Terrace

West Springfield, Massachusetts 01089

If to the Company:

Westfield Financial, Inc.

141 Elm Street

Westfield, Massachusetts 01085

Attention: Chairman of the Board of Directors

with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, D.C. 20004

Attention: Richard A. Schaberg

Section 20. Indemnification for Attorneys’ Fees.

(a) The Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees and expenses, incurred by her in connection with or arising out of any action, suit or proceeding in which she may be involved, as a result of her efforts, in good faith, to defend or enforce the terms of this Agreement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company’s or the Bank’s obligations hereunder shall be conclusive evidence of the Executive’s entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise. Any such indemnification payments will occur promptly following a request therefor, and in any event not later than the last day of the calendar year following the calendar year in which the indemnified expense is incurred or in which the Executive’s legal right thereto is finally determined.

(b) The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment.

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Section 21. Severability.

A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 22. Waiver.

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one (1) or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 23. Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 24. Governing Law.

Except to the extent preempted by federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and to be performed entirely within the Commonwealth of Massachusetts.

Section 25. Headings and Construction.

The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

Section 26. Entire Agreement: Modifications.

This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof including the Change in Control Agreement. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto. Notwithstanding the preceding sentence, this Agreement shall be construed and administered in such manner as shall be necessary to effect compliance with Section 409A and shall be subject to amendment in the future, in such manner as the Company and the Bank may deem necessary or appropriate to effect such compliance; provided that any such amendment shall preserve for the Executive the benefit originally afforded pursuant to this Agreement. For the avoidance of doubt, Executive hereby agrees that the Closing shall not be considered a “Change In Control” for purposes of the Change in Control Agreement and the occurrence of the Closing shall not entitle Executive to receive any payments, benefits or rights that would or could have been paid or provided under the Change in Control Agreement in connection with a Change In Control as defined therein nor shall any amounts be due under this Agreement related to the Closing. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

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Section 27. Non-duplication.

The Company hereby agrees to guarantee the payment by the Bank of any benefits and compensation to which the Executive is, or may be, entitled under the terms and conditions of the employment agreement of even date herewith between the Bank and the Executive. In the event that the Executive shall perform services for the Bank or any other direct or indirect subsidiary or affiliate of the Company or the Bank, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company, the Bank and all of their respective direct or indirect subsidiaries and affiliates.

Section 28. Dispute Resolution.

(a) The Executive acknowledges and agrees that upon any breach by the Executive of her obligations under sections 13, 14 or 15 hereof, the Company and Bank will have no adequate remedy at law, and accordingly will be entitled, in addition to monetary damages, to specific performance and other appropriate injunctive and equitable relief.

(b) Excluding only requests for equitable relief by the Company or Bank under section 28(a) of this Agreement, in the event that there is any claim or dispute arising out of or relating to this Agreement, or the breach thereof, and the parties hereto shall not have resolved such claim or dispute within sixty (60) days after written notice from one (1) party to the other setting forth the nature of such claim or dispute, then such claim or dispute shall be settled exclusively by binding arbitration in Boston, Massachusetts in accordance with the Employment Arbitration Rules of the American Arbitration Association by an arbitrator mutually agreed upon by the parties hereto or, in the absence of such agreement, by an arbitrator selected according to such Rules. Notwithstanding the foregoing, if either the Company and Bank or the Executive shall request, such arbitration shall be conducted by a panel of three (3) arbitrators, one (1) selected by the Company and Bank, one (1) selected by the Executive and the third selected by agreement of the first two (2), or, in the absence of such agreement, in accordance with such Rules. Judgment upon the award rendered by such arbitrator(s) shall be entered in any court having jurisdiction thereof upon the application of either party.

Section 29. Survival.

Any provision of this Agreement which, by its terms, contemplates performance after the expiration of the Employment Period or other termination of this Agreement shall be deemed to survive the expiration of this Agreement.

Section 30. Required Regulatory Provisions.

The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Company:

(a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under section 9(b) hereof exceed the three (3) times the Executive’s average annual compensation (within the meaning of the regulatory guidelines of the Office of the Comptroller of the Currency (“OCC”) or any successor thereto) for the last five (5) consecutive calendar years to end prior to her termination of employment with the Company (or for her entire period of employment with the Company if less than five (5) calendar years). The compensation payable to the Executive hereunder shall be further reduced (but not below zero) if such reduction would avoid the assessment of excise taxes on excess parachute payments (within the meaning of section 280G of the Code).

(b) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (“FDI Act”), 12 U.S.C. §1828 (k), and any regulations promulgated thereunder.

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(c) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Company pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. §1818(e)(3) or 1818(g)(1), the Company’s obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Company, in its discretion, may (i) pay to the Executive all or part of the compensation withheld while the Company’s obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

(d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Company’s affairs by an order issued under section 8(e)(4) or 8(g)(I) of the FDI Act, 12 U.S.C. §1818(e)(4) or (g)(I), all obligations of the Company under this Agreement shall terminate as of the effective date of the order, but vested rights of the Company and the Executive shall not be affected.

(e) Notwithstanding anything herein contained to the contrary, if the Company is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. §1813(x)(1), all obligations of the Company under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Company and the Executive shall not be affected.

(f) Notwithstanding anything herein contained to the contrary, all obligations of the Company hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the OCC or his designee or the Federal Deposit Insurance Corporation (“FDIC”), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. §1823(c); (ii) by the Director of the OCC or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights of the parties shall not be affected by such action.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

Section 31. Payments to Key Employees.

Notwithstanding anything in this Agreement to the contrary, to the extent required under Section 409A, no payment to be made to a key employee (within the meaning of Section 409A) shall be made sooner than six (6) months after such termination of employment; provided, however, that to the extent such six (6)-month delay is imposed by Section 409A as a result of a Change of Control as defined in Section 12(a), the payment shall be paid into a rabbi trust for the benefit of the Executive as if the six (6)-month delay was not imposed with such amounts then being distributed to the Executive as soon as permissible under Section 409A.

Section 32. Involuntary Termination Payments to Employees (Safe Harbor).

In the event a payment is made to an employee upon an involuntary termination of employment, as deemed pursuant to this Agreement, such payment will not be subject to Section 409A provided that such payment does not exceed two (2) times the lesser of (i) the sum of the Executive’s annualized compensation based on the taxable year immediately preceding the year in which termination of employment occurs or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Executive terminates service (the “Safe Harbor Amount”). However, if such payment exceeds the Safe Harbor Amount, only the amount in excess of the Safe Harbor Amount will be subject to Section 409A. In addition, if such Executive is considered a key employee, such payment in excess of the Safe Harbor Amount will have its timing delayed and will be subject to the six (6)-month wait-period imposed by Section 409A as provided in Section 31 of this Agreement. The Executive, the Company and the Bank agree that the termination

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benefits described in this Section 32 are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii) as the safe harbor for separation pay due to involuntary separation from service.

Section 33. Section 280G Cut-Back.

Notwithstanding anything in this Agreement to the contrary, if any payments or benefits provided for in this Agreement, together with any other payments which the Executive has the right to receive from the Company, the Bank, Seller, Chicopee Savings Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Company, the Bank, Seller, or Chicopee Savings Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. Any determination required under this section 33 shall be made by the Company and its tax advisors, whose determination shall be conclusive and binding upon the Executive.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Executive has hereunto set her hand, all as of the day and year first above written.

EXECUTIVE

Darlene M. Libiszewski

ATTEST:	WESTFIELD FINANCIAL, INC.

By	By
	Name	James C. Hagan
	Title:	Chief Executive Officer and President
[Seal]

[SIGNATURE PAGE TO THE EMPLOYMENT AGREEMENT]

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APPENDIX A

RELEASE OF CLAIMS

I, Darlene M. Libiszewski, of [City], [County], Massachusetts, (hereinafter, the “Employee”), in consideration of the severance described below, on behalf of herself and her heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, WESTFIELD FINANCIAL, INC., a federally chartered thrift, with a place of business at 141 Elm Street, Westfield, Hampden County, Massachusetts (hereinafter, the “Company”), its affiliated companies, and each of their respective officers, directors, employees, shareholders, representatives, parent companies, subsidiaries, predecessors, successors, assigns, attorneys and all persons acting by, through or in concert with them, of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have or has ever had against the Company by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Agreement.

This waiver, release and discharge includes without limitation, claims related to any wrongful or unlawful discharge, discipline or retaliation, whether express or implied, any promotions or demotions, compensation, the Company’s benefit plan(s) and the management thereof, defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to the Employee’s employment with the Company and the termination thereof. This waiver, release and discharge further applies but is not limited to any claims based on Title VII of the Civil Rights Act of 1964, the Post Civil War Civil Rights Act (41 U.S.C. ss. 1981 – 88), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Vietnam Era Veterans’ Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, Mass. Gen. Laws ch. 151B (all as they may be amended), and any other applicable federal, state or local laws, ordinances and regulations including those relating to discrimination to the extent permitted by law. Employee expressly waives all claims, including those which she does not know or suspect to exist in his favor as of the date of this Agreement against the Company. As used herein, the Employee understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Company or otherwise arising from Employee’s employment with the Company, the termination thereof or any other conduct occurring on or prior to the date the Employee signs this Release of Claims. All such claims are forever barred by this Release of Claims whether they arise in contract or tort or under a statute or any other law.

SEVERANCE. In return for Employee’s execution of and adherence to this Release of Claims, the Company shall pay the Employee the [Salary Severance Payment, Bonus Severance Payment, Incentive Severance Payment, Pension Severance Payment and Defined Contribution Severance Payment], as defined in and described in the Employment Agreement between the Company and the Employee, dated April     , 2016, in the total amount of                     ($            ) (the “Severance Payment”). Payments shall be made in a lump sum subject to usual and customary deductions required by law and Company policy.

CONFIDENTIAL TERMS. Employee and the Company agree that each will keep the contents of this Release of Claims (including its existence and the terms and provisions hereof) and the negotiations leading to it completely confidential, that neither will hereafter publish or disclose any information concerning such matters to anyone, and that each shall take every reasonable precaution to prevent the direct or indirect disclosure of such information to third parties, provided that the foregoing provisions shall not be construed to prevent Employee from disclosing such matters to her accountant or to prevent the Company from disclosing such matters to its accountants, and provided further that Employee may also make such disclosures as are finally compelled by law provided Employee gives the Company immediate notice of such legal process in order that the Company shall have the opportunity to object to the disclosure of such information.

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INJUNCTIVE RELIEF. Employee acknowledges and recognizes that a violation of this Release of Claims and its covenants will cause irreparable damage to the Company and the Company will have no adequate remedy at law for such violation. Accordingly, Employee agrees that the Company will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of this Release of Claims or the terms and conditions provided herein. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

CONSIDERATION AND REVOCATION PERIOD. I acknowledge that I am hereby advised to consult with an attorney before signing this Release of Claims. I further understand that I may consider this Release of Claims for up to twenty-one (21) days before deciding whether to sign it. If I signed this Release of Claims before the expiration of that twenty-one (21) day period, I acknowledge that such decision was entirely voluntary. I understand that if I do not sign and return this Release of Claims to the Company by the end of that twenty-one (21) day period, the Severance Payment described above will expire. I understand that for a period of seven (7) days after I execute this General Release, I have the right to revoke it by a written notice to be received by the Company by the end of that period. I also understand that this Release of Claims shall not be effective or enforceable until the expiration of that seven (7) day period. I further represent and agree that I have carefully read and fully understand all of the provisions of this Release of Claims and that I am voluntarily agreeing to those provisions. I acknowledge that I have not been induced to sign this Release of Claims by any representatives of any released party other than the Severance Payment as stated above.

Employee understands and agrees that Employee has carefully read and fully understands all of the provisions of this Agreement and knowingly and voluntarily agrees to all of the terms set forth in this Release of Claims. Employee knowingly and voluntarily intends to be legally bound by the same.

[SIGNATURE PAGE FOLLOWS]

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Signed as a sealed instrument this                     , 20        .

Darlene M. Libiszewski

THE COMMONWEALTH OF MASSACHUSETTS

Hampden, ss.                                                                                                                                   ,20

Before me, the undersigned notary public, personally appeared DARLENE M. LIBISZEWSKI, personally known, to be the person whose name is signed on the preceding document, and acknowledged to me that she signed it voluntarily for its stated purpose.

, Notary Public

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EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“the Agreement”) is made and entered into as of April 4, 2016 (the “Effective Date”) by and between WESTFIELD BANK, a federally-chartered savings bank having an office at 141 Elm Street, Westfield, Massachusetts 01085 (the “Bank”) and DARLENE M. LIBISZEWSKI (the “Executive”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Westfield Financial, Inc., the bank holding company for the Bank (the “Company”) and Chicopee Bancorp, Inc. (the “Seller”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement;

WHEREAS, Buyer and the Executive desire to enter into this Agreement, which shall supersede the Change in Control Agreement by and among Seller, Chicopee Savings Bank and the Executive, dated June 18, 2010, as amended on February 28, 2013 (the “Change in Control Agreement”), effective as of the Effective Time of the Merger, and in lieu of any rights and potential payments under the Change in Control Agreement which are hereby waived, the Executive shall continue employment with the Bank following the Closing Date; and

WHEREAS, the Executive is willing to continue to serve the Bank on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Bank and the Executive hereby agree as follows:

Section 1. Employment.

The Bank agrees to continue to employ the Executive, and the Executive hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

Section 2. Employment Period: Remaining Unexpired Employment Period.

(a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 (“Employment Period”). The Employment Period shall be for an initial term of three (3) years beginning on the Closing Date and ending on the third anniversary date of this Agreement, plus such extensions, if any, as are provided pursuant to section 2(b). If the Closing does not occur for any reason, then this Agreement shall be null and void ab initio and of no further force or effect.

(b) The Board of Directors of the Bank (the “Board”) shall conduct an annual review of the Executive’s performance in January following the end of the fiscal year in accordance with regular employee reviews (each, an “Anniversary Date”) and may, on the basis of such review and by written notice to the Executive, offer to extend the Employment Period for an additional one (1)-year period. In such event, the Employment Period shall be deemed extended in the absence of objection from the Executive by written notice to the Bank given within ten (10) business days after her receipt of the Bank’s offer of extension. Except as otherwise expressly provided in this Agreement, any reference in this Agreement to the term “Remaining Unexpired Employment Period” as of any date shall mean the period beginning on such date and ending on the day of the third (3rd) anniversary of the last Anniversary Date as of which the Employment Period was extended pursuant to this section 2(b).

(c) Nothing in this Agreement shall be deemed to prohibit the Bank at any time from terminating the Executive’s employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Bank and the Executive in the event of any such termination shall be determined under this Agreement.

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Section 3. Duties.

The Executive shall serve as Senior Vice President, Chief Information Officer of the Bank, having such power, authority and responsibility and performing such duties as are prescribed by the Bank and as are customarily associated with such position. Subject to Section 7 of this Agreement, the Executive shall devote her full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Bank and shall use her best efforts to advance the interests of the Bank.

Section 4. Cash Compensation.

In consideration for the services to be rendered by the Executive hereunder, the Bank shall pay to her a salary at an annual rate of $180,000, payable in approximately equal installments in accordance with the Bank ‘s customary payroll practices for senior officers. The Board shall review the Executive’s annual rate of salary during the regular employee review process and at such other times during the Employment Period as it deems appropriate, and may, in its discretion, approve an increase therein. In addition to salary, the Executive may receive other cash compensation from the Bank for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.

Section 5. Employee Benefit Plans and Programs.

During the Employment Period, the Executive shall be treated as an employee of the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Bank in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Bank’s customary practices.

Section 6. Indemnification and Insurance.

(a) During the Employment Period and for a period of six (6) years thereafter, the Bank shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its officers against personal liability for acts or omissions in connection with service as an officer of the Bank or service in other capacities at the request of the Bank. The coverage provided to the Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers of the Bank.

(b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Bank shall indemnify the Executive against and hold her harmless from any costs, damages, losses and exposures arising out of a bona fide action, suit or proceeding in which she may be involved by reason of her having been an officer of the Bank to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any officer of the Bank or any subsidiary or affiliate thereof.

(c) The Executive, the Company and the Bank agree that the termination benefits described in this Section 6 are intended to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) pursuant to Treasury Regulation Section 1.409A-1(b)(10) as certain indemnification and liability insurance plans.

Section 7. Outside Activities.

The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as she may disclose to and as may be approved by the Board (which approval shall not be

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unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of her duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of her duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Bank and generally applicable to all similarly situated executives. The Executive may also serve as an officer or director of the Company on such terms and conditions as the Company and the Bank may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive’s performance of her duties hereunder or otherwise result in a material breach of this Agreement. If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, she shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

Section 8. Working Facilities and Expenses.

The Executive’s principal place of employment shall be at the Bank’s executive offices at the address first above written or at such other location as the Bank and the executive may mutually agree upon. The Bank shall reimburse the Executive for her ordinary and necessary business expenses in accordance with any relevant Bank reimbursement policy or procedure in each case upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require. Expense reimbursements shall occur at the time provided in any relevant reimbursement policy or procedure of the Bank and in any event not later than the last day of the calendar year immediately following the calendar year in which the reimbursable expense is incurred.

Section 9 Termination of Employment with Severance Benefits.

(a) The Executive shall be entitled to the severance benefits described in section 9(b) in the event that:

(i) her employment with the Bank terminates during the Employment Period as a result of the Executive’s voluntary resignation within ninety (90) days following:

(A) the failure of the Board to appoint or re-appoint or elect or re-elect the Executive to the position with the Bank stated in section 3 of this Agreement;

(B) if the Executive is a member of the Board, the failure of the shareholders of the Bank to elect or re-elect the Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election;

(C) the expiration of a thirty (30)-day period following the date on which the Executive gives written notice to the Bank of its material failure, whether by amendment of the Bank’s Restated Organization Certificate, the Bank’s By-Laws, action of the Board or the Bank’s shareholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement, unless, during such thirty (30)-day period, the Bank cures such failure;

(D) the expiration of a thirty (30)-day period following the date on which the Executive gives written notice to the Bank of its material breach of any term, condition or covenant contained in this Agreement (including, without limitation any reduction of the Executive’s rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of her total compensation package), unless, during such thirty (30)-day period, the Bank cures such failure;

(E) a change in the Executive’s principal place of employment to a place that is not the principal executive office of the Bank, or a relocation of the Bank’s principal executive office to a location that is both more than twenty-five (25) miles away from the Executive’s principal residence and more than twenty-five (25) miles away from the location of the Bank’s principal executive office on the date of this Agreement; or

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(F) any material breach by the Bank of any material term, condition or covenant contained in this Agreement; provided, however, that the Executive shall have given notice of such materials adverse effect to the Bank, and the Bank has not fully cured such failure within thirty (30) days after such notice is deemed given; or

(ii) the Executive’s employment with the Bank is terminated by the Bank for any reason other than for “cause” as provided in section 11(a).

(b) Upon the occurrence of any of the events described in section 9(a) of this Agreement, the Bank shall pay and provide to the Executive (or, in the event of her death thereafter and prior to payment, to her estate):

(i) her earned but unpaid salary (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for in this section 9(b)) as of the date of the termination of her employment with the Company and the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment as defined in Treasury Regulation Section 1.409A-1(h)(1)(ii);

(ii) the benefits, if any, to which she is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company’s and the Bank’s officers and employees;

(iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits on substantially the same terms and conditions (including any required premium-sharing arrangements, co-payments and deductibles) in effect for them immediately prior to the Executive’s termination for the Remaining Unexpired Employment Period for the Executive and her dependents. The coverage provided under this section 9(b)(iii) may, at the election of the Bank, be secondary to the coverage provided pursuant to section 9(b)(ii) and to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this section 9(b)(iii). The Executive, the Company and the Bank agree that the termination benefits described in this Section 9(b)(iii) are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b) (1) as non-taxable benefits;

(iv) a lump sum payment in an amount equal to the estimated present value of the salary that the Executive would have earned if she had continued working for the Company and the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the “Salary Severance Payment”). The Salary Severance Payment shall be computed using the following formula:

[n]	(BS/PR)
SSP = 1	[ [1 + (I / PR)][n] ]

where “SSP” is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “BS” is the highest annual rate of salary achieved by the Executive during the period of three (3) years ending immediately prior to the date of termination; “PR” is the number of payroll periods that occur during a year under the Company’s normal payroll practices; “I” equals the applicable federal short term rate established under section 1274 of the Internal Revenue Code of 1986 (the “Code”) for the month in which the Executive’s termination of employment occurs (the “Short Term AFR”) and “n” equals the product of the Remaining Unexpired Employment Period at the Executive’s termination of employment (expressed in years and fractions of years) multiplied by the number of payroll periods that occur during a year under the Company’s and the Bank’s normal payroll practices. The Salary Severance Payment shall be in lieu of cash severance benefits under any severance benefits program which may be in effect for officers or employees of the Bank or the Company;

(v) a lump sum payment in an amount equal to the estimated present value of the annual bonuses that the Executive would have earned if she had continued working for the Company and the Bank during the

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Remaining Unexpired Employment Period at the highest annual rate of salary achieved during the period of three (3) years ending immediately prior to the date of termination (the “Bonus Severance Payment”). The Bonus Severance Payment shall be computed using the following formula:

BSP = SSP x (ABP / ASP)

where “BSP” is the amount of the Bonus Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “SSP” is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “BP” is the aggregate of the annual bonuses paid or declared (whether or not paid) for the most recent period of three (3) calendar years to end on or before the Executive’s termination of employment; and “SP” is the aggregate base salary actually paid to the Executive during such period of three (3) calendar years (excluding any year for which no bonus was declared or paid). The Bonus Severance Payment shall be in lieu of any claim to a continuation of participation in annual bonus plans of the Bank or the Company which the Executive might otherwise have;

(vi) a lump sum payment in an amount equal to the estimated present value of the long-term incentive bonuses that the Executive would have earned if she had continued working for the Company and the Bank during the Remaining Unexpired Employment Period (the “Incentive Severance Payment”). The Incentive Severance Payment shall be computed using the following formula:

ISP = (SSP / RUP) x (ALTIP / ALTSP) x Y

where “ISP” is the amount of the Incentive Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “SSP” is the amount of the Salary Severance Payment (before the deduction of applicable federal, state and local withholding taxes); “ALTIP” is the aggregate of the most recently paid or declared (whether or not paid) long-term incentive compensation payments (but not more than three (3) such payments) for performance periods that end on or before the Executive’s termination of employment; “ALTSP” is the aggregate base salary actually paid to the Executive during the performance periods covered by the payments included in “ALTIP” and excluding base salary paid for any period for which no long-term incentive compensation payment was declared or paid; “RUP” is the Remaining Unexpired Employment Period, expressed in years and fractions of years; and “Y” is the aggregate (expressed in years and fractions of years) of the Remaining Unexpired Employment Period plus the number of years and fraction of years that have elapsed since the end of the last performance period for which a long-term incentive payment has been declared and paid. In the event that the Executive’s employment terminates prior to the payment date under any long-term incentive compensation plan, then for purposes of computing the Incentive Severance Payment, the “ALTSP” shall be deemed to be the average of the target and maximum award level under such plan and the “ALTSP” shall be deemed to be the Executive’s annual base salary as in effect on the Executive’s termination of employment. The Incentive Severance Payment shall be in lieu of any claim to a continuation of participation in cash long-term incentive compensation plans of the Bank or the Company which the Executive might otherwise have;

(vii) a lump sum payment in an amount equal to the excess (if any) of (A) the present value of the aggregate benefits to which she would be entitled under any and all tax-qualified and non-tax-qualified defined benefit plans maintained by, or covering employees of, the Company or the Bank (the “Pension Plans”) if she had continued working for the Company and the Bank during the Remaining Unexpired Employment Period; over (B) the present value of the benefits to which the Executive and her spouse and/or designated beneficiaries are actually entitled under such plans (the “Pension Severance Payment”). The Pension Severance Payment shall be computed according to the following formula:

PSP=PPB - APB

where “PSP” is the amount of the Pension Severance Payment (before deductions for applicable federal, state and local withholding taxes); “APB” is the aggregate lump sum present value of the actual vested pension benefits payable under the Pension Plans in the form of a straight life annuity beginning at the earliest date permitted under the Pension Plans, computed on the basis of the Executive’s life expectancy at the earliest date on which payments under the Pension Plans could begin, determined by reference to Table

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VI of section 1.72-9 of the Income Tax Regulations (the “Assumed Life Expectancy”), and on the basis of an interest rate assumption equal to the average bond-equivalent yield on United States Treasury Securities with a Constant Maturity of thirty (30) Years for the month prior to the month in which the Executive’s termination of employment occurs (the “30-Year Treasury Rate”); and “PPB” is the lump sum present value of the pension benefits (whether or not vested) that would be payable under the Pension Plans in the form of a straight life annuity beginning at the earliest date permitted under the Pension Plans, computed on the basis that the Executive’s actual age at termination of employment is her attained age as of her last birthday that would occur during the Remaining Unexpired Employment Period, that her service for benefit accrual purposes under the Pension Plans is equal to the aggregate of her actual service plus the Remaining Unexpired Employment Period, that her average compensation figure used in determining her accrued benefit is equal to the highest annual rate of salary achieved by the Executive during the period of three (3) years ending immediately prior to the date of termination, that the Executive’s life expectancy at the earliest date on which payments under the Pension Plans could begin is the Assumed Life Expectancy and that the interest rate assumption used is equal to the 30-Year Treasury Rate. The Pension Severance Payment shall be in lieu of any claim to any actual increase in her accrued benefit in the Pension Plans in respect of the Remaining Unexpired Employment Period; provided, however, that if the Pension Severance Payment represents the benefits under a non-tax-qualified benefit plan, the payment shall be paid in the same time and form as provided under the related non-tax-qualified benefit plan; and

(viii) a lump sum payment in an amount equal to the present value of the additional employer contributions that would have been credited directly to her account(s) under any and all tax-qualified and non-tax-qualified defined contribution plans maintained by, or covering employees of, the Bank and the Company (the “Non-ESOP DC Plans”), plus the fair market value of the additional shares of employer securities or other property that would have been allocated to her account as a result of employer contributions or dividends under any tax-qualified leveraged employee stock ownership plan and any related non-tax-qualified supplemental plan maintained by, or covering employees of, the Bank and the Company (the “ESOP Plans”) if she had continued in employment during the Remaining Unexpired Employment Period (the “Defined Contribution Severance Payment”). The Defined Contribution Severance Payment shall be computed according to the following formula:

DCSP = [SSP x (EC / BS)] + [(STK + PROP) x Y]

where: “DCSP” is the amount of the Defined Contribution Severance Payment (before deductions for applicable federal, state and local withholding taxes); “SSP” is the amount of the Salary Severance Payment (before deductions for applicable federal, state and local withholding taxes); “EC” is the amount of employer contributions actually credited to the Executive’s accounts under the Non-ESOP Plans for the last plan year to end before her termination of employment; “BS” is the Executive’s compensation taken into account in computing EC; “Y” is the aggregate (expressed in years and fractions of years) of the Remaining Unexpired Employment Period and the number of years and fractions of years that have elapsed between the end of plan year for which EC was computed and the date of the Executive’s termination of employment; “STK” is the fair market value (determined on the basis of the midpoint of the highest and lowest reported sales price for a share of stock of the same class during the thirty (30)-day period ending on the day of the Executive’s termination of employment (the “Fair Market Value of a Share”)) of the employer securities actually allocated to the Executive’s accounts under the ESOP Plans in respect of employer contributions and dividends applied to loan amortization payments for the last plan year to end before her termination of employment; and “PROP” is the fair market value (determined as of the day before the Executive’s termination of employment using the same valuation methodology used to value the assets of the ESOP Plans) of the property other than employer securities actually allocated to the Executive’s accounts under the ESOP Plans in respect of employer contributions and dividends applied to loan amortization payments for the last plan year to end before her termination of employment. The Defined Contribution Severance Payment shall be made within sixty (60) business days after the Executive’s termination of employment and shall be in lieu of any claim to any actual increase in her accrued benefit in the Non-ESOP DC Plans or the ESOP DC Plans in respect of the Remaining Unexpired Employment; provided, however, that if the Defined

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Contribution Severance Payment represents the benefits under a non-tax-qualified defined contribution plan, the payment shall be paid in the same time and form as provided under the related non-tax-qualified defined contribution plan.

The Bank and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive’s efforts, if any, to mitigate damages. The Bank and the Executive further agree that the Bank may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi), (vii) and (viii) on the receipt of the Executive’s resignation from any and all positions which she holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them; provided that such resignation is requested in writing not later than five (5) business days after termination of employment. The Executive agrees that the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi), (vii) and (viii) shall be paid to Executive upon the sixtieth (60th) day following the Executive’s termination of employment, subject to the Executive’s execution, delivery, and non-revocation of a written release in substantially the form attached hereto as Appendix A (“Release of Claims”), within fifty-two (52) days of the Executive’s termination of employment and that no payment shall be made prior to the expiration of the revocation period.

(c) The Executive, the Company and the Bank acknowledge that each of the payments and benefits promised to the Executive under this Agreement must either comply with the requirements of Section 409A and the regulations thereunder or qualify for an exception from compliance. To that end, the Executive, the Company and the Bank agree that the termination benefits described in Section 9(b) are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4) as short-term deferrals.

Section 10. Death and Disability Benefits.

(a) In the event the Executive’s employment with the Bank terminates during the Employment Period because of the Executive’s death, then the Bank shall pay to the Executive’s estate the benefits listed in sections 9(b)(i) and 9(b)(ii) of this Agreement.

(b) The Bank may terminate the Executive’s employment upon a determination, by vote of a majority of the members of the Board, acting in reliance on the written advice of a medical professional acceptable to them, that the Executive is suffering from a physical or mental impairment which, at the date of the determination, has prevented the Executive from performing her assigned duties on a substantially full-time basis for a period of at least ninety (90) days during the period of one (1) year ending with the date of the determination or is likely to result in death or prevent the Executive from performing her assigned duties on a substantially full-time basis for a period of at least ninety (90) days during the period of one (1) year beginning with the date of the determination. In such event:

(i) The Bank shall pay and deliver to the Executive (or in the event of her death before payment, to her estate and surviving dependents and beneficiaries, as applicable) the benefits described in sections 9(b)(i) and 9(b)(ii).

(ii) In addition to the benefits described in sections 9(b)(i) and 9(b)(ii), the Bank shall continue to pay the Executive her base salary, at the annual rate in effect for her immediately prior to the termination of her employment, during a period ending on the earliest of: (A) the expiration of ninety (90) days after the date of termination of her employment; (B) the date on which long-term disability insurance benefits are first payable to her under any long-term disability insurance plan covering employees of the Bank or the Company (the “LTD Eligibility Date”); (C) the date of her death; and (D) the expiration of the Remaining Unexpired Employment Period (the “Initial Continuation Period”). If the end of the Initial Continuation Period is neither the LTD Eligibility Date nor the date of her death, the Bank shall continue to pay the

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Executive her base salary, at an annual rate equal to sixty percent (60%) of the annual rate in effect for her immediately prior to the termination of her employment, during an additional period ending on the earliest of the LTD Eligibility Date, the date of her death and the expiration of the Remaining Unexpired Employment Period.

A termination of employment due to disability under this section 10 shall be effected by notice of termination given to the Executive by the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given to the Executive. To that end, the Executive, the Company and the Bank agree that the disability benefits described in this Section 10 are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-3(i) as permissible payments.

Section 11. Termination without Additional Company Liability.

In the event that the Executive’s employment with the Bank shall terminate during the Employment Period on account of:

(a) the discharge of the Executive for “cause,” which, for purposes of this Agreement, shall mean a discharge of the Executive due to the Executive’s (i) personal dishonesty, (ii) incompetence, (iii) willful misconduct, (iii) breach of fiduciary duties involving personal profit, (iv) intentional failure to perform stated duties, (v) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or (vi) material breach of any provision of this Agreement; provided, however, that, if the Executive engages in any of the acts described in section 11(a)(vi) above, the Bank shall provide the Executive with written notice of its intent to discharge the Executive for cause, and the Executive shall have thirty (30) days from the date on which the Executive receives such notice to cure any such acts; and provided, further, that on and after the date that a Change of Control occurs, a determination under this section 11 shall require the affirmative vote of at least three-fourths of the members of the Board acting in good faith and such vote shall not be made prior to the expiration of a sixty (60)-day period following the date on which the Board shall, by written notice to the Executive, furnish to her a statement of its grounds for proposing to make such determination, during which period the Executive shall be afforded a reasonable opportunity to make oral and written presentations to the members of the Board, and to be represented by her legal counsel at such presentations, to refute the grounds for the proposed determination; or

(b) the Executive’s voluntary resignation from employment with the Bank (including retirement) for reasons other than those specified in section 9(a)(i) or Section 12; then the Bank shall have no further obligations under this Agreement, other than the payment to the Executive of her earned but unpaid salary as of the date of the termination of her employment and the provision of such other benefits, if any, to which she is entitled as a former employee under the Bank’s employee benefit plans and programs and compensation plans and programs. For purposes of this section 11, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Bank. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Bank shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Bank. The cessation of employment of the Executive shall not be deemed to be for “cause” within the meaning of section 11(a) unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in section 11(a) above, and specifying the particulars thereof in detail.

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Section 12. Termination Upon or Following a Change of Control.

(a) A Change of Control of the Company (“Change of Control”) shall be deemed to have occurred upon the happening of any of the following events:

(i) the consummation of a reorganization, merger or consolidation of the Company, respectively, with one (1) or more other persons, other than a transaction following which:

(A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended “Exchange Act”) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

(iii) a complete liquidation or dissolution of the Company;

(iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of the Company do not belong to any of the following groups

(A) individuals who were members of the Board of the Company on the date of this Agreement; or

(B) individuals who first became members of the Board of the Company after the date of this Agreement either:

(I) upon election to serve as a member of the Board of the Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

(II) upon election by the stockholders of the Company to serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of the Company, or of a nominating committee thereof; in office at the time of such first nomination;

provided, however, that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Board of the Company; or

(v) any event which would be described in section 12(a)(i), (ii), (iii) or (iv) if the term “Bank” were substituted for the term “Company” therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 12(a), the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

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(b) For purposes of this Agreement, a “Pending Change of Control” shall mean: (i) the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; (ii) the commencement of a tender offer which, if successful, would result in a Change of Control; or (iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest which, if successful, would result in a Change of Control.

(c) Notwithstanding anything in this Agreement to the contrary, if the Executive’s employment with the Bank and the Company terminates due to death or disability within one (1) year after the occurrence of a Pending Change of Control and if a Change of Control occurs within two (2) years after such termination of employment, she (or in the event of her death, her estate) shall be entitled to receive the benefits described in section 9(b) that would have been payable if a Change of Control had occurred on the date of her termination of employment and she had resigned pursuant to section 9(a)(i) immediately thereafter; provided, that payment shall be deferred without interest until, and shall be payable immediately upon, the actual occurrence of a Change of Control.

(d) Notwithstanding anything in this Agreement to the contrary: (i) in the event of the Executive’s resignation within sixty (60) days after the occurrence of a Change of Control, she shall be entitled to receive the benefits described in section 9(b) that would be payable if her resignation were pursuant to section 9(a)(i), without regard to the actual circumstances of her resignation; and (ii) for a period of one (1) year after the occurrence of a Change of Control, no discharge of the Executive shall be deemed a discharge with Cause unless the votes contemplated by section 11(a) of this Agreement are supported by at least two-thirds of the members of the Board of Directors of the Company at the time the vote is taken who were also members of the Board of Directors of the Company immediately prior to the Change of Control.

(e) Notwithstanding anything in this Agreement to the contrary, for purposes of computing the benefits described in section 9(b) due upon a termination of employment that occurs, or is deemed to have occurred, after a Change of Control, the Remaining Unexpired Employment Period shall be deemed to be three (3) full years.

Section 13. Covenant Not To Compete.

The Executive hereby covenants and agrees that, in the event of her termination of employment with the Bank prior to the expiration of the Employment Period, for a period of one (1) year following the date of her termination of employment with the Bank (or, if less, for the Remaining Unexpired Employment Period), she shall not, without the written consent of the Bank, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, credit union, or any direct or indirect subsidiary or affiliate of any such entity, that entails working within Hampden county or any other county in which the Company or the Bank maintains an office; provided, however, that this section 13 and section 15 shall not apply if the Executive is entitled to benefits under section 12.

Section 14. Confidentiality.

Unless she obtains the prior written consent of the Bank, the Executive shall keep confidential and shall refrain from using for the benefit of herself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of her employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of her own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 14 shall prevent the Executive, with or without the Bank’s consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

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Section 15. Solicitation.

The Executive hereby covenants and agrees that, for a period of one (1) year following her termination of employment with the Bank, she shall not, without the written consent of the Bank, either directly or indirectly:

(a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in section 13;

(b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan company, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans, providing wealth management services, or doing business within the counties specified in section 14; that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank, or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in section 13;

(c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company, the Bank or any of their respective subsidiaries to terminate an existing business or commercial relationship with any of them.

Section 16. No Effect on Employee Benefit Plans or Programs.

The termination of the Executive’s employment during the term of this Agreement or thereafter, whether by the Bank or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Bank’s qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Executive to which the Bank is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

Section 17. Successors and Assigns.

This Agreement will inure to the benefit of and be binding upon the Executive, her legal representatives and testate or intestate distributees, and the Bank, and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred. Failure of the Bank to obtain from any successor its express written assumption of the Bank’s obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

Section 18. Notices.

Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given

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at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one (1) such party may by written notice specify to the other party:

If to the Executive:

Ms. Darlene M. Libiszewski

106 Christopher Terrace

West Springfield, Massachusetts 01089

If to the Bank:

Westfield Bank

141 Elm Street

Westfield, Massachusetts 01085

Attention: Chairman of the Board of Directors

with a copy to:

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, D.C. 20004

Attention: Richard A. Schaberg

Section 19. Indemnification for Attorneys’ Fees.

The Bank shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees and expenses, incurred by her in connection with or arising out of any action, suit or proceeding in which she may be involved, as a result of her efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding. The determination whether the Executive shall have substantially prevailed on the merits and is therefore entitled to such indemnification, shall be made by the court or arbitrator, as applicable. In the event of a settlement pursuant to a settlement agreement, any indemnification payment under this section 19 shall be made only after a determination by the members of the Board (other than the Executive and any other member of the Board to which the Executive is related by blood or marriage) that the Executive has acted in good faith and that such indemnification is in the best interests of the Bank. For purposes of this Agreement, any such indemnification payments will occur promptly following a request therefor, and in any event not later than the last day of the calendar year following the calendar year in which the indemnified expense is incurred or in which the Executive’s legal right thereto is finally determined.

Section 20. Severability.

A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 21. Waiver.

Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one (1) or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

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Section 22. Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 23. Governing Law.

Except to the extent preempted by federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and to be performed entirely within the Commonwealth of Massachusetts.

Section 24. Headings and Construction.

The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

Section 25. Entire Agreement: Modifications.

This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof including the Change in Control Agreement. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto. Notwithstanding the preceding sentence, this Agreement shall be construed and administered in such manner as shall be necessary to effect compliance with Section 409A and shall be subject to amendment in the future, in such manner as the Company and the Bank may deem necessary or appropriate to effect such compliance; provided that any such amendment shall preserve for the Executive the benefit originally afforded pursuant to this Agreement. For the avoidance of doubt, Executive hereby agrees that the Closing shall not be considered a “Change In Control” for purposes of the Change in Control Agreement and the occurrence of the Closing shall not entitle Executive to receive any payments, benefits or rights that would or could have been paid or provided under the Change in Control Agreement in connection with a Change In Control as defined therein nor shall any amounts be due under this Agreement related to the Closing. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

Section 26. Non-duplication.

In the event that the Executive shall perform services for the Company or any other direct or indirect subsidiary or affiliate of the Company or the Bank, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of the Bank hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company, the Bank and all of their respective direct or indirect subsidiaries and affiliates.

Section 27. Dispute Resolution.

(a) The Executive acknowledges and agrees that upon any breach by the Executive of her obligations under sections 13, 14 or 15 hereof, the Company and Bank will have no adequate remedy at law, and accordingly will be entitled, in addition to monetary damages, to specific performance and other appropriate injunctive and equitable relief.

(b) Excluding only requests for equitable relief by the Company or Bank under section 28(a) of this Agreement, in the event that there is any claim or dispute arising out of or relating to this Agreement, or the breach thereof, and the parties hereto shall not have resolved such claim or dispute within sixty (60) days after written notice from one (1) party to the other setting forth the nature of such claim or dispute, then such claim or

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dispute shall be settled exclusively by binding arbitration in Boston, Massachusetts in accordance with the Employment Arbitration Rules of the American Arbitration Association by an arbitrator mutually agreed upon by the parties hereto or, in the absence of such agreement, by an arbitrator selected according to such Rules. Notwithstanding the foregoing, if either the Company and Bank or the Executive shall request, such arbitration shall be conducted by a panel of three (3) arbitrators, one (1) selected by the Company and Bank, one (1) selected by the Executive and the third selected by agreement of the first two (2), or, in the absence of such agreement, in accordance with such Rules. Judgment upon the award rendered by such arbitrator(s) shall be entered in any court having jurisdiction thereof upon the application of either party.

Section 28. Survival.

Any provision of this Agreement which, by its terms, contemplates performance after the expiration of the Employment Period or other termination of this Agreement shall be deemed to survive the expiration of this Agreement.

Section 29. Required Regulatory Provisions.

The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

(a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Executive under section 9(b) hereof exceed the three (3) times the Executive’s average annual compensation (within the meaning of the regulatory guidelines of the Office of the Comptroller of the Currency (“OCC”) or any successor thereto) for the last five (5) consecutive calendar years to end prior to her termination of employment with the Bank (or for her entire period of employment with the Bank if less than five (5) calendar years). The compensation payable to the Executive hereunder shall be further reduced (but not below zero) if such reduction would avoid the assessment of excise taxes on excess parachute payments (within the meaning of section 280G of the Code).

(b) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act (“FDI Act”), 12 U.S.C. §1828 (k), and any regulations promulgated thereunder.

(c) Notwithstanding anything herein contained to the contrary, if the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. §1818(e)(3) or 1818(g)(1), the Bank’s obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (i) pay to the Executive all or part of the compensation withheld while the Bank’s obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

(d) Notwithstanding anything herein contained to the contrary, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank ‘s affairs by an order issued under section 8(e)(4) or 8(g)(I) of the FDI Act, 12 U.S.C. §1818(e)(4) or (g)(I), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Bank and the Executive shall not be affected.

(e) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. §1813(x)(1), all obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Executive shall not be affected.

(f) Notwithstanding anything herein contained to the contrary, all obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of

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the Bank: (i) by the Director of the OCC or his designee or the Federal Deposit Insurance Corporation (“FDIC”), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. §1823(c); (ii) by the Director of the OCC or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by such Director to be in an unsafe or unsound condition. The vested rights of the parties shall not be affected by such action.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

Section 30. Payments to Key Employees.

Notwithstanding anything in this Agreement to the contrary, to the extent required under Section 409A, no payment to be made to a key employee (within the meaning of Section 409A) shall be made sooner than six (6) months after such termination of employment; provided, however, that to the extent such six (6)-month delay is imposed by Section 409A as a result of a Change of Control as defined in Section 12(a), the payment shall be paid into a rabbi trust for the benefit of the Executive as if the six (6)-month delay was not imposed with such amounts then being distributed to the Executive as soon as permissible under Section 409A.

Section 31. Involuntary Termination Payments to Employees (Safe Harbor).

In the event a payment is made to an employee upon an involuntary termination of employment, as deemed pursuant to this Agreement, such payment will not be subject to Section 409A provided that such payment does not exceed two (2) times the lesser of (i) the sum of the Executive’s annualized compensation based on the taxable year immediately preceding the year in which termination of employment occurs or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Executive terminates service (the “Safe Harbor Amount”). However, if such payment exceeds the Safe Harbor Amount, only the amount in excess of the Safe Harbor Amount will be subject to Section 409A. In addition, if such Executive is considered a key employee, such payment in excess of the Safe Harbor Amount will have its timing delayed and will be subject to the six (6)-month wait-period imposed by Section 409A as provided in Section 30 of this Agreement. The Executive, the Company and the Bank agree that the termination benefits described in this Section 31 are intended to be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii) as the safe harbor for separation pay due to involuntary separation from service.

Section 32. Section 280G Cut-Back.

Notwithstanding anything in this Agreement to the contrary, if any payments or benefits provided for in this Agreement, together with any other payments which the Executive has the right to receive from the Company, the Bank, Seller, Chicopee Savings Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Company, the Bank, Seller, or Chicopee Savings Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. Any determination required under this section 32 shall be made by the Bank and its tax advisors, whose determination shall be conclusive and binding upon the Executive.

15

IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and the Executive has hereunto set her hand, all as of the day and year first above written.

EXECUTIVE

Darlene M. Libiszewski

ATTEST:	WESTFIELD BANK

By	By

	Name	James C. Hagan
	Title:	Chief Executive Officer and President

[Seal]

[SIGNATURE PAGE TO THE EMPLOYMENT AGREEMENT]

16

APPENDIX A

RELEASE OF CLAIMS

I, Darlene M. Libiszewski, of [City], [County], Massachusetts, (hereinafter, the “Employee”), in consideration of the severance described below, on behalf of herself and her heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, WESTFIELD BANK, a federally-chartered savings bank, with a place of business at 141 Elm Street, Westfield, Hampden County, Massachusetts (hereinafter, the “Bank”), its affiliated companies, and each of their respective officers, directors, employees, shareholders, representatives, parent companies, subsidiaries, predecessors, successors, assigns, attorneys and all persons acting by, through or in concert with them, of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have or has ever had against the Bank by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Agreement.

This waiver, release and discharge includes without limitation, claims related to any wrongful or unlawful discharge, discipline or retaliation, whether express or implied, any promotions or demotions, compensation, the Bank’s benefit plan(s) and the management thereof, defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to the Employee’s employment with the Bank and the termination thereof. This waiver, release and discharge further applies but is not limited to any claims based on Title VII of the Civil Rights Act of 1964, the Post Civil War Civil Rights Act (41 U.S.C. ss. 1981 – 88), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Vietnam Era Veterans’ Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, Mass. Gen. Laws ch. 151B (all as they may be amended), and any other applicable federal, state or local laws, ordinances and regulations including those relating to discrimination to the extent permitted by law. Employee expressly waives all claims, including those which she does not know or suspect to exist in his favor as of the date of this Agreement against the Bank. As used herein, the Employee understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Bank or otherwise arising from Employee’s employment with the Bank, the termination thereof or any other conduct occurring on or prior to the date the Employee signs this Release of Claims. All such claims are forever barred by this Release of Claims whether they arise in contract or tort or under a statute or any other law.

SEVERANCE. In return for Employee’s execution of and adherence to this Release of Claims, the Bank shall pay the Employee the [Salary Severance Payment, Bonus Severance Payment, Incentive Severance Payment, Pension Severance Payment and Defined Contribution Severance Payment], as defined in and described in the Employment Agreement between the Bank and the Employee, dated April     , 2016, in the total amount of             ($            ) (the “Severance Payment”). Payments shall be made in a lump sum subject to usual and customary deductions required by law and Bank policy.

CONFIDENTIAL TERMS. Employee and the Bank agree that each will keep the contents of this Release of Claims (including its existence and the terms and provisions hereof) and the negotiations leading to it completely confidential, that neither will hereafter publish or disclose any information concerning such matters to anyone, and that each shall take every reasonable precaution to prevent the direct or indirect disclosure of such information to third parties, provided that the foregoing provisions shall not be construed to prevent Employee from disclosing such matters to her accountant or to prevent the Bank from disclosing such matters to its accountants, and provided further that Employee may also make such disclosures as are finally compelled by law provided Employee gives the Bank immediate notice of such legal process in order that the Bank shall have the opportunity to object to the disclosure of such information.

17

INJUNCTIVE RELIEF. Employee acknowledges and recognizes that a violation of this Release of Claims and its covenants will cause irreparable damage to the Bank and the Bank will have no adequate remedy at law for such violation. Accordingly, Employee agrees that the Bank will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of this Release of Claims or the terms and conditions provided herein. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

CONSIDERATION AND REVOCATION PERIOD. I acknowledge that I am hereby advised to consult with an attorney before signing this Release of Claims. I further understand that I may consider this Release of Claims for up to twenty-one (21) days before deciding whether to sign it. If I signed this Release of Claims before the expiration of that twenty-one (21) day period, I acknowledge that such decision was entirely voluntary. I understand that if I do not sign and return this Release of Claims to the Bank by the end of that twenty-one (21) day period, the Severance Payment described above will expire. I understand that for a period of seven (7) days after I execute this General Release, I have the right to revoke it by a written notice to be received by the Bank by the end of that period. I also understand that this Release of Claims shall not be effective or enforceable until the expiration of that seven (7) day period. I further represent and agree that I have carefully read and fully understand all of the provisions of this Release of Claims and that I am voluntarily agreeing to those provisions. I acknowledge that I have not been induced to sign this Release of Claims by any representatives of any released party other than the Severance Payment as stated above.

Employee understands and agrees that Employee has carefully read and fully understands all of the provisions of this Agreement and knowingly and voluntarily agrees to all of the terms set forth in this Release of Claims. Employee knowingly and voluntarily intends to be legally bound by the same.

[SIGNATURE PAGE FOLLOWS]

18

Signed as a sealed instrument this                     , 20        .

Darlene M. Libiszewski

THE COMMONWEALTH OF MASSACHUSETTS

Hampden, ss.	, 20

Before me, the undersigned notary public, personally appeared DARLENE M. LIBISZEWSKI, personally known, to be the person whose name is signed on the preceding document, and acknowledged to me that she signed it voluntarily for its stated purpose.

, Notary Public

19

Exhibit D-1

Form of Settlement Agreement with William J. Wagner

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of April 4, 2016 by and among William J. Wagner (the “Executive”), Westfield Financial, Inc., a bank holding company (“Buyer”), Westfield Bank, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Chicopee Bancorp, Inc., a bank holding company (“Seller”), and Chicopee Savings Bank, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of April 4, 2016 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Buyer Bank, Seller, Seller Bank, and the Executive desire to enter into this Agreement, which shall supersede the Executive Employment Agreement by and among Seller and the Executive, dated November 20, 2008, as amended on December 31, 2008, and the Executive Employment Agreement by and among Seller Bank and the Executive, dated November 20, 2008, as amended on December 31, 2008 (collectively, the “Employment Agreements”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the Employment Agreements, the Executive shall be entitled to the rights and payments set forth herein irrespective of whether the Executive terminates employment (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event of the Executive’s termination of employment without “Cause” or for “Good Reason” following a “Change of Control” (as such terms are defined in the Employment Agreements) as contemplated by Sections 11 and 12 of the Employment Agreements).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 Employment Agreements Amount. On the Closing Date, provided the Executive has remained employed with the Seller and Seller Bank to and including the Closing Date, Seller shall, or shall cause an affiliate to, pay to the Executive a lump-sum cash amount equal to the total of $1,300,059, in full satisfaction of the payment obligations of Seller and Seller Bank under the Employment Agreements, less applicable tax withholdings (the total of such sum, the “Employment Agreements Amount”) with such amount to be further reduced pursuant to Section 1.2 hereof as may be needed.

For the avoidance of doubt, the payment of the Employment Agreements Amount under this Agreement shall not release Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Executive accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law; (b) the payment of any of the Executive’s vested benefits under the tax-qualified and non-qualified plans of Seller or Seller Bank, including any benefits that become vested as a result of the Merger; (c) obligations regarding accelerated vesting of equity awards and phantom stock awards, if any, under any equity awards or phantom stock unit awards granted by Seller to the Executive and outstanding immediately prior to the Effective Time; (d) the payment of the Merger Consideration with respect to the Executive’s common stock of Seller as contemplated by Section 2.01 of the Merger Agreement; (e) obligations regarding vested benefits and benefits which become vested as a result of the Merger under a supplemental executive retirement plan; or (f) rights to indemnification under applicable corporate law, the organizational documents of Seller or Seller Bank, as an insured under any director’s and officer’s liability insurance policy new or previously in force, or pursuant to Section 5.12 of the Merger Agreement. For the avoidance of doubt, the parties to this Agreement acknowledge that the Merger constitutes a “change of control” for purposes of the Seller Bank Amended and Restated Supplemental Executive Retirement Plan and Seller Bank 2012 Phantom Stock Unit Award and Long-Term Incentive Plan, and Seller Bank will pay out all cash amounts under such agreements at the Closing Date.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the Employment Agreements Amount provided for in this Agreement, together with any other payments which the Executive has the right to receive from Buyer, Buyer Bank, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Buyer Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. It is hereby understood that the Employment Agreements Amount as determined under this Section 1.2 will be subject to further adjustment upon the consummation of the Merger. Any determination required under this Section 1.2 shall be made by Seller and Buyer and their respective tax advisors, whose determination shall be conclusive and binding upon the Executive, Seller, and Seller Bank, and it is hereby understood that such determination will follow the same methodology for calculating the Code Section 280G limitation in order to avoid an “excess parachute payment” as provided in Seller Bank Disclosure Schedule 3.18(f) to the Merger Agreement.

1.3 Section 280G Waiver. Executive acknowledges and specifically waives his rights under Section 15 of the Employment Agreements, including, but not limited to, any right to indemnification for any excise tax imposed under Code Section 4999.

1.4 No Further Adjustment. The parties hereby agree that the Employment Agreements Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.5 Employment with Buyer. Concurrently with the signing of this Agreement Buyer and Buyer Bank shall each enter into employment agreements attached hereto as Appendix A and Appendix B with the Executive with such employment agreements to be effective as of the Closing Date at a base salary rate of $350,000 per year.

1.6 Complete Satisfaction. In consideration of the payment of the Employment Agreements Amount, the employment by Buyer and/or Buyer Bank following the Closing Date and the other provisions of this Agreement, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Executive agrees that the full payment of the Employment Agreements Amount, as determined in accordance Section 1.1 and Section 1.2, shall be in complete satisfaction of all rights to payments due to Executive under the Employment Agreements.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Executive, Buyer, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4).

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in a separate written employment agreement by and between Buyer, Buyer Bank and the Executive. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, Buyer, and Buyer Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Buyer Bank, Seller, nor Seller Bank shall be obligated to make, and Executive shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Executive acknowledges that by his free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer, Buyer Bank, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE:

William J. Wagner
CHICOPEE BANCORP, INC.
By:
Name:
Title:
CHICOPEE SAVINGS BANK
By:
Name:
Title:
WESTFIELD FINANCIAL, INC.
By:
Name:	James C. Hagan
Title:	Chief Executive Officer and President
WESTFIELD BANK
By:
Name:	James C. Hagan
Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO THE SETTLEMENT AGREEMENT]

Exhibit D-2

Form of Settlement Agreement with Maria J.C. Aigner

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of April 4, 2016 by and among Maria J.C. Aigner (the “Executive”), Westfield Financial, Inc., a bank holding company (“Buyer”), Westfield Bank, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Chicopee Bancorp, Inc., a bank holding company (“Seller”), and Chicopee Savings Bank, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of April 4, 2016 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Buyer Bank, Seller, Seller Bank, and the Executive desire to enter into this Agreement, which shall supersede the Change in Control Agreement by and among Seller, Seller Bank and the Executive, dated November 20, 2008, as amended on February 28, 2013 (the “CIC Agreement”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the CIC Agreement, the Executive shall be entitled to the rights and payments set forth herein and shall terminate employment with Seller and Seller Bank (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event of the Executive’s termination of employment for “Good Reason” following a “Change in Control” (as such terms are defined in the CIC Agreement)).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 CIC Agreement Amount. On the Closing Date, provided the Executive has remained employed with the Seller and Seller Bank to and including the Closing Date and has executed the release attached as Exhibit A hereto at least eight days prior to the Closing Date (and any revocation period has elapsed), Seller shall, or shall cause an affiliate to, pay to the Executive a lump-sum cash amount equal to the total of $383,629, in full satisfaction of the payment obligations of Seller and Seller Bank under the CIC Agreement, less applicable tax withholdings (the total of such sum, the “CIC Agreement Amount”) with such amount to be further reduced pursuant to Section 1.2 hereof as may be needed.

For the avoidance of doubt, the payment of the CIC Agreement Amount under this Agreement shall not release Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Executive accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law; (b) the payment of any of the Executive’s vested benefits under the tax-qualified and non-qualified plans of Seller or Seller Bank, including any benefits that become vested as a result of the Merger; (c) obligations regarding accelerated vesting of equity awards and phantom stock awards, if any, under any equity awards or phantom stock unit awards granted by Seller to the Executive and outstanding immediately prior to the Effective Time; (d) the payment of the Merger Consideration with respect to the Executive’s common stock of Seller as contemplated by Section 2.01 of the Merger Agreement; or (e) rights to indemnification under applicable corporate law, the organizational documents of Seller or Seller Bank, as an insured under any director’s and officer’s liability insurance policy new or previously in force, or pursuant to Section 5.12 of the Merger Agreement; provided, however, that any “change of control” benefit provided under any split dollar plan in force between Executive and Seller or Seller Bank are hereby waived by Executive in full. For the avoidance of doubt, the parties to this Agreement acknowledge that the Merger constitutes a “change of control” for purposes of the Seller Bank 2012 Phantom Stock Unit Award and Long-Term Incentive Plan, and Seller Bank will pay out all cash amounts under such agreements at the Closing Date.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the CIC Agreement Amount provided for in this Agreement, together with any other payments which the Executive has the right to receive from Buyer, Buyer Bank, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Buyer Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. It is hereby understood that the CIC Agreement Amount as determined under this Section 1.2 will be subject to further adjustment upon the consummation of the Merger. Any determination required under this Section 1.2 shall be made by Seller and Buyer and their respective tax advisors, whose determination shall be conclusive and binding upon the Executive, Seller, and Seller Bank, and it is hereby understood that such determination will follow the same methodology for calculating the Code Section 280G limitation in order to avoid an “excess parachute payment” as provided in Seller Bank Disclosure Schedule 3.18(f) to the Merger Agreement.

1.3 No Further Adjustment. The parties hereby agree that the CIC Agreement Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.4 Complete Satisfaction. In consideration of the payment of the CIC Agreement Amount and the other provisions of this Agreement, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Executive agrees that the full payment of the CIC Agreement Amount, as determined in accordance Section 1.1 and Section 1.2, shall be in complete satisfaction of all rights to payments due to Executive under the CIC Agreement.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Executive, Buyer, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4).

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in a separate written employment agreement by and between Buyer, Buyer Bank and the Executive. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, Buyer, and Buyer Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Buyer Bank, Seller, nor Seller Bank shall be obligated to make, and Executive shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation,

Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Executive acknowledges that by her free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that she has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer, Buyer Bank, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE:

Maria J. C. Aigner
CHICOPEE BANCORP, INC.
By:
Name:	William J. Wagner
Title:	President and Chief Executive Officer
CHICOPEE SAVINGS BANK
By:
Name:	William J. Wagner
Title:	President and Chief Executive Officer
WESTFIELD FINANCIAL, INC.
By:
Name:	James C. Hagan
Title:	Chief Executive Officer and President
WESTFIELD BANK
By:
Name:	James C. Hagan
Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO THE SETTLEMENT AGREEMENT]

EXHIBIT A

RELEASE OF CLAIMS

I, Maria J.C. Aigner, of [City], [County], Massachusetts, (hereinafter, the “Employee”), in consideration of the Employment Agreements Amount as described below, on behalf of herself and her heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, Westfield Financial, Inc., a bank holding company (“Buyer”), Westfield Bank, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Chicopee Bancorp, Inc., a bank holding company (“Seller”), and Chicopee Savings Bank, a wholly-owned subsidiary of Seller (“Seller Bank”), their affiliated companies, and each of their respective officers, directors, employees, shareholders, representatives, parent companies, subsidiaries, predecessors, successors, assigns, attorneys and all persons acting by, through or in concert with them (collectively, the “Released Parties”), of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have or has ever had against the Released Parties by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Agreement.

This waiver, release and discharge includes without limitation, claims related to any wrongful or unlawful discharge, discipline or retaliation, whether express or implied, any promotions or demotions, compensation, the Seller or Seller Bank’s benefit plan(s) and the management thereof, defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to the Employee’s employment with the Seller or Seller Bank and the termination thereof. This waiver, release and discharge further applies but is not limited to any claims based on Title VII of the Civil Rights Act of 1964, the Post Civil War Civil Rights Act (41 U.S.C. ss. 1981 – 88), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Vietnam Era Veterans’ Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, Mass. Gen. Laws ch. 151B (all as they may be amended), and any other applicable federal, state or local laws, ordinances and regulations including those relating to discrimination to the extent permitted by law; provided, however, that, notwithstanding anything in this Release of Claims to the contrary, this Release of Claims does not apply to any of the items described in the second paragraph of Section 1.1 of the Settlement Agreement between the Buyer, Buyer Bank, Seller, and Seller Bank and the Employee, dated April 4, 2016. Employee expressly waives all claims, including those which she does not know or suspect to exist in her favor as of the date of this Agreement against the Released Parties. As used herein, the Employee understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Seller or Seller Bank or otherwise arising from Employee’s employment with the Seller Bank, the termination thereof or any other conduct occurring on or prior to the date the Employee signs this Release of Claims. All such claims are forever barred by this Release of Claims whether they arise in contract or tort or under a statute or any other law.

CIC AGREEMENT AMOUNT. In return for Employee’s execution of and adherence to this Release of Claims, the Seller Bank shall pay the Employee the CIC Agreement Amount, as set forth in the Settlement Agreement between the Buyer, Buyer Bank, Seller, and Seller Bank and the Employee, dated April 4, 2016, in the total amount of             ($            ). Payment of the CIC Agreement Amount shall be made in a lump sum subject to usual and customary deductions required by law and Seller Bank policy.

CONFIDENTIAL TERMS. Employee and the Buyer, Buyer Bank, Seller, and Seller Bank agree that each will keep the contents of this Release of Claims (including its existence and the terms and provisions hereof) and the negotiations leading to it completely confidential, that neither will hereafter publish or disclose any information concerning such matters to anyone, and that each shall take every reasonable precaution to prevent the direct or indirect disclosure of such information to third parties, provided that the foregoing provisions shall not be construed to prevent Employee from disclosing such matters to her accountant or to prevent the Buyer, Buyer

Bank, Seller, and Seller Bank from disclosing such matters to its accountants, and provided further that Employee may also make such disclosures as are finally compelled by law provided Employee gives the Buyer, Buyer Bank, Seller, and Seller Bank immediate notice of such legal process in order that the Buyer, Buyer Bank, Seller, and Seller Bank shall have the opportunity to object to the disclosure of such information.

INJUNCTIVE RELIEF. Employee acknowledges and recognizes that a violation of this Release of Claims and its covenants will cause irreparable damage to the Buyer, Buyer Bank, Seller, and Seller Bank and the Buyer, Buyer Bank, Seller, and Seller Bank will have no adequate remedy at law for such violation. Accordingly, Employee agrees that the Buyer, Buyer Bank, Seller, and Seller Bank will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of this Release of Claims or the terms and conditions provided herein. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

CONSIDERATION AND REVOCATION PERIOD. I acknowledge that I am hereby advised to consult with an attorney before signing this Release of Claims. I further understand that I may consider this Release of Claims for up to twenty-one (21) days before deciding whether to sign it. If I signed this Release of Claims before the expiration of that twenty-one (21) day period, I acknowledge that such decision was entirely voluntary. I understand that if I do not sign and return this Release of Claims to the Seller Bank by the end of that twenty-one (21) day period, the CIC Agreement Amount described above will expire. I understand that for a period of seven (7) days after I execute this Release of Claims, I have the right to revoke it by a written notice to be received by the Seller Bank by the end of that period. I also understand that this Release of Claims shall not be effective or enforceable until the expiration of that seven (7) day period. I further represent and agree that I have carefully read and fully understand all of the provisions of this Release of Claims and that I am voluntarily agreeing to those provisions. I acknowledge that I have not been induced to sign this Release of Claims by any representatives of any released party other than the CIC Agreement Amount as stated above.

Employee understands and agrees that Employee has carefully read and fully understands all of the provisions of this Agreement and knowingly and voluntarily agrees to all of the terms set forth in this Release of Claims. Employee knowingly and voluntarily intends to be legally bound by the same.

Signed as a sealed instrument this                     , 20        .

Maria J.C. Aigner

THE COMMONWEALTH OF MASSACHUSETTS

Hampden, ss.	, 20

Before me, the undersigned notary public, personally appeared MARIA J.C. AIGNER, personally known, to be the person whose name is signed on the preceding document, and acknowledged to me that she signed it voluntarily for its stated purpose.

, Notary Public

Exhibit D-3

Form of Settlement Agreement with Russell J. Omer

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of April 4, 2016 by and among Russell J. Omer (the “Executive”), Westfield Financial, Inc., a bank holding company (“Buyer”), Westfield Bank, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Chicopee Bancorp, Inc., a bank holding company (“Seller ”), and Chicopee Savings Bank, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of April 4, 2016 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Buyer Bank, Seller, Seller Bank, and the Executive desire to enter into this Agreement, which shall supersede the Executive Employment Agreement by and among Seller and the Executive, dated June 18, 2010, and the Executive Employment Agreement by and among Seller Bank and the Executive, dated June 18, 2010 (collectively, the “Employment Agreements”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the Employment Agreements, the Executive shall be entitled to the rights and payments set forth herein and shall terminate employment with Seller and Seller Bank (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event of the Executive’s termination of employment without “Cause” or for “Good Reason” following a “Change of Control” (as such terms are defined in the Employment Agreements) as contemplated by Sections 11 and 12 of the Employment Agreements).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 Employment Agreements Amount. On the Closing Date, provided the Executive has remained employed with the Seller and Seller Bank to and including the Closing Date and has executed the release attached as Exhibit A hereto at least eight days prior to the Closing Date (and any revocation period has elapsed), Seller shall, or shall cause an affiliate to, (a) pay to the Executive a lump-sum cash amount equal to the total of $642,269, less applicable tax withholdings and (b) provide health and dental coverage to the Executive for a thirty-six (36) month period commencing on the Closing Date, with the Executive responsible for the employee portion of the applicable insurance premium payments (the total of such lump sum and health and dental coverage, the “ Employment Agreements Amount”), in full satisfaction of the payment obligations of Seller and Seller Bank under the Employment Agreements. The Employment Agreements Amount shall be subject to further reduction pursuant to Section 1.2 hereof as may be needed.

For the avoidance of doubt, the payment of the Employment Agreements Amount under this Agreement shall not release Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Executive accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law, including any benefits that become vested as a result of the Merger; (b) the payment of any of the Executive’s vested benefits under the tax-qualified and non-qualified plans of Seller or Seller Bank; (c) obligations regarding accelerated vesting of equity awards and phantom stock awards, if any, under any equity awards or phantom stock unit awards granted by Seller to the Executive and outstanding immediately prior to the Effective Time; (d) the payment of the Merger Consideration with respect to the Executive’s common stock of Seller as contemplated by Section 2.01 of the Merger Agreement; (e) obligations regarding vested benefits and benefits which become vested as a result of the Merger under a supplemental executive retirement plan; or (f) rights to indemnification under applicable corporate law, the organizational documents of Seller or Seller Bank, as an insured under any director’s and officer’s liability insurance policy new or previously in force, or pursuant to Section 5.12 of the Merger Agreement. For the avoidance of doubt, the parties to this Agreement acknowledge that the Merger constitutes a “change of control” for purposes of the Seller Bank Amended and Restated Supplemental Executive Retirement Plan and Seller Bank 2012 Phantom Stock Unit Award and Long-Term Incentive Plan, and Seller Bank will pay out all cash amounts under such agreements at the Closing Date.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the Employment Agreements Amount provided for in this Agreement, together with any other payments which the Executive has the right to receive from Buyer, Buyer Bank, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Buyer Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. It is hereby understood that the Employment Agreements Amount as determined under this Section 1.2 will be subject to further adjustment upon the consummation of the Merger. Any determination required under this Section 1.2 shall be made by Seller and Buyer and their respective tax advisors, whose determination shall be conclusive and binding upon the Executive, Seller, and Seller Bank, and it is hereby understood that such determination will follow the same methodology for calculating the Code Section 280G limitation in order to avoid an “excess parachute payment” as provided in Seller Bank Disclosure Schedule 3.18(f) to the Merger Agreement.

1.3 Section 280G Waiver. Executive acknowledges and specifically waives his rights under Section 15 of the Employment Agreements, including, but not limited to, any right to indemnification for any excise tax imposed under Code Section 4999.

1.4 No Further Adjustment. The parties hereby agree that the Employment Agreements Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.5 Restrictive Covenants. In addition to the Employment Agreements Amount, Buyer shall pay, or cause Buyer Bank to pay, a total aggregate amount of $675,000, less any applicable tax withholdings, in equal monthly installments over the two-year period following the Closing Date in exchange for Executive’s adherence to the restrictive covenants contained in this Section 1.5, with such payments reported to the Executive on a Form 1099-Misc. The Executive hereby covenants and agrees that for a period of two years following Closing Date, he shall not, without the written consent of the Buyer, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, credit union or any direct or indirect subsidiary or affiliate of any such entity, that entails working within Hampden county or any other county in which the Buyer, Buyer Bank, Seller or Seller Bank maintains an office as of the Closing Date. Unless he obtains the prior written consent of the Buyer, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Buyer or any entity which is a subsidiary of the Buyer or of which the Buyer is a subsidiary, any material document or information obtained from the Buyer, Buyer Bank, Seller or Seller Bank concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same becomes so ascertainable or available; provided, however, that nothing in this Section 1.5 shall prevent the Executive, with or without the Buyer’s consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law. Further, the Executive hereby covenants and agrees that, for a period of two year’s following the Closing Date, he shall not, without the written consent of the Company, either directly or indirectly:

(a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Buyer, Buyer Bank, Seller or Seller Bank or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the counties specified in this Section 1.5;

(b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, savings and loan company, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans providing wealth management services or doing business within the counties specified in this Section 1.5; that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Buyer, Buyer Bank, Seller or Seller Bank, or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits, making loans or doing business within the county specified in this Section 1.5;

(c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Buyer, Buyer Bank, Seller or Seller Bank or any of their respective subsidiaries to terminate an existing business or commercial relationship with any of them.

The Executive agrees that the relevant public policy and legal aspects of covenants not to compete have been discussed with him and that every effort has been made to limit the restrictions placed upon the Executive to those that are reasonable and necessary to protect Buyer’s legitimate interests. The Executive hereby acknowledges that, based upon his education, experience, and training, the non-compete and non-solicitation provisions of this Section 1.5 will not prevent him from earning a livelihood and supporting and his family during the relevant time-period. The existence of a claim, charge, or cause of action by the Executive against Buyer, Buyer Bank, Seller or Seller Bank or any of their affiliates shall not constitute a defense to the enforcement by Buyer or Buyer Bank of the foregoing restrictive covenants, but such claim, charge, or cause of action shall be litigated separately. If any restriction set forth in this Section 1.5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, the court is hereby expressly authorized to modify this Agreement or to interpret this Agreement to extend only over the maximum period of time, range of activities, or geographic areas as to which it may be enforceable.

1.6 Complete Satisfaction. In consideration of the payment of the Employment Agreements Amount and the other provisions of this Agreement, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Executive agrees that the full payment of the Employment Agreements Amount, as determined in accordance Section 1.1 and Section 1.2, shall be in complete satisfaction of all rights to payments due to Executive under the Employment Agreements.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Executive, Buyer, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4).

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in a separate written employment agreement by and between Buyer, Buyer Bank and the Executive. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, Buyer, and Buyer Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Buyer Bank, Seller, nor Seller Bank shall be obligated to make, and Executive shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Executive acknowledges that by his free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer, Buyer Bank, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE
Russell J. Omer

CHICOPEE BANCORP, INC.

By:
Name:	William J. Wagner
Title:	President and Chief Executive Officer

CHICOPEE SAVINGS BANK

By:
Name:	William J. Wagner
Title:	President and Chief Executive Officer

WESTFIELD FINANCIAL, INC.

By:
Name:	James C. Hagan
Title:	Chief Executive Officer and President

WESTFIELD BANK

By:
Name:	James C. Hagan
Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO SETTLEMENT AGREEMENT]

EXHIBIT A

RELEASE OF CLAIMS

I, Russell J. Omer, of [City], [County], Massachusetts, (hereinafter, the “Employee”), in consideration of the Employment Agreements Amount as described below, on behalf of himself and his heirs and assigns, hereby irrevocably and unconditionally releases and forever discharges, individually and collectively, Westfield Financial, Inc., a bank holding company (“Buyer”), Westfield Bank, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Chicopee Bancorp, Inc., a bank holding company (“Seller”), and Chicopee Savings Bank, a wholly-owned subsidiary of Seller (“Seller Bank”), their affiliated companies, and each of their respective officers, directors, employees, shareholders, representatives, parent companies, subsidiaries, predecessors, successors, assigns, attorneys and all persons acting by, through or in concert with them (collectively, the “Released Parties”), of and from any and all charges, claims, complaints, demands, liabilities, causes of action, losses, costs or expenses of any kind whatsoever (including related attorneys’ fees and costs), known or unknown, suspected or unsuspected, that Employee may now have or has ever had against the Released Parties by reason of any act, omission, transaction, or event occurring up to and including the date of the signing of this Agreement.

This waiver, release and discharge includes without limitation, claims related to any wrongful or unlawful discharge, discipline or retaliation, whether express or implied, any promotions or demotions, compensation, the Seller or Seller Bank’s benefit plan(s) and the management thereof, defamation, slander, libel, invasion of privacy, misrepresentation, fraud, infliction of emotional distress, stress, breach of any covenant of good faith and fair dealing, and any other claims relating to the Employee’s employment with the Seller or Seller Bank and the termination thereof. This waiver, release and discharge further applies but is not limited to any claims based on Title VII of the Civil Rights Act of 1964, the Post Civil War Civil Rights Act (41 U.S.C. ss. 1981 – 88), the Civil Rights Act of 1991, the Equal Pay Act, the Age Discrimination Employment Act, the Older Workers’ Benefit Protection Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Vietnam Era Veterans’ Readjustment Act, the Fair Labor Standards Act, the Workers Adjustment and Retraining Notification Act, Executive Order 11246, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, Mass. Gen. Laws ch. 151B (all as they may be amended), and any other applicable federal, state or local laws, ordinances and regulations including those relating to discrimination to the extent permitted by law; provided, however, that, notwithstanding anything in this Release of Claims to the contrary, this Release of Claims does not apply to any of the items described in the second paragraph of Section 1.1 of the Settlement Agreement between the Buyer, Buyer Bank, Seller, and Seller Bank and the Employee, dated April 4, 2016. Employee expressly waives all claims, including those which he does not know or suspect to exist in his favor as of the date of this Agreement against the Released Parties. As used herein, the Employee understand the word “claims” to include all actions, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively including all claims against the Seller or Seller Bank or otherwise arising from Employee’s employment with the Seller Bank, the termination thereof or any other conduct occurring on or prior to the date the Employee signs this Release of Claims. All such claims are forever barred by this Release of Claims whether they arise in contract or tort or under a statute or any other law.

EMPLOYMENT AGREEMENTS AMOUNT. In return for Employee’s execution of and adherence to this Release of Claims, the Seller Bank shall pay the Employee the Employment Agreements Amount, as set forth in the Settlement Agreement between the Buyer, Buyer Bank, Seller, and Seller Bank and the Employee, dated April 4, 2016, in the total amount of              ($            ). Payment of the Employment Agreements Amount shall be made in a lump sum subject to usual and customary deductions required by law and Seller Bank policy.

CONFIDENTIAL TERMS. Employee and the Buyer, Buyer Bank, Seller, and Seller Bank agree that each will keep the contents of this Release of Claims (including its existence and the terms and provisions hereof) and the negotiations leading to it completely confidential, that neither will hereafter publish or disclose any information concerning such matters to anyone, and that each shall take every reasonable precaution to prevent the direct or indirect disclosure of such information to third parties, provided that the foregoing provisions shall not be construed to prevent Employee from disclosing such matters to his accountant or to prevent the Buyer, Buyer

Bank, Seller, and Seller Bank from disclosing such matters to its accountants, and provided further that Employee may also make such disclosures as are finally compelled by law provided Employee gives the Buyer, Buyer Bank, Seller, and Seller Bank immediate notice of such legal process in order that the Buyer, Buyer Bank, Seller, and Seller Bank shall have the opportunity to object to the disclosure of such information.

INJUNCTIVE RELIEF. Employee acknowledges and recognizes that a violation of this Release of Claims and its covenants will cause irreparable damage to the Buyer, Buyer Bank, Seller, and Seller Bank and the Buyer, Buyer Bank, Seller, and Seller Bank will have no adequate remedy at law for such violation. Accordingly, Employee agrees that the Buyer, Buyer Bank, Seller, and Seller Bank will be entitled, as a matter of right, to an injunction from any court of competent jurisdiction restraining any further violation of this Release of Claims or the terms and conditions provided herein. This right to injunctive relief will be cumulative and in addition to whatever remedies the parties may otherwise have at law.

CONSIDERATION AND REVOCATION PERIOD. I acknowledge that I am hereby advised to consult with an attorney before signing this Release of Claims. I further understand that I may consider this Release of Claims for up to twenty-one (21) days before deciding whether to sign it. If I signed this Release of Claims before the expiration of that twenty-one (21) day period, I acknowledge that such decision was entirely voluntary. I understand that if I do not sign and return this Release of Claims to the Seller Bank by the end of that twenty-one (21) day period, the Employment Agreements Amount described above will expire. I understand that for a period of seven (7) days after I execute this Release of Claims, I have the right to revoke it by a written notice to be received by the Seller Bank by the end of that period. I also understand that this Release of Claims shall not be effective or enforceable until the expiration of that seven (7) day period. I further represent and agree that I have carefully read and fully understand all of the provisions of this Release of Claims and that I am voluntarily agreeing to those provisions. I acknowledge that I have not been induced to sign this Release of Claims by any representatives of any released party other than the Employment Agreements Amount as stated above.

Employee understands and agrees that Employee has carefully read and fully understands all of the provisions of this Agreement and knowingly and voluntarily agrees to all of the terms set forth in this Release of Claims. Employee knowingly and voluntarily intends to be legally bound by the same.

Signed as a sealed instrument this                     , 20        .

Russell J. Omer

THE COMMONWEALTH OF MASSACHUSETTS

Hampden, ss.	, 20

Before me, the undersigned notary public, personally appeared RUSSELL J. OMER, personally known, to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

,	Notary Public

Exhibit D-4

Form of Settlement Agreement with Guida R. Sajdak

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of April 4, 2016 by and among Guida R. Sajdak (the “Executive”), Westfield Financial, Inc., a bank holding company (“Buyer”), Westfield Bank, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Chicopee Bancorp, Inc., a bank holding company (“Seller”), and Chicopee Savings Bank, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of April 4, 2016 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Buyer Bank, Seller, Seller Bank, and the Executive desire to enter into this Agreement, which shall supersede the Executive Employment Agreement by and among Seller, Seller Bank and the Executive, dated October 28, 2015 (the “Employment Agreement”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the Employment Agreement, the Executive shall be entitled to the rights and payments set forth herein irrespective of whether the Executive terminates employment (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event of the Executive’s termination of employment without “Cause” or for “Good Reason” following a “Change of Control” (as such terms are defined in the Employment Agreement) as contemplated by Sections 11 and 12 of the Employment Agreement).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 Employment Agreement Amount. On the Closing Date, provided the Executive has remained employed with the Seller and Seller Bank to and including the Closing Date, Seller shall, or shall cause an affiliate to, pay to the Executive a lump-sum cash amount equal to the total of $406,394, in full satisfaction of the payment obligations of Seller and Seller Bank under the Employment Agreement, less applicable tax withholdings (the total of such sum, the “Employment Agreement Amount”) with such amount to be further reduced pursuant to Section 1.2 hereof as may be needed.

For the avoidance of doubt, the payment of the Employment Agreement Amount under this Agreement shall not release Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Executive accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law; (b) the payment of any of the Executive’s vested benefits under the tax-qualified and non-qualified plans of Seller or Seller Bank, including any benefits that become vested as a result of the Merger; (c) obligations regarding accelerated vesting of equity awards and phantom stock awards, if any, under any equity awards or phantom stock unit awards granted by Seller to the Executive and outstanding immediately prior to the Effective Time; (d) the payment of the Merger Consideration with respect to the Executive’s common stock of Seller as contemplated by Section 2.01 of the Merger Agreement; or (e) rights to indemnification under applicable corporate law, the organizational documents of Seller or Seller Bank, as an insured under any director’s and officer’s liability insurance policy new or previously in force, or pursuant to Section 5.12 of the Merger Agreement. For the avoidance of doubt, the parties to this Agreement acknowledge that the Merger constitutes a “change of control” for purposes of Seller Bank 2012 Phantom Stock Unit Award and Long-Term Incentive Plan, and Seller Bank will pay out all cash amounts under such agreements at the Closing Date.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the Employment Agreement Amount provided for in this Agreement, together with any other payments which the Executive has the right to receive from Buyer, Buyer Bank, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Buyer Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. It is hereby understood that the Employment Agreement Amount as determined under this Section 1.2 will be subject to further adjustment upon the consummation of the Merger. Any determination required under this Section 1.2 shall be made by Seller and Buyer and their respective tax advisors, whose determination shall be conclusive and binding upon the Executive, Seller, and Seller Bank, and it is hereby understood that such determination will follow the same methodology for calculating the Code Section 280G limitation in order to avoid an “excess parachute payment” as provided in Seller Bank Disclosure Schedule 3.18(f) to the Merger Agreement.

1.3 No Further Adjustment. The parties hereby agree that the Employment Agreement Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.4 Employment with Buyer. Buyer and Buyer Bank anticipate that Executive will be an at-will employee of Buyer and/or Buyer Bank following the Closing Date as Executive Vice President, Chief Risk Officer at a base salary rate of $210,000 per year.

1.5 Complete Satisfaction. In consideration of the payment of the Employment Agreement Amount, the employment by Buyer and/or Buyer Bank following the Closing Date and the other provisions of this Agreement, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Executive agrees that the full payment of the Employment Agreement Amount, as determined in accordance Section 1.1 and Section 1.2, shall be in complete satisfaction of all rights to payments due to Executive under the Employment Agreement. Notwithstanding anything to the contrary contained herein, to the extent that the loyalty and confidentiality provisions in Section 10 of the Employment Agreement are not superseded by a separate written employment agreement by and between the Buyer, Buyer Bank and the Executive, these provisions shall survive termination of the Employment Agreement.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Executive, Buyer, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4).

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in a separate written employment agreement by and between Buyer, Buyer Bank and the Executive. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, Buyer, and Buyer Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Buyer Bank, Seller, nor Seller Bank shall be obligated to make, and Executive shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Executive acknowledges that by her free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that she has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer, Buyer Bank, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE :
Guida R. Sajdak

CHICOPEE BANCORP, INC.

By:
Name:	William J. Wagner
Title:	President and Chief Executive Officer

CHICOPEE SAVINGS BANK

By:
Name:	William J. Wagner
Title:	President and Chief Executive Officer

WESTFIELD FINANCIAL, INC.

By:
Name:	James C. Hagan
Title:	Chief Executive Officer and President

WESTFIELD BANK

By:
Name:	James C. Hagan
Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO THE SETTLEMENT AGREEMENT]

Exhibit D-5

Form of Settlement Agreement with Cidalia Inacio

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into as of April 4, 2016 by and among Cidalia Inacio (the “Executive”), Westfield Financial, Inc., a bank holding company (“Buyer”), Westfield Bank, a wholly-owned subsidiary of Buyer (“Buyer Bank”), Chicopee Bancorp, Inc., a bank holding company (“Seller”), and Chicopee Savings Bank, a wholly-owned subsidiary of Seller (“Seller Bank”).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Buyer and Seller are entering into an Agreement and Plan of Merger, dated as of April 4, 2016 (the “Merger Agreement”), and all capitalized terms not defined herein shall have the meaning set forth in the Merger Agreement; and

WHEREAS, Buyer, Buyer Bank, Seller, Seller Bank, and the Executive desire to enter into this Agreement, which shall supersede the Change in Control Agreement by and among Seller, Seller Bank and the Executive, dated June 18, 2010, as amended on February 28, 2013 (the “CIC Agreement”), effective immediately prior to the Effective Time of the Merger, and in lieu of any rights and payments under the CIC Agreement, the Executive shall be entitled to the rights and payments set forth herein irrespective of whether the Executive terminates employment (which for the avoidance of doubt, the parties agree shall be the rights and payments to which the Executive is entitled in the event of the Executive’s termination of employment for “Good Reason” following a “Change of Control” (as such terms are defined in the CIC Agreement).

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank agree as follows:

1. Settlement Amount.

1.1 CIC Agreement Amount. On the Closing Date, provided the Executive has remained employed with the Seller and Seller Bank to and including the Closing Date, Seller shall, or shall cause an affiliate to, pay to the Executive a lump-sum cash amount equal to the total of $372,133, in full satisfaction of the payment obligations of Seller and Seller Bank under the CIC Agreement, less applicable tax withholdings (the total of such sum, the “CIC Agreement Amount”) with such amount to be further reduced pursuant to Section 1.2 hereof as may be needed.

For the avoidance of doubt, the payment of the CIC Agreement Amount under this Agreement shall not release Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, from any of the following obligations: (a) obligations to pay to the Executive accrued but unpaid wages, and make payments for accrued but unused vacation, earned up to the Effective Time of the Merger to the extent required by applicable law; (b) the payment of any of the Executive’s vested benefits under the tax-qualified and non-qualified plans of Seller or Seller Bank, including any benefits that become vested as a result of the Merger; (c) obligations regarding accelerated vesting of equity awards and phantom stock awards, if any, under any equity awards or phantom stock unit awards granted by Seller to the Executive and outstanding immediately prior to the Effective Time; (d) the payment of the Merger Consideration with respect to the Executive’s common stock of Seller as contemplated by Section 2.01 of the Merger Agreement; or (e) rights to indemnification under applicable corporate law, the organizational documents of Seller or Seller Bank, as an insured under any director’s and officer’s liability insurance policy new or previously in force, or pursuant to Section 5.12 of the Merger Agreement. For the avoidance of doubt, the parties to this Agreement acknowledge that the Merger constitutes a “change of control” for purposes of the Seller Bank 2012 Phantom Stock Unit Award and Long-Term Incentive Plan, and Seller Bank will pay out all cash amounts under such agreements at the Closing Date.

1.2 Section 280G Cut-Back. Notwithstanding anything in this Agreement to the contrary, if the CIC Agreement Amount provided for in this Agreement, together with any other payments which the Executive has the right to receive from Buyer, Buyer Bank, Seller, Seller Bank, or any corporation which is a member of an

“affiliated group” (as defined in Code Section 1504(a), without regard to Code Section 1504(b)) of which Buyer, Buyer Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in Code Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by Code Section 4999. It is hereby understood that the CIC Agreement Amount as determined under this Section 1.2 will be subject to further adjustment upon the consummation of the Merger. Any determination required under this Section 1.2 shall be made by Seller and Buyer and their respective tax advisors, whose determination shall be conclusive and binding upon the Executive, Seller, and Seller Bank, and it is hereby understood that such determination will follow the same methodology for calculating the Code Section 280G limitation in order to avoid an “excess parachute payment” as provided in Seller Bank Disclosure Schedule 3.18(f) to the Merger Agreement.

1.3 No Further Adjustment. The parties hereby agree that the CIC Agreement Amount as determined in the manner provided under Section 1.1 and Section 1.2 hereof is final and binding on all parties and shall not otherwise be subject to further adjustment.

1.4 Employment with Buyer. Buyer and Buyer Bank anticipate that Executive will be an at-will employee of Buyer and/or Buyer Bank following the Closing Date as Senior Vice President of Retail Banking at a base salary rate of $175,000 per year.

1.5 Complete Satisfaction. In consideration of the payment of the CIC Agreement Amount, the employment by Buyer and/or Buyer Bank following the Closing Date and the other provisions of this Agreement, the Executive, Buyer, Buyer Bank, Seller, and Seller Bank hereby agree that effective immediately following the Effective Time of the Merger, the Executive agrees that the full payment of the CIC Agreement Amount, as determined in accordance Section 1.1 and Section 1.2, shall be in complete satisfaction of all rights to payments due to Executive under the CIC Agreement.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement either be exempt from or comply with Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Executive, Buyer, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4).

3. General.

3.1 Heirs, Successors, and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as set forth in a separate written employment agreement by and between Buyer, Buyer Bank and the Executive. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Seller, Seller Bank, Buyer, and Buyer Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the Commonwealth of Massachusetts, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Buyer, Buyer Bank, Seller, nor Seller Bank shall be obligated to make, and Executive shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to Buyer, Buyer Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Executive acknowledges that by her free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that she has been advised to consult with an attorney prior to executing this Agreement.

3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer, Buyer Bank, Seller, and Seller Bank have each caused this Agreement to be executed by their duly authorized officers, and the Executive has signed this Agreement, effective as of the date first above written.

EXECUTIVE:
Cidalia Inacio

CHICOPEE BANCORP, INC.

By:
Name:	William J. Wagner
Title:	President and Chief Executive Officer

CHICOPEE SAVINGS BANK

By:
Name:	William J. Wagner
Title:	President and Chief Executive Officer

WESTFIELD FINANCIAL, INC.

By:
Name:	James C. Hagan
Title:	Chief Executive Officer and President

WESTFIELD BANK

By:
Name:	James C. Hagan
Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO THE SETTLEMENT AGREEMENT]

ANNEX B — OPINION OF PIPER JAFFRAY

April 4, 2016

Board of Directors

Chicopee Bancorp, Inc.

70 Center Street

Chicopee, MA 01013

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, no par value (the “Company Common Stock”), of Chicopee Bancorp, Inc. (the “Company”), of the Merger Consideration (as defined below) to be exchanged pursuant to an Agreement and Plan of Merger (the “Agreement”), to be entered into between the Company and Westfield Financial, Inc. (the “Acquiror”). The Agreement provides for, among other things, the merger (the “Merger”) of the Company with and into the Acquiror, pursuant to which upon the effective time of the Merger, each share of Company Common Stock, issued and outstanding immediately prior to the effective time of the Merger, except for certain shares of Company Common Stock as specified in the Agreement, shall be converted into the right to receive 2.4250 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of the Acquiror (the “Acquiror Shares”), plus cash in lieu of Fractional Shares (together with the Acquiror Shares, the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement. Capitalized terms not otherwise defined in this letter have the meanings set forth in the Agreement.

Piper ]affray & Co., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement dated April 1, 2016; (ii) reviewed and analyzed certain financial and other data with respect to the Company and the Acquiror which was publicly available or made available to us by the Company and by the Acquiror; (iii) reviewed and analyzed certain forward-looking information relating to the Acquiror that was publicly available, as well as that which was furnished to us by the Company and the Acquiror, including internally prepared forecasts of the Company’s and Acquiror’s expected operating results on a stand-alone basis; (iv) reviewed and analyzed materials detailing the Merger prepared by the Company, the Acquiror and their affiliates and by their respective legal and accounting advisors including the estimated amount and timing of the cost savings and related expenses and purchase accounting adjustments expected to result from the Merger (the “Synergies”); (v) engaged in discussions with members of senior management and representatives of the Company and the Acquiror concerning the matters described in clauses (i), (ii), (iii) and (iv) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Synergies; (vi) reviewed the current and historical reported prices and trading activity of Company Common Stock and the Acquiror Shares and similar information for certain other publicly traded companies deemed by us to be comparable to the Company and Acquiror; (vii) compared the financial performance of the Company and the Acquiror with that of certain other publicly traded companies that we deemed relevant; (viii) performed certain financial analyses for the Company and Acquiror on a pro forma combined basis giving effect to the Merger based on assumptions relating to the Synergies; (ix) reviewed relative financial contribution percentages of the Company and the Acquiror to the Surviving Corporation on a pro forma basis; (x) reviewed the relative ownership percentages of shareholders of the Company on a pro forma basis following the closing of the Merger; (xi) analyzed the Merger Consideration relative to the Company’s tangible book value, tangible book value adjusted for excess capital, core deposits (deposits less all jumbo time deposits) and last twelve months earnings as of December 31, 2015;

Confidential

Chicopee Bancorp, Inc.

April 4, 2016

(xii) considered the current market environment generally and the community banking environment in particular; and (xiii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions in the commercial banking industry that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

In arriving at our opinion, we have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company and the Acquiror that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information (including the Synergies) reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company and the Acquiror as to the expected future results of operations and financial condition of the Company and the Acquiror, respectively, to which such financial forecasts, estimates and other forward-looking information (including the Synergies) relate and we have assumed that such results would be achieved. We express no opinion as to any such financial forecasts, estimates or forward-looking information (including the Synergies) or the assumptions on which they were based. We have further assumed that the Merger will qualify as a tax-free reorganization for United States federal income tax purposes. We express no opinion as to any of the legal, accounting and tax matters relating to the Merger and any other transaction contemplated in connection therewith and have relied, with your consent, on advice of the outside legal counsel and the independent accountants to the Company, and on the assumptions of the management of the Company and the Acquiror, as to all accounting, legal, tax and financial reporting matters with respect to the Company, the Acquiror and the Agreement.

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, with your consent, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any condition or obligation thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company, the Acquiror or the contemplated benefits of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent, derivative, off-balance sheet, or other) of the Company or the Acquiror, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal law relating to bankruptcy, insolvency or similar matters. Accordingly, we express no opinion regarding the liquidation value of the Company, the Acquiror or any other entity. We have assumed thatthere has been no material change in the respective assets, financial condition, results of operations, business or prospects of the Company or the Acquiror since the date of the most recent financial data made available to us. We have also assumed in all respects material to our analysis that the Company and the Acquiror would remain as a going concern for all periods relevant to our analysis. Without limiting the generality of the foregoing, we have not: (i) conducted a review of any individual credit file of the Company or the Acquiror, nor have we evaluated the adequacy of the loan or lease reserves of the Company or

Confidential

Chicopee Bancorp, Inc.

April 4, 2016

B-3

the Acquiror, (ii) conducted a review of any credit mark which may be taken in connection with the Merger, nor have we evaluated the adequacy of any contemplated creditmarkto be so taken, or (iii) conducted a review of the collectability of any asset or the future performance of any loan of the Company or the Acquiror. We have assumed, with your consent that the respective allowances for loan and lease losses for the Company and the Acquiror, and the credit mark are adequate to cover such losses and will be adequate on a pro forma basis for the Acquiror. Accordingly, we express no opinion with respect to the foregoing. Again, without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or the Acquiror is a party or may be subject, and at the direction of the Company and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger and the merger of the principal banking subsidiaries of the Company and Acquiror contemplated by the Agreement.

No company or transaction used in any analysis for purposes of comparison is identical to the Company, Acquiror or the Merger. Accordingly, an analysis of the results of the comparisons is not solely mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which the Company, Acquiror and the Merger were compared and other factors that could affect the public trading value or transaction value of the companies.

This opinion is necessarily based on economic, market and other conditions and upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock or Acquiror Shares may trade following announcement of the Merger or at any future time. We have not undertaken toreaffirm or revise this opinion or otherwise comment upon any event occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by the Company to act as its financial advisor in connection with the Merger and we will receive a transaction fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. Other than our engagement by the Company in connection with the Merger, we have not provided investment banking services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror over the past three years; however, we may do so in the future. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Acquiror for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Acquiror or entities that are affiliated with the Acquiror, for which we would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of its Research Department and personnel. As a result, Piper ]affray’s research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Acquiror and the Merger and other participants in the Merger that differ from the views of Piper Jaffray’s investment banking personnel.

Confidential

Chicopee Bancorp, Inc.

April 4, 2016

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other term or agreement relating to the Merger or any other term of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, any other term contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the Merger Consideration to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation, including whether such payments are reasonable in the context of the Merger.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock as of the date hereof.

Sincerely,

PIPER JAFFRAY & CO.

ANNEX C—OPINION OF GRIFFIN FINANCIAL GROUP LLC

485 Madison Avenue, 20th Floor New York, NY 10022
Phone:	(646) 254-6387
E-mail:	rlq@griffinfingroup.com
Fax:	(610) 371-7955

April 4, 2016

The Board of Directors

Westfield Financial, Inc.

141 Elm Street

Westfield, MA 01086

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Westfield Financial, Inc. (the “Company” or “WFD”) of the Exchange Ratio (as defined below) by which the common stock of Chicopee Bancorp, Inc. (“Chicopee” or “CBNK”) is exchanged into the common stock of the Company pursuant to the proposed merger (the “Transaction”) of the Company and its wholly owned subsidiary Westfield Bank with Chicopee and its wholly owned subsidiary, Chicopee Savings Bank.

Pursuant to the Agreement and Plan of Merger (the “Agreement”) by and between the Company and Chicopee, at the effective time of the merger, Chicopee will merge with and into the Company, with the Company as the resulting or surviving corporation, and each share of the 5,210,739 shares of CBNK Common Stock outstanding at December 31, 2015 (which excludes 2,228,629 shares of treasury stock) less (i) 91,863 shares of CBNK Common Stock owned by the Company, and (ii) 191,368 shares owned by the Chicopee Employee Stock Ownership Plan (“ESOP”) subject to cancellation before closing will be converted into the right to receive 2.425 shares (the “Exchange Ratio”) of WFD Common Stock. Outstanding options to purchase 646,098 shares of CBNK Common Stock will be converted into options to purchase shares of WFD Common Stock equal to the product of the Exchange Ratio multiplied by the number of shares of CBNK Common Stock issuable upon exercise of the Chicopee option.

As the date of this opinion, the total purchase price payable by the Company includes the value of the Company’s shares exchanged for Chicopee shares plus the value options awarded upon conversion of Chicopee options. Based upon the closing stock price of the WFD’s Common Stock of $8.46 per share on April 1, 2016, the total purchase price payable by the Company is approximately $105.0 million, which is equal to 120% of Chicopee’s tangible book value at December 31, 2015 and 35.0x times its earnings for the twelve month period ending December 31, 2015.

The terms and conditions of the Transaction are more fully described in the Agreement.

In arriving at our opinion, we: (i) reviewed a draft of the Agreement; (ii) reviewed and discussed with the Company and Chicopee their respective financial information as of and for the twelve months ended December, 2015, December 31, 2014 and December 31, 2013; (iii) discussed with the managements of the Company and Chicopee matters relating to their respective financial condition, growth, liquidity, earnings, profitability, asset quality, capital adequacy, stock market structure and valuation, future prospects, and related matters as of such dates and for the periods then ended; (iv) reviewed and discussed with management of the Company and Chicopee their budgeted balance sheet growth and earnings for 2016 and expected growth trends for assets, loans, deposits, capital and earnings for future periods; (v) analyzed and discussed with the Company and Chicopee the potential strategic implications and operational benefits anticipated by the managements of the

Company and Chicopee; (vi) evaluated the potential pro forma financial effects of the Transaction on the Company on a forward-looking basis; (vii) reviewed and discussed with the Company and Chicopee certain publicly available and other business and financial information concerning the Company and Chicopee and the economic and regulatory environments in which they operate; (viii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving whole bank acquisitions that we deemed relevant; (ix) compared the financial condition and implied valuation of Chicopee to the financial condition and valuation of certain institutions we deemed relevant; (x) performed discounted cash flow and internal rate of return analyses; (xi) considered the Company’s ownership structure, its stock market performance, and the trading history of its common stock which is being used as the Merger Consideration and (xii) undertook such other financial studies and analyses, including a contribution analysis, and considered such other information as we deemed appropriate for the purpose of this opinion.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of information which was publicly available to us or which was furnished to or discussed with us by the Company or Chicopee or otherwise reviewed by us including, particularly, the forward looking earnings estimates, projections, cost savings and pro forma growth rates, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not reviewed individual loan files or deposit information of the Company or Chicopee, nor have we conducted or been provided with any valuation or appraisal of any assets, deposits, or other liabilities of the Company or Chicopee. We are not experts in the evaluation of loan and lease portfolios for purposes of assessing the adequacy of the allowance for losses with respect thereto, and accordingly, we have assumed that such allowances for losses are adequate. In relying on financial analyses provided to or discussed with us by the Company or Chicopee or derived therefrom, we have assumed that such analyses have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management. We express no view as to such analyses, forecasts, estimates, or the assumptions on which they were based.

We have also assumed that the representations and warranties made by the Company and Chicopee in the Agreement are and will be true and correct in all respects material to our analyses, that the covenants and conditions precedent to closing the Transaction contained therein, including approval by Federal and State banking regulators, and by the Company’s and Chicopee’s shareholders will be performed in all respects material to our analyses in a manner which will not give Chicopee the ability to terminate the Agreement or decline to close under the Agreement. We are not legal, regulatory, or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory, shareholder, and any other consents and approvals necessary for the completion of the Transaction will be obtained without any adverse effect to the Company or Chicopee or to the contemplated benefits of the Transaction. Our opinion assumes, with your consent, that the Transaction will be completed in accordance with the terms set forth in the draft of the Agreement we reviewed.

Our opinion is necessarily based on economic, market, and other conditions as in effect on, as well as the information made available to us as of, the date of this letter. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, confirm, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the shareholders of the Company with regard to the Exchange Ratio in the Transaction, and we express no opinion as to the fairness of the Transaction to creditors or other stakeholders of the Company, the underlying decision by the Company to engage in the Transaction, the relative merits of the Transaction compared to other Transactions available to the Company, or the relative merits of the Transaction compared to other strategic alternatives which may be available to the Company. Furthermore, we did not take into account and express no opinion with respect to the amount or nature of any bonuses and any other compensation or consideration to any officers, directors, or employees of the Company or Chicopee paid or payable by reason or as a result of the Transaction.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is completed. The Company has agreed to indemnify us for certain liabilities which could arise as a result of our engagement. During the two years preceding the date of this letter, we have not had an investment banking relationship with Chicopee for which we were paid for our services. We call to the Company’s attention that we served as the Company’s financial advisor in connection with its share repurchase program, and have also received retainers for work on two previous unsuccessful acquisition opportunities, in addition to a retainer in a previously expired engagement letter for work on representing the Company in a previous attempt to negotiate a transaction with Chicopee.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio, as defined in the Agreement, is fair, from a financial point of view, to the shareholders of the Company.

The delivery of this opinion has been approved by the fairness opinion committee of Griffin Financial Group, LLC in conformity with our policies and procedures established under the requirement of Rule 5150 of the Financial Industry Regulatory Authority. This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction, and may not be relied upon by any other person for any other reason. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion speaks as of the date hereof, and we have no obligation to update, confirm, or revise it. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may, however, be reproduced in any registration statement that the Company will file with the Securities and Exchange Commission in connection with the Transaction, provided that such reproduction is legally required, the opinion is reproduced in such document in its entirety, and such document includes a summary of the opinion and related analyses in a form prepared or approved by us (such approval not to be unreasonably withheld), but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

GRIFFIN FINANCIAL GROUP, LLC

PROXY

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 28, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints William Giokas, James Lynch, William Masse and Gregg Orlen and each of them, as proxies with full power of substitution in each, to represent and vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) of Chicopee Bancorp, Inc. in such manner as they, or any of them, may determine on any matters that may properly come before the Special Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Special Meeting will be held at The Castle of the Knights, 1599 Memorial Drive, Chicopee MA 01020 on September 28, 2016, 10:00 AM, Eastern time, and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” ALL PROPOSALS. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

(Continued and to be marked, dated and signed on the reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3

Please mark votes as in this example  ☒

Proposal 1 – To consider and vote on a proposal to approve the Agreement and Plan of Merger by and between Westfield Financial, Inc. (“Westfield”) and Chicopee Bancorp, Inc. (“Chicopee”), dated April 4, 2016, pursuant to which Chicopee will merge with and into Westfield, with Westfield surviving.

☐  FOR   ☐  AGAINST  ☐  ABSTAIN

Proposal 2 – To consider and vote on an advisory (non-binding) proposal to approve the compensation payable to the named executive officers of Chicopee in connection with the merger.

☐  FOR   ☐  AGAINST  ☐  ABSTAIN

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐	Please indicate if you plan to attend this meeting ☐

Proposal 3 – To consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

☐  FOR  ☐  AGAINST  ☐  ABSTAIN

To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

Date

Signature

Signature
(Joint Owners)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

As a stockholder of Chicopee Bancorp, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on September 27, 2016.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

ESOP VOTING INSTRUCTION CARD FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 28, 2016

THIS ESOP VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby directs the Trustee of the Chicopee Savings Bank Employee Stock Ownership Plan (the “ESOP”) to vote all shares of common stock of Chicopee Bancorp, Inc. (the “Company”) allocated to the undersigned’s account, for which the undersigned is entitled to direct the voting at the Special Meeting of Stockholders to be held on September 28, 2016 at 10:00 AM, Eastern time, at The Castle of the Knights, 1599 Memorial Drive, Chicopee MA 01020 and at any adjournments or postponements thereof, as indicated on the reverse side of this form.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

If this card is not returned in a timely manner, shares allocated to the participant’s ESOP account will be voted in the same proportion as shares for which the Trustee has received timely voting instructions to vote on the proposals, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked. If any other business is brought before the Special Meeting, this card will be voted by the Trustee in a manner intended to represent the best interest of participants and beneficiaries of the ESOP. At the present time, the Company knows of no other business to be brought before the Special Meeting.

IF NO INSTRUCTION IS SPECIFIED AND THIS CARD IS RETURNED SIGNED, THIS VOTING INSTRUCTION CARD WILL BE CONSIDERED A VOTE FOR EACH OF THE LISTED PROPOSALS.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS ESOP VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, PLEASE PROVIDE YOUR VOTING INSTRUCTIONS VIA THE INTERNET OR BY TELEPHONE, FOLLOWING THE INSTRUCTIONS IN YOUR ESOP VOTING INSTRUCTION CARD.

(Continued and to be marked, dated and signed on the reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3	Please mark votes as in this example ☒

Proposal 1 – To consider and vote on a proposal to approve the Agreement and Plan of Merger by and between Westfield Financial, Inc. (“Westfield”) and Chicopee Bancorp, Inc. (“Chicopee”), dated April 4, 2016, pursuant to which Chicopee will merge with and into Westfield, with Westfield surviving.

☐  FOR   ☐  AGAINST  ☐  ABSTAIN

Proposal 2 – To consider and vote on an advisory (non-binding) proposal to approve the compensation payable to the named executive officers of Chicopee in connection with the merger.

☐  FOR   ☐  AGAINST  ☐  ABSTAIN

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Proposal 3 – To consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

☐  FOR  ☐  AGAINST  ☐  ABSTAIN

To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

Date

Signature

Note: Please sign exactly as your name appears on this card.

CONTROL NUMBER

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

As an ESOP participant, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the voting instruction card. Your electronic vote authorizes the ESOP Trustee to vote your shares in the same manner as if you marked, signed, dated and returned the voting instruction card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on September 21, 2016.

CONTROL NUMBER

VOTING INSTRUCTION CARD VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Voting Instruction Card on the Internet: Go to www.cesvote.com Have your voting instruction card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Voting Instruction

Card by Phone: Call

1 (888) 693-8683

Use any touch-tone telephone to vote your voting instruction card. Have your voting instruction card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Voting Instruction Card by Mail: Mark, sign, and date your voting instruction card, then detach it, and return it in the postage-paid envelope provided.